As filed with the Securities and Exchange Commission on March 6, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lloyds Banking Group plc
(Exact Name of Registrant as Specified in Its Charter)

Scotland
(State or Other Jurisdiction of Incorporation or Organization)

6029
(Primary Standard Industrial Classification Code Number)
Not Applicable
(I.R.S. Employer Identification No.)

25 Gresham Street
London  EC2V 7HN
011-44-207-626-1500
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Kevin P. McKendry
Chief U.S. Counsel
Lloyds Bank plc
1095 Avenue of the Americas
New York, New York 10036
212-930-8920
(Name, Address and Telephone Number of Agent for Service)

 Please send copies of all communications to:
John W. Banes
DAVIS POLK & WARDWELL LONDON LLP
99 Gresham Street
London EC2V 7NG
Tel. No.: 011-44-207-418-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Fixed Rate Reset Additional Tier 1 Securities (the “Additional Tier 1 Securities”)	8,375	100%	$1,675,000,000	$215,740
Ordinary Shares of Lloyds Banking Group plc(3)	(4)			(5)

(1)
The securities being registered hereby are offered in exchange for the securities described in this prospectus. The registration fee has been computed based on the face value of the securities pursuant to Rule 457 under the Securities Act.

(2)	Calculated using a registration fee rate of $128.80 per million. $215,030.32 of the total registration fee is being paid in connection with the filing of Schedule TO on March 6, 2014.

(3)
The Ordinary Shares of Lloyds Banking Group plc are being registered in connection with the registration of the securities being registered hereby. American Depositary Shares issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate Registration Statement on Form F-6 (Registration Statement No. 333-164429).

(4)
Plus such additional indeterminate number of Ordinary Shares as may become issuable upon conversion of the Additional Tier 1 Securities by reason of an adjustment of the Conversion Price resulting from the anti-dilution provisions of the Additional Tier 1 Securities, pursuant to Rule 416 under the Securities Act.

(5)
Pursuant to Rule 457(i) of the Securities Act, no registration fee is required to be paid with respect to the Ordinary Shares issuable in respect of the conversion of the Additional Tier 1 Securities because no additional consideration will be received in connection with the Automatic Conversion.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus may change. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

PRELIMINARY PROSPECTUS, DATED MARCH 6, 2014

LBG Capital No. 1 plc
LBG Capital No. 2 plc

Offer to Exchange

LBG Capital No. 1 plc and LBG Capital No. 2 plc are offering to exchange up to $1,675,000,000 Fixed Rate Reset Additional Tier 1 Securities issued by Lloyds Banking Group plc (the “Additional Tier 1 Securities”)

(CUSIP No. 539439AG4 and ISIN No. US539439AG42)

plus, a cash payment for any accrued and unpaid interest, plus (if applicable) cash amounts in lieu of any fractional Additional Tier 1 Securities for

certain Enhanced Capital Notes listed in the table below

THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON APRIL 2, 2014 (SUCH  TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DEADLINE”).  ENHANCED CAPITAL NOTES (AS DEFINED BELOW) TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DEADLINE (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “WITHDRAWAL DEADLINE”), BUT NOT THEREAFTER.  IN ADDITION, IF NOT PREVIOUSLY RETURNED, YOU MAY WITHDRAW ENHANCED CAPITAL NOTES THAT YOU TENDER THAT ARE NOT ACCEPTED BY US FOR EXCHANGE AFTER THE EXPIRATION OF 40 BUSINESS DAYS FOLLOWING COMMENCEMENT OF THE EXCHANGE OFFER.

LBG Capital No. 1 plc (“LBG 1”), an indirect wholly owned subsidiary of Lloyds Banking Group plc (“LBG”), is offering to exchange, on the terms and conditions described in this prospectus (the “LBG 1 Offer”), Fixed Rate Reset Additional Tier 1 Securities (the “Additional Tier 1 Securities”) issued by Lloyds Banking Group plc (“LBG”), plus accrued and unpaid interest in cash, plus (if applicable) cash amounts in lieu of any fractional Additional Tier 1 Securities, for (1) 7.875% Dated Enhanced Capital Notes due 2020, issued by LBG 1 and fully and unconditionally guaranteed by LBG (the “Series 1 ECNs”), (2) 8.00% Fixed-to-Floating Rate Undated Enhanced Capital Notes, issued by LBG 1 and fully and unconditionally guaranteed by LBG (the “Series 2 ECNs”) and (3) 8.50% Fixed-to-Floating Rate Undated Enhanced Capital Notes, issued by LBG 1 and fully and unconditionally guaranteed by LBG (the “Series 3 ECNs”).

LBG Capital No. 2 plc (“LBG 2” and, together with LBG 1, the “Offerors” and each, an “Offeror”), an indirect wholly owned subsidiary of LBG, is offering to exchange, on the terms and conditions described in this prospectus (the “LBG 2 Offer” and, together with the “LBG 1 Offer”, the “Exchange Offer”), Additional Tier 1 Securities, plus accrued and unpaid interest in cash, plus (if applicable) cash amounts in lieu of any fractional Additional Tier 1 Securities, for 7.875% Dated Enhanced Capital Notes due 2020, issued by LBG 2 and fully and unconditionally guaranteed by Lloyds Bank plc (the “Series 4 ECNs” and, collectively with the Series 1 ECNs, the Series 2 ECNs and the Series 3 ECNs, the “ECNs”).

For each $1,000 of the Enhanced Capital Notes validly tendered and accepted for exchange, holders of a particular series will be eligible to receive a principal amount of the Additional Tier 1 Securities set out in the table below (the “Exchange Consideration”).

The maximum aggregate principal amount of ECNs that can be accepted in the Exchange Offer is such an amount that would result in issuing the Additional Tier 1 Securities in an aggregate principal amount no greater than $1,675,000,000 (the “Maximum New Issue Size”).

Exchange Priority	Offer	Enhanced Capital Notes	ISIN	Interest Rate	First Optional Call Date	Principal Amount Outstanding	Exchange Consideration(1)
1	LBG 1 Offer	LBG Capital No. 1 plc 7.875% Dated Enhanced Capital Notes due November 1, 2020	XS0459093521 XS0459093794	7.875% per annum	Not applicable	$985,636,000	$1,060.00 principal amount of Additional Tier 1 Securities

Exchange Priority	Offer	Enhanced Capital Notes	ISIN	Interest Rate	First Optional Call Date	Principal Amount Outstanding	Exchange Consideration(1)
2	LBG 2 Offer	LBG Capital No. 2 plc 7.875% Dated Enhanced Capital Notes due March 19, 2020	XS0496068429	7.875% per annum	Not applicable	$407,578,000	$1,062.50 principal amount of Additional Tier 1 Securities
3	LBG 1 Offer	LBG Capital No. 1 plc 8.00% Fixed-to-Floating Rate Undated Enhanced Capital Notes	XS0473106283 XS0471767276	8.00% to (but excluding) June 15, 2020. From (and including) June 15, 2020, 3-month U.S. dollar LIBOR plus 6.405%.	June 15, 2020	$1,258,631,000	$1,057.50 principal amount of Additional Tier 1 Securities
4	LBG 1 Offer	LBG Capital No. 1 plc 8.50% Fixed-to-Floating Rate Undated Enhanced Capital Notes	XS0473103348 XS0471770817	8.50% to (but excluding) December 17, 2021. From (and including) December 17, 2021, 3-month U.S. dollar LIBOR plus 6.921%.	December 17, 2021	$276,658,000	$1,060.00 principal amount of Additional Tier 1 Securities

(1)	Principal amount of Additional Tier 1 Securities to be issued in exchange for each $1,000 of ECNs.

Additional Tier 1 Securities	Currency	New Issue Price	Initial Coupon	Reset Coupon	Conversion Price	First Call Date	Minimum New Issue Size	Maximum New Issue Size
Fixed Rate Reset Additional Tier 1 Securities	USD	100%	7.5%	5-year MS+4.76%	$1.072	June 27, 2024	$750,000,000	$1,675,000,000

Upon the terms and subject to the conditions of the Exchange Offer, LBG 1 and LBG 2 will accept tenders in accordance with the Exchange Priority set out in the table above, until either (i) all of the ECNs validly offered for exchange have been accepted or (ii) the principal amount of Additional Tier 1 Securities to be delivered in exchange for ECNs is the maximum such principal amount that can be delivered without exceeding the Maximum New Issue Size. Where the acceptance in accordance with the Exchange Priority of all valid tenders of a series of ECNs would require a greater principal amount of Additional Tier 1 Securities to be delivered than the Maximum New Issue Size, ECNs validly tendered and not validly withdrawn prior to the Expiration Deadline will be accepted in accordance with the Exchange Priority and, in the case of that particular series, on a pro rata basis up to the Maximum New Issue Size. Offers to exchange a series of ECNs with a lower Exchange Priority than the lowest ranking series of ECNs with respect to which any tenders are accepted, will not be accepted. The Offerors reserve the right, at their absolute discretion, but are under no obligation, to increase or waive the Maximum New Issue Size at any time, subject to compliance with applicable law.

The Exchange Offer is subject to a minimum new issue size of at least $750,000,000 in aggregate principal amount of Additional Tier 1 Securities being issued in exchange for ECNs validly tendered pursuant to the Exchange Offer and not withdrawn (the “Minimum New Issue Size”) and certain other conditions (the “General Conditions”) set out under “The Exchange Offer—Terms of the Exchange Offer—Exchange Offer Conditions—General Conditions”.

The Additional Tier 1 Securities will be delivered on the Settlement Date, expected to be on or around April 7, 2014, unless the Expiration Deadline is extended. We will not deliver fractional Additional Tier 1 Securities pursuant to the Exchange Offer. Instead, each tendering holder of ECNs who would otherwise be entitled to a fractional Additional Tier 1 Security will receive cash in an amount equal to such fractional entitlement.

The Offerors may extend, re-open, amend, limit, waive any condition of, or terminate the Exchange Offer at any time (subject to applicable law and as provided in this prospectus). Details of any such extension, re-opening, amendment, limitation, waiver (if permitted) or termination will be announced wherever applicable as provided in this prospectus as soon as reasonably practicable after the relevant decision is made. For more information, see “The Exchange Offer”.

Questions and requests for assistance in connection with (i) the Exchange Offer may be directed to the Dealer Managers and (ii) the delivery of Exchange Instructions (as defined herein) may be directed to Lucid Issuer Services Limited (the “Exchange Agent”), as applicable, the contact details for whom are on the back cover page of this prospectus.

We expect to apply to list the Additional Tier 1 Securities on the Global Exchange Market of the Irish Stock Exchange within two months of the Settlement Date. Our American Depositary Shares are listed on the New York Stock Exchange under the symbol “LYG”.

Before deciding whether to exchange your ECNs for Additional Tier 1 Securities, you are encouraged to read and carefully consider this prospectus (including the documents incorporated by reference herein) in its entirety.  See “Risk Factors” beginning on page 21 for a discussion of risk factors that you should consider prior to deciding whether to tender your ECNs in the Exchange Offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Exchange Offer or the securities to be issued in the Exchange Offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Global Coordinators and Joint Lead Dealer Managers

BofA Merrill Lynch	Goldman, Sachs & Co.

Joint Lead Dealer Managers

Barclays	Lloyds Securities	Morgan Stanley

Joint Dealer Managers

BNP PARIBAS	Citigroup	Deutsche Bank Securities	HSBC	J.P. Morgan Securities LLC	UBS Investment Bank

The date of this prospectus is              , 2014

v

Page
Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus (including any free writing prospectus issued or authorized by us). Neither we nor the Dealer Managers have authorized anyone to provide you with additional, different or inconsistent information. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus and the documents incorporated by reference herein is accurate only as of their respective dates.

ABOUT THIS PROSPECTUS

In this prospectus, we use the following terms:

•	“we”, “us”, “our”, “the Issuer”, “LBG” and “Lloyds Banking Group” mean Lloyds Banking Group plc;

•	“LBG 1” means LBG Capital No. 1 plc;

•	“LBG 2” means LBG Capital No. 2 plc;

•	“Group” means Lloyds Banking Group plc together with its subsidiaries and associated undertakings;

•	“SEC” refers to the Securities and Exchange Commission;

•	“pound sterling”, “pence”, “£” and “p” refer to the currency of the United Kingdom;

•	“U.S. dollars”, “$” and “cents” refer to the currency of the United States;

•
“euro”, “€” and “euro cents” refer to the currency of the member states of the European Union (the “EU”) that have adopted the single currency in accordance with the treaty establishing the European Community, as amended; and

•	“UK” means the United Kingdom.

IMPORTANT NOTICES

If a holder decides to tender ECNs pursuant to the Exchange Offer, the holder must arrange for the relevant account holder to submit an electronic tender and blocking instruction in the form specified in the “Deadlines and Corporate Events” or similar form of notice to be sent to account holders by each of Euroclear and Clearstream, Luxembourg on or about the date of this prospectus informing account holders of the procedures to be followed in order to participate in the Exchange Offer (each an “Exchange Instruction”).  See “The Exchange Offer—Procedures for Participating in the Exchange Offer”.

If you are a beneficial owner of ECNs that are held by or registered in the name of a bank, broker, custodian or other nominee, and you wish to participate in the Exchange Offer, you must promptly contact your bank, broker, custodian or other nominee to instruct it to tender your ECNs, to agree to the terms of the Exchange Offer and to cause the timely transmission of an Exchange Instruction on your behalf to the Exchange Agent.  You are urged to instruct your bank, broker, custodian or other nominee at least five Business Days prior to the Expiration Deadline in order to allow adequate processing time for your instruction.

The Offerors are making the Exchange Offer only in those jurisdictions where it is legal to do so. See “The Exchange Offer—Certain Matters Relating to Non-U.S. Jurisdictions”. This document does not constitute a “prospectus” for the purposes of Directive 2003/71/EC (as amended) and no such prospectus is required for the issue of the Additional Tier 1 Securities.

ECNs can be tendered in the Exchange Offer only in accordance with the procedures described in “The Exchange Offer—Procedures for Participating in the Exchange Offer”. Holders who do not participate in the Exchange Offer, or whose ECNs are not accepted for purchase, will continue to hold their ECNs.

Holders must comply with all laws that apply to them in any place in which they possess this prospectus. Holders must also obtain any consents or approvals that they need in order to tender their ECNs. None of LBG, the Offerors, Dealer Managers or the Exchange Agent (or any of their respective directors, employees or affiliates) is responsible for holders’ compliance with these legal requirements. See “The Exchange Offer—Certain Matters Relating to Non-U.S. Jurisdictions”. The applicable provisions of the UK Financial Services and Markets Act 2000 must be complied with in respect of anything done in relation to the Exchange Offer in, from or otherwise involving the United Kingdom.

See “Taxation Considerations―Material U.S. Federal Income Tax Considerations” for a description of material United States federal income tax considerations that should be considered carefully in evaluating the Exchange Offer.

Unless the context otherwise requires, all references in this prospectus to a “holder” or “holder of the ECNs” include:

(a)
each person who is shown in the records of Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream, Luxembourg” and, together with Euroclear, the “Clearing Systems” and each a “Clearing System”) as a holder of the ECNs (also referred to as “Direct Participants” and each a “Direct Participant”);

(b)	any broker, dealer, commercial bank, trust company or other nominee or custodian who holds ECNs; and

(c)	each beneficial owner of ECNs holding such ECNs, directly or indirectly, in accounts in the name of a Direct Participant acting on the beneficial owner’s behalf,

except that for the purposes of the exchange of ECNs pursuant to the Exchange Offer and the payment of any cash payments, to the extent the beneficial owner of the relevant ECNs is not a Direct Participant, the relevant Additional Tier 1 Securities and any cash payments will only be delivered and paid to the relevant Direct Participant and the delivery of such Additional Tier 1 Securities and payment of cash payments to such Direct Participant will satisfy any obligations of LBG, the Exchange Agent and the relevant Clearing System in respect of the exchange of such ECNs.

The Offerors are not providing for guaranteed delivery procedures and therefore you must allow sufficient time for the necessary tender procedures to be completed during normal business hours of the Clearing Systems prior to the Expiration Deadline.  Tenders received by the Exchange Agent after the Expiration Deadline will be disregarded and of no effect.

LBG is incorporating by reference into this document important business and financial information that is not included in or delivered with this document.  This information is available without charge to security holders upon written or oral request.  Requests should be directed to:

Lloyds Banking Group
25 Gresham Street
London EC2V 7HN
United Kingdom
Telephone Number: +44 207 626 1500

In order to ensure timely delivery of such documents, holders must request this information no later than five Business Days before the date they must make their investment decision.  Accordingly, any request for information should be made by March 26, 2014 to ensure timely delivery of the documents prior to the Expiration Deadline.

See “Risk Factors”, beginning on page 21 for a description of certain factors relating to a decision to tender your ECNs in the Exchange Offer, including information about our business.

The terms of the Additional Tier 1 Securities will be substantially different from those of the ECNs.  In addition to differences in financial terms which include, among others, the coupon and payment dates, the terms of the Additional Tier 1 Securities differ in respect of maturity, interest cancellation, the contingent conversion feature and ranking. Investors should carefully consider these differences in addition to those described under “Comparison of Certain Material Terms of the Enhanced Capital Notes and the Additional Tier 1 Securities” in deciding whether to tender ECNs for exchange in connection with the Exchange Offer.

The Additional Tier 1 Securities are novel and complex financial instruments and may not be a suitable investment for all investors. As a result, an investment in the Additional Tier 1 Securities and the Settlement Shares issuable following the Trigger Event will involve certain increased risks. Investors should be aware that if one or more of the risks described in this prospectus were to occur, they may find that an investment in the Additional Tier 1 Securities is materially adversely affected.  As a provider of additional tier 1 capital to LBG, an investor in the Additional Tier 1 Securities should be prepared to suffer losses on its investment if, in particular, LBG and/or the financial sector generally approaches or enters into a period of financial stress. There is no established trading market for the Additional Tier 1 Securities and one may not develop. If a market does develop, it may not be liquid.

Neither the Offerors nor their representatives are making any representation to you regarding the legality of participation in the Exchange Offer by you under applicable legal investment or similar laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of a decision whether to tender your ECNs in the Exchange Offer.

All references in this prospectus to a “cash payment” or “cash payments” payable on the Settlement Date of the Exchange Offer with respect to a series of ECNs include (i) all accrued and unpaid interest payments on such series of ECNs from and including the latest interest payment date for such series of ECNs through, but not including, the Settlement Date, and (ii) any cash amounts in lieu of any fractional Additional Tier 1 Securities that a tendering holder of ECNs would have otherwise been entitled to receive. Any cash amounts payable pursuant to the Exchange Offer will be rounded to the nearest U.S.$0.01, with U.S.$0.005, being rounded upwards.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the exchange of ECNs for Additional Tier 1 Securities include all cash payments made in connection with the exchange of such ECNs for Additional Tier 1 Securities.

The Additional Tier 1 Securities will be available initially only in book-entry form, represented in one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”). You will hold beneficial interests in the Additional Tier 1 Securities through DTC and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg, and DTC and its direct and indirect participants will record your beneficial interest on their books.

We expect to apply to list the Additional Tier 1 Securities on the Global Exchange Market of the Irish Stock Exchange within two months of the Settlement Date. We will comply with any undertakings given by us from time to time to the Global Exchange Market of the Irish Stock Exchange in connection with the Additional Tier 1 Securities, and we will furnish to the Global Exchange Market of the Irish Stock Exchange all such information as the rules of the Global Exchange Market of the Irish Stock Exchange may require in connection with the listing of the Additional Tier 1 Securities.

INCORPORATION OF INFORMATION BY REFERENCE

LBG files annual, semiannual and special reports and other information with the Securities and Exchange Commission.  You may read and copy any document that LBG files with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.  You can call the SEC on 1-800-SEC-0330 for further information on the Public Reference Room.  The SEC’s website, at http://www.sec.gov, contains, free of charge, reports and other information in electronic form that we have filed.  You may also request a copy of any filings referred to below (excluding exhibits) at no cost, by contacting us at 25 Gresham Street, London EC2V 7HN, England, telephone +44 207 626 1500.

The SEC allows LBG to incorporate by reference much of the information that it files with them.  This means:

•	incorporated documents are considered part of this prospectus;

•	LBG can disclose important information to you by referring you to these documents; and

•	information that LBG files with the SEC will automatically update and supersede this prospectus.

We also incorporate by reference in this prospectus any future documents we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) from the date of this prospectus until the Exchange Offer contemplated in this prospectus expires or is terminated. Reports on Form 6-K that we may furnish to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the report expressly states that it is (or such portions are) incorporated by reference in this prospectus.

Each document incorporated by reference into this prospectus is current only as of the date of such document, and the incorporation by reference of such document is not intended to create any implication that there has been no change in the affairs of LBG since the date of the relevant document or that the information contained in such document is current as of any time subsequent to its date. Any statement contained in such incorporated documents is deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in another document that is incorporated by reference into this prospectus at a later date modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference the documents listed below, which LBG has previously filed with or furnished to the SEC. These documents contain important information about LBG and its financial condition, business and results.

•
LBG’s annual report (the “Annual Report”) for the fiscal year ended December 31, 2013  on Form 20-F filed with the SEC on March 5, 2014  pursuant to the Exchange Act, including the audited consolidated annual financial statements of the Group, together with the audit report thereon;

•
Form 6-K dated March 5, 2014, containing the Group’s statement of computation of ratio of earnings to fixed charges as at December 31, 2013 and for the years ended December 31, 2012, 2011, 2010 and 2009; and

x

•	Form 6-K dated March 5, 2014, containing the Group’s capitalization and indebtedness on a consolidated basis in accordance with IFRS as at December 31, 2013.

FORWARD-LOOKING STATEMENTS

From time to time, we may make statements, both written and oral, regarding assumptions, projections, expectations, intentions or beliefs about future events.  These statements constitute “forward-looking statements” for purposes of the Private Securities Litigation Reform Act of 1995.  We caution that these statements may and often do vary materially from actual results. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements.  You should read the sections entitled “Risk Factors” in this prospectus and “Forward-Looking Statements” in our Annual Report on Form 20-F for the year ended December 31, 2013, which is incorporated by reference herein.

Factors that could cause actual business, strategy, plans and/or results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward looking statements made by the Group or on its behalf include, but are not limited to the risks identified above under the section entitled “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2013, as well as the following:

•	general economic and business conditions in the UK and internationally;

•	inflation, deflation, interest rates and policies of the Bank of England, the European Central Bank and other G8 central banks;

•	fluctuations in exchange rates, stock markets and currencies;

•	the ability to access sufficient funding to meet the Group’s liquidity needs;

•	changes to the Group’s credit ratings;

•	the ability to derive cost savings and other benefits including, without limitation, as a result of the Group’s Simplification Programme;

•
changing demographic developments including mortality and changing customer behavior including consumer spending, saving and borrowing habits; changes in customer preferences and changes to borrower or counterparty credit quality;

•	instability in the global financial markets, including Eurozone instability and the impact of any sovereign credit rating downgrade or other sovereign financial issues;

•	technological changes, natural and other disasters, adverse weather and similar contingencies outside the Group’s control;

•	inadequate or failed internal or external processes, people and systems;

•	terrorist acts and other acts of war or hostility and responses to those acts, geopolitical, pandemic or other such events;

•	changes in laws, regulations, taxation, accounting standards or practices;

•	regulatory capital or liquidity requirements and similar contingencies outside the Group’s control;

•	the policies and actions of governmental or regulatory authorities in the UK, the EU, the United States or elsewhere;

•	the implementation of the draft EU crisis management framework directive and banking reform, following the recommendations made by the Independent Commission on Banking;

•	the ability to attract and retain senior management and other employees;

•	requirements or limitations imposed on the Group as a result of HM Treasury’s investment in the Group;

•	the ability to complete satisfactorily the disposal of certain assets as part of the Group’s EU State Aid obligations;

•	the extent of any future impairment charges or write-downs caused by depressed asset valuations, market disruptions and illiquid markets and market-related trends and developments;

•	exposure to regulatory scrutiny, legal proceedings, regulatory investigations or complaints;

•	changes in competition and pricing environments, or the inability to hedge certain risks economically; and

•	the adequacy of loss reserves, the actions of competitors, including non-bank financial services and lending companies, and the success of the Group in managing the risks of the foregoing.

We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, forward-looking events discussed in this prospectus or any information incorporated by reference might not occur.

ENFORCEABILITY OF CIVIL LIABILITIES

LBG is a public limited company incorporated under the laws of Scotland. Most of LBG’s directors and executive officers and certain of the experts named herein are residents of the UK. A substantial portion of the assets of LBG, its subsidiaries and such persons, are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon all such persons or to enforce against them in U.S. courts judgments obtained in such courts, including those predicated upon the civil liability provisions of the federal securities laws of the United States. Furthermore, LBG has been advised by its solicitors that there is doubt as to the enforceability in the UK, in original actions or in actions for enforcement of judgments of U.S. courts, of certain civil liabilities, including those predicated solely upon the federal securities laws of the United States.

PROSPECTUS SUMMARY

The following is a summary of this prospectus and should be read as an introduction to, and in conjunction with, the remainder of this prospectus and any documents incorporated by reference therein. You should base your investment decision on a consideration of this prospectus and any documents incorporated by reference therein, as a whole. Words and expressions defined in “Description of the Additional Tier 1 Securities” below shall have the same meanings in this summary.

The Issuer

Lloyds Banking Group plc was incorporated as a public limited company and registered in Scotland under the UK Companies Act 1985 on October 21, 1985 (registration number 95000). Lloyds Banking Group plc’s registered office is at The Mound, Edinburgh EH1 1YZ, Scotland, and its principal executive offices in the UK are located at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone number +44 (0) 20 7626 1500. For further information relating to LBG, please refer to our Annual Report on Form 20-F for the fiscal year ended December 31, 2013.

The Offerors

LBG Capital No. 1 plc was incorporated and registered in England on  October 15, 2009 with registered number 7045658 as a public company limited by shares.  The principal legislation under which LBG Capital No. 1 plc operates is the UK Companies Act 2006 (as amended) (the “Companies Act”) and regulations made thereunder.  LBG Capital No. 1 plc is domiciled in the United Kingdom.  Its head office is at 25 Gresham Street, London EC2V 7HN (Tel. +44 (0)20 7626 1500).

LBG Capital No. 2 plc was incorporated and registered in England on October 15, 2009 with registered number 7045669 as a public company limited by shares.  The principal legislation under which LBG Capital No. 2 plc operates is the Companies Act and regulations made thereunder.  LBG Capital No. 2 plc is domiciled in the United Kingdom.  Its head office is at 25 Gresham Street, London EC2V 7HN (Tel. +44 (0)20 7626 1500).

Each of LBG Capital No. 1 plc and LBG Capital No. 2 plc is a wholly owned subsidiary of LBG Capital Holdings Limited, which itself is a wholly-owned subsidiary of LBG.

LBG Capital No. 1 plc’s and LBG Capital No. 2 plc’s principal activities include issuing the ECNs and holding certain securities issued by other members of the Group.

The following summary contains selected information about the Exchange Offer. It is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the Exchange Offer, see “The Exchange Offer”.

The Offerors	LBG Capital No. 1 plc LBG Capital No. 2 plc
Purpose of the Exchange Offer
In 2009, the Group undertook a significant capital raising exercise in order to reinforce the Group’s going-concern capital ratios, and to meet the stress test requirements of the Financial Services Authority (the “FSA”). As a component of the exercise, the Group issued 33 series of enhanced capital notes, with a nominal amount of £8.4 billion currently outstanding.

The terms and conditions of the ECNs include a Regulatory Call Right (as defined herein) should, amongst other things,

the ECNs cease to be taken into account for the purposes of any “stress test” applied by the Prudential Regulatory Authority (the “PRA”) in respect of core capital (successor to the FSA). Whilst still uncertain, management of LBG believes recent developments resulting in higher capital requirements for banks, including a changed definition of core capital, make it likely that the ECNs will not provide going concern benefit under future stress tests.

These recent developments include:

•      a requirement in the CRR (as defined below) that with effect from January 1, 2014, convertible additional tier 1 capital instruments should have a conversion trigger set at no less than 5.125%. CET1 ratio (“CET1 ratio” means, the ratio of a firm’s common equity tier 1 capital to its risk weighted assets, and calculated in accordance with the end-point requirements of CRD IV);

•      statements by the PRA in late 2013 that a conversion trigger of 5.125% CET1 ratio may not convert in time to prevent the failure of a firm and that it expects major UK firms to meet a 7% CET1 ratio determined in accordance with the end-point requirements of CRD IV;

•      a statement by the European Banking Authority (the “EBA”) in January 2014 that tier 2 instruments must have a conversion trigger above a 5.5% CET1 ratio to be recognized in its forthcoming stress tests; and

•      an announcement by the PRA that, following a consultation commenced in October 2013, it expects to revise stress testing methodology and pass marks in 2014.

As a result of differences in definition, the Group’s CET1 ratio is substantially lower than the core tier 1 ratio on which the conversion trigger of the ECNs is based. As at December 31, 2013, the difference was 4.0%. Applying the same difference to the 5.0% core tier 1 ratio used as the ECN conversion trigger gives a 1.0%. CET1 ratio determined in accordance with end point requirements of CRD IV, well below the CRR minimum requirements.

The Group is today launching prioritized exchange offers to holders of enhanced capital notes, including the ECNs, to exchange their enhanced capital notes for new additional tier 1 securities at a price consistent with current trading prices. The offers provide holders with a means to eliminate the uncertainty around the Regulatory Call Right in the enhanced capital notes. In addition, such exchange offers are expected to result in sufficient additional tier 1 securities being issued to meet the Group’s medium-term additional tier 1 target.

The Exchange Offer
LBG Capital No. 1 is offering to exchange, on the terms and conditions described in this prospectus, Additional Tier 1 Securities, plus accrued and unpaid interest in cash, plus (if applicable) cash amounts in lieu of any fractional Additional Tier 1 Securities, for the Series 1 ECNs, the Series 2 ECNs and the Series 3 ECNs. LBG Capital No. 2 plc is offering to exchange, on the terms and conditions described in this prospectus, Additional Tier 1 Securities, plus accrued and unpaid interest in cash, plus (if applicable) cash amounts in lieu of any fractional Additional Tier 1 Securities, for the Series 4 ECNs.

Set forth below is a table that shows, with respect to each series of ECNs, the aggregate principal amount of Additional Tier 1 Securities that a holder of a particular series will receive for each $1,000 principal amount of ECNs validly tendered and accepted for exchange.

Exchange Priority	Offer	Enhanced Capital Notes	ISIN	Interest Rate	First Optional Call Date	Principal Amount Outstanding	Exchange Consideration(1)
1	LBG 1 Offer	LBG Capital No. 1 plc 7.875% Dated Enhanced Capital Notes due November 1, 2020	XS0459093521 XS0459093794	7.875% per annum	Not applicable	$985,636,000	$1,060.00 principal amount of Additional Tier 1 Securities
2	LBG 2 Offer	LBG Capital No. 2 plc 7.875% Dated Enhanced Capital Notes due March 19, 2020	XS0496068429	7.875% per annum	Not applicable	$407,578,000	$1,062.50 principal amount of Additional Tier 1 Securities
3	LBG 1 Offer	LBG Capital No. 1 plc 8.00% Fixed-to-Floating Rate Undated Enhanced Capital Notes	XS0473106283 XS0471767276	8.00% to (but excluding) June 15, 2020. From (and including) June 15, 2020, 3-month U.S. dollar LIBOR plus 6.405%.	June 15, 2020	$1,258,631,000	$1,057.50 principal amount of Additional Tier 1 Securities
4	LBG 1 Offer	LBG Capital No. 1 plc 8.50% Fixed-to-Floating Rate Undated Enhanced Capital Notes	XS0473103348 XS0471770817	8.50% to (but excluding) December 17, 2021. From (and including) December 17, 2021, 3-month U.S. dollar LIBOR plus 6.921%.	December 17, 2021	$276,658,000	$1,060.00 principal amount of Additional Tier 1 Securities

(1)     Principal amount of Additional Tier 1 Securities to be issued in exchange for each $1,000 of ECNs.

Additional Tier 1 Securities	Currency	New Issue Price	Initial Coupon	Reset Coupon	Conversion Price	First Call Date	Minimum New Issue Size	Maximum New Issue Size
Fixed Rate Reset Additional Tier 1 Securities	USD	100%	7.5%	5-year MS+4.76%	$1.072	June 27, 2024	$750,000,000	$1,675,000,000

Securities Offered
The Offerors are offering up to $1,675,000,000 Fixed Rate Reset Additional Tier 1 Securities (the “Additional Tier 1 Securities”), issued by LBG which will be registered under the Securities Act.  See “Description of the Additional Tier 1 Securities”.

ECNs	LBG 1 ECNs and LBG 2 ECNs
LBG 1 ECNs
•      LBG Capital No. 1 plc 7.875% Dated Enhanced Capital Notes due 2020 (ISIN XS0459093521 and XS0459093794);

•      LBG Capital No. 1 plc 8.00% Fixed-to-Floating Rate Undated Enhanced Capital Notes (ISIN XS0473106283 and XS0471767276); and

•      LBG Capital No. 1 plc 8.50% Fixed-to-Floating Rate Undated Enhanced Capital Notes (ISIN XS0473103348 and XS0471770817).

LBG 2 ECNs	• LBG Capital No. 2 plc 7.875% Dated Enhanced Capital Notes due 2020 (ISIN XS0496068429).
Maximum New Issue Size
$1,675,000,000 of Additional Tier 1 Securities. The Offerors expressly reserve the right to increase, decrease or waive such Maximum New Issue Size in their sole discretion at any time, subject to compliance with applicable law. In the event the Maximum New Issue Size is modified, references herein to the Maximum New Issue Size shall be to the Maximum New Issue Size as so modified.

Minimum New Issue Size	$750,000,000 of Additional Tier 1 Securities.
Exchange Priority	The order, on a series by series basis, in which tenders of ECNs will be accepted, as more particularly set out in the table on the front cover page of this prospectus.
Exchange Offer Period	From the commencement of the Exchange Offer on March 6, 2014 to the Expiration Deadline, which is expected to be 11:59 p.m. on April 2, 2014, subject to extension.
Withdrawal Rights
If you decide to tender your ECNs in the Exchange Offer, you may withdraw them at any time prior to 11:59 p.m. New York City time on April 2, 2014. Holders may not rescind their withdrawal of tenders of ECNs, and any ECNs properly withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. Properly withdrawn ECNs may, however, be re-tendered by again following the procedures described herein at any time prior to the Expiration Deadline.

In addition, if not previously returned, you may withdraw ECNs that you tender that are not accepted by us for exchange after the expiration of 40 Business Days following the commencement of the Exchange Offer.
Fractional Entitlements
No fractional Additional Tier 1 Securities will be delivered pursuant to the Exchange Offer. Instead, each tendering holder of ECNs who would otherwise be entitled to a fractional Additional Tier 1 Security will receive cash in an amount equal to such fractional entitlement.

Conditions of the Exchange Offer
The Exchange Offer is subject to the satisfaction or waiver of certain conditions, including the Minimum New Issue Size, which are set forth in “The Exchange Offer—Terms of the Exchange Offer—Exchange Offer Conditions”.

Amendment of Terms of the Exchange Offer
Subject to applicable laws and as provided herein, the Offerors may extend, re-open, amend, limit, waive any condition of, or terminate the Exchange Offer at any time. Details of any such extension, re-opening, amendment, limitation, waiver (if permitted) or termination will be announced wherever applicable as provided in this prospectus as soon as reasonably practicable after the relevant decision is made.

Settlement Date
The Additional Tier 1 Securities plus the cash payment for any accrued and unpaid interest, (including, if applicable, cash amounts in lieu of any fractional Additional Tier 1 Securities) will be delivered on the Settlement Date, which is expected to be on or around April 7, 2014. Any cash amounts payable pursuant to the Exchange Offer will be rounded to the nearest U.S.$0.01, with U.S.$0.005, being rounded upwards.

Offer Restrictions	The Exchange Offer is subject to certain offer restrictions. See “The Exchange Offer—Certain Matters Relating to Non-U.S. Jurisdictions”.
Use of Proceeds	Neither LBG nor the Offerors will receive any proceeds from the issuance of the Additional Tier 1 Securities in the Exchange Offer.
Dealer Managers
The Global Coordinators and Joint Lead Dealer Managers for the Exchange Offer are Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

The Joint Lead Dealer Managers for the Exchange Offer are Barclays Capital Inc., Lloyds Securities Inc. and Morgan Stanley & Co. LLC.

The Joint Dealer Managers for the Exchange Offer are BNP Paribas Securities Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and UBS Limited.

Lloyds Securities Inc. is an affiliate of LBG and the Offerors. Any participation in the Exchange Offer by Lloyds Securities Inc. will be made in compliance with applicable provisions of Rule 5121 of the Financial Industry Regulatory Authority, Inc.

Exchange Agent	Lucid Issuer Services Limited.
Brokerage Commission
No brokerage commissions are payable by the holders to LBG, the Offerors, the Dealer Managers or the Exchange Agent. If your ECNs are held through a broker or other nominee that tenders the ECNs on your behalf, such broker or other nominee may charge you a commission for doing so. You should consult with your broker or nominee to determine whether any charges will apply.

No Recommendation
None of LBG, the Offerors, the Dealer Managers or the Exchange Agent (or any of their respective directors, employees or affiliates) is providing holders of ECNs with any legal, business, tax or other advice in the prospectus, nor is making any recommendation as to whether or not holders should tender any ECNs in the Exchange Offer or refrain from tendering any ECNs, and none of them has authorized any person to make any such recommendation. Holders should consult their own advisers as needed to assist them in making an investment decision.

Further Information
If you have questions about the terms of the Exchange Offer, please contact your bank, broker or professional investment advisor, or you may contact the Dealer Managers.  If you have questions regarding the procedures for tendering your ECNs, please contact the Exchange Agent.  The Exchange Agent’s and Dealer Managers’ contact details are set forth on the back cover page of this prospectus.

As required by the Securities Act, we have filed a registration statement relating to the Exchange Offer with the SEC.  This document is a part of that registration statement, which includes additional information.

U.S. Federal Income Tax Considerations	For a discussion of material U.S. federal income tax considerations of the Exchange Offer applicable to holders of ECNs, see “Taxation Considerations—Material U.S. Federal Income Tax Considerations”.

The Additional Tier 1 Securities

Issuer	Lloyds Banking Group plc
Securities	Additional Tier 1 Securities
Issue Date	, 2014
Issue Price:	100%
Denomination	The Additional Tier 1 Securities will be issued in fully registered form in denominations of $200,000 and in integral multiples of $1,000 thereafter.

Perpetual Securities	The Additional Tier 1 Securities are perpetual securities and have no fixed maturity or fixed redemption date.
Initial Interest Rate
From and including                 (the “Issue Date”) to but excluding June 27, 2024, (the “First Call Date”), interest will accrue on the Additional Tier 1 Securities at an initial rate equal to 7.5% per annum. From and including each Reset Date to but excluding the next succeeding Reset Date, the interest will accrue on the Additional Tier 1 Securities at a rate per annum equal to the sum of then prevailing Mid-Market Swap Rate on the relevant Reset Determination Date (as defined below) and 4.76%, converted to a quarterly rate in accordance with market convention (rounded to three decimal places, with 0.0005 rounded down)

Reset Date	The First Call Date and every 5th anniversary thereafter.
Interest Payment Dates	March 27, June 27, September 27 and December 27 of each year, commencing on June 27, 2014 (short first interest period).
Interest Payments Discretionary
Interest on the Additional Tier 1 Securities will be due and payable only at the sole discretion of LBG and LBG shall have absolute discretion at all times and for any reason to cancel any interest payment in whole or in part that would otherwise be payable on any Interest Payment Date. If LBG elects not to make an interest payment on the relevant Interest Payment Date, or if LBG elects to make a payment of a portion, but not all, of such interest payment, such non-payment shall evidence LBG’s exercise of discretion to cancel such interest payment, or the portion of such interest payment not paid, and accordingly such interest payment, or portion thereof, shall not be or become due and payable.

See also “—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” below.

Restrictions on Interest Payments
LBG shall cancel any interest on the Additional Tier 1 Securities (or, as appropriate, any part thereof) which is scheduled to be paid on an Interest Payment Date if in respect of such Interest Payment Date to the extent that LBG has an amount of Distributable Items on any scheduled Interest Payment Date that is less than the sum of (i) all payments (other than redemption payments) made or declared by LBG since the end of LBG’s last financial year and prior to such Interest Payment Date on or in respect of any Parity Securities, the Additional Tier 1 Securities and any Junior Securities  and (ii) all payments (other than redemption payments) payable by LBG on such Interest Payment Date (x) on the Additional Tier 1 Securities and (y) on or in respect of any Parity Securities or any Junior Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items.

In addition, LBG shall not pay any interest otherwise scheduled to be paid on an Interest Payment Date if and to the extent that the payment of such interest would cause, when aggregated together with other distributions of the kind referred to in Article 141(2) of the Directive (as defined below) (or any provision of applicable law transposing or implementing Article 141(2) of the Directive, as amended or replaced), the Maximum Distributable Amount (as defined below), if any, then applicable to the Group to be exceeded.

“Distributable Items” shall have the meaning assigned to such term in CRD IV (as the same may be amended or replaced from time to time), as interpreted and applied in accordance with the Applicable Regulations then applicable to LBG, but amended so that any reference therein to “before distributions to holders of own funds instruments” shall be read as a reference to “before distributions by LBG to holders of Parity Securities, the Additional Tier 1 Securities or any Junior Securities”. Under CRD IV, as at the date hereof, “distributable items” means the amount of the profits at the end of the last financial year plus any profits brought forward and reserves available for that purpose before distributions to holders of own funds instruments, less any losses brought forward, profits which are non-distributable pursuant to provisions in legislation or the institution’s by-laws and sums placed to non-distributable reserves in accordance with applicable national law or the statutes of the institution, those losses and reserves being determined on the basis of the individual accounts of the institution (LBG) and not on the basis of the consolidated accounts.

“Junior Securities” means (i) any Ordinary Share (as defined below) or other securities of LBG ranking, or expressed to rank, junior to the Additional Tier 1 Securities in a Winding-up or Administration Event and/or (ii) any securities issued by any other member of the Group where the terms of such securities benefit from a guarantee or support agreement entered into by LBG which ranks, or is expressed to rank, junior to the Additional Tier 1 Securities in a Winding-up or Administration Event.

“Parity Securities” means (i) the most senior ranking class or classes of preference shares in the capital of LBG from time to time and any other securities of LBG ranking, or expressed to rank, pari passu with the Additional Tier 1 Securities and/or such preference shares following a Winding-up or Administration Event and/or (ii) any securities issued by any other member of the Group where the terms of the securities benefit from a guarantee or support agreement entered into by LBG which ranks or is expressed to rank pari passu with the Additional Tier 1 Securities and/or such preference shares following a Winding-up or Administration Event.

Solvency Condition
Other than in a Winding-up or Administration Event (as defined below) or in relation to the cash component of any Alternative Consideration (as defined below) in any Settlement Shares Offer, payments in respect of or arising under the Additional Tier 1 Securities (including any damages for breach of any obligations thereunder) are, in addition to the right of LBG to cancel payments of interest, conditional upon LBG being solvent at the time when the relevant payment is due to be made and no principal, interest or other amount payable shall be due and payable in respect of or arising from the Additional Tier 1 Securities except to the extent that LBG could make such payment and still be solvent immediately thereafter (such condition is referred to herein as the “Solvency Condition”).

LBG shall be considered to be solvent at a particular point in time if:

(i)        it is able to pay our debts owed to our Senior Creditors (as defined under “—Ranking and Liquidation Distribution” below) as they fall due; and

(ii)       its Assets are at least equal to its Liabilities.

“Assets” means the unconsolidated gross assets of LBG, as shown in the latest published audited balance sheet of LBG, adjusted for subsequent events in such manner as the directors of LBG may determine.

“Liabilities” means the unconsolidated gross liabilities of LBG, as shown in the latest published audited balance sheet of LBG, adjusted for contingent liabilities and prospective liabilities and for subsequent events in such manner as the directors of LBG may determine.

Agreement to Interest Cancellation
By acquiring the Additional Tier 1 Securities, Securityholders acknowledge and agree that:

(a)       interest is payable solely at the discretion of LBG, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been canceled by LBG at our sole discretion and/or deemed canceled as a result of LBG having insufficient Distributable Items; and

(b)       a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture shall not constitute a default in payment or otherwise under the terms of the Additional Tier 1 Securities.

Interest will only be due and payable on an Interest Payment Date to the extent it is not canceled or deemed canceled in accordance with the provisions described under “Description of the Additional Tier 1 Securities —Interest Cancellation”, “Description of the Additional Tier 1 Securities —Solvency Condition”, “Description of the Additional Tier 1 Securities —Availability of Distributable Items”, Description of the Additional Tier 1 Securities —Conversion—Automatic Conversion”  and “Description of the Additional Tier 1 Securities —Ranking and Liquidation Distribution”. Any interest canceled or deemed canceled (in each case, in whole or in part) in the circumstances described above shall not be due and shall not accumulate or be payable at any time thereafter, and Securityholders shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation.

Ranking and Liquidation Proceeds
The Additional Tier 1 Securities will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among themselves. The rights and claims of the Securityholders in respect of or arising from the Additional Tier 1 Securities will be subordinated to the claims of Senior Creditors.

If at any time prior to the date on which a Trigger Event occurs:

(i) an order is made, or an effective resolution is passed, for the winding-up of LBG (except in each such case, a solvent winding-up solely for the purposes of a reorganization, reconstruction or amalgamation of LBG or the substitution in place of LBG of a successor in business of LBG, the terms of which (i) have previously been approved in writing by Securityholders of not less than 2/3 (two thirds) in aggregate principal amount of the Additional Tier 1 Securities and (ii) do not provide that the Additional Tier 1 Securities shall thereby become redeemable or repayable in accordance with their terms); or

(ii) an administrator of LBG is appointed and such administrator declares, or gives notice that it intends to declare and distribute a dividend (together, a “Winding-up or Administration Event”),

there shall be payable by LBG in respect of each Additional Tier 1 Security (in lieu of any other payment by LBG) such amount, if any, as would have been payable to the Securityholder if, throughout such Winding-up or Administration Event, such Securityholder were the holder of one of a class of preference shares in the capital of LBG (“Notional Preference Shares”) having an equal right to a return of assets in the Winding-up or Administration Event to, and so ranking pari passu with, the holders of the most senior class or classes of issued preference shares in the capital of LBG from time to time (if any) and which have a preferential right to a return of assets in the Winding-up or Administration Event over, and so rank ahead of, the holders of all other classes of issued shares for the time being in the capital of LBG but ranking junior to the claims of Senior Creditors and on the assumption that the amount that such holder was entitled to receive in respect of each Notional Preference Share is an amount equal to the principal amount of the Additional Tier 1 Securities together with, to the extent not otherwise included within the foregoing, any other amounts attributable to the Additional Tier 1 Securities, including any Accrued Interest and any damages awarded for breach of any obligations, regardless of whether the Solvency Condition is satisfied on the date upon which the same would otherwise be due and payable.

“Senior Creditors” means creditors of LBG (i) who are unsubordinated creditors, (ii) whose claims are, or are expressed to be, subordinated to the claims of unsubordinated creditors of LBG but not further or otherwise, or (iii) whose claims are, or are expressed to be, junior to the claims of other creditors of LBG (whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of Securityholders) in a Winding-up or Administration Event prior to a Trigger Event.

If a Winding-up or Administration Event occurs at any time on or following the date on which a Trigger Event occurs but the Settlement Shares to be issued and delivered to the Settlement Share Depository (as defined below) on the Conversion Date have not been so delivered, there shall be payable by LBG in respect of each Additional Tier 1 Security (in lieu of any other payment by LBG) such amount, if any, as would have been payable to the holder of such Note in a Winding up or Administration Event if the Conversion Date in respect of the Automatic Conversion had occurred immediately before the occurrence of a Winding-up or Administration Event (ignoring for this purpose LBG’s right to make an election for a Settlement Shares Offer to be effected), regardless of whether the Solvency Condition is satisfied on such date.

The “Conversion Date” shall be the date specified in the Conversion Trigger Notice (as defined below) and shall occur without delay upon the occurrence of a Trigger Event.

Optional Redemption
The Additional Tier 1 Securities will, subject to the satisfaction of the conditions described under “—Redemption Conditions” below, be redeemable in whole, but not in part, at the option of LBG on the First Call Date or on any Reset Date thereafter thereafter at 100% of their principal amount, together with any accrued and unpaid interest on the Additional Tier 1 Securities, excluding any interest which has been canceled or deemed to be canceled (“Accrued Interest”) to, but excluding, the date fixed for redemption.

Tax Redemption	If at any time a Tax Event has occurred and is continuing,

LBG may, subject to the satisfaction of the conditions described under “—Redemption Conditions” below, redeem the Additional Tier 1 Securities in whole but not in part at any time at 100% of their principal amount, together with any Accrued Interest to, but excluding, the date fixed for redemption.

A “Tax Event” is deemed to have occurred if:

(1) as a result of a Tax Law Change, in making any payments on the Additional Tier 1 Securities, LBG has paid or will or would on the next payment date be required to pay any Additional Amounts to any holder pursuant to “Description of the Additional Tier 1 Securities—Additional Amounts” and/or

(2)    a Tax Law Change would:

(i) result in LBG not being entitled to claim a deduction in respect of any payments in respect of the Additional Tier 1 Securities in computing our taxation liabilities or materially reduce the amount of such deduction;

(ii) prevent the Additional Tier 1 Securities from being treated as loan relationships for United Kingdom tax purposes;

(iii) as a result of the Additional Tier 1 Securities being in issue, result in LBG not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of issue of the Additional Tier 1 Securities or any similar system or systems having like effect as may from time to time exist);

(iv) result in a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, in respect of a write-down of the principal amount of the Additional Tier 1 Securities or the conversion of the Additional Tier 1 Securities into Ordinary Shares; or

(v) result in an Additional Tier 1 Security or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes,

in each case, provided that, LBG could not avoid the foregoing in connection with the Additional Tier 1 Securities by taking measures reasonably available to it.

“Tax Law Change” means a change in or proposed change in, or amendment or proposed amendment to, the laws or regulations of the United Kingdom, or any political subdivision or authority therein or thereof, having the power to tax, including any treaty to which the United Kingdom is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal, or any change in the generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes, or would become, effective on or after the Issue Date, or (y) in the case of a change or proposed change in law, if such change is enacted (or, in the case of a proposed change, is expected to be enacted) by United Kingdom Act of Parliament or implemented by statutory instrument, on or after the Issue Date.

Regulatory Redemption
If at any time a Regulatory Event has occurred and is continuing, LBG may, subject to the satisfaction of the conditions described under “—Redemption Conditions” below, redeem the Additional Tier 1 Securities in whole but not in part at any time at 100% of their principal amount, together with any Accrued Interest to, but excluding, the date fixed for redemption.

A “Regulatory Event” will occur if at any time LBG determines that as a result of a change (or prospective future change which the Relevant Regulator (as defined below) considers to be sufficiently certain) to the regulatory classification of the Additional Tier 1 Securities under the Applicable Regulations, in any such case becoming effective on or after the Issue Date, all of the outstanding aggregate principal amount of the Additional Tier 1 Securities fully ceases (or would fully cease) to be included in, or count towards, the Tier 1 Capital (howsoever defined in the Applicable Regulations) of the Group.

Redemption Conditions
Any redemption of the Additional Tier 1 Securities as described above is subject to:

(i) LBG giving notice to the Relevant Regulator and the Relevant Regulator granting permission to LBG to redeem the relevant Additional Tier 1 Securities (in each case to the extent, and in the manner, required by the relevant Applicable Regulations);

(ii) in respect of any redemption proposed to be made prior to the fifth anniversary of the Issue Date, if and to the extent then required under the Applicable Regulations (A) in the case of redemption following the occurrence of a Tax Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by LBG as at the Issue Date or (B) in the case of redemption following the occurrence of a Regulatory Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by LBG as at the Issue Date;

(iii) the satisfaction of the Solvency Condition both immediately prior to and immediately following the redemption date;

(iv) a Conversion Trigger Notice not having been given; and

(v) compliance by LBG with any alternative or additional pre-conditions set out in the relevant Applicable Regulations for the time being.

Trigger Event
A “Trigger Event” shall occur on the date on which LBG determines that the CET1 Ratio as at any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, is less than 7.00% on such date.

“CET1 Ratio” means the ratio as published in respect of each Quarterly Financial Period End Date or any Extraordinary Calculation Date, the ratio of Group’s CET1 Capital as of such date to Risk Weighted Assets as of the same such date, expressed as a percentage and on the basis that all measures used in such calculation shall be calculated on a fully loaded basis.

“Extraordinary Calculation Date” means any day (other than a Quarterly Financial Period End Date) on which the CET1 Ratio is calculated upon the instruction of the Relevant Regulator or at LBG’s discretion.

“Quarterly Financial Period End Date” means the last day of each fiscal quarter of LBG.

“CET1 Capital” means, as at any Quarterly Financial Period End Date or Extraordinary Calculation Date, the sum, expressed in sterling, of all amounts that constitute Common Equity Tier 1 Capital of the Group as at such date, less any deductions from Common Equity Tier 1 Capital of the Group required to be made as at such date, in each case as calculated by LBG on a consolidated and fully loaded basis in accordance with the Applicable Regulations applicable to the Group as at such date (which calculation shall be binding on the Trustee and Securityholders).

“Common Equity Tier 1 Capital” shall have the meaning ascribed to such term in CRD IV (as the same may be amended or replaced from time to time) as interpreted and applied in accordance with the Applicable Regulations then applicable to the Group;

“fully loaded” means, in relation to a measure that is presented or described as being on a “fully loaded basis”, that such measure is calculated without applying the transitional provisions set out in Part Ten of the Regulation (as may be amended from time to time).

Conversion Price
The conversion price per Ordinary Share in respect of the Additional Tier 1 Securities shall be $1.072, subject to the adjustments described under “Description of the Additional Tier 1 Securities—Anti-dilution Adjustment of the Conversion Price”.

Automatic Conversion
Upon the occurrence of the Trigger Event, each Additional Tier 1 Security shall, on the Conversion Date, be converted in whole and not in part into Ordinary Shares credited as fully paid (the “Settlement Shares”) at the Conversion Price and in accordance with the terms set forth herein. The Settlement Shares shall be issued and delivered to the Settlement Share Depository on the Conversion Date, in consideration for which all of LBG’s obligations under the Additional Tier 1 Securities shall be irrevocably and automatically released (the “Automatic Conversion”), and under no circumstances shall LBG’s released obligations be reinstated.

On the Conversion Date, the Settlement Shares shall be issued and delivered by LBG to the Settlement Share Depository (or as otherwise provided by the Indenture and the Additional Tier 1 Securities) on terms permitting a Settlement Shares Offer and, provided the Settlement Shares are so issued and delivered, no Additional Tier 1 Securityholder will have any rights against LBG with respect to the repayment of the principal amount of the Additional Tier 1 Securities or the payment of interest or any other amount on or in respect of such Additional Tier 1 Securities, which liabilities of LBG shall be automatically released. Accordingly, the principal amount of the Additional Tier 1 Securities shall equal zero at all times thereafter (although the Tradable Amount (as defined below) shall remain unchanged). Any interest in respect of an interest period ending on any Interest Payment Date falling between the Trigger Event and the Conversion Date shall be deemed to have been canceled upon the occurrence of such Trigger Event and shall not be due and payable.

Provided that LBG issues and delivers the Settlement Shares to the Settlement Share Depository in accordance with the terms of the Additional Tier 1 Securities as described herein, with effect from and on the Conversion Date, Securityholders shall have recourse only to the Settlement Share Depository for the delivery to them of Settlement Shares, ADSs or, if applicable, the Alternative Consideration. Subject to the occurrence of a Winding-up or Administration Event on or following a Trigger Event, if LBG fails to issue and deliver the Settlement Shares upon Automatic Conversion to the Settlement Share Depository on the Conversion Date, a holder’s only right under the Additional Tier 1 Securities will be to claim to have such Settlement Shares so issued and delivered.

The Settlement Shares to be issued and delivered shall

(except where LBG has been unable to appoint a Settlement Share Depository) initially be registered in the name of the Settlement Share Depository, which, subject to a Settlement Shares Offer, shall hold such Settlement Shares on behalf of the Securityholders. By virtue of its holding of any Additional Tier 1 Security, each Securityholder shall be deemed to have irrevocably directed LBG to issue and deliver the Settlement Shares corresponding to the conversion of its holding of Additional Tier 1 Securities to the Settlement Share Depository.

Following the issuance and delivery of the Settlement Shares to the Settlement Share Depository on the Conversion Date, the Additional Tier 1 Securities shall remain in existence until the applicable Cancellation Date for the sole purpose of evidencing the holder’s right to receive Settlement Shares, ADSs or the Alternative Consideration, as the case may be, from the Settlement Share Depository. LBG currently expects that beneficial interests in the Additional Tier 1 Securities will be transferrable until the Suspension Date and that any trades in the Additional Tier 1 Securities would clear and settle through DTC  until such date. However, there is no guarantee that an active trading market will exist for the Additional Tier 1 Securities following the Automatic Conversion. The Additional Tier 1 Securities may cease to be admitted to trading on the Global Exchange Market of the Irish Stock Exchange or any other stock exchange on which the Additional Tier 1 Securities are then listed or admitted to trading after the Suspension Date.

Subject to the conditions described under “Description of the Additional Tier 1 Securities—Conversion—Conversion Procedures, the Settlement Shares, ADSs or Alternative Consideration will be delivered to Securityholders on the Settlement Date and the Additional Tier 1 Securities shall be canceled on the Cancellation Date.

Settlement Shares Offer
Within ten (10) Business Days following the Conversion Date, LBG may, in its sole and absolute discretion, elect that the Settlement Share Depository (or an agent on its behalf) make an offer of, in LBG’s sole and absolute discretion, all or some of the Settlement Shares to, at LBG’s sole and absolute discretion, all or some of LBG’s ordinary shareholders upon Automatic Conversion, such offer to be at a cash price per Settlement Share that will be no less than the Conversion Price (translated from U.S. dollars into pounds sterling at the then-prevailing rate as determined by LBG in its sole discretion) (the “Settlement Shares Offer”). Such election shall be made through the delivery of a “Settlement Shares Offer Notice” to the Trustee directly and to the Securityholders.  If so elected, the Settlement Shares Offer Notice shall specify (i) the period of time for which the Settlement Shares Offer shall be made (the “Settlement Shares Offer Period”), which shall end no later than forty (40) Business Days after the delivery of the Settlement

Shares Offer Notice, and (ii) the date on which DTC shall suspend all clearance and settlement of transactions in the Additional Tier 1 Securities in accordance with its rules and procedures (the “Suspension Date”), if the Suspension Date has not previously been specified in the Conversion Trigger Notice.

Upon expiry of the Settlement Shares Offer Period, the Settlement Share Depository will provide notice to the Securityholders of the composition of the Alternative Consideration (and of the deductions to the cash component, if any, of the Alternative Consideration (as set out in the definition of Alternative Consideration)) per $1,000 Tradable Amount of the Additional Tier 1 Securities. The Alternative Consideration will be held by the Settlement Share Depository on behalf of the Securityholders and will be delivered to Securityholders pursuant to the procedures set forth under “—Settlement Procedures” below.

The cash component of any Alternative Consideration shall be payable by the Settlement Share Depository to the Securityholders whether or not the Solvency Condition is satisfied.

Agreement with Respect to the Exercise of the UK Bail-in Power
The PRA has requested LBG to include the following provision as a term of the Additional Tier 1 Securities in accordance with the requirements envisaged in Article 50 of the legislative proposal of the European Commission for a directive providing for the establishment of a European-wide framework for the recovery and resolution of credit institutions and investment firms (the “Recovery and Resolution Directive” or “RRD”).

By its acquisition of the Additional Tier 1 Securities, each Additional Tier 1 Securityholder acknowledges, agrees to be bound by and consents to the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the Additional Tier 1 Securities and/or the conversion of all, or a portion, of the principal amount of, or interest on, the Additional Tier 1 Securities into (a) Ordinary Shares or (b) other securities or obligations of LBG or another person, including by means of a variation to the terms of the Additional Tier 1 Securities, in each case to give effect to the exercise by the Relevant UK Resolution Authority of such UK Bail-in Power. References to principal and interest shall include payments of principal and interest that have become due and payable, but which have not been paid, prior to the exercise of any UK Bail-in Power. The rights of the Securityholders are subject to, and will be varied, if necessary, solely to give effect to the provisions of any UK Bail-in Power which are expressed to implement such a cancellation or conversion.

“Relevant UK Resolution Authority” means any authority with the ability to exercise a UK Bail-in Power within the United Kingdom.

“UK Bail-in Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of credit institutions and investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to LBG or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a EU directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a UK resolution regime by way of amendment to the Banking Act through the Banking Reform Act or otherwise pursuant to which obligations of a credit institution or investment firm or any of its affiliates can be canceled and/or converted into shares or other securities or obligations of the obligor or any other person.

Repayment of Principal and Payment of Interest After Exercise of a UK Bail-in Power
No payment of principal following any proposed redemption of the Additional Tier 1 Securities or payment of interest on the Additional Tier 1 Securities shall become due and payable after the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by LBG under the laws and regulations of the UK and the EU applicable to LBG and the Group.

Enforcement Events and Remedies
The occurrence of a Winding-up or Administration Event prior to the occurrence of a Trigger Event.

If a Winding-up or Administration Event prior to the occurrence of a Trigger Event, subject to the subordination provisions described herein, the principal amount of the Additional Tier 1 Securities will become immediately due and payable. For the avoidance of doubt, as the principal amount of the Additional Tier 1 Securities will become immediately due and payable upon such a Winding-up or Administration Event, neither the Trustee nor the Securityholders are required to declare such principal amount to be due and payable.

Non-payment of principal when due.

Subject to the satisfaction of any redemption conditions described herein, if LBG does not make payment of principal in respect of the Additional Tier 1 Securities for a period of seven (7) calendar days or more after the date on which such payment is due, then the Trustee, on behalf of the Securityholders, may, at its discretion, or shall at the direction of holders of 25% of the aggregate principal amount of outstanding Additional Tier 1 Securities, subject to any applicable laws, institute proceedings for the winding up of LBG. In the event of a winding-up or liquidation of LBG, whether or not instituted by the Trustee, the Trustee may prove the claims of the Securityholders and the Trustee in the winding up proceeding of LBG and/or claim in the liquidation of LBG, such claims as set out under Description of the Additional Tier 1 Securities—Ranking and Liquidation Distribution”. For the avoidance of doubt, the Trustee may not declare the principal amount of any outstanding Additional Tier 1 Securities to be due and payable and may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid on the Additional Tier 1 Securities.

Breach of a Performance Obligation.

In the event of a breach of any term, obligation or condition binding on us under the Additional Tier 1 Securities or the Indenture (other than any payment obligation of LBG under or arising from the Additional Tier 1 Securities or the Indenture, including payment of any principal or interest, including any damages awarded for breach of any obligations) (a “Performance Obligation”); the Trustee may without further notice institute such proceedings against us as it may think fit to enforce the Performance Obligation, provided that we shall not by virtue of the institution of any such proceedings be obliged to pay any sum or sums, in cash or otherwise (including any damages) earlier than the same would otherwise have been payable under the Additional Tier 1 Securities or the Indenture.

No other remedies

Other than the limited remedies specified above, no remedy against us shall be available to the Trustee or the Securityholders, provided that (1) Trustee and the Securityholders shall have such rights and powers as they are required to have under the Trust Indenture Act, including the right of any Securityholder to institute proceedings for the enforcement of any payments of principal and interest when due, subject to the subordination provisions set forth in the Indenture and (2) such limitations shall not apply to LBG’s obligations to pay the fees and expenses of, and to indemnify, the Trustee and the Trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the Indenture.

There are no events of default under the Additional Tier 1 Securities. In addition, under the terms of the Indenture, neither the Automatic Conversion nor the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Additional Tier 1 Securities will be an Enforcement Event.
Book-Entry Issuance, Settlement and Clearance
The Additional Tier 1 Securities will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interests in the Additional Tier 1 Securities through DTC and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg, and DTC and its direct and indirect participants will record your beneficial interest on their books.

Trustee, Paying Agent and Calculation Agent
The Bank of New York Mellon, a banking corporation duly organized and existing under the laws of the state of New York, acting through its London branch, having its corporate trust office at One Canada Square, London E14 5AL, United Kingdom, will act as the Trustee and will act as initial Paying Agent and Calculation Agent for the Additional Tier 1 Securities.

Listing
We expect to apply to the Irish Stock Exchange to admit the Additional Tier 1 Securities to the Official List and to trading on the Global Exchange Market, the exchange regulated market of the Irish Stock Exchange for listing of the Additional Tier 1 Securities within two months of the Settlement Date.

Governing Law
The Capital Securities Indenture (as defined below), the First Supplemental Indenture (as defined below) and the Additional Tier 1 Securities are governed by, and construed in accordance with, the laws of the State of New York, except for the subordination provisions, which are governed by Scots law.

RISK FACTORS

Prospective investors should consider carefully the risk factors incorporated by reference into this prospectus and as set out below as well as the other information set out elsewhere in this prospectus (including any other documents incorporated by reference herein) and reach their own views prior to making any investment decision with respect to the Exchange Offer and the Additional Tier 1 Securities.

Set out below and incorporated by reference herein are certain risk factors which could have a material adverse effect on LBG’s business, operations, financial condition or prospects and cause LBG’s future results to be materially different from expected results. LBG’s results could also be affected by competition and other factors. These factors should not be regarded as a complete and comprehensive statement of all potential risks and uncertainties LBG faces. The Offerors and LBG have described only those risks relating to LBG’s operations, the Exchange Offer or an investment in the Additional Tier 1 Securities that they consider to be material. There may be additional risks that the Offerors and/or LBG currently consider not to be material or of which they are not currently aware, and any of these risks could have the effects set forth below. All of these factors are contingencies which may or may not occur and neither the Offerors nor LBG are not in a position to express a view on the likelihood of any such contingency occurring. Each of the highlighted risks could adversely affect the trading price of the Additional Tier 1 Securities or the rights of investors under the Additional Tier 1 Securities and, as a result, investors could lose some or all of their investment. You should consult your own financial, tax and legal advisers regarding the risks of participating in the Exchange Offer and of an investment in the Additional Tier 1 Securities. As part of making an investment decision, investors should make sure to thoroughly understand the terms of the Additional Tier 1 Securities, such as the provisions governing the Automatic Conversion (including, in particular, the circumstances under which a Trigger Event may occur), the agreement by you to be bound by the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority, that interest is due and payable only at the sole discretion of LBG, and that there is no scheduled repayment date for the principal of the Additional Tier 1 Securities.

The Offerors and LBG believe that the factors described below represent the principal risks inherent in the Exchange Offer and in investing in the Additional Tier 1 Securities, but neither the Offerors nor LBG represent that the statements below regarding the risks of the Exchange Offer or of holding the Additional Tier 1 Securities are exhaustive. Prospective investors should also read the detailed information set out elsewhere in this prospectus (including any documents deemed to be incorporated by reference herein) and reach their own views prior to making any investment decision.

Risks relating to LBG and the Group

For a description of the risks associated with LBG and the Group, see the section entitled “Risk Factors” of LBG’s Annual Report on Form 20-F for the fiscal year ended December 31, 2013, which is incorporated by reference herein.

Risks relating to the Exchange Offer

The ECNs contain a Regulatory Call Right and the relevant Regulatory Call Price may be substantially lower than the Exchange Consideration.

The ECNs were issued for the purpose of counting as both lower tier 2 capital and “stress test” core capital of the Group. Pursuant to the terms of the ECNs, should any series of ECNs cease to qualify for inclusion in the lower tier 2 capital of the Group or, as a result of changes to the Regulatory Capital Requirements (as defined in the ECNs) or the interpretation or application thereof by the PRA, cease to be taken into account for the purposes of any “stress test” applied by the PRA, in each case as more fully described in Condition 8(e) of the relevant ECNs, the relevant Offeror has the Regulatory Call Right.

In 2009, the Group was required by the FSA to raise going concern capital sufficient to remain a viable banking group in the event of various stress scenarios by reinforcing the Group’s capital ratios in stress conditions; the ECNs formed part of that capital raising. As described above, if the ECNs cease to fulfil this purpose, the Group has the Regulatory Call Right.

There can be no assurance that the ECNs will continue to count for the purposes of “stress tests” to be applied by the PRA to the Group. Whilst still uncertain, management of LBG believes recent developments resulting in higher capital requirements for banks, including a changed definition of core capital, make it likely that the ECNs will not provide going concern benefit under future stress tests.

Holders should be aware that, in the event an Offeror exercises the Regulatory Call Right, pursuant to the terms of the relevant series of ECNs, such call will be exercised at par, together with accrued but unpaid interest (the “Regulatory Call Price”). For most series of ECNs, the relevant Regulatory Call Price is substantially lower than the Exchange Consideration pursuant to the Exchange Offer.

The Regulatory Call Right applies to each separate series of ECNs and, where available, the relevant Offeror may choose which individual series to call.

The Regulatory Call Right applies to each separate series of ECNs. Notice of redemption pursuant to the Regulatory Call Right would be required to be given on a per-series basis. Such notice may be given in relation to any one or more series of ECNs without triggering the redemption of any remaining series of ECNs. If the Regulatory Call Right were, by its terms, ever to become exercisable and the relevant Offeror wished to make use of it, LBG and the Offerors currently intend that they would prioritize the redemption of those series of ECNs, some part of which series is accepted for exchange in the Exchange Offer, or which rank in the relevant Exchange Priority ahead of those series of ECNs which have been so accepted for exchange, except if the relevant series of ECNs is pro-rated by the relevant Offeror pursuant to the Exchange Offer.

The trading markets for the ECNs may be adversely affected by the Exchange Offer.

The trading markets for the ECNs that remain outstanding following the completion of the Exchange Offer may be characterized by significantly lower levels of liquidity than before the Exchange Offer. Such outstanding ECNs may command a lower price than a comparable issue of securities with greater market liquidity. A reduced market value may also make the trading price of the remaining ECNs more volatile. As a result, the market price for the ECNs that remain outstanding after the completion of the Exchange Offer may be materially and adversely affected as a result of the Exchange Offer. In addition, it is possible that the credit ratings of certain of the ECNs may be affected, although it is not expected that any such changes would affect adversely other credit ratings of Group companies.

The ECNs are admitted to the Official List of the UK Listing Authority and are traded on the London Stock Exchange’s Regulated Market, but some or all series of ECNs may not be actively traded. Quotations for securities that are not widely traded, such as the ECNs, may differ from actual trading prices and should be viewed as approximations. Investors are urged to contact their brokers with respect to current market prices for the ECNs.

There are significant differences between the ECNs and the Additional Tier 1 Securities.

The terms of the Additional Tier 1 Securities will be substantially different from those of the ECNs.  In addition to differences in financial terms which include, among others, the coupon and payment dates, the terms of the Additional Tier 1 Securities differ in respect of maturity, redemption dates, redemption prices, the identity of the obligor, the trigger point (including the relevant capital ratio) for Automatic Conversion, interest cancellation and ranking. For example, the Additional Tier 1 Securities are perpetual securities and have no fixed maturity date or fixed or other redemption date, and interest payments in respect of the Additional Tier 1 Securities are subject to the Solvency Condition, the availability of Distributable Items and restrictions on distributions if the Group does not meet its combined buffer requirements under CRD IV and may be canceled in whole or in part at the sole discretion of LBG, and if a Winding-up or Administration Event occurs prior to the occurrence of a Trigger Event, holders will rank pari passu with the holders of LBG’s most senior class or classes of issued preference shares in the capital of LBG from time to time (if any). In contrast, certain series of ECNs have fixed maturity dates, certain series of the ECNs provide that the relevant guarantor may procure the relevant issuer to elect to defer, rather than cancel, interest payments except in certain limited circumstances, and upon a winding-up or appointment of an administrator in respect of the relevant guarantor, holders of the ECNs will rank at least pari passu with the claims of holders of all other subordinated obligations of the relevant issuer and in priority to the claims of holders of all undated or perpetual subordinated obligations and all classes of share capital of the relevant issuer.

Investors should carefully consider the differences described in the preceding paragraph in addition to those described under “Comparison of Certain Material Terms of the Enhanced Capital Notes and the Additional Tier 1 Securities” in deciding whether to tender ECNs for exchange in connection with the Exchange Offer.

The Additional Tier 1 Securities will be delivered in the form of book-entry securities at DTC regardless of the Clearing System(s) in which the ECNs are deposited.

Because transfers of interests in the global notes that will represent the Additional Tier 1 Securities can be effected only through book entries at DTC (and, through it, Clearstream, Luxembourg and Euroclear) for the accounts of their respective participants, the liquidity of any secondary market for investments in the Additional Tier 1 Securities may be reduced to the extent that some investors are unwilling to invest in notes held in book-entry form in the name of a participant in Clearstream, Luxembourg, Euroclear or DTC, as applicable. See “Description of the Additional Tier 1 Securities—Form of Additional Tier 1 Securities, Clearance and Settlement”.  In the event of the insolvency of Clearstream, Luxembourg, Euroclear, DTC or any of their respective participants in whose name interests in the Additional Tier 1 Securities are recorded, the ability of beneficial owners to obtain timely or ultimate payment of principal and interest on the Additional Tier 1 Securities may be impaired.

ECNs may be acquired by the Offerors, LBG or their affiliates other than through the Exchange Offer in the future.

The Exchange Offer relates to a principal amount of the ECNs up to the Maximum New Issue Size.  From time to time in the future, to the extent permitted by applicable law, the Offerors, LBG or their affiliates may acquire ECNs that remain outstanding, whether or not the Exchange Offer is consummated, through tender offers, exchange offers or otherwise, upon such terms and at such prices as it may determine, which may be more or less than the price to be paid pursuant to the Exchange Offer and could be for cash or other consideration.  There can be no assurance as to which, if any, of these alternatives (or combinations thereof) the Offerors, LBG or their affiliates may pursue.

Legality of purchase.

None of the Offerors, LBG, the Dealer Managers or any of their respective affiliates has or assumes responsibility for the lawfulness of the acquisition of the Additional Tier 1 Securities by a prospective investor of the Additional Tier 1 Securities, whether under the laws of the jurisdiction of its incorporation or the jurisdiction in which it operates (if different), or for compliance by that prospective investor with any law, regulation or regulatory policy applicable to it.

As the Additional Tier 1 Securities have no scheduled maturity, a holder who exchanges ECNs with a maturity date for Additional Tier 1 Securities may ultimately find that LBG is able to repay the ECNs remaining outstanding following completion of the Exchange Offer when they mature, but are unable to repay or refinance the Additional Tier 1 Securities .

The Additional Tier 1 Securities that you are being offered are perpetual securities and have no fixed maturity date or fixed redemption date, whereas the Series 1 ECNs and the Series 4 ECNs that you presently own have a maturity date. If you decide to tender the Series 1 ECNs and the Series 4 ECNs, you will be exposed to LBG’s credit risk for a longer period of time than if you did not tender such ECNs.  There can be no assurance that tendering eligible holders of such ECNs will not be adversely affected by the extension of maturity resulting from exchanging such ECNs for Additional Tier 1 Securities.

Failure by a holder to comply with the procedures for participating in the Exchange Offer may result in the holder being excluded from participation.

Holders are responsible for complying with all of the procedures for submitting Exchange Instructions pursuant to the terms of this prospectus. In particular, holders should note that only one Exchange Instruction may be submitted by or on behalf of a beneficial owner in respect of a particular series of ECNs. Multiple Exchange Instructions submitted by or on behalf of a beneficial owner in respect of any one series of ECNs will be invalid and may be rejected by the relevant Offeror None of the Offerors, LBG, the Dealer Managers or the Exchange Agent assumes any responsibility for informing holders of irregularities with respect to Exchange Instructions from such holders.

The Offerors may not accept all ECNs validly tendered for exchange in the Exchange Offer.

The Offerors will, if they accept any tenders, accept tenders that will result in issuing Additional Tier 1 Securities in an aggregate principal amount that is no greater than the Maximum New Issue Size, unless such limit is increased, decreased or waived, subject to applicable law. Depending on the aggregate principal amount of ECNs validly tendered in the Exchange Offer, the Offerors may have to accept ECNs in accordance with the Exchange Priority and may have to prorate or reject certain of the ECNs tendered in the Exchange Offer to remain within this limit. See “The Exchange Offer—Terms of the Exchange Offer—Acceptance of ECNs; Exchange Priority”.

Subject to applicable law, tenders of ECNs may be rejected by the Offerors and the Offerors are not under any obligation to holders to furnish any reason or justification for refusing to accept a tender of ECNs. For example, ECNs may be rejected if the Exchange Offer is terminated, if the Exchange Offer does not comply with the relevant requirements of a particular jurisdiction, if any of the conditions to the Exchange Offer are not met, or for other reasons.

The Exchange Offer may be extended, reopened, amended, limited, terminated or withdrawn at any time, subject to applicable law, and any such action may adversely affect any perceived benefits of the Exchange Offer.

Completion of the Exchange Offer is conditional upon the satisfaction or waiver of the conditions to the Exchange Offer set out herein. In addition, subject as provided herein, the Offerors may, subject to applicable law, extend, re-open, amend, terminate or withdraw the Exchange Offer at any time prior to the announcement of whether it accepts valid tenders of ECNs. For details, see “The Exchange Offer—Amendment and Termination”.

Submitting an Exchange Instruction will restrict a holder’s ability to transfer its ECNs.

When considering whether to participate in the Exchange Offer, holders should take into account that restrictions on the transfer of ECNs by holders will apply from the time of submission of an Exchange Instruction to the Clearing Systems. A holder will, on submitting an Exchange Instruction to Euroclear or Clearstream, Luxembourg, agree that its ECNs will be blocked in the relevant account in the relevant Clearing System from the date the Exchange Instruction is submitted to Euroclear or Clearstream, Luxembourg until the earlier of (i) the time of settlement on the Settlement Date and (ii) the date of any termination of the Exchange Offer (including where such ECNs are not accepted by the Offerors for exchange) or on which the Exchange Instruction is withdrawn, in the circumstances in which such withdrawal is permitted.

A holder’s failure to consult its own advisors may result in it suffering adverse tax, accounting, financial or legal consequences.

Holders should consult their own tax, accounting, financial and legal advisers as they may deem appropriate regarding the suitability to themselves of the tax, accounting, financial and legal consequences of participating or declining to participate in the Exchange Offer and an investment in the Additional Tier 1 Securities. In particular, due to the number of different jurisdictions where tax laws may apply to a holder and save as set out under “Taxation Considerations”, this prospectus does not discuss the tax consequences for holders arising from the exchange of their ECNs in the Exchange Offer and the receipt of Additional Tier 1 Securities. Holders are urged to consult their own professional advisers regarding the possible tax consequences under the laws of the jurisdictions that apply to them. Holders are liable for their own taxes and have no recourse to the Offerors, LBG, the Dealer Managers or the Exchange Agent with respect to taxes arising in connection with the Exchange Offer.

The exchange of ECNs for Additional Tier 1 Securities may be a taxable exchange for U.S. Holders.

The U.S. federal income tax consequences to a U.S. Holder who exchanges ECNs for Additional Tier 1 Securities will depend in part on the U.S. federal income tax characterization of both the ECNs and the Additional Tier 1 Securities, including in the case of the ECNs, whether they should be treated as securities of LBG or the relevant issuer. In particular, if the ECNs are treated as securities of the relevant issuers, their exchange for Additional Tier 1 Securities will generally be taxable for U.S. federal income tax purposes. The exchange of ECNs for Additional Tier 1 Securities would generally not be taxable for U.S. federal income tax purposes only if the ECNs are properly treated as securities of LBG for U.S. federal income tax purposes. The characterization of the ECNs and the Additional Tier 1 Securities for U.S. federal income tax purposes is uncertain because there are no regulations, published rulings or judicial decisions addressing the proper characterization of securities with terms substantially the same as the ECNs or the Additional Tier 1 Securities and no rulings have or will be sought from the Internal Revenue Service regarding the characterization of the ECNs or the Additional Tier 1 Securities. Due to the lack of authorities on point, Counsel is unable to opine as to the likelihood that the ECNs would be treated as issued by LBG. U.S. Holders should consult their tax advisers concerning the possible alternative characterizations of the ECNs, including who should be treated as the issuer of the ECNs and the resulting tax consequences of the exchange.  See also “Taxation Considerations—Material U.S. Federal Income Tax Considerations”.

The Offerors have not obtained a third-party determination that the Exchange Offer is fair to the holders.

No one is making a recommendation as to whether holders should exchange ECNs in the Exchange Offer.  The Offerors have not retained, and do not intend to retain, any unaffiliated representative to act on behalf of the holders for purposes of negotiating the Exchange Offer or preparing a report concerning the fairness of the Exchange Offer.  Holders must make their own independent decision regarding participation in the Exchange Offer.

Risks relating to the Additional Tier 1 Securities

The Additional Tier 1 Securities will be subject to Automatic Conversion following the occurrence of a Trigger Event, in which case the Additional Tier 1 Securities will be converted into Settlement Shares.

Upon the occurrence of the Automatic Conversion following a Trigger Event (each as defined under “Description of the Additional Tier 1 Securities—Conversion—Automatic Conversion”), the Additional Tier 1 Securities will be converted into Settlement Shares on the Conversion Date; once the Settlement Shares have been issued and delivered to the Settlement Share Depository, all of LBG’s obligations under the Additional Tier 1 Securities shall be irrevocably and automatically released and under no circumstances shall such released obligations be reinstated. As a result, you could lose all or part of the value of your investment in the Additional Tier 1 Securities, as, following the Automatic Conversion, you will receive only (i) the Settlement Shares or ADSs (if LBG does not elect that a Settlement Shares Offer be made), or (ii) the Alternative Consideration, which shall be composed of Settlement Shares, ADSs and/or cash depending on the results of the Settlement Shares Offer (if LBG elects that a Settlement Shares Offer be made) and the value of any Settlement Shares or ADSs received upon Automatic Conversion may have a market value significantly below the principal amount of the Additional Tier 1 Securities you hold. Although the market value of the Settlement Shares or ADSs you receive could over time increase in value, at the time the Settlement Shares are issued, the Conversion Price may not reflect the market price of LBG’s Ordinary Shares, which could be significantly lower than the Conversion Price. Furthermore, upon the occurrence of the Automatic Conversion, you will no longer have a debt claim in relation to principal and any accrued but unpaid interest on the Additional Tier 1 Securities shall be canceled and shall not become due and payable at any time.

Any such Automatic Conversion will be irrevocable and, upon the occurrence of the Automatic Conversion, holders will not be entitled to any form of compensation in the event of LBG’s potential recovery or change in LBG’s fully loaded CET1 Ratio. In addition, on or after the occurrence of a Trigger Event, if LBG does not deliver Settlement Shares to the Settlement Share Depository, the only claims holders will have against LBG will be for specific performance to have such Settlement Shares issued and delivered to the Settlement Share Depository and to participate in the liquidation proceeds of LBG as if the Settlement Shares had been issued. Once the Settlement Shares have been issued and delivered to the Settlement Share Depository, the only claims holders will have will be against the Settlement Share Depository for delivery of Settlement Shares, ADSs or Alternative Consideration, as applicable.

A Trigger Event shall occur if LBG determines that its CET1 Ratio (which will be calculated on a consolidated and fully loaded basis) as at any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, is less than 7.00% on such date.

“CET1 Ratio” means, as of the relevant calculation date, the ratio of CET1 Capital as of such date to the Risk Weighted Assets as of the same date, calculated on a fully loaded basis and expressed as a percentage, each as defined under “Description of the Additional Tier 1 Securities—Conversion—Automatic Conversion”.

For a discussion of the risks associated with the calculation of LBG’s CET1 Ratio see “—For the purposes of the Trigger Event, the CET1 Ratio will be calculated on a “fully loaded” basis. This will result in a lower calculated CET Ratio than one using CRD IV transitional provisions, increasing the potential for Conversion in the short term.

Changes to the calculation of CET1 capital and/or risk weighted assets may negatively affect LBG’s CET1 Ratio, thereby increasing the risk of a Trigger Event which will lead to the Automatic Conversion, as a result of which your Additional Tier 1 Securities will automatically be converted into Settlement Shares”.

The circumstances surrounding or triggering the Automatic Conversion are inherently unpredictable and may be caused by factors outside of LBG’s control. LBG has no obligation to operate its business in such a way, or take any mitigating actions, to maintain or restore its CET1 Ratio to avoid a Trigger Event and actions LBG takes could result in its CET1 Ratio falling.

The occurrence of a Trigger Event and, therefore, the Automatic Conversion, is inherently unpredictable and depends on a number of factors, some of which may be outside of LBG’s control. Although LBG currently publicly reports the Group’s fully loaded CET1 Ratio only as of each quarterly period end, the PRA, or the then relevant regulatory body with primary responsibility for the prudential supervision of LBG and the Group (the “Relevant Regulator”), as part of its supervisory activity, may instruct LBG to calculate such ratio as of any date, including if LBG is subject to recovery and resolution actions by the Relevant UK Resolution Authority (as defined under “Description of the Additional Tier 1 Securities—Redemption and Purchase—Redemption Conditions”), or LBG might otherwise determine to calculate such ratio in its own discretion. As such, the Automatic Conversion could occur at any time. Moreover, it is likely that the Relevant UK Resolution Authority would allow a Trigger Event to occur rather than to resort to the use of public funds.

A Trigger Event could occur at any time if LBG determines that it’s fully loaded CET1 Ratio is below 7.00% as of any such calculation date. Such calculation could be affected by, among other things, the growth of LBG’s business and LBG’s future earnings, dividend payments, regulatory changes (including changes to definitions and calculations of regulatory capital, including CET1 Capital and Risk Weighted Assets (each of which shall be calculated by LBG on a fully loaded, consolidated basis and such calculation shall be binding on the Trustee and on the person in whose name the Additional Tier 1 Security is registered (the “Securityholder”))), actions that LBG is required to take at the direction of the Relevant Regulator, and the Group’s ability to manage Risk Weighted Assets in both its ongoing businesses and those which it may seek to exit. In addition, the Group has capital resources and risk weighted assets denominated in foreign currencies, and changes in foreign exchange rates will result in changes in the pound sterling equivalent value of foreign currency denominated capital resources and risk weighted assets. Actions that LBG takes could also affect its CET1 Ratio, including causing it to decline. LBG has no obligation to increase its CET1 Capital, reduce its Risk Weighted Assets or otherwise operate its business in such a way, take mitigating actions in order to prevent its CET1 Ratio from falling below 7.00%, to maintain or increase its CET1 Ratio or to otherwise consider the interests of the Securityholders in connection with any of its business decisions that might affect LBG’s CET1 Ratio.

The calculation of LBG’s CET1 Ratio may also be affected by changes in applicable accounting rules, or by changes to regulatory adjustments which modify the regulatory capital impact of accounting rules. Moreover, even if changes in applicable accounting rules, or changes to regulatory adjustments which modify accounting rules, are not yet in force as of the relevant calculation date, the Relevant Regulator could require LBG to reflect such changes in any particular calculation of its CET1 Ratio.

Because of the inherent uncertainty regarding whether a Trigger Event will occur and there being no obligation on LBG’s part to prevent its occurrence, it will be difficult to predict when, if at all, Automatic Conversion could occur. Accordingly, the trading behavior of the Additional Tier 1 Securities may not necessarily follow the trading behavior of other types of subordinated securities, including LBG’s other subordinated debt securities. Fluctuations in the CET1 Ratio may be caused by changes in the amount of CET1 Capital and Risk Weighted Assets as well as changes to their respective definitions under the capital adequacy standards and guidelines set by the Relevant Regulator. Any indication that the Group’s CET1 Ratio is moving towards the level which would cause the occurrence of a Trigger Event may have an adverse effect on the market price and liquidity of the Additional Tier 1 Securities. Therefore, investors may not be able to sell their Additional Tier 1 Securities easily or at prices that will provide them with a yield comparable to other types of subordinated securities, including LBG’s other subordinated debt securities. In addition, the risk of Automatic Conversion could drive down the price of LBG’s ordinary shares (“Ordinary Shares”) and have a material adverse effect on the market value of Settlement Shares received upon Automatic Conversion.

For the purposes of the Trigger Event, the CET1 Ratio will be calculated on a “fully loaded” basis. This will result in a lower calculated CET1 Ratio than one using CRD IV transitional provisions, increasing the potential for Conversion in the short term. Changes to the calculation of CET1 capital and/or risk weighted assets may negatively affect LBG’s CET1 Ratio, thereby increasing the risk of a Trigger Event which will lead to the Automatic Conversion, as a result of which your Additional Tier 1 Securities will automatically be converted into Settlement Shares.

The Basel Committee on Banking Supervision (the “Basel Committee”) proposed a number of fundamental reforms to the regulatory capital framework for internationally active banks which are designed, in part, to ensure that capital instruments issued by such banks fully absorb losses before tax payers are exposed to loss (the “Basel III Reforms”). The implementation of the Basel III Reforms by relevant authorities in the EU consists of a legislative package including a fourth capital requirements Directive and the new CRR, collectively known as “CRD IV”. The CRD IV legislative package was published in the Official Journal of the European Union on June 27, 2013  and on January 1, 2014, the CRR became applicable in the United Kingdom (the “CRD IV Implementation Date”), subject to a series of transitional arrangements described below which are expected to be phased in over a period of time and be fully effective by 2019.

As a result of the changes under CRD IV, LBG is required to calculate its capital resources for regulatory purposes on the basis of “common equity tier 1 capital” instead of “core tier 1 capital” which LBG has historically calculated and published. LBG is also required to calculate its “risk weighted assets”, which represent assets adjusted for their associated risks, on a different basis under CRD IV than LBG did prior to the CRD IV Implementation Date. Each of these definitions will be calculated in accordance with the capital adequacy standards and guidelines of the Relevant Regulator applicable to LBG on the relevant date. The main differences between the calculation of the common equity tier 1 capital base under CRD IV compared to LBG’s core tier 1 capital base under PRA rules and guidelines in effect prior to the CRD IV Implementation Date relate to (i) the treatment of significant investments in the equity of financial sector entities, and (ii) the treatment of deferred tax assets which were previously not restricted in respect of what may be recognized for regulatory purposes.

The CRD IV legislation sets out a minimum pace of introduction of these enhanced capital requirements (the “Transitional Provisions”). The Transitional Provisions are designed to implement certain CRD IV requirements in stages over a prescribed period; however, each of the EU Member States has the discretion to accelerate that minimum pace of transition in certain respects. In the United Kingdom, the PRA has confirmed that it will accelerate the introduction of certain of the enhanced capital requirements under CRD IV. In accordance with the PRA’s rules and supervisory statements published on December 19, 2013, the PRA will require the Group to meet certain capital targets within certain prescribed timeframes, without having regard to any Transitional Provisions in that respect. Therefore, for the purposes of the Additional Tier 1 Securities, LBG will calculate its CET1 Capital and Risk Weighted Assets without applying the Transitional Provisions and will instead calculate its CET1 Ratio on a so-called “fully loaded” basis, which is a more stringent basis than under the CRD IV regime and will lead to the CET1 Ratio as defined for purposes of the Additional Tier 1 Securities being lower than it would be were LBG to calculate the common equity tier 1 ratio applying the Transitional Provisions to its calculation of common equity tier 1 capital and risk weighted assets.

At December 31, 2013, LBG’s CET1 Ratio, giving full effect to CRD IV on a fully loaded basis, based on LBG’s interpretation of the current rules and assuming such rules were applied as of December 31, 2013, was estimated to be 10.3%, adjusted to include the benefits of the announced sales of Heidelberger Leben, Scottish Widows Investment Partnership and Sainsbury’s Bank. LBG’s fully loaded CET1 Ratio is a non-IFRS measure, and LBG’s interpretation of CRD IV and the basis of LBG’s calculation of this financial measure may be different from those of other financial institutions. For further information, see the section entitled “Risk Management–Capital Management in 2013” of our Annual Report on Form 20-F for the year ended December 31, 2013. LBG’s estimates are based on a number of assumptions.

The actual impact of CRD IV on capital ratios may be materially different as the CRD IV requirements adopted in the United Kingdom may change, whether as a result of further changes to CRD IV agreed by EU legislators, binding regulatory technical standards to be developed by the EBA or changes to the way in which the PRA interprets and applies these requirements to UK banks (including as regards individual model approvals granted under CRD II and III). The PRA’s supervisory statements SS 3/13 (released on November 29, 2013) and PS 7/13 (released on December 19, 2013) set out the PRA’s expectations in relation to capital and leverage ratios (in the case of SS 3/13) and the quality of capital (in the case of PS 7/13). The PRA’s policy statement PS 7/13, sets out, among other things, changes to the PRA rules in order to implement certain aspects of CRD IV in the UK and PS 7/13, contrary to previous indications from the PRA, stated that UK banks will be able to meet any future Pillar 2A requirements with a blend of regulatory capital, including CET1 Capital, in addition to the minimum capital requirements under CRD IV. Nonetheless, if the PRA rules, guidance or expectations in relation to capital or leverage were to be amended in the future in a manner other than as set out in the statements, and depending on the content of final binding regulatory technical standards developed by the EBA, it could be materially more difficult for the Group to maintain compliance with prudential requirements. Any such changes, either individually and/or in aggregate, may lead to further unexpected enhanced requirements in relation to the Group’s capital and may result in a need for further management actions to meet the changed requirements, such as: increasing capital, reducing leverage and risk weighted assets, modifying legal entity structure (including with regard to issuance and deployment of capital and funding for the Group) and changing the Group’s business mix or exiting other businesses and/or undertaking other actions to strengthen the Group’s capital position.

Investors should be aware that the CRD IV rules and their implementation in the United Kingdom subsequent to the date hereof may individually and/or in the aggregate further negatively affect LBG’s CET1 Ratio and thus increase the risk of a Trigger Event, which will lead to the Automatic Conversion. Upon the occurrence of the Automatic Conversion, provided that LBG issues and delivers the Settlement Shares to the Settlement Share Depository in accordance with the terms described herein, investors will have no rights against LBG with respect to the repayment of the principal amount of the Additional Tier 1 Securities or the payment of any accrued and unpaid interest on such Additional Tier 1 Securities. In addition, the realizable value of the Settlement Shares may be below the Conversion Price. Although the market value of the Settlement Shares you receive could over time increase, at the time the Settlement Shares are issued, the Conversion Price may not reflect the market price of LBG’s Ordinary Shares, which could be significantly lower than the Conversion Price.

The Additional Tier 1 Securities have no scheduled maturity and Securityholders only have a limited ability to cash in their investment in the Additional Tier 1 Securities.

The Additional Tier 1 Securities are perpetual securities and have no fixed maturity date or fixed redemption date. Although under certain circumstances as described under “Description of the Additional Tier 1 Securities—Redemption and Purchase” LBG may redeem the Additional Tier 1 Securities, LBG is under no obligation to do so and Securityholders have no right to call for their redemption. Therefore, Securityholders have no ability to cash in their investment, except (i) if LBG exercises its rights to redeem the Additional Tier 1 Securities in accordance with their terms and applicable laws, (ii) by selling their Additional Tier 1 Securities or, following the occurrence of a Trigger Event and the issue and delivery of Settlement Shares or ADSs, their Settlement Shares or ADSs (if LBG does not elect that a Settlement Share Offer be made or where the Settlement Shares issued are not all sold pursuant to the Settlement Share Offer), (iii) through the cash component of any Settlement Share Offer, (iv) where the Trustee institutes proceedings for the winding-up of LBG where LBG has exercised its right to redeem the Additional Tier 1 Securities but fails to make payment in respect of such redemption when due, in which limited circumstances the Securityholders may receive some of any resulting liquidation proceeds following payment being made in full to all senior and more senior subordinated creditors, or (v) upon a Winding-up or Administration Event in which limited circumstances the Securityholders may receive some of any resulting liquidation proceeds following payment being made in full to all senior or more senior subordinated creditors.

Interest payments on the Additional Tier 1 Securities are discretionary and LBG may cancel interest payments, in whole or in part, at any time. Canceled interest shall not be due and shall not accumulate or be payable at any time thereafter and investors shall have no rights thereto.

Subject to the Solvency Condition described under “Description of the Additional Tier 1 Securities—Payments—Solvency Condition” and the availability of Distributable Items as described under “Description of the Additional Tier 1 Securities—Payments—Availability of Distributable Items”, interest on the Additional Tier 1 Securities will be due and payable only at the sole discretion of LBG and LBG shall have absolute discretion at all times and for any reason to cancel any interest payment in whole or in part that would otherwise be payable on any Interest Payment Date. Interest will only be due and payable on an Interest Payment Date to the extent it is not canceled in accordance with the terms of the Additional Tier 1 Securities. If LBG cancels any scheduled interest payment, such interest payment shall not be or become due and payable at any time thereafter and in no event will Securityholders have any right to or claim against LBG with respect to such interest amount or be able to accelerate the principal of the Additional Tier 1 Securities as a result of such interest cancellation. Furthermore, no cancellation of interest in accordance with the terms of the Indenture shall constitute a default in payment or otherwise under the terms of the Additional Tier 1 Securities. There can, therefore, be no assurances that a holder will receive interest payments in respect of the Additional Tier 1 Securities.

For further information on LBG’s dividend policy, see our Annual Report on Form 20-F for the year ended December 31, 2013 under the heading “Dividends”. The Additional Tier 1 Securities will rank senior to Ordinary Shares. It is the Board of Directors’ current intention that, whenever exercising its discretion to declare Ordinary Share dividends, or its discretion to cancel interest on the Additional Tier 1 Securities, the Board will take into account the relative ranking of these instruments in LBG’s capital structure. However, the Board may at any time depart from this policy at its sole discretion.

Following cancellation of any interest payment, LBG will not be in any way limited or restricted from making any distribution or equivalent payments in connection with any Parity Securities or Junior Securities, including any dividend payments on LBG’s Ordinary Shares or preference shares. LBG may therefore cancel (in whole or in part) any interest payment on the Additional Tier 1 Securities at its discretion and may pay dividends on its ordinary or preference shares or on other additional tier 1 securities notwithstanding such cancellation. In addition, LBG may without restriction use funds that could have been applied to make such canceled payments to meet its other obligations as they become due.

In addition to LBG’s right to cancel, in whole or in part, interest payments at any time, the terms of the Additional Tier 1 Securities also restrict LBG from making interest payments on the Additional Tier 1 Securities if LBG has insufficient distributable items (based on its individual accounts and not on its consolidated accounts), in which case such interest shall be deemed to have been canceled.

Subject to the extent permitted in the following paragraphs in respect of partial interest payments, LBG shall not make an interest payment on the Additional Tier 1 Securities on any Interest Payment Date (and such interest payment shall therefore be deemed to have been canceled and thus shall not be due and payable on such Interest Payment Date) (a) to the extent that an amount of Distributable Items on any scheduled Interest Payment Date is less than the sum of (i) all payments (other than redemption payments) made or declared by LBG since the end of LBG’s last financial year and prior to such Interest Payment Date on or in respect of any Parity Securities, the Additional Tier 1 Securities, and any Junior Securities (as defined below) and (ii) all payments (other than redemption payments) payable by LBG on such Interest Payment Date (x) on the Additional Tier 1 Securities and (y) on or in respect of any Parity Securities or any Junior Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items, or (b) if the Solvency Condition is not satisfied in respect of such interest payment.

Although LBG may, in its sole discretion, elect to make a partial interest payment on the Additional Tier 1 Securities on any Interest Payment Date, it may only do so to the extent that such partial interest payment may be made without breaching the restrictions in the preceding paragraphs.

Any interest deemed canceled on any relevant Interest Payment Date shall not be due and shall not accumulate or be payable at any time thereafter, and Securityholders shall have no rights thereto or to receive any additional interest or compensation as a result of such deemed cancellation. Furthermore, no cancellation of interest in accordance with the terms of the Indenture shall constitute a default in payment or otherwise under the terms of the Additional Tier 1 Securities.

See also “CRD IV introduces restrictions on distributions that will restrict LBG from making interest payments on the Additional Tier 1 Securities in certain circumstances, in which case LBG will cancel such interest payments”.

As a holding company, the level of Distributable Items is affected by a number of factors, and insufficient Distributable Items may restrict LBG’s ability to make interest payments on the Additional Tier 1 Securities.

As a holding company, the level of LBG’s Distributable Items is affected by a number of factors, principally its ability to receive funds, directly or indirectly, from LBG’s operating subsidiaries in a manner which creates Distributable Items. Consequently, LBG’s future Distributable Items, and therefore LBG’s ability to make interest payments, are a function of LBG’s existing Distributable Items, future Group profitability and performance and the ability to distribute or dividend profits from LBG’s operating subsidiaries up the Group structure to LBG. In addition, the LBG’s Distributable Items will also be reduced by the servicing of other debt and equity instruments.

The ability of the LBG’s subsidiaries to pay dividends and LBG’s ability to receive distributions and other payments from LBG’s investments in other entities is subject to applicable local laws and other restrictions, including their respective regulatory, capital and leverage requirements, statutory reserves, financial and operating performance and applicable tax laws, and any changes thereto. These laws and restrictions could limit the payment of dividends, distributions and other payments to LBG by LBG’s subsidiaries, which could in time restrict LBG’s ability to fund other operations or to maintain or increase its Distributable Items.

CRD IV introduces restrictions on distributions that will restrict LBG from making interest payments on the Additional Tier 1 Securities in certain circumstances, in which case LBG will cancel such interest payments.

Under CRD IV, LBG is required, on a consolidated basis, to hold a minimum amount of regulatory capital of 8% of risk weighted assets of which at least 4.5% (4% in 2014) must be CET1 capital and at least 6%(5% in 2014) must be tier 1 capital (together the Pillar 1 requirements). In addition, supervisors may add extra capital requirements to cover risks they believe are not covered or insufficiently covered by the Pillar 1 requirements (the Pillar 2A guidance).

CRD IV also introduces capital buffer requirements that are in addition to the Pillar 1 requirements and Pillar 2A guidance and are required to be met with common equity tier 1 capital. It will introduce five new capital buffers: (i) the capital conservation buffer, (ii) the institution-specific counter-cyclical buffer, (iii) the global systemically important institutions buffer, (iv) the other systemically important institutions buffer and (v) the systemic risk buffer. Some or all of these buffers may be applicable to the Group as determined by the PRA. The “combined buffer requirement” broadly, the combination of the capital conservation buffer, the institution-specific counter-cyclical buffer and the higher of (depending on the institution), the systemic risk buffer, the global systemically important institutions buffer and the other systemically important institution buffer, in each case as applicable to the institution) will be subject to restricted “discretionary payments” (which are defined broadly by CRD IV as payments relating to common equity tier 1, variable remuneration and payments on additional Tier 1 instruments).

Under Article 141 (Restrictions on distribution) of the CRD IV Directive, Member States of the EU must require that institutions that fail to meet the “combined buffer requirement” will be subject to restricted “discretionary payments” (which are defined broadly by CRD IV as payments relating to common equity tier 1, variable remuneration and payments on additional tier 1 instruments).

The maximum amount of discretionary payments that are permitted under CRD IV when an institution fails to meet the combined buffer (the “maximum distributable amount”) is calculated by multiplying the profits of the institution made since the last distribution or other discretionary payment by a scaling factor.  In the bottom quartile of the combined buffer the scaling factor is 0, and all discretionary payments are prohibited.  In the second quartile the scaling factor is 0.2, in the third it is 0.4 and in the top quartile it is 0.6.  In the event of breach of the combined buffer requirement LBG will be required to calculate its maximum distributable amount, and as a consequence it may be necessary for LBG to reduce discretionary payments, including potentially exercising their discretion to cancel (in whole or in part) interest payments in respect of the Additional Tier 1 Securities.

LBG’s capital requirements, including Pillar 2A guidance, are, by their nature, calculated by reference to a number of factors any one of which or combination of which may not be easily observable or capable of calculation by investors. Investors may not be able to predict accurately the proximity of the risk of discretionary payments on the Additional Tier 1 Securities being prohibited from time to time as a result of the operation of Article 141. The PRA implementation of Article 141 remains uncertain in certain respects and such uncertainty will remain at least until HM Treasury has designated the authority responsible for setting certain buffers and buffer rates in the United Kingdom and the PRA has published its final supervisory statement on buffer capital.

The Additional Tier 1 Securities may be traded with accrued interest, but under certain circumstances described above, such interest may be canceled and not paid on the relevant Interest Payment Date.

The Additional Tier 1 Securities may trade, and/or the prices for the Additional Tier 1 Securities may appear, on the Global Exchange Market of the Irish Stock Exchange and in other trading systems with accrued interest. If this occurs, purchasers of Additional Tier 1 Securities in the secondary market will pay a price that reflects such accrued interest upon purchase of the Additional Tier 1 Securities. However, if a payment of interest on any Interest Payment Date is canceled or deemed canceled (in each case, in whole or in part) as described herein and thus is not due and payable, purchasers of such Additional Tier 1 Securities will not be entitled to that interest payment (or if

LBG elects to make a payment of a portion, but not all, of such interest payment, the portion of such interest payment not paid) on the relevant Interest Payment Date.

The interest rate on the Additional Tier 1 Securities will be reset on each Reset Date, which may affect the market value of the Additional Tier 1 Securities.

The Additional Tier 1 Securities will initially earn interest at a fixed rate of 7.5% per annum to, but excluding, the First Call Date. From, and including, the First Call Date, however, and every Reset Date thereafter, the interest rate will be reset to a rate per annum which will equal the aggregate of 4.76% and the then prevailing Mid-Market Swap Rate (as defined under “Description of the Additional Tier 1 Securities—Payments—Interest Rate”). This reset rate could be less than the initial interest rate and/or the interest rate that applies immediately prior to such Reset Date, which could affect the amount of any interest payments under the Additional Tier 1 Securities and so the market value of an investment in the Additional Tier 1 Securities.

LBG’s obligations under the Additional Tier 1 Securities are subordinated and will be further subordinated upon Automatic Conversion into Settlement Shares.

LBG’s obligations under the Additional Tier 1 Securities will be unsecured and subordinated and will rank junior in priority of payment to the current and future claims of all of its senior and certain of its subordinated creditors. If a Winding-up or Administration Event (as defined under “Description of the Additional Tier 1 Securities—Ranking and Liquidation Distribution”) occurs prior to the date on which a Trigger Event occurs, LBG will pay each Securityholder an amount that would have been payable if, throughout the Winding-up or Administration Event, such Securityholder had been the holder of a class of LBG’s preference shares having an equal right to a return of assets in the Winding-up or Administration Event to, and so ranking pari passu with, the holders of the most senior class or classes of LBG’s issued preference shares in the capital of LBG from time to time (if any) and which have a preferential right to a return of assets in the Winding-up or Administration Event over, and so rank ahead of, the holders of all other classes of issued shares for the time being in the capital of LBG but ranking junior to the claims of Senior Creditors (as defined under “Description of the Additional Tier 1 Securities—Ranking and Liquidation Distribution”). If a Winding-up or Administration Event occurs at any time on or following the date on which a Trigger Event occurs but the Settlement Shares to be issued and delivered to the Settlement Share Depository on the Conversion Date have not been so delivered, LBG shall pay such amount, if any, as would have been payable to a Securityholder in a Winding up or Administration Event if the Conversion Date had occurred immediately before the occurrence of a Winding-up or Administration Event, regardless of whether the Solvency Condition had been satisfied on such date and ignoring for this purpose LBG’s right to make an election for a Settlement Shares Offer to be effected.

Subject to complying with applicable regulatory requirements, LBG expects from time to time to incur additional indebtedness or other obligations that will constitute senior and subordinated indebtedness, and the Additional Tier 1 Securities do not contain any provisions restricting the ability of LBG or its subsidiaries to incur senior or subordinated indebtedness. Although the Additional Tier 1 Securities may pay a higher rate of interest than comparable securities which are not so subordinated, there is a real risk that an investor in the Additional Tier 1 Securities will lose all or some of its investment should LBG become insolvent since its assets would be available to pay such amounts only after all of its senior and more senior subordinated creditors have been paid in full.

Therefore, if a Winding-up or Administration Event were to occur, the LBG liquidator or administrator would first apply assets of LBG to satisfy all rights and claims of Senior Creditors. If LBG does not have sufficient assets to settle claims of such Senior Creditors in full, the claims of the Securityholders will not be settled and, as a result, Securityholders will lose the entire amount of their investment in the Additional Tier 1 Securities. The Additional Tier 1 Securities will share equally in payment with claims under Parity Securities (or, with claims in respect of Ordinary Shares, in the event of a Winding-up or Administration Event occurring in the intervening period between a Trigger Event and the Conversion Date) if LBG does not have sufficient funds to make full payments on all of them, as applicable. In such a situation, Securityholders could lose all or part of their investment.

In addition, investors should be aware that, upon the occurrence of the Automatic Conversion of the Additional Tier 1 Securities following a Trigger Event, holders will be, effectively, further subordinated as they will be treated as, and subsequently become, holders of Ordinary Shares, even if existing subordinated indebtedness and preference shares remain outstanding. There is a risk that holders will lose the entire amount of their investment, regardless of whether LBG has sufficient assets available to settle what would have been the claims of Securityholders or of securities subordinated to the same or greater extent as the Additional Tier 1 Securities, in winding-up proceedings or otherwise.

The Additional Tier 1 Securities may be subject to write off or conversion on the occurrence of a bail-in or if LBG becomes subject to resolution.

The Basel III Reforms provide that all non-common equity tier 1 instruments  such as the Additional Tier 1 Securities and tier 2 capital instruments, which do not contain any contractual terms providing for their writing off or conversion into ordinary shares at the option of the relevant authority upon the occurrence of a bail-in (as defined below), should cease to be eligible to count in full as additional tier 1 or tier 2 capital (as the case may be) from January 1, 2013 unless, among other things, the jurisdiction of the relevant bank has in place laws that (i) require such instruments to be written off upon the occurrence of a bail-in or (ii) otherwise require such instruments fully to absorb losses before tax payers are exposed to loss.

As used above, “bail-in” means the earlier of (a) a decision that a write off, without which the relevant bank would become non-viable, is necessary as determined by the relevant authority; and (b) the decision to make a public sector injection of capital, or equivalent support, without which the relevant bank would have become non-viable, as determined by the relevant authority.

The European Commission has published a legislative proposal for a directive providing for the establishment of an EU-wide framework for the recovery and resolution of credit institutions and investment firms, known as the Recovery and Resolution Directive (the “RRD”). The stated aim of the RRD is to provide supervisory authorities with common tools and powers to address banking crises pre-emptively in order to safeguard financial stability and minimize taxpayers’ exposure to losses. The powers proposed to be granted to supervisory authorities under the RRD include a “write-down and conversion power’ and a “bail-in” power, which would give such authorities the power to write down or write off the claims (potentially including the Additional Tier 1 Securities) of certain unsecured creditors of a failing institution and/or to convert certain debt claims (potentially including the Additional Tier 1 Securities) into another security, including ordinary shares of the surviving Group entity, if any. It is currently contemplated that the majority of measures (including the write-down and conversion powers relating to tier 1 capital instruments, such as the Additional Tier 1 Securities, and tier 2 capital instruments) set out in the RRD will be implemented with effect from January 1, 2015, with the bail-in power for other eligible liabilities expected to be introduced by January 1, 2016. The RRD contains safeguards for shareholders and creditors in respect of the application of the “write down and conversion” and “bail-in” powers which aim to ensure that they do not incur greater losses than they would have incurred had the relevant financial institution been wound up under normal insolvency proceedings. However, changes may be made to the RRD in the course of the legislative process and anticipated implementation dates could change.

There remains significant uncertainty regarding the ultimate nature and scope of these powers and how they would affect the Group and the Additional Tier 1 Securities. Accordingly, it is not yet possible to assess the full impact of the RRD on the Group and on Securityholders, and there can be no assurance that, once it is implemented, the manner in which it is implemented or the taking of any actions by the Relevant UK Resolution Authority currently contemplated in the RRD would not adversely affect the rights of Securityholders, the price or value of an investment in the Additional Tier 1 Securities and/or LBG’s ability to satisfy its obligations under the Additional Tier 1 Securities.

Article 518 of the CRR states that if the RRD is not adopted by December 31, 2015, the European Commission should review and report whether the CRR should be amended so as to include write-down and conversion powers to ensure that relevant capital instruments fully absorb losses at the point of non-viability of the issuing institution and before any other resolution action is taken. There is a risk that such an amendment would result in the Additional Tier 1 Securities being used to absorb losses on the occurrence of a bail-in.

The exercise of any such power or any suggestion of such exercise could, therefore, materially adversely affect the value of the Additional Tier 1 Securities and could lead to Securityholders losing some or all of their investment in the Additional Tier 1 Securities.

Moreover, the Additional Tier 1 Securities contain a provision in which holders agree to be bound by the exercise of any UK Bail-in Power (as defined under “Description of the Additional Tier 1 Securities—Agreement with Respect to the Exercise of the UK Bail-in Power”). See also “—Under the terms of the Additional Tier 1

Securities, you have agreed to be bound by the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority”. In addition to the RRD described above, it is possible that the exercise of the current powers under the Banking Act 2009 (the “Banking Act”), which provide for a resolution regime to resolve failing banks in the United Kingdom and give the authorities powers to override events of default or termination rights that might be invoked as a result of the exercise of the resolution powers, could have a material adverse effect on the rights of Securityholders, including through a material adverse effect on the price of the Additional Tier 1 Securities.

The Banking Act also gives the Bank of England the power to override, vary or impose contractual obligations between a UK bank, its holding company and its group undertakings for reasonable consideration, in order to enable any transferee or successor bank to operate effectively. There is also power for the UK Treasury to amend the law (excluding provisions made by or under the Banking Act) for the purpose of enabling it to use the regime powers effectively, potentially with retrospective effect.

In addition, on December 18, 2013, the Financial Services (Banking Reform) Act 2013 (the “Banking Reform Act”), received Royal Assent. The Banking Reform Act includes amendments to the Banking Act to insert a bail-in option among the powers of the Relevant UK Resolution Authority.

The UK Bail-in Power is introduced as an additional power available to the Relevant UK Resolution Authority, to enable it to recapitalize a failed institution by allocating losses to its shareholders and unsecured creditors in a manner that ought to respect the hierarchy of claims in an insolvency of a relevant financial institution, consistent with shareholders and creditors of financial institutions not receiving less favorable treatment than they would have done in insolvency. The UK Bail-in Power includes the power to cancel a liability or modify the terms of contracts for the purposes of reducing or deferring the liabilities of the bank under resolution and the power to convert a liability from one form to another. The conditions for use of the UK Bail-in Power are, in summary, that (i) the regulator determines that the bank is failing or likely to fail, (ii) it is not reasonably likely that any other action can be taken to avoid the bank’s failure and (iii) the Relevant UK Resolution Authority determines that it is in the public interest to exercise the UK Bail-in Power.

In announcing the introduction of the UK Bail-in Power, the UK Government expressed that it was confident that such powers could be introduced without the risk of having to adapt to a radically different regime when the RRD is implemented. It is expected that the UK Treasury will stipulate the date on which the majority of the provisions of the Banking Reform Act will enter into force. Therefore, it is not yet possible to assess the full impact of the RRD or the Banking Reform Act on the Group and on Securityholders.

In addition, the Banking Act may be further amended and/or other legislation may be introduced in the United Kingdom to amend the resolution regime that would apply in the event of a bank failure or to provide regulators with other resolution powers.

Finally, the determination that all or part of the principal amount of the Additional Tier 1 Securities will be subject to loss absorption is likely to be inherently unpredictable and may depend on a number of factors which may be outside of LBG’s control. This determination will also be made by the Relevant Regulator and there may be many factors, including factors not directly related to LBG, which could result in such a determination. Because of this inherent uncertainty, it will be difficult to predict when, if at all, the exercise of a UK Bail-in Power may occur which would result in a principal write off or conversion to other securities, including equity. Accordingly, trading behavior in respect of the Additional Tier 1 Securities is not necessarily expected to follow the trading behavior associated with other types of securities. Potential investors in the Additional Tier 1 Securities should consider the risk that a holder may lose all of its investment, including the principal amount plus any accrued and unpaid interest, if such statutory loss absorption measures are acted upon or that the Additional Tier 1 Securities may be converted into Settlement Shares. This potential risk is in addition to the same risk that will arise if a Trigger Event should occur.

Under the terms of the Additional Tier 1 Securities, you have agreed to be bound by the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority.

By purchasing the Additional Tier 1 Securities, each Securityholder acknowledges, agrees to be bound by and consents to the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the Additional Tier 1 Securities and/or the conversion of all or a portion of the principal amount of, or interest on, the Additional Tier 1 Securities into

Ordinary Shares or other securities or other obligations of LBG or another person, including by means of a variation to the terms of the Additional Tier 1 Securities to give effect to the exercise by the Relevant UK Resolution Authority of such bail-in power. Each Securityholder further acknowledges and agrees that the rights of the Securityholders are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority.

Accordingly, any UK Bail-in Power may be exercised in such a manner as to result in you and other holders losing the value of all or a part of your investment in the Additional Tier 1 Securities or receiving a different security from the Additional Tier 1 Securities, which may be worth significantly less than the Additional Tier 1 Securities and which have significantly fewer protections than those typically afforded to debt securities. Moreover, the Relevant UK Resolution Authority may exercise its authority to implement the UK Bail-in Power without providing any advanced notice to the Securityholders. For more information, see “Description of the Additional Tier 1 Securities—Agreement with Respect to the Exercise of the UK Bail-in Power”.

The circumstances under which the Relevant UK Resolution Authority would exercise its proposed UK Bail-in Power are uncertain.

The stated aim of the RRD is to provide supervisory authorities, including the Relevant UK Resolution Authority, with common tools and powers to address banking crises pre-emptively in order to safeguard financial stability and minimize taxpayers’ exposure to losses. However, as the RRD is still in draft form and will be subject to implementing measures in the United Kingdom, there is considerable uncertainty regarding the specific factors beyond the goals of addressing banking crises pre-emptively and minimizing taxpayers’ exposure to losses (for example, by writing down relevant capital instruments before the injection of public funds into a financial institution) which the Relevant UK Resolution Authority would consider in deciding whether to exercise the UK Bail-in Power with respect to the relevant financial institution and/or securities, such as the Additional Tier 1 Securities, issued by that institution.

Moreover, as the final criteria that the Relevant UK Resolution Authority would consider in exercising any UK Bail-in Power may provide it with discretion, Securityholders may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such UK Bail-in Power and consequently its potential effect on the Group and the Additional Tier 1 Securities.

There is therefore considerable uncertainty regarding the rights that Securityholders may have to challenge the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority, and, when the final RRD rules are implemented in the United Kingdom, your rights may be limited.

The rights of Securityholders to challenge the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority are likely to be limited.

Securityholders may have limited rights or no rights to challenge any decision of the Relevant UK Resolution Authority to exercise its UK Bail-in Power or to have that decision reviewed by a judicial or administrative process or otherwise.

Holders may receive Alternative Consideration instead of Settlement Shares or ADSs upon a Trigger Event and would not know the composition of any Alternative Consideration until the end of the Settlement Shares Offer Period.

Securityholders may not ultimately receive Settlement Shares or ADSs upon a Trigger Event because LBG may elect, in its sole and absolute discretion, that a Settlement Shares Offer be conducted by the Settlement Share Depository.

If all of the Settlement Shares are sold in the Settlement Shares Offer, Securityholders shall be entitled to receive, in respect of each Additional Tier 1 Security and as determined by LBG, the pro rata share of the cash proceeds from the sale of the Settlement Shares attributable to such Additional Tier 1 Security translated from sterling into U.S. dollars at a then-prevailing exchange rate as determined by the Settlement Share Depository (less the pro rata share of any foreign exchange transaction costs and an amount equal to the pro rata share of certain taxes that may arise as a result of the Settlement Shares Offer). If some but not all of the Settlement Shares are sold in the Settlement Shares Offer, Securityholders shall be entitled to receive, in respect of each Additional Tier 1

Security, (a) the pro rata share of the cash proceeds from the sale of the Settlement Shares attributable to such Additional Tier 1 Security translated from sterling into U.S. dollars at a then-prevailing exchange rate as determined by the Settlement Share Depository (less the pro rata share of any foreign exchange transaction costs and an amount equal to the pro rata share of certain taxes that may arise as a result of the Settlement Shares Offer) together with (b) the pro rata share of the Settlement Shares not sold pursuant to the Settlement Shares Offer attributable to such Additional Tier 1 Security rounded down to the nearest whole number of Settlement Shares.

No interest or other compensation is payable in respect of the period from the Conversion Date to the date of delivery of the cash proceeds from the sale of the Settlement Shares or the Settlement Shares in the circumstances described above.

Notice of the results of any Settlement Shares Offer will be provided to Securityholders only at the end of the Settlement Shares Offer Period. Accordingly, Securityholders would not know the composition of the Alternative Consideration to which they may be entitled until the end of the Settlement Shares Offer Period.

As the Conversion Price is fixed at the time of issue of the Additional Tier 1 Securities, Holders will bear the risk of fluctuation in the value of Ordinary Shares and/or the U.S. dollar and sterling exchange rate

Upon the occurrence of a Trigger Event, the Additional Tier 1 Securities will be automatically converted into Settlement Shares on the Conversion Date. Because a Trigger Event will occur when LBG’s CET1 Ratio will have deteriorated, the Trigger Event will likely be accompanied by a prior deterioration in the market price of LBG’s Ordinary Shares, which may be expected to continue after the occurrence of the Trigger Event. Therefore, if a Trigger Event were to occur, investors would receive Settlement Shares or ADSs at a time when the market price of LBG’s Ordinary Shares is diminished. In addition, there may be a delay in a holder receiving its Settlement Shares or ADSs following a Trigger Event, during which time the market price of LBG’s Ordinary Shares may further decline. See “Description of the Additional Tier 1 Securities—Conversion—Conversion Procedures”. As a result, the realizable value of the Settlement Shares may be below the Conversion Price. The Conversion Price was fixed on March 5, 2014 at $1.072 per Ordinary Share, and is subject to limited anti-dilution adjustments, as described under “Description of the Additional Tier 1 Securities—Conversion—Anti-dilution Adjustment of the Conversion Price”. Although the market value of the Settlement Shares you receive could over time increase, at the time the Settlement Shares are issued, the Conversion Price may not reflect the market price of LBG’s Ordinary Shares, which could be significantly lower than the Conversion Price.

In addition, as LBG’s Ordinary Shares are denominated and trade in sterling, the market price of the Additional Tier 1 Securities may also be affected by fluctuations in the U.S. dollar and sterling exchange rate due to the Additional Tier 1 Securities being denominated in U.S. dollars. Upon Automatic Conversion, the Additional Tier 1 Securities will convert into Settlement Shares at the Conversion Price. Fluctuations in the U.S. dollar and sterling exchange rate could therefore affect the realizable value of the Settlement Shares and the cash component of any Alternative Consideration.

Furthermore, there may be a delay in a holder receiving its Settlement Shares following a Trigger Event (in particular if LBG elects that the Settlement Share Depository make a Settlement Shares Offer, as the Settlement Shares Offer Period may last up to forty (40) Business Days after the delivery of the Settlement Shares Offer Notice), during which time the market price of the Ordinary Shares or the exchange rate of sterling against the U.S. dollar may further decline.

Securityholders have limited anti-dilution protection.

The number of Settlement Shares to be issued to the Settlement Share Depository on the Conversion Date will be determined by dividing the aggregate principal amount of the Additional Tier 1 Securities outstanding immediately prior to the Automatic Conversion on the Conversion Date by the Conversion Price prevailing on the Conversion Date. Fractions of Settlement Shares will not be delivered to the Settlement Share Depository following the Automatic Conversion and no cash payment shall be made in lieu thereof.

The Conversion Price will be adjusted in the event that there is a consolidation, reclassification, redesignation or subdivision of the Ordinary Shares, an issuance of Ordinary Shares in certain circumstances by way of capitalization of profits or reserves, an Extraordinary Dividend or an issue of Ordinary Shares to shareholders as a class by way of rights, but only in the situations and to the extent provided in “Description of the Additional Tier 1 Securities—

Conversion—Anti-dilution Adjustment of the Conversion Price”. These may include any modifications as an Independent Financial Adviser (as defined under “Description of the Additional Tier 1 Securities”) shall determine to be appropriate, including for certain situations falling between the Conversion Date and the Settlement Date. Any New Conversion Price following a Qualifying Relevant Event (as defined under “Description of the Additional Tier 1 Securities—Conversion—Conversion upon the Occurrence of a Relevant Event”) will be similarly adjusted, subject to any modifications by the Independent Financial Adviser. There is no requirement that there should be an adjustment for every corporate or other event that may affect the value of the Ordinary Shares or that, if a Securityholder were to have held the Ordinary Shares at the time of such adjustment, such holder would not have benefited to a great extent. In particular, there will be no adjustment to the Conversion Price if a Non-Qualifying Relevant Event such as an acquisition of LBG by an entity that is not an Approved Entity or the New Conversion Condition is not satisfied. Furthermore, the adjustment events that are included are less extensive than those often included in the terms of other convertible securities. Accordingly, events in respect of which no adjustment to the Conversion Price is made may adversely affect the value of the Additional Tier 1 Securities.

If a Relevant Event occurs, the Additional Tier 1 Securities may be convertible into shares in an entity other than LBG or may be fully written down.

If a Qualifying Relevant Event occurs, then following the Automatic Conversion, the Additional Tier 1 Securities shall become convertible into the share capital of the Acquirer as more fully described under “Description of the Additional Tier 1 Securities—Conversion—Conversion upon the Occurrence of a Relevant Event” at the New Conversion Price. There can be no assurance as to the nature of any such Acquirer, or of the risks associated with becoming an actual or potential shareholder in such Acquirer and accordingly a Qualifying Relevant Event may have an adverse effect on the value of the Additional Tier 1 Securities.

In addition, LBG and the Acquirer have certain discretion in determining whether a Qualifying Relevant Event has occurred. A Qualifying Relevant Event requires the New Conversion Condition to be satisfied. For the New Conversion Condition to be satisfied, LBG and the Acquirer must, not later than seven calendar days following the occurrence of a Relevant Event, enter into arrangements to the satisfaction of LBG for delivery of the Relevant Shares following the Automatic Conversion. If LBG and the Acquirer are unable to enter into such arrangements within this timeframe, the New Conversion Condition would not be satisfied.

In the case of a Non-Qualifying Relevant Event, the Additional Tier 1 Securities will not be subject to Automatic Conversion unless the Conversion Date occurs prior to the occurrence of the Non-Qualifying Relevant Event. If a Conversion Date occurs following the Non-Qualifying Relevant Event, the outstanding principal amount of each Additional Tier 1 Security will be automatically written down to zero and the Additional Tier 1 Securities will be canceled in their entirety. Securityholders will be deemed to have irrevocably waived their right to receive repayment of the aggregate principal amount of the Additional Tier 1 Securities so written down and all accrued and unpaid interest and any other amounts payable on the Additional Tier 1 Securities will be canceled, as more fully described under “Description of the Additional Tier 1 Securities—Conversion—Conversion upon the Occurrence of a Relevant Event”. There can be no assurance that a Relevant Event will not be a Non-Qualifying Relevant Event, in which case investors may lose their investment in the Additional Tier 1 Securities.

Subject to certain conditions, including the Solvency Condition and regulatory approvals, LBG may redeem the Additional Tier 1 Securities at LBG’s option on certain dates.

Subject to the Solvency Condition as described under “Description of the Additional Tier 1 Securities—Payments—Solvency Condition” being satisfied both immediately prior to and immediately following a redemption, notice being given to the Relevant Regulator and the Relevant Regulator granting permission (to the extent and in the manner required by the Applicable Regulations), the non-occurrence of a Trigger Event and compliance by LBG with any alternative or additional pre-conditions to redemption set out in the relevant Applicable Regulations from time to time, LBG may opt to redeem all, but not some only, of the Additional Tier 1 Securities at their principal amount together with accrued but unpaid interest, excluding any interest which has been canceled or deemed to be canceled (i) at LBG’s option on the First Call Date or on any Reset Date thereafter (each as defined under “Description of the Additional Tier 1 Securities—Payments—Interest Rate”), (ii) in the event LBG is obliged to pay Additional Amounts (as defined under “Description of the Additional Tier 1 Securities—Additional Amounts”) in respect of United Kingdom withholding tax, (iii) upon the occurrence of certain other changes in the treatment of the Additional Tier 1 Securities for tax purposes as described in “Description of the Additional Tier 1 Securities—Redemption and Purchase—Tax Redemption”, provided that in (ii) and (iii) above, LBG could not avoid the foregoing by taking measures reasonably available to it, and (iv) if the Additional Tier 1 Securities fully cease to qualify as additional tier 1 capital of the Group for regulatory and/or capital adequacy purposes as described in “Description of the Additional Tier 1 Securities—Redemption and Purchase—Regulatory Event Redemption”.

It is not possible to predict whether the events referred to above will occur and lead to circumstances in which LBG may elect to redeem the Additional Tier 1 Securities, and if so whether or not LBG will satisfy the conditions, or elect, to redeem the Additional Tier 1 Securities. LBG may also be expected to exercise its option to redeem the Additional Tier 1 Securities on or after the First Call Date if LBG’s funding costs would be lower than the prevailing interest rate payable in respect of the Additional Tier 1 Securities. If the Additional Tier 1 Securities are so redeemed, there can be no assurance that Securityholders will be able to reinvest the amounts received upon redemption at a rate that will provide the same rate of return as their investment in the Additional Tier 1 Securities. Furthermore, the redemption feature of the Additional Tier 1 Securities may limit their market value, which is unlikely to rise substantially above the price at which the Additional Tier 1 Securities can be redeemed.

The Additional Tier 1 Securities do not contain events of default and the remedies available to Securityholders are limited.

The terms of the Additional Tier 1 Securities do not provide for any events of default. Securityholders may not at any time demand repayment or redemption of their Additional Tier 1 Securities, although in a Winding-up or Administration Event prior to a Trigger Event, the Securityholders will have a claim for an amount equal to the principal amount of the Additional Tier 1 Securities plus any accrued interest that has not otherwise been cancelled. There is no right of acceleration in the case of non-payment of principal or interest on the Additional Tier 1 Securities or of LBG’s failure to perform any of its obligations under or in respect of the Additional Tier 1 Securities.

The sole remedy in the event of any non-payment of principal under the Additional Tier 1 Securities subject to certain conditions as described under “Description of the Additional Tier 1 Securities—Enforcement Events and Remedies” is that the Trustee, on behalf of the Securityholders may, at its discretion, or shall at the direction of the holders of 25% of the aggregate principal amount of the outstanding Additional Tier 1 Securities, subject to applicable laws, institute proceedings for the winding-up of LBG. In the event of a Winding-up or Administration Event, whether or not instituted by the Trustee, the Trustee may evidence any obligations of LBG arising under the Additional Tier 1 Securities in any such Winding-up or Administration Event.

Prior to the occurrence of any Winding-up or Administration Event, the Additional Tier 1 Securities will remain subject to Automatic Conversion upon a Trigger Event and the exercise of the UK Bail-in Power; neither constitute an Enforcement Event or a Winding-up Event or Administration Event under the Indenture. LBG is entitled to cancel any interest payment as described under “Description of the Additional Tier 1 Securities—Payments—Interest Cancellation” and such cancellation or deemed cancellation (in each case, in whole or in part) will not constitute an Enforcement Event. If Settlement Shares are not issued and delivered to the Settlement Share Depository following a Trigger Event, the only claim holders will have will be a claim for specific performance to have such Settlement Shares issued, or claims to participate in the liquidation proceeds of LBG.

The remedies under the Additional Tier 1 Securities are more limited than those typically available to LBG’s unsubordinated creditors. For further detail regarding the limited remedies of the Trustee and the Securityholders, see “Description of the Additional Tier 1 Securities—Enforcement Events and Remedies”.

There is no limit on the amount or type of further securities or indebtedness that LBG may issue, incur or guarantee.

There is no restriction on the amount of securities or other liabilities that LBG may issue, incur or guarantee and which rank senior to, or pari passu with, the Additional Tier 1 Securities. The issue or guaranteeing of any such securities or the incurrence of any such other liabilities may reduce the amount (if any) recoverable by Securityholders during a Winding-up or Administration Event and may limit LBG’s ability to meet its obligations under the Additional Tier 1 Securities. In addition, the Additional Tier 1 Securities do not contain any restriction on LBG’s ability to issue securities that may have preferential rights similar to those of the Additional Tier 1 Securities having similar, different or no Trigger Event provisions.

The Additional Tier 1 Securities are LBG’s exclusive obligations and LBG is structurally subordinated to the creditors of its subsidiaries.

The Additional Tier 1 Securities are LBG’s exclusive obligations. LBG is a holding company and conducts substantially all of its operations through its subsidiaries. LBG’s subsidiaries are separate and distinct legal entities, and have no obligation to pay any amounts due or to provide LBG with funds to meet any of LBG’s payment obligations under the Additional Tier 1 Securities. LBG’s rights to participate in the assets of any subsidiary if such subsidiary is liquidated will be subject to the prior claims of such subsidiary’s creditors and any preference shareholders, except in the limited circumstance where LBG is a creditor with claims that are recognized to be ranked ahead of or pari passu with such claims. Accordingly, if one of LBG’s subsidiaries were to be wound up, liquidated or dissolved, (i) the Securityholders would have no right to proceed against the assets of such subsidiary, and (ii) the liquidator of such subsidiary would first apply the assets of such subsidiary to settle the claims of the creditors of such subsidiary, including holders (which may include LBG) of any preference shares and other tier 1 capital instruments of such other subsidiary, before LBG, to the extent LBG is an ordinary shareholder of such other subsidiary and would be entitled to receive any distributions from such other subsidiary.

In the event of a Newco Scheme, LBG may without the consent of Securityholders, at its option, procure that Newco is substituted under any one or more series of Additional Tier 1 Securities as the issuer of such series. If such a substitution occurs the claims of Securityholders will be structurally subordinated to the creditors of the subsidiaries of Newco, including the remaining creditors of LBG.

Following the Automatic Conversion, the Additional Tier 1 Securities will remain in existence until the applicable Cancellation Date for the sole purpose of evidencing the holder’s right to receive Settlement Shares, ADSs or Alternative Consideration, as applicable, from the Settlement Share Depository and the rights of the Securityholders will be limited accordingly.

Following the Automatic Conversion, the Additional Tier 1 Securities will remain in existence until the applicable Cancellation Date for the sole purpose of evidencing the holder’s right to receive Settlement Shares, ADSs or Alternative Consideration, as applicable. All obligations of LBG under the Additional Tier 1 Securities shall be irrevocably and automatically released in consideration of LBG’s issuance and delivery of the Settlement Shares to the Settlement Share Depository on the Conversion Date, and under no circumstances shall such released obligations be reinstated. The Additional Tier 1 Securities shall be canceled on the applicable Cancellation Date.

Although LBG currently expects that beneficial interests in the Additional Tier 1 Securities will be transferrable between the Conversion Date and the Suspension Date, there is no guarantee that an active trading market will exist for the Additional Tier 1 Securities following the Automatic Conversion. Accordingly, the price received for the sale of any beneficial interest under an Additional Tier 1 Security during this period may not reflect the market price of such Additional Tier 1 Security or the Settlement Shares. Furthermore, transfers of beneficial interests in the Additional Tier 1 Securities may be restricted following the Conversion Date, for example if the clearance and settlement of transactions in the Additional Tier 1 Securities is suspended by DTC at an earlier time than currently expected. In such a situation it may not be possible to transfer beneficial interests in the Additional Tier 1 Securities and trading in the Additional Tier 1 Securities may cease.

In addition, LBG has been advised by DTC that it will suspend all clearance and settlement of transactions in the Additional Tier 1 Securities on the Suspension Date. As a result, Securityholders will not be able to settle the transfer of any Additional Tier 1 Securities following the Suspension Date, and any sale or other transfer of the Additional Tier 1 Securities that a Securityholder may have initiated prior to the Suspension Date that is scheduled to settle after the Suspension Date will be rejected by DTC and will not be settled through DTC.

The Additional Tier 1 Securities may cease to be admitted to trading on the Global Exchange Market of the Irish Stock Exchange or any other stock exchange on which the Additional Tier 1 Securities are then listed or admitted to trading after the Suspension Date.

Moreover, although the holders will become beneficial owners of the Settlement Shares upon the issuance of such Settlement Shares to the Settlement Share Depository and the Settlement Shares will be registered in the name of the Settlement Share Depository (or the relevant recipient in accordance with the terms of the Additional Tier 1 Securities), no holder will be able to sell or otherwise transfer any Settlement Shares or ADSs until such time as they are finally delivered to such holder and registered in their name.

Holders will have to submit a Settlement Notice in order to receive delivery of the Settlement Shares, ADSs or Alternative Consideration.

In order to obtain delivery of the Settlement Shares, ADSs or Alternative Consideration, as applicable, following the Automatic Conversion, a holder must deliver a Settlement Notice (and the relevant Additional Tier 1 Securities, if applicable) to the Settlement Share Depository. The Settlement Notice must contain certain information, including the holder’s CREST account details or ADS depository account information, as applicable. Accordingly, holders of Additional Tier 1 Securities (or their nominee, custodian or other representative) will have to have an account with CREST in order to receive the Settlement Shares or the Settlement Share component, if any, of any Alternative Consideration, as applicable, and/or must be a direct or indirect registered ADS holder in order to receive ADSs. If a Securityholder fails to properly complete and deliver a Settlement Notice on or before the Notice Cut-off Date, the Settlement Share Depository shall continue to hold the relevant Settlement Shares or the Alternative Consideration, as the case may be, until a Settlement Notice (and the relevant Additional Tier 1 Securities, if applicable) is or are so validly delivered. However, the relevant Additional Tier 1 Securities shall be canceled on the Final Cancellation Date and any holder of Additional Tier 1 Securities delivering a Settlement Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Settlement Shares, ADSs or Alternative Consideration, as applicable, satisfactory to the Settlement Share Depository in its sole and absolute discretion in order to receive delivery of such Settlement Shares, ADSs or Alternative Consideration. LBG shall have no liability to any Securityholder for any loss resulting from such Securityholder not receiving any Settlement Shares, ADSs or Alternative Consideration, as applicable, or from any delay in the receipt thereof, in each case as a result of such Securityholder failing to submit a valid Settlement Notice on a timely basis or at all.

Prior to the Conversion Date, holders will not be entitled to any rights with respect to the Ordinary Shares or ADSs, but will be subject to all changes made with respect to the Ordinary Shares or ADSs.

The exercise of voting rights and rights related thereto with respect to any Ordinary Shares or ADSs is only possible after delivery of the Settlement Shares following the Conversion Date and the registration of the person entitled to the Settlement Shares in LBG's share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the articles of association of LBG. For further information, see “Description of the Additional Tier 1 Securities—Conversion—Conversion Procedures”.

As a result of holders receiving Settlement Shares or ADSs upon a Trigger Event, they are particularly exposed to changes in the market price of the Ordinary Shares or ADSs.

Many investors in convertible or exchangeable securities seek to hedge their exposure in the underlying equity securities at the time of acquisition of the convertible or exchangeable securities, often through short selling of the underlying equity securities or through similar transactions. Prospective investors in the Additional Tier 1 Securities may look to sell Ordinary Shares or ADSs (as the case may be) in anticipation of taking a position in, or during the term of, the Additional Tier 1 Securities. This could drive down the price of the Ordinary Shares and/or ADSs. Since the Additional Tier 1 Securities will mandatorily convert into a variable number of Settlement Shares upon a Trigger Event, the price of the Ordinary Shares and/or ADSs may be more volatile if LBG is trending toward a Trigger Event.

Receipt by the Settlement Share Depository of the Settlement Shares shall be good and complete discharge of LBG’s obligations in respect of the Additional Tier 1 Securities.

Following a Trigger Event, the relevant Settlement Shares will be issued and delivered by LBG to the Settlement Share Depository, which subject to a Settlement Shares Offer, will hold the Settlement Shares on behalf of the Securityholders. Receipt by the Settlement Share Depository of the Settlement Shares shall result in the complete and irrevocable discharge of LBG’s obligations in respect of the Additional Tier 1 Securities and a Securityholder shall, with effect on and from the Conversion Date, only have recourse to the Settlement Share Depository for the delivery to it of the relevant Settlement Shares, the deposit of the relevant ADSs or, if LBG elects that a Settlement Shares Offer be made as described under “Description of the Additional Tier 1 Securities—Conversion—Conversion Procedures—Settlement Shares Offer”) below, of any Alternative Consideration to which such Securityholder is entitled as described herein. LBG shall not have any liability for the performance of the obligations of the Settlement Share Depository.

In addition, LBG has not yet appointed a Settlement Share Depository and LBG may not be able to appoint a Settlement Share Depository if the Automatic Conversion occurs. In such a scenario, LBG would inform Securityholders via DTC or the Trustee or otherwise, as practicable, of any alternative arrangements in connection with the issuance and/or delivery of the Settlement Shares, ADSs or Alternative Consideration, as applicable, and such arrangements may be disadvantageous to, and more restrictive on, the Securityholders. For example, such arrangements may involve Securityholders having to wait longer to receive their Settlement Shares, ADSs or Alternative Consideration than would be the case under the arrangements expected to be entered into with a Settlement Share Depository. Under these circumstances, LBG’s issuance of the Settlement Shares to the relevant recipient in accordance with these alternative arrangements shall constitute a complete and irrevocable release of all of LBG’s obligations in respect of the Additional Tier 1 Securities.

The Indenture contains provisions which may permit modification of the Additional Tier 1 Securities without the consent of all investors.

The Indenture contain provisions permitting modifications and amendments to the Additional Tier 1 Securities without the consent of Securityholders in certain instances, and with the consent of not less than two-thirds in aggregate outstanding principal amount of the Additional Tier 1 Securities in other circumstances. Decisions by such Securityholders will bind all Securityholders including Securityholders who did not attend and vote at the relevant meeting and Securityholders who voted in a manner contrary to the majority. For further information, see “Description of the Additional Tier 1 Securities—Modification and Amendments”.

The Additional Tier 1 Securities are novel and complex financial instruments that involve a high degree of risk and may not be a suitable investment for all investors.

The Additional Tier 1 Securities are novel and complex financial instruments that involve a high degree of risk. As a result, an investment in the Additional Tier 1 Securities and the Settlement Shares issuable following a Trigger Event will involve certain increased risks. Each potential investor of the Additional Tier 1 Securities must determine the suitability (either alone or with the help of a financial adviser) of that investment in light of its own circumstances. In particular, each potential investor should:

(i)      have sufficient knowledge and experience to make a meaningful evaluation of the Additional Tier 1 Securities, the merits and risks of investing in the Additional Tier 1 Securities and the information contained or incorporated by reference in this prospectus;

(ii)     have access to, and knowledge of, appropriate analytical tools to evaluate, in the context of its particular financial situation, an investment in the Additional Tier 1 Securities and the impact such investment will have on its overall investment portfolio;

(iii)    have sufficient financial resources and liquidity to bear all of the risks of an investment in the Additional Tier 1 Securities, including where the currency for principal or interest payments, i.e., U.S. dollars, is different from the currency in which such potential investor’s financial activities are principally denominated and the possibility that the entire principal amount of the Additional Tier 1 Securities could be lost, including following the exercise by the Relevant UK Resolution Authority of any UK Bail-in Power;

(iv)    understand thoroughly the terms of the Additional Tier 1 Securities, such as the provisions governing the Automatic Conversion (including, in particular, calculation of the CET1 Ratio, as well as under what circumstances a Trigger Event will occur), and be familiar with the behavior of any relevant indices and financial markets, including the possibility that the Additional Tier 1 Securities may become subject to write down or conversion if LBG should become non-viable; and

(v)     be able to evaluate possible scenarios for economic, interest rate and other factors that may affect its investment and its ability to bear the applicable risks.

Sophisticated investors generally do not purchase complex financial instruments that bear a high degree of risk as stand-alone investments. They purchase such financial instruments as a way to enhance yield with an understood, measured, appropriate addition of risk to their overall portfolios. A potential investor should not invest in the Additional Tier 1 Securities unless they have the knowledge and expertise (either alone or with a financial advisor) to evaluate how the Additional Tier 1 Securities will perform under changing conditions, the resulting effects on the likelihood of the Automatic Conversion into Settlement Shares and the value of the Additional Tier 1 Securities, and the impact this investment will have on the potential investor’s overall investment portfolio. Prior to making an investment decision, potential investors should consider carefully, in light of their own financial circumstances and investment objectives, all the information contained in this offering memorandum or incorporated by reference herein.

The market value of the Additional Tier 1 Securities may be influenced by unpredictable factors.

Many factors, most of which are beyond LBG’s control, will influence the value of the Additional Tier 1 Securities and the price, if any, at which securities dealers may be willing to purchase or sell the Additional Tier 1 Securities in the secondary market, including:

•	the trading price of LBG’s Ordinary Shares and/or ADSs;

•	the creditworthiness of LBG and, in particular, the level of LBG’s CET1 Ratio from time to time;

•	supply and demand for the Additional Tier 1 Securities; and

•	economic, financial, political or regulatory events or judicial decisions that affect LBG or the financial markets generally.

Accordingly, if a holder sells its Additional Tier 1 Securities in the secondary market, it may not be able to obtain a price equal to the principal amount of the Additional Tier 1 Securities or a price equal to the price that it paid for the Additional Tier 1 Securities.

Changes in law may adversely affect the rights of Securityholders or may adversely affect the Group’s business, financial performance and capital plans.

Any changes in law or regulations after the date hereof that trigger a Regulatory Event or a Tax Event would entitle LBG, at its option, to redeem the Additional Tier 1 Securities, in whole but not in part, as more particularly described under “Description of the Additional Tier 1 Securities—Redemption and Purchase—Regulatory Event Redemption” and “Description of the Additional Tier 1 Securities—Redemption and Purchase—Tax Redemption”, respectively. See also “—Subject to certain conditions, including the Solvency Condition and regulatory approvals, LBG may redeem the Additional Tier 1 Securities at LBG’s option on certain dates”.

In addition, a number of regulators are currently proposing or considering legislation and rule making which may affect the Group’s business, the rights of Securityholders and the market value of the Additional Tier 1 Securities. Such changes in law may include changes in statutory, tax and regulatory regimes during the life of the Additional Tier 1 Securities, or changes that could have a significant impact on the future legal entity structure, business mix (including potential exit of certain business activities) and management of the Group, and use of capital and requirements for loss-absorbing capacity within the Group, which may have an adverse effect on an investment in the Additional Tier 1 Securities.

These and other regulatory changes, and the resulting actions taken to address such regulatory changes, may have an adverse impact on the Group’s, and therefore LBG’s, performance and financial condition, which could in turn affect the levels of CET1 Capital and Risk Weighted Assets and, therefore, the resulting fully loaded CET1 Ratio. Such legislative and regulatory uncertainty could also affect an investor’s ability to accurately value the Additional Tier 1 Securities and, therefore, affect the trading price of the Additional Tier 1 Securities given the extent and impact on the Additional Tier 1 Securities that one or more regulatory or legislative changes, including those described above, could have on the Additional Tier 1 Securities. It is not yet possible to predict the detail of such legislation or regulatory rulemaking or the ultimate consequences to the Group or the Securityholders which could be material.

There is no established trading market for the Additional Tier 1 Securities and one may not develop.

The Additional Tier 1 Securities will have no established trading market when issued, and although LBG expects to apply to list the Additional Tier 1 Securities on the Global Exchange Market of the Irish Stock Exchange, one may never develop. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Additional Tier 1 Securities easily or at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. This is particularly the case for securities that are especially sensitive to interest rates, currency or market risks, are designed for specific investment objectives and strategies, have been structured to meet the investment requirements of limited categories of investors or include features such as the Automatic Conversion and UK Bail-in Power. These types of securities may have a more limited secondary market and more price volatility than conventional debt securities. Illiquidity may have a material adverse effect on the market value of the Additional Tier 1 Securities.

A downgrade, suspension or withdrawal of the rating assigned by any rating agency to the Additional Tier 1 Securities could cause the liquidity or market value of the Additional Tier 1 Securities to decline.

Upon issuance, the Additional Tier 1 Securities will be rated by nationally recognized statistical ratings organizations and may in the future be rated by additional rating agencies. However, LBG is under no obligation to ensure the Additional Tier 1 Securities are rated by any rating agency and any rating initially assigned to the Additional Tier 1 Securities may be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes to LBG’s business, so warrant. If LBG determines to no longer maintain one or more ratings, or if any rating agency lowers or withdraws its rating, such event could reduce the liquidity or market value of the Additional Tier 1 Securities.

The Additional Tier 1 Securities are not investment grade and are subject to the risks associated with non-investment grade securities.

The Additional Tier 1 Securities, upon issuance, will not be considered to be investment grade securities, and as such will be subject to a higher risk of price volatility than higher-rated securities. Furthermore, deteriorating outlooks for LBG or the Group, or volatile markets, could lead to a significant deterioration in market prices of below-investment grade rated securities such as the Additional Tier 1 Securities.

Credit ratings may not reflect all risks.

One or more independent credit rating agencies may assign credit ratings to the Additional Tier 1 Securities. The ratings may not reflect the potential impact of all risks related to structure, market, Automatic Conversion, UK Bail-in Power, additional factors discussed above and other factors that may affect the value of the Additional Tier 1 Securities. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

Holders may be obliged to make a take-over bid following a Trigger Event if they take delivery of Settlement Shares.

Upon the occurrence of a Trigger Event, holders receiving Settlement Shares from the Settlement Share Depository may have to make a take-over bid addressed to the shareholders of LBG pursuant to the rules of The City Code on Takeovers and Mergers implementing the Takeovers Directive (2004/25/EC) by means of Part 28 of the United Kingdom Companies Act if their aggregate holdings in LBG exceed 30% of the voting rights in LBG as a result of the Automatic Conversion of the Additional Tier 1 Securities into Settlement Shares.

Securityholders may find it difficult to enforce civil liabilities against LBG or LBG’s directors or officers.

LBG is incorporated as a public limited company and is registered in Scotland and LBG’s directors and officers reside outside of the United States. In addition, all or a substantial portion of LBG’s assets are located outside of the United States. As a result, it may be difficult for Securityholders to effect service of process within the United States on such persons or to enforce judgments against them, including in any action based on civil liabilities under the U.S. federal securities laws.

Holders may be subject to disclosure obligations and/or may need approval by the Relevant Regulator.

As the Additional Tier 1 Securities are mandatorily convertible into Settlement Shares following a Trigger Event, an investment in the Additional Tier 1 Securities may result in Securityholders, following such Automatic Conversion, having to comply with certain disclosure and/or approval requirements pursuant to laws and regulations applicable in the United Kingdom. For example, pursuant to Chapter 5 of the Disclosure Rules and Transparency Rules Sourcebook of the FCA Handbook, LBG (and the UK Financial Conduct Authority (the “FCA”)) must be notified by a person when the percentage of voting rights in LBG controlled by that person (together with its concert parties), by virtue of direct or indirect holdings of shares aggregated with direct or indirect holdings of certain financial instruments, reaches or crosses 3% and every percentage point thereafter.

Furthermore, as Settlement Shares are Ordinary Shares of a parent undertaking of a number of regulated Group entities, under the laws of the United Kingdom, the United States and other jurisdictions, ownership of the Additional Tier 1 Securities themselves (or the Settlement Shares) above certain levels may require the holder of the voting Additional Tier 1 Securities to obtain regulatory approval or subject the holder to additional regulation.

Non-compliance with such disclosure and/or approval requirements may lead to the incurrence by holders of substantial fines and/or suspension of voting rights associated with the Settlement Shares. Each potential investor should consult its legal advisers as to the terms of the Additional Tier 1 Securities and the level of holding it would have if it receives Settlement Shares following a Trigger Event.

A Securityholder may be subject to taxes following the Automatic Conversion.

Neither LBG, nor any member of the Group will pay any taxes or capital, stamp, issue and registration or transfer taxes or duties arising upon Automatic Conversion or that may arise or be paid as a consequence of the issue and delivery of Settlement Shares to the Settlement Share Depository. A Securityholder must pay any taxes and capital, stamp, issue and registration and transfer taxes or duties arising upon Automatic Conversion in connection with the issue and delivery of the Settlement Shares to the Settlement Share Depository and such Securityholder must pay all, if any, such taxes or duties arising by reference to any disposal or deemed disposal of such Securityholder’s Additional Tier 1 Security or interest therein. Any taxes and capital, stamp, issue and registration and transfer taxes or duties arising on delivery or transfer of Settlement Shares to a purchaser in any Settlement Shares Offer shall be payable by the relevant purchaser of those Settlement Shares.

Tax: Deeply Discounted Securities – UK Income Tax Payers

The following paragraphs relate only to Holders of ECNs who are resident for tax purposes in the UK and within the charge to UK income tax.

The “issue price” of certain series of ECNs was less than the amount payable on their redemption. Depending on the amount by which the “issue price” was lower than the amount payable on their redemption, those ECNs may constitute “Deeply Discounted Securities” (“DDS”) within the meaning of Chapter 8 of Part 4 of the Income Tax (Trading And Other Income) Act 2005.

Any profit made by Holders who are within the charge to UK income tax on a disposal of ECNs which are DDS (“DDS ECNs”), whether pursuant to the Exchange Offer or otherwise (including on any redemption), will be taxed as income. Generally, such a Holder’s profit on a disposal of DDS ECNs, for these purposes, will be the amount by which the amount payable on disposal exceeds the amount paid by that Holder to acquire those DDS ECNs. Holders of the ECNs must take their own professional tax advice on the consequences of a disposal of the ECNs pursuant to the Exchange Offer. However, by way of general guidance only, we have been advised that, although the position is not entirely free from doubt, Holders who acquired DDS ECNs on issue under the 2009 Exchange Offer should be treated as having acquired those DDS ECNs for an amount equal to their issue price which will be lower than their par value. As a result, a profit, taxable as income, could arise to Holders who are within the charge to UK income tax on disposal of their DDS ECNs even in circumstances where the proceeds of disposal are equal to or lower than the par value of those DDS ECNs, and even where that Holder may have made no overall economic profit taking into account the amount that Holder may have paid to acquire the securities which were exchanged for ECNs pursuant to the 2009 Exchange Offer. Holders who are within the charge to UK income tax will not be entitled to any relief for any loss made on a disposal of their DDS ECNs.

Holders are directed to “Taxation Considerations—Certain United Kingdom Income Tax Consequences” for further information. Holders should consult their professional tax adviser immediately and prior to taking any action pursuant to the Exchange Offer.

You may be subject to U.S. tax upon adjustments (or failure to make adjustments) to the Conversion Price even though you do not receive a corresponding cash distribution.

The Conversion Price is subject to adjustment in certain circumstances, as described under “Description of Additional Tier 1 Securities —Conversion—Anti-dilution Adjustment of the Conversion Price”. If, as a result of adjustments (or failure to make adjustments), an investor’s proportionate interest in LBG’s assets or earnings were deemed to be increased for U.S. federal income tax purposes, you may be treated as having received a taxable distribution for these purposes, without the receipt of any cash or property. See “Taxation Considerations—Material U.S. Federal Income Tax Considerations—Taxation of the Additional Tier 1 Securities—Adjustments to the Conversion Price” for a further discussion of these U.S. federal tax implications.

Potential FATCA withholding after December 31, 2016.

Under certain provisions of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (commonly referred to as “FATCA”), as well as certain intergovernmental agreements between the United States and certain other countries (including the United Kingdom) together with expected local country implementing legislation, certain payments made in respect of the Additional Tier 1 Securities, Settlement Shares and ADSs after December 31, 2016 may be subject to withholding (“FATCA withholding”).

LBG (or a relevant intermediary) may be required to impose FATCA withholding on payments in respect of the Additional Tier 1 Securities, Settlement Shares and ADSs to the extent that such payments are “foreign passthru payments,” made after December 31, 2016 to non-U.S. financial institutions (including intermediaries) that have not entered into agreements with the IRS pursuant to FATCA or otherwise established an exemption from FATCA, and other holders that fail to provide sufficient identifying information to LBG or any relevant intermediary.  Under current guidance it is not clear whether and to what extent payments on the Additional Tier 1 Securities, Settlement Shares and ADSs will be considered foreign passthru payments subject to FATCA withholding or how intergovernmental agreements will address foreign passthru payments (including whether withholding on foreign passthru payments will be required under such agreements). Securityholders should consult their tax advisers as to how these rules may apply to payments they receive under the Additional Tier 1 Securities, Settlement Shares and ADSs.

A Securityholder may be subject to the EU Savings Tax Directive.

Under the EU Council Directive 2003/48/EC on the taxation of savings income (the “Savings Directive”), Member States are required to provide to the tax authorities of another Member State details of payments of interest and other similar income paid by a person within its jurisdiction to an individual resident in that Member State or certain limited types of entities in that other Member State. However, for a transitional period, Luxembourg and Austria are required to operate a withholding system in relation to such payments (unless during that period they elect otherwise) (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other markets and territories). Certain other jurisdictions, including Switzerland, have enacted equivalent legislation (a withholding tax in substantially the same circumstances as envisaged by the Savings Directive in the case of Switzerland). In April 2013, the Luxembourg Government announced its intention to abolish the withholding system with effect from January 1, 2015 in favor of automatic information exchange under the Savings Directive.

The European Commission has proposed certain amendments to the Savings Directive which may, if implemented, amend or broaden the scope of the requirements described above. Securityholders should note that if a payment were to be made or collected through a Member State which has opted for a withholding system and an amount of, or in respect of, tax were to be withheld from that payment, neither LBG nor any paying agent would be obliged to pay any additional amounts with respect to the Additional Tier 1 Securities.

Investors should be aware that the materialization of any of the above risks (including those risks incorporated herein by reference) may adversely affect the value of the Additional Tier 1 Securities.

USE OF PROCEEDS AND RATIONALE OF THE EXCHANGE OFFER

In 2009, the Group undertook a significant capital raising exercise in order to reinforce the Group’s going-concern capital ratios, and to meet the FSA’s stress test requirements. As a component of the exercise, the Group issued 33 series of enhanced capital notes with a nominal amount of £8.4 billion currently outstanding.

The terms and conditions of the ECNs include a Regulatory Call Right (as defined herein) should, amongst other things, the ECNs cease to be taken into account for the purposes of any “stress test” applied by the PRA (successor to the FSA) in respect of core capital. Whilst still uncertain, management of LBG believes recent developments resulting in higher capital requirements for banks, including a changed definition of core capital, make it likely that the ECNs will not provide going concern benefit under future stress tests.

These recent developments include:

•
a requirement in the CRR that with effect from January 1, 2014 convertible additional tier 1 capital instruments should have a conversion trigger set at no less than 5.125% CET1 ratio (“CET1 ratio” means, the ratio of a firm’s common equity tier 1 capital to its risk weighted assets, and calculated in accordance with the end-point requirements of CRD IV);

•
statements by the PRA in late 2013 that a conversion trigger of 5.125% CET1 ratio may not convert in time to prevent the failure of a firm and that it expects major UK firms to meet a 7% CET1 ratio determined in accordance with the end-point requirements of CRD IV;

•	a statement by the EBA in January 2014 that tier 2 instruments must have a conversion trigger above a 5.5% CET1 ratio to be recognized in its forthcoming stress tests; and

•	an announcement by the PRA that, following a consultation commenced in October 2013, it expects to revise stress testing methodology and pass marks in 2014.

As a result of differences in definition, the Group’s CET1 ratio is substantially lower than the core tier 1 ratio on which the conversion trigger of the ECNs is based. As at December 31, 2013, the difference was 4.0%. Applying the same difference to the 5.0% core tier 1 ratio used as the ECN conversion trigger gives a 1.0% CET1 ratio determined in accordance with end point requirements of CRD IV, well below the CRR minimum requirements.

The Group is today launching prioritized exchange offers to holders of enhanced capital notes, including the ECNS, to exchange their enhanced capital notes for new additional tier 1 securities at a price consistent with current trading prices. The offers provide holders with a means to eliminate the uncertainty around the Regulatory Call Right in the enhanced capital notes. In addition, such exchange offers are expected to result in sufficient additional tier 1 securities being issued to meet the Group’s medium-term additional tier 1  target.

Neither LBG nor the Offerors will receive any cash proceeds from the issuance of the Additional Tier 1 Securities.

The Additional Tier 1 Securities will be accounted for as equity under IFRS, and any interest payments made in respect of the Additional Tier 1 Securities will be accounted for as a distribution of profits to equity holders.

As the exchange consideration in the Exchange Offer and the Concurrent Non-U.S. Exchange Offers is greater than the book value of the enhanced capital notes (including their embedded equity conversion feature) recognized in the consolidated financial statements accounts of the Group, the Group will recognize a one-off charge to be reported outside of the Group’s underlying results in connection with the Exchange Offer in the first half of 2014. If an aggregate principal amount of £5 billion in additional tier 1 securities is issued in the Exchange Offer and the Concurrent Non-U.S. Exchange Offers, the resulting one-off charge will be approximately £1 billion, equivalent to a reduction of approximately 40 basis points in the Group’s fully loaded CET1 Ratio. In addition, in those circumstances the Exchange Offer and the Concurrent Non-U.S. Exchange Offers would together increase the Group’s leverage ratio by approximately 50 basis points and would beneficially impact the Group's 2014 net interest margin by approximately 5 basis points. The Group’s total capital ratio will not be materially affected.

RATIO OF EARNINGS TO FIXED CHARGES

The Group’s ratio of earnings to fixed charges as at December 31, 2013 and for the years ended December 31, 2012, 2011, 2010 and 2009 is set out in the report on Form 6-K dated March 5, 2014, which is incorporated by reference herein.

CAPITALIZATION OF THE GROUP

The following table shows the Group’s capitalization and indebtedness on a consolidated basis in accordance with IFRS as at December 31, 2013 on an actual basis and on an adjusted basis to give effect to:

(i) the Exchange Offer, on the assumption that LBG will issue the Maximum New Issue Size of Additional Tier 1 Securities; and

(ii) the Concurrent Non-U.S. Exchange Offers (as defined under “Important Note Relating to the Concurrent Exchange Offers”), on the assumption that LBG will issue the maximum new issue size in respect of the additional tier 1 securities being offered pursuant to the terms of the Concurrent Non-U.S. Exchange Offers.

The Additional Tier 1 Securities will be exchanged for ECNs as described in this prospectus.  Accordingly, the completion of the Exchange Offer and the Concurrent Non-U.S. Exchange Offers will not generate any proceeds to us or to the Offerors.

In accordance with IFRS, certain preference shares are classified as debt and are included in subordinated liabilities in the table below. The table below should be read in conjunction with, and is qualified in its entirety by reference to, our historical financial statements and the accompanying notes in LBG’s Annual Report on Form 20-F for the fiscal year ended December 31, 2013, incorporated by reference herein.

	As at December 31, 2013
	Actual	As Adjusted
	(£m)
Capitalization
Equity
Ordinary share capital and reserves	38,989	38,209
Other equity instruments(1)	—	5,000
Non-controlling interests	347	347
Total equity	39,336	43,556
Indebtedness
Subordinated liabilities(2)	32,312	27,612
Debt securities
Debt securities in issue	87,102	87,102
Liabilities held at fair value through profit or loss (debt securities)	5,267	5,267
Total debt securities	92,369	92,369
Total indebtedness	124,681	119,981
Total capitalization and indebtedness	164,017	163,537

(1)
Includes the Maximum New Issue Size of Additional Tier 1 Securities in the Exchange Offer and the maximum new issue size of the additional tier 1 securities being offered in the Concurrent Non-U.S. Exchange Offers.

(2)	Includes the ECNs (and their embedded equity conversion feature) exchanged in the Exchanged Offer and the enhanced capital notes exchanged in the Concurrent Non-U.S. Exchange Offers.

Excluding indebtedness issued under government-guaranteed funding programs, none of the indebtedness set forth above is guaranteed by persons other than members of the Group.  As of December 31, 2013, all indebtedness was unsecured except for £49.3 billion of securitization notes and covered bonds and £3.5 billion of debt securities issued by the Group’s asset-backed conduits.

As of December 31, 2013, £124,681 million of indebtedness would have ranked senior to the Additional Tier 1 Securities had a Winding-Up or Administration Event occurred on such date. For further information on ranking and liquidation distribution, see “Description of the Additional Tier 1 Securities—Ranking and Liquidation Distribution”.

Other than the redemption, on maturity, of £250 million of dated subordinated debt on January 17, 2014 and the redemption, at call date, of €261 million of undated subordinated debt on February 25, 2014, there have been no issuances or redemptions of subordinated liabilities since December 31, 2013.

There has been no material change in the information set forth in the table above since December 31, 2013.

MARKET INFORMATION AND DIVIDEND POLICY

The Ordinary Shares of LBG are listed and traded on the London Stock Exchange under the symbol “LLOY.L”. The prices for shares as quoted in the official list of the London Stock Exchange are in sterling. The following table shows the reported high and low closing prices for the ordinary shares on the London Stock Exchange. This information has been extracted from publicly available documents from various sources, including officially prepared materials from the London Stock Exchange, and has not been prepared or independently verified by LBG.

	Price per Ordinary Share
	High	Low
	(in pence)
Annual prices:
2013	80.37	46.31
2012	49.25	25.30
2011	69.61	21.84
2010	77.61	46.59
2009	140.70	40.30
Quarterly prices:
2013
Fourth quarter	80.37	72.52
Third quarter	78.00	62.95
Second quarter	63.16	46.31
First quarter	55.68	47.65
2012
Fourth quarter	49.25	37.01
Third quarter	40.62	28.76
Second quarter	33.60	25.30
First quarter	37.50	26.19
Monthly prices:
February 2014	83.53	79.99
January 2014	86.30	79.12
December 2013	78.88	75.39
November 2013	77.72	73.87
October 2013	80.37	72.52
September 2013	78.00	72.63

On February 28, 2014, the closing price of Ordinary Shares on the London Stock Exchange was 82.53 pence, equivalent to $1.39 per Ordinary Share translated at the Noon Buying Rate of £1.00 = $1.68.

Since November 27, 2001, LBG’s ADSs have been listed on the New York Stock Exchange under the symbol “LYG”. Each ADS represents four Ordinary Shares.

The following table shows the reported high and low closing prices for LBG’s ADSs on the New York Stock Exchange.

	Price per ADS
	High	Low
	(in U.S. dollars)
Annual prices:
2013	5.36	2.84
2012	3.23	1.53
2011	4.44	1.34
2010	4.85	2.92
2009	8.40	2.22

	Price per ADS
	High	Low
	(in U.S. dollars)
Quarterly prices:
2013
Fourth quarter	5.36	4.67
Third quarter	5.00	3.83
Second quarter	3.91	2.84
First quarter	3.58	2.89
2012
Fourth quarter	3.23	2.34
Third quarter	2.56	1.75
Second quarter	2.12	1.53
First quarter	2.35	1.58
Monthly prices:
February 2014	5.60	5.21
January 2014	5.76	5.26
December 2013	5.32	4.94
November 2013	5.10	4.74
October 2013	5.36	4.67
September 2013	5.00	4.53

On February 28, 2014, the closing price of LBG’s ADSs on the New York Stock Exchange was $5.59.

Dividend Policy

For information on the LBG’s ability to pay dividends, see our Annual Report on Form 20-F for the fiscal year ended December 31, 2013 under the heading “Dividends”.

Enhanced Capital Notes

The ECNs are admitted to the Official List of the UK Listing Authority and are traded on the London Stock Exchange’s Regulated Market.

The high and low quoted sales prices for the ECNs for each quarter during the past two years are as follows:

	Trading Price(1)
	1Q12		2Q12		3Q12		4Q12		1Q13		2Q13		3Q13		4Q13
	Max	Min	Max	Min	Max	Min	Max	Min	Max	Min	Max	Min	Max	Min	Max	Min
	(U.S. dollars)
Series 1 ECNs	92.563	76.188	92.063	84.938	101.375	92.375	108.313	100.438	112.500	109.125	110.813	102.563	107.750	103.688	108.375	105.875
Series 2 ECNs	87.494	71.647	86.805	78.500	96.438	85.438	104.563	94.750	111.063	104.250	107.875	100.375	106.438	101.813	107.375	104.688
Series 3 ECNs	91.780	75.756	93.813	81.688	103.500	94.375	111.875	94.375	113.875	105.625	111.125	101.750	106.938	102.375	108.188	106.125
Series 4 ECNs	93.000	77.188	92.438	85.938	101.625	92.875	107.625	100.875	112.063	108.625	111.250	102.500	108.313	102.813	109.375	106.625

(1)	Reflects, for the periods indicated, the high and low sales prices per ECN as reported by the Bloomberg Valuation Service (BVAL).

THE EXCHANGE OFFER

Timetable for the Exchange Offer

Holders should confirm with any bank, securities broker or other intermediary through which they hold ECNs whether such intermediary needs to receive instructions from a holder before the deadlines specified in this prospectus in order for that holder to be able to participate in, or (in the circumstances in which withdrawal is permitted) withdraw their instruction to participate in, the Exchange Offer.

The times and dates below are subject, where applicable, to the right of the Offerors to extend, re-open, amend, limit, terminate or withdraw the Exchange Offer, subject to applicable law. Accordingly, the actual timetable may differ significantly from the expected timetable set out below. If any of the above times and/or dates change, the revised time and/or date will be notified by announcement as soon as reasonably practicable.
Events	Dates and Times
Commencement of the Exchange Offer

Exchange Offer announced. Prospectus made available to holders of ECNs.	March 6, 2014

Withdrawal Deadline

The deadline for holders to validly withdraw tenders of ECNs.	11:59 p.m., New York City time, on April 2, 2014

Expiration Deadline

The deadline for receipt of all Exchange Instructions.	11:59 p.m., New York City time, on April 2, 2014.

Announcement of Exchange Offer Results

Announcement of (i) the satisfaction or waiver of the Minimum New Issue condition; (ii) the aggregate principal amounts of each series of ECNs which LBG 1 and LBG 2 will be accepting for exchange; (iii) whether tenders of each series of ECNs are to be accepted in full (if at all) or on a pro rata basis and, where accepted on a pro rata basis, the extent to which such tenders will be scaled; (iv) the aggregate principal amount of Additional Tier 1 Securities to be issued in the Exchange Offer; and (v) the Settlement Date.
As soon as reasonably practicable on April 3, 2014

Settlement Date

Settlement Date of the Exchange Offer, including delivery of the Additional Tier 1 Securities plus the cash payment for any accrued and unpaid interest, (including, if applicable, cash amounts in lieu of any fractional Additional Tier 1 Securities) in exchange for ECNs accepted in the Exchange Offer.
Expected on April 7, 2014

Unless stated otherwise, announcements in connection with the Exchange Offer will be made (i) by the issue of a press release to a Notifying News Service, (ii) by the delivery of notices to the relevant Clearing System for communication to Direct Participants and (iii) through RNS, and may also be found on the relevant Reuters International Insider Screen. Copies of all such announcements, press releases and notices can also be obtained from the Exchange Agent, the contact details for whom are at the end of this prospectus.

Purpose of the Exchange Offer

See “Use of Proceeds and Rationale of the Exchange Offer” for an explanation of the rationale of the Exchange Offer.

Terms of the Exchange Offer

LBG 1 is offering to exchange, on the terms and conditions described in this prospectus, Additional Tier 1 Securities, plus accrued and unpaid interest in cash, plus (if applicable) cash amounts in lieu of any fractional Additional Tier 1 Securities, for the Series 1 ECNs, the Series 2 ECNs and the Series 3 ECNs. LBG 2 is offering to exchange, on the terms and conditions described in this prospectus, Additional Tier 1 Securities, plus accrued and unpaid interest in cash, plus (if applicable) cash amounts in lieu of any fractional Additional Tier 1 Securities, for the Series 4 ECNs.

The maximum aggregate principal amount of Additional Tier 1 Securities that can be issued in the Exchange Offer is equal to the Maximum New Issue Size.

Exchange Offer Period

The Exchange Offer commences on March 6, 2014 and will end at 11:59 p.m., New York City time, on April 2, 2014, as such date may be extended (the “Expiration Deadline”). If the Expiration Deadline is extended by the Offerors, an announcement to that effect will be made by the Offerors as described below in “—Announcements” no later than 9:00 a.m., New York City time, on the next Business Day after the previously scheduled Expiration Deadline.

Acceptance of ECNs; Exchange Priority; Proration

LBG 1 and LBG 2 will accept tenders in accordance with the Exchange Priority set out in the table on the front cover page of this prospectus, until either (i) all of the ECNs validly offered for exchange have been accepted or (ii) the principal amount of Additional Tier 1 Securities to be delivered in exchange for ECNs is the maximum such principal amount that can be delivered without exceeding the Maximum New Issue Size. Where the acceptance in accordance with the Exchange Priority of all valid tenders of a series of ECNs would require a greater principal amount of Additional Tier 1 Securities to be delivered than the Maximum New Issue Size, ECNs validly tendered and not validly withdrawn prior to the Expiration Deadline will be accepted in accordance with the Exchange Priority and, in the case of that particular series, on a pro rata basis up to the Maximum New Issue Size. Tenders of a series of ECNs with a lower Exchange Priority than the lowest ranking series of ECNs with respect to which any tenders are accepted, will not be accepted. The Offerors reserve the right at their absolute discretion, but are under no obligation, to increase or waive the Maximum New Issue Size at any time, subject to compliance with applicable law.

Holders whose ECNs tendered in the Exchange Offered are not accepted, who validly withdraw their tenders prior to the Expiration Deadline or who do not participate in the Exchange Offer, will not be eligible to receive Additional Tier 1 Securities in exchange for such ECNs and shall continue to hold such ECNs subject to their terms and conditions.

A holder whose ECNs are accepted for exchange in the Exchange Offer and who, following the exchange of such ECNs on the Settlement Date, will continue to hold in its account with the relevant Clearing System a principal amount of ECNs which is less than the minimum denomination for such series, will need to purchase a principal amount of ECNs of such series such that its holding amounts to at least the amount of such minimum denomination. Otherwise such residual holding may not be tradeable in the Clearing Systems.

Cash Instead of Fractional Additional Tier 1 Securities

No fractional Additional Tier 1 Securities will be delivered pursuant to the Exchange Offer. Instead, each tendering holder of ECNs who would otherwise be entitled to a fractional Additional Tier 1 Security will receive cash in an amount equal to such fractional entitlement.

Results

Unless the Exchange Offer is extended, on April 3, 2014, the Offerors will announce the following information: (i) the satisfaction or waiver of the Minimum New Issue Size condition; (ii) the aggregate principal amounts of each series of ECNs which LBG 1 and LBG 2 will be accepting for exchange; (iii) whether tenders of each series of ECNs are to be accepted in full (if at all) or on a pro rata basis and, where accepted on a pro rata basis, the extent to which such tenders will be scaled; (iv) the aggregate principal amount of Additional Tier 1 Securities to be issued in the Exchange Offer; and (v) the Settlement Date. Such information will be notified to holders as described below in “—Announcements” and shall, absent manifest error, be final and binding on LBG and the holders.

Once the Offerors have announced the results of the Exchange Offer in accordance with applicable law, LBG 1 and LBG 2’s acceptance of Exchange Instructions in accordance with the terms of the Exchange Offer will be irrevocable. Exchange Instructions which are so accepted will constitute binding obligations of the submitting holders and the Offerors to settle the Exchange Offer.

ECNs which have not been validly tendered and accepted for exchange pursuant to the Exchange Offer will remain outstanding after the Settlement Date.

Settlement

The Additional Tier 1 Securities will be delivered on the Settlement Date, expected to be on or around April 7, 2014.

Costs and Expenses

Any charges, costs and expenses incurred by the holders or any intermediary in connection with the Exchange Offer shall be borne by such holder. No brokerage costs are being levied by the Dealer Manager or the Exchange Agent. Holders should check whether their brokers or custodians will charge any fees.

Announcements

Unless stated otherwise, announcements in connection with the Exchange Offer will be made by the Offerors (i) by the issue of a press release to a Notifying News Service, (ii) by the delivery of notices to the relevant Clearing System for communication to Direct Participants and (iii) through RNS, and may also be found on the relevant Reuters International Insider Screen. Copies of all such announcements, press releases and notices can also be obtained from the Exchange Agent, the contact details for whom are on the last page of this prospectus. Any announcement of an extension of the Exchange Offer will be made prior to 9:00 a.m., New York City time, on the Business Day immediately following the previously scheduled Expiration Deadline.

No Recommendation

None of the Offerors, LBG, the Dealer Managers or the Exchange Agent (or any of their respective directors, employees or affiliates) is providing holders of ECNs with any legal, business, tax or other advice in the prospectus, nor is making any recommendation as to whether or not holders should tender any ECNs in the Exchange Offer or refrain from tendering any ECNs, and none of them has authorized any person to make any such recommendation. Holders should consult their own advisers as needed to assist them in making an investment decision.

Exchange Offer Conditions

Subject to applicable law, the Offerors will not be required to accept for exchange any ECNs tendered pursuant to the Exchange Offer, and the Offerors may terminate, extend or amend the Exchange Offer and may postpone the acceptance for exchange of any ECNs so tendered in the Exchange Offer, unless the Minimum New Issue Size and the General Conditions have been satisfied or, if permissible under applicable law, waived by LBG.

Minimum New Issue Size

The Exchange Offer is subject to a Minimum New Issue Size of at least $750,000,000 in aggregate principal amount of Additional Tier 1 Securities being issued in exchange for ECNs validly tendered pursuant to the Exchange Offer and not withdrawn.

General Conditions

The Exchange Offer is also conditioned upon the satisfaction or waiver of the General Conditions listed below. All of the General Conditions shall be deemed to have been satisfied on the Expiration Deadline, unless any of the following conditions shall have occurred on or after the date of this prospectus and be continuing at the time of the Expiration Deadline with respect to any series of the ECNs:

(a)
there shall not have been any change or development that, in the reasonable judgment of the Offerors, may materially reduce the anticipated benefits to the Group of the Exchange Offer or that has had, or could reasonably be expected to have, an adverse effect on the Group, its businesses, condition (financial or otherwise) or prospects, or the market for the Additional Tier 1 Securities;

(b)
there shall not have been instituted or threatened any action, proceeding or investigation by or before any governmental authority, including any court, governmental, regulatory or administrative branch or agency, tribunal or instrumentality, that relates in any manner to the Exchange Offer and that in the reasonable judgment of the Offerors makes it advisable to terminate the Exchange Offer; and

(c)
there shall not have occurred: (i) any general suspension of or limitation on prices for trading in securities in the United Kingdom or the U.S. securities or financial markets; (ii) any disruption in the trading of the ordinary shares of the Offerors; (iii) any disruption in securities settlement, payment or clearing services in the United Kingdom or the United States; (iv) any adverse change in financial markets, currency exchange rates or controls; (v) a declaration of a banking moratorium or any suspension of payments with respect to banks in the United Kingdom or the United States; or (vi) a commencement or significant worsening of a war or armed hostilities or other national or international calamity, including but not limited to, catastrophic terrorist attacks against the United Kingdom or its citizens or the United States or its citizens.

The Offerors expressly reserve the right to amend or terminate the Exchange Offer and to reject for exchange any ECNs not previously accepted for exchange, if any of the conditions to the Exchange Offer specified above are not satisfied. In addition, the Offerors expressly reserve the right, at any time or at various times, to waive any conditions to the Exchange Offer, in whole or in part. All conditions to the Exchange Offer must be satisfied or waived prior to the Expiration Deadline.

These conditions are for sole benefit of the Offerors, and it may assert them regardless of the circumstances that may give rise to them, or waive them in whole or in part, at any or at various times. If the Offerors fail at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that each of the Offerors may assert at any time or at various times.

In addition to the conditions described above, and notwithstanding any other provision of the Exchange Offer, the Offerors will not be required to accept for exchange, or LBG will not be required to issue Additional Tier 1 Securities in respect of, any ECNs tendered pursuant to the Exchange Offer, and the Offerors may terminate, extend or amend the Exchange Offer and may (subject to applicable law) postpone the acceptance for exchange of Additional Tier 1 Securities in respect of, any ECNs so tendered in the Exchange Offer unless the registration statement of which this prospectus forms a part becomes effective and no stop order suspending the effectiveness of the registration statement and no proceedings for that purpose have been instituted or be pending, or to the knowledge of LBG or the Offerors, be contemplated or threatened by the SEC.

Procedures for Participating in the Exchange Offer

The offering of ECNs for exchange by a holder will be deemed to have occurred upon receipt by the Exchange Agent from the relevant Clearing System of a valid Exchange Instruction submitted in accordance with the requirements of such Clearing System. The receipt of such Exchange Instruction by the relevant Clearing System will be acknowledged in accordance with the standard practices of such Clearing System and will result in the blocking of the relevant ECNs in the holder’s account with the relevant Clearing System so that no transfers may be effected in relation to such ECNs.

Holders and Direct Participants must take the appropriate steps through the relevant Clearing System so that no transfers may be effected in relation to such blocked ECNs at any time after the date of submission of such Exchange Instruction, in accordance with the requirements of the relevant Clearing System and the deadlines required by such Clearing System. By blocking such ECNs in the relevant Clearing System, each Direct Participant will be deemed to consent to have the relevant Clearing System provide details concerning such Direct Participant’s identity to the Exchange Agent (and for the Exchange Agent to provide such details to the Offerors, LBG, the Dealer Managers and their legal advisers).

Only Direct Participants may submit Exchange Instructions. Each holder that is not a Direct Participant must arrange for the Direct Participant through which such holder holds its ECNs to submit a valid Exchange Instruction on its behalf to the relevant Clearing System before the deadlines specified by the relevant Clearing System.

By submitting a valid Exchange Instruction to the relevant Clearing System in accordance with the standard procedures of such Clearing System, a holder and any Direct Participant submitting such Exchange Instruction on such holder’s behalf shall be deemed to make the acknowledgements, representations, warranties and undertakings set out below under “—Acknowledgements, Representations, Warranties and Undertakings”, to the Offerors, LBG, the Exchange Agent and the Dealer Managers at the Expiration Deadline and the time of settlement on the Settlement Date (if a holder or Direct Participant is unable to make any such agreement or acknowledgement or give any such representation, warranty or undertaking, such holder or Direct Participant should contact the Exchange Agent immediately).

Holders should note that only one Exchange Instruction may be submitted by or on behalf of a beneficial owner in respect of a particular series of ECNs. Multiple Exchange Instructions submitted by or on behalf of a beneficial owner in respect of any one series of ECNs will be invalid and may be rejected by the relevant Offeror.

Holders must provide the following additional information in the relevant Exchange Instruction for the purposes of receiving Additional Tier 1 Securities:

(a)	the event or reference number issued Euroclear or Clearstream, Luxembourg;

(b)	the name of the beneficial holder, account holder and the securities account number in which the ECNs the holder wishes to tender are held; and

(c)	the Euroclear or Clearstream, Luxembourg account to which the Additional Tier 1 Securities should be credited.

LBG 1 and/or LBG 2 may not accept any tenders of ECNs if the information set out above is not provided as part of the relevant Exchange Instruction.

Withdrawal Rights

Validly tendered ECNs and any Exchange Instruction relating thereto, may be withdrawn at any time prior to the Expiration Deadline but not thereafter.

Withdrawals may only be effected by delivering an Exchange Instruction to Euroclear or Clearstream, Luxembourg, as applicable. To be effective, an Exchange Instruction must be received by Euroclear or Clearstream, Luxembourg, as applicable, not later than the Expiration Deadline or such earlier deadline as may be set by the relevant Clearing System.

This notice must specify:

•	the name of the person having tendered the ECNs to be withdrawn; and

•	the ECNs to be withdrawn (including the principal amount of such ECNs).

Holders wishing to exercise any such right of withdrawal should do so in accordance with the procedures of the relevant Clearing System. Holders should confirm with the bank, securities broker or any other intermediary through which they hold their ECNs whether such intermediary would require receiving instructions to participate in, or withdraw their instruction to participate in, the Exchange Offer prior to the deadlines set out in this prospectus. In particular, holders who seek the flexibility to withdraw their ECNs at a time prior to the Expiration Deadline but outside of the normal business hours of Euroclear or Clearstream, Luxembourg, as applicable, should consult in advance with their bank, securities broker or other intermediary regarding the effective deadline for exercising withdrawal by means of an Exchange Instruction. For the avoidance of doubt, any holder who does not exercise any such right of withdrawal in the circumstances and in the manner specified above, shall be deemed to have waived such right of withdrawal and its original Exchange Instruction will remain effective.

LBG 1 and/or LBG 2 will make a final and binding determination on all questions as to the validity, form and eligibility (including time of receipt) of such notices. Any ECNs so withdrawn will be deemed not to have been validly tendered for exchange for the purposes of the Exchange Offer. Any ECNs tendered but not exchanged for any reason will be returned to the holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn ECNs may be retendered by following one of the procedures described herein any time prior to the Expiration Deadline.

Acknowledgements, Representations, Warranties and Undertakings

By submitting an Exchange Instruction each holder and the relevant Direct Participant (on behalf of the relevant holder), represents, warrants and undertakes that:

(a)	it has received, reviewed, acknowledged, accepted and agreed to the terms of this prospectus (including, without limitation, the offering restrictions set forth in this prospectus);

(b)
it is assuming all the risks inherent in participating in the Exchange Offer and has undertaken all the appropriate analysis of the implications of the Exchange Offer, without reliance on the Offerors, LBG, the Dealer Managers or the Exchange Agent;

(c)
by blocking ECNs in the relevant Clearing System it will be deemed to consent to the relevant Clearing System providing details concerning its identity to the Offerors, LBG, the Dealer Managers, the Exchange Agent and their respective legal advisers;

(d)
upon the terms and subject to the conditions of the Exchange Offer, it offers to exchange the principal amount of ECNs in its account in the relevant Clearing System that is the subject of the relevant Exchange Instruction for the relevant number of Additional Tier 1 Securities;

(e)	it will only submit (or arrange to have submitted on its behalf) one Exchange Instruction in respect of any one series of the ECNs tendered by it in the Exchange Offer;

(f)
it agrees to ratify and confirm each and every act or thing that may be done or effected by LBG 1 and/or LBG 2, any of its directors or any person nominated by LBG 1 and/or LBG 2 in the proper exercise of his or her powers and/or authority hereunder;

(g)
it agrees to do all such acts and things as shall be necessary and execute any additional documents deemed by LBG 1 and/or LBG 2 to be desirable, in each case to complete the transfer of the ECNs to LBG 1 or LBG 2, as the case may be, or its nominee in exchange for the Additional Tier 1 Securities and/or to perfect any of the authorities expressed to be given hereunder;

(h)
it has observed the laws of all relevant jurisdictions; obtained all requisite governmental, exchange control or other required consents; complied with all requisite formalities; and paid any issue, transfer or other taxes or requisite payments due from it in each respect in connection with any offer or acceptance in any jurisdiction and that it has not taken or omitted to take any action in breach of the terms of the Exchange Offer, or which will or may result in the Offerors, LBG, the Dealer Managers, the Exchange Agent, or any other person acting in breach of the legal or regulatory requirements of any such jurisdiction in connection with the Exchange Offer;

(i)
all authority conferred or agreed to be conferred pursuant to its representations, warranties and undertakings and all of its obligations shall be binding upon its successors, assigns, heirs, executors, trustees in bankruptcy, insolvency practitioners and legal representatives and shall not be affected by, and shall survive, its death, incapacity, bankruptcy, insolvency, or any other similar proceedings;

(j)
except to the extent of the information set forth under “Taxation Considerations”, no information has been provided to it by the Offerors, LBG, the Dealer Managers or the Exchange Agent with regard to the tax consequences to holders, beneficial owners or Direct Participants arising from the exchange of ECNs in the Exchange Offer or the receipt of Additional Tier 1 Securities. It hereby acknowledges that it is solely liable for any taxes and similar or related payments imposed on it under the laws of any applicable jurisdiction as a result of its participation in the Exchange Offer, and agrees that it will not and does not have any right of recourse (whether by way of reimbursement, indemnity or otherwise) against the Offerors, LBG, the Dealer Managers, the Exchange Agent or any other person in respect of such taxes and payments;

(k)
it is not a person to whom it is unlawful to make an invitation pursuant to the Exchange Offer under applicable laws and has (before submitting, or arranging for the submission on its behalf, as the case may be, of the Exchange Instruction in respect of the ECNs which it is offering for exchange) complied with all laws and regulations applicable to it for the purposes of its participation in the Exchange Offer;

(l)
it is not resident and/or located in a Relevant Member State or, if it is resident and/or located in a Relevant Member State, (a) it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and (b) in the case of any Additional Tier 1 Securities acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, (i) the Additional Tier 1 Securities acquired by it in the offers have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the Dealer Managers has been given to the offer or resale or (ii) where the Additional Tier 1 Securities have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those Additional Tier 1 Securities to it is not treated under the Prospectus Directive as having been made to such persons;

(m)
it is not resident and/or located in the United Kingdom or, if it is resident and/or located in the United Kingdom, it is an existing member or creditor of a Group Company or a person within Article 43 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or any other person to whom these documents and/or materials may lawfully be communicated;

(n)
it is outside Belgium or, if it is located in Belgium, (i) it is a person which is a “qualified investor” in the sense of Article 10 of the Belgian Prospectus Law, acting on its own account or (ii) there are other circumstances set out in Article 6, §4 of the Belgian Takeover Law and Article 3, §4 of the Belgian Prospectus Law which provide an exemption from the public offer requirements set out in the Belgian Takeover Law and the Belgian Prospectus Law;

(o)
it is not located or resident in France or, if it is located or resident in France, it is a (i) provider of investment services relating to portfolio management for the account of third parties (personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers) and/or (ii) qualified investor (investisseur qualifié) other than individuals, acting for their own account, all as defined in, and in accordance with, Articles L.411-1, L.411-2 and D.411-1 to D.411-3 of the French Code monétaire et financier;

(p)
it is outside Italy or, if it is located in Italy, it is a qualified investor (investitori qualificati) pursuant to article 34-ter, paragraph 1, letter (b) of the Consob Regulation acting on its own account; or there are other circumstances where an express exemption from compliance with the restrictions on public purchases or exchange offers applies pursuant to the Financial Services Act or the Consob Regulation;

(q)
it has full power and authority to submit for exchange and transfer the ECNs hereby submitted for exchange and if such ECNs are accepted for exchange, such ECNs will be transferred to, or to the order of, LBG 1 or LBG 2, as the case may be, with full title free from all liens, charges and encumbrances, not subject to any adverse claim and together with all rights attached thereto;

(r)
it holds and will hold, until the time of settlement on the Settlement Date, the ECNs blocked in Euroclear or Clearstream, Luxembourg and, in accordance with the requirements of Euroclear or Clearstream, Luxembourg and by the deadline required by Euroclear or Clearstream, Luxembourg, it has submitted, or has caused to be submitted, an Exchange Instruction to the relevant Clearing System, as the case may be, to authorize the blocking of the submitted ECNs with effect on and from the date thereof so that, at any time pending the transfer of such ECNs on the Settlement Date to LBG 1 or LBG 2, as the case may be, or their agents on its behalf, no transfers of such ECNs may be effected;

(s)
the terms and conditions of the Exchange Offer shall be deemed to be incorporated in, and form a part of, the Exchange Instruction which shall be read and construed accordingly and that the information given by or on behalf of such existing Holder in the Exchange Instruction is true and will be true in all respects at the time of the exchange; and

(t)	it understands and agrees that the Offerors, LBG, the Dealer Managers and the Exchange Agent will rely upon the truth and accuracy of the foregoing representations, warranties and undertakings.

The receipt from a holder or from a Direct Participant on behalf of a beneficial owner of an Exchange Instruction by the relevant Clearing System will constitute instructions to debit from such holder’s or Direct Participant’s account on the Settlement Date the principal amount of ECNs that such holder or Direct Participant has tendered for exchange and which have been accepted, upon receipt by the relevant Clearing System of an instruction from the Exchange Agent to receive those ECNs for the account of LBG 1 or LBG 2, as the case may be, and (where applicable) against delivery of Additional Tier 1 Securities subject to the automatic withdrawal of those instructions in the event that the Exchange Offer is terminated by the Offerors or the withdrawal of such Exchange Instruction (in the circumstances in which such withdrawal is permitted) in accordance with the procedure set out in this prospectus.

Responsibility for Delivery of Exchange Instructions

None of the Offerors, LBG, the Dealer Managers or the Exchange Agent, as the case may be, will be responsible for the communication of tenders and corresponding Exchange Instructions by (i) beneficial owners to the Direct Participant through which they hold ECNs or (ii) the Direct Participant to the relevant Clearing System.

If a beneficial owner holds its ECNs through a Direct Participant, such beneficial owner should contact that Direct Participant to discuss the manner in which exchange acceptances and transmission of the corresponding Exchange Instruction and, as the case may be, transfer instructions may be made on its behalf.

In the event that the Direct Participant through which a beneficial owner holds its ECNs is unable to submit an Exchange Instruction, such beneficial owner should telephone the Exchange Agent, as applicable, for assistance on the numbers provided in this prospectus.

Holders, Direct Participants and beneficial owners are solely responsible for arranging the timely delivery of their Exchange Instructions.

If a beneficial owner offers its ECNs through a Direct Participant, such beneficial owner should consult with that Direct Participant as to whether it will charge any service fees in connection with the participation in the Exchange Offer.

Amendment and Termination

Notwithstanding any other provision of the Exchange Offer, the Offerors may, subject to applicable laws, at its option, at any time before it announces whether it accepts valid tenders of ECNs pursuant to the Exchange Offer:

(a)
extend the Expiration Deadline or re-open the Exchange Offer, as applicable (in which case all references in this prospectus to “Expiration Deadline” shall, unless the context otherwise requires, be to the latest date and time to which the Expiration Deadline has been so extended or the Exchange Offer re-opened);

(b)
otherwise extend, re-open or amend the Exchange Offer in any respect (including, but not limited to, any extension, re-opening, increase, decrease or other amendment, as applicable, in relation to the Expiration Deadline and/or the Settlement Date);

(c)	waive, decrease or increase the Maximum New Issue Size (in which case all references in this prospectus to the “Maximum New Issue Size” shall be to the Maximum New Issue Size as so modified);

(d)
delay acceptance or, subject to applicable law, exchange of ECNs validly tendered for exchange in the Exchange Offer until satisfaction or waiver (if permitted) of the conditions to the Exchange Offer;

(e)	terminate the Exchange Offer in respect of any one or more or all series of ECNs, including with respect to Exchange Instructions submitted before the time of such termination;

(f)	in respect of any series of ECNs, choose not to accept all valid tenders received by the Exchange Agent prior to the Expiration Deadline; or

(g)	waive or decrease the Minimum New Issue Size.

The Offerors also reserve the right at any time to waive, where permissible, any or all of the conditions of the Exchange Offer as set out in this prospectus.

The Offerors will ensure holders are notified of any such extension, re-opening, amendment or termination as soon as is reasonably practicable after the relevant decision is made through RNS. Any announcement of an extension of the Exchange Offer will be made prior to 9:00 a.m., New York City time, on the Business Day immediately following the previously scheduled Expiration Deadline.

Notwithstanding the irrevocability of all Exchange Instructions, on the termination of the Exchange Offer, all Exchange Instructions will be deemed to be withdrawn automatically.

Compliance with “Short Tendering” Rule

It is a violation of Rule 14e-4 under the Exchange Act (“Rule 14e-4”) for a person, directly or indirectly, to tender securities in a partial tender offer for his own account unless the person so tendering its securities (a) has a net long position equal to or greater than the aggregate principal amount of the securities being tendered and (b) will cause such securities to be delivered in accordance with the terms of the tender offer. Rule 14e-4 provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

A tender of ECNs in the Exchange Offer under any of the procedures described above will constitute a binding agreement between the tendering holder and the Offerors with respect to the Exchange Offer upon the terms and subject to the conditions of the Exchange Offer, including the tendering holder’s acceptance of the terms and conditions of the Exchange Offer, as well as the tendering holder’s representation and warranty that (a) such holder has a net long position in the ECNs being tendered pursuant to the Exchange Offer within the meaning of Rule 14e-4 and (b) the tender of such ECNs complies with Rule 14e-4.

Irregularities

All questions as to the validity, form and eligibility (including the time of receipt) of any Exchange Instruction, tenders of ECNs or revocation or revision thereof or delivery of ECNs will be determined by the Offerors in their sole discretion, which determination will be final and binding. The Offerors reserve the absolute right to reject any and all Exchange Instructions not in proper form or for which any corresponding agreement would, in their opinion, be unlawful. The Offerors also reserve the absolute right to waive any of the conditions to the Exchange Offer or defects in Exchange Instructions with regard to any ECNs. A waiver with respect to any conditions to the Exchange Offer or defects in Exchange Instructions with regard to one tender of ECNs shall not constitute a waiver with respect to any other tender of ECNs unless the Offerors expressly provide otherwise. None of the Offerors, LBG, the Dealer Managers or the Exchange Agent shall be under any duty to give notice to holders, Direct Participants or beneficial owners of any irregularities in Exchange Instructions; nor shall any of them incur any liability for failure to give notification of any material amendments to the terms and conditions of the Exchange Offer.

Dealer Managers and Exchange Agent

The Offerors have retained Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, to act as Global Coordinators and Joint Lead Dealer Managers (the “Global Coordinators and Joint Lead Dealer Managers”), Barclays Capital Inc., Lloyds Securities Inc. and Morgan Stanley & Co. LLC, to act as Joint Lead

Dealer Managers (the “Joint Lead Dealer Managers”), and BNP Paribas Securities Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and UBS Limited to act as Joint Dealer Managers (the “Joint Dealer Managers”, and together with the Global Coordinators and Joint Lead Dealer Managers and the Joint Lead Dealer Managers, the “Dealer Managers”), and Lucid Issuer Services Limited to act as Exchange Agent in connection with the Exchange Offer. The services of the Dealer Managers may be provided through their affiliates in certain jurisdictions.  The Offerors have agreed to pay the Dealer Managers customary fees for their services in connection with the Exchange Offer and have also agreed to reimburse the Dealer Managers for their reasonable out-of-pocket expenses and to indemnify them against specific liabilities, including liabilities under U.S. federal securities laws.

The Dealer Managers and their affiliates have provided in the past, are currently providing and may provide in the future, other investment banking, commercial banking and financial advisory services to the Offerors and their affiliates for customary fees and expenses in the ordinary course of business.

At any given time, the Dealer Managers or affiliates of the Dealer Managers may trade the ECNs, the Additional Tier 1 Securities and other securities issued by the Offerors, LBG or their subsidiaries for their own accounts, or for the accounts of their customers, and accordingly may hold a long or short position in the ECNs, the Additional Tier 1 Securities or other securities.  The Dealer Managers are not obligated to make a market in the Additional Tier 1 Securities. The Dealer Managers may also tender into the Exchange Offer the ECNs they may hold or acquire, but are under no obligation to do so.

None of the Dealer Managers or the Exchange Agent assumes any responsibility for the accuracy or completeness of the information concerning the Exchange Offer, the Offerors, LBG, any of its affiliates, the ECNs or the Additional Tier 1 Securities contained in this prospectus or in the documents incorporated by reference herein, or for any failure by the Offerors to disclose events that may have occurred and may affect the significance or accuracy of that information.

The Exchange Agent is an agent of the Offerors and owes no duty to any holders of ECNs.

Certain Matters Relating to Non-U.S. Jurisdictions

This prospectus does not constitute an offer or an invitation to participate in the Exchange Offer in any jurisdiction in or from which, or to any person to whom, it is unlawful to make the relevant offer or invitation under applicable laws. The distribution of the prospectus in certain jurisdictions may be restricted by law. Persons into whose possession the prospectus comes are required by each of the Offerors, LBG, the Dealer Managers and the Exchange Agent to inform themselves about, and to observe, any such restrictions.

No action has been or will be taken by the Offerors, LBG, the Dealer Managers or the Exchange Agent in any jurisdiction outside the United States that would constitute a public offering of the Additional Tier 1 Securities other than the preparation of this prospectus in compliance with articles 652a and 1156 of the Swiss Code of Obligations for purposes of making the Exchange Offer in Switzerland.

United Kingdom

The communication of this prospectus and any other documents or materials relating to the Exchange Offer is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials is exempt from the restriction on financial promotions under section 21 of the FSMA on the basis that it is only directed at and may be communicated to (1) those persons who are existing members or creditors of the Group or other persons within Article 43 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, and (2) any other persons to whom these documents and/or materials may lawfully be communicated.

Isle of Man

The communication of the prospectus and any other documents or materials relating to the Exchange Offer is not being made by, and such documents will not be registered or filed as a prospectus with any governmental or other authority in the Isle of Man and the Prospectus and the issue of the Additional Tier 1 Securities have not been approved by the Isle of Man Financial Supervision Commission. Any offer for subscription, sale or exchange of the Additional Tier 1 Securities in or from the Isle of Man must be made:

(a)      by an Isle of Man financial services licence holder appropriately licensed under section 7 of the Financial Services Act 2008 to do so;

(b)      in accordance with any relevant exclusion contained within the Regulated Activities Order 2011; or

(c)       in accordance with any available relevant exemption contained within the Financial Services (Exemptions) Regulations 2011.

Guernsey

The communication of the prospectus and any other documents or materials relating to the Exchange Offer has not been made by, and such documents have not been approved or authorized by the Guernsey Financial Services Commission for circulation in Guernsey. The prospectus and any other documents or materials relating to the Exchange Offer may not be distributed or circulated directly or indirectly to any persons in the Bailiwick of Guernsey other than (i) by a person licensed to do so under the terms of the Protection of Investors (Bailiwick of Guernsey) Law, 1987, as amended, or (ii) to those persons regulated by the Guernsey Financial Services Commission as licensees under the Protection of Investors (Bailiwick of Guernsey) Law, 1987, as amended, the Banking Supervision (Bailiwick of Guernsey) Law, 1994, the Insurance Business (Bailiwick of Guernsey) Law, 2002 or the Regulation of Fiduciaries, Administration Business and company Directors etc. (Bailiwick of Guernsey) Law, 2000.

Jersey

The communication of the prospectus and any other documents or materials relating to the Exchange Offer are not being made by, and such documents are not subject to and have not received approval from either the Jersey Financial Services Commission or the Registrar of Companies in Jersey and no statement to the contrary, explicit or implicit, is authorized to be made in this regard. The Additional Tier 1 Securities may be offered or sold in Jersey only in compliance with the provisions of the Control of Borrowing (Jersey) Order 1958.

Belgium

Neither this prospectus nor any other documents or materials relating to the Exchange Offer have been submitted to or will be submitted for approval or recognition to the Financial Services and Markets Authority (Autorité des services et marchés financiers / Autoriteit voor financiële diensten en markten) and, accordingly, the Exchange Offer may not be made in Belgium by way of a public offering, as defined in Articles 3 and 6 of the Belgian Law of April 1, 2007 on public takeover bids as amended or replaced from time to time. Accordingly, the Exchange Offer may not be advertised and the Exchange Offer will not be extended, and neither this prospectus nor any other documents or materials relating to the Exchange Offer (including any memorandum, information circular, brochure or any similar documents) has been or shall be distributed or made available, directly or indirectly, to any person in Belgium other than “qualified investors” in the sense of Article 10 of the Belgian Law of June 16, 2006 on the public offer of placement instruments and the admission to trading of placement instruments on regulated markets, acting on their own account. This prospectus has been issued only for the personal use of the above qualified investors and exclusively for the purpose of the Exchange Offer. Accordingly, the information contained in this prospectus may not be used for any other purpose or disclosed to any other person in Belgium.

France

The Exchange Offer is not being made, directly or indirectly, to the public in France. Neither this prospectus nor any other documents or offering materials relating to the Exchange Offer, has been or shall be distributed to the public in France and only (i) providers of investment services relating to portfolio management for the account of third parties (personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers) and/or (ii) qualified investors (investisseurs qualifiés), other than individuals, acting for their own account, all as defined in, and in accordance with, Articles L.411-1, L.411-2 and D.411-1 to D.411-3 of the French Code monétaire et financier, are eligible to participate in the Exchange Offer. This prospectus has not been and will not be submitted for clearance procedures (visa) of the Autorité des marchés financiers.

Italy

None of the Exchange Offer, this prospectus or any other documents or materials relating to the Exchange Offer has been or will be submitted to the clearance procedure of the Commissione Nazionale per le Società e la Borsa (“CONSOB”), pursuant to Italian laws and regulations. The Exchange Offer is being carried out in the Republic of Italy as an exempted offer pursuant to article 101-bis, paragraph 3-bis of the Legislative Decree No. 58 of February 24, 1998, as amended (the “Financial Services Act”) and article 35-bis, paragraph 4 of CONSOB Regulation No. 11971 of May 14, 1999, as amended (the “Issuers’ Regulation”).

Accordingly, the Exchange Offer is only addressed to holders of ECNs located in the Republic of Italy who are “qualified investors” (investitori qualificati) as defined pursuant to and within the meaning of Article 100 of the Financial Services Act and article 34-ter, paragraph 1, letter b) of the Issuers’ Regulation.

Holders or beneficial owners of the ECNs located in the Republic of Italy that qualify as “qualified investors” can tender the ECNs through authorized persons (such as investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of October 29, 2007, as amended from time to time, and Legislative Decree No. 385 of September 1, 1993, as amended) and in compliance with applicable laws and regulations or with requirements imposed by CONSOB or any other Italian authority.

Each intermediary must comply with the applicable laws and regulations concerning information duties vis-à-vis its clients in connection with the ECNs or the Exchange Offer.

General

The Exchange Offer does not constitute an offer to buy or the solicitation of an offer to sell ECNs and/or Additional Tier 1 Securities in any circumstances in which such offer or solicitation is unlawful. In those jurisdictions where the securities or other laws require the Exchange Offer to be made by a licensed broker or dealer and the Dealer Manager or, where the context so requires, any of its affiliates is such a licensed broker or dealer in that jurisdiction, the Exchange Offer shall be deemed to be made on behalf of LBG 1 and/or LBG 2 by such Dealer Manager or affiliate (as the case may be) in such jurisdiction.

The issue of the Additional Tier 1 Securities and the performance of LBG’s obligations thereunder have been duly authorized by resolutions of the ordinary shareholders of LBG passed on May 16, 2013 and by the resolutions of the Board of Directors of LBG passed on February 27, 2014 and of a committee of the Board of Directors of LBG passed on March 5, 2014.

Governing Law

The terms of the Exchange Offer, including without limitation each Exchange Instruction, and any non-contractual obligations arising out of or in connection with the Exchange Offer shall be governed by, and construed in accordance with, New York law. By submitting an Exchange Instruction, a holder or Direct Participant irrevocably and unconditionally agrees for the benefit of the Offerors, LBG, the Dealer Managers and the Exchange Agent that the courts of New York are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Exchange Offer or any of the documents referred to above and that, accordingly, any suit, action or proceedings arising out of or in connection with the foregoing may be brought in such courts.

Miscellaneous

Holders who need assistance with respect to the procedure relating to tendering their ECNs should contact the Exchange Agent, the contact details for whom appear on the back cover of this prospectus.

IMPORTANT NOTE RELATING TO THE CONCURRENT EXCHANGE OFFERS

Concurrently with the Exchange Offer, the Offerors are inviting (i) holders of certain of its other enhanced capital notes denominated in pounds and euros who are outside the United States to offer such securities for exchange for additional tier 1 securities and (ii) certain retail holders of pounds denominated enhanced capital notes to tender such securities for cash (the “Concurrent Non-U.S. Exchange Offers”). Holders that are U.S. residents that hold any such securities may not tender such securities for exchange pursuant to the terms of the Concurrent Non-U.S. Exchange Offers. Holders may not tender any securities in the Exchange Offer other than the ECNs specified on the front cover page of this prospectus.

DESCRIPTION OF THE ADDITIONAL TIER 1 SECURITIES

General

The following is a summary of certain terms of the Fixed Rate Reset Additional Tier 1 Securities offered hereby (referred to herein as the “Additional Tier 1 Securities”). The summary set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Capital Securities Indenture dated as of March 6, 2014 (the “Original Indenture”), between us as Issuer and The Bank of New York Mellon acting through its London Branch as Trustee, as supplemented by a First Supplemental Indenture which we expect to be dated as of the Settlement Date (the “First Supplemental Indenture”, and, together with the Original Indenture, the “Indenture”), under which the Additional Tier 1 Securities are to be issued.

The Additional Tier 1 Securities and the Indenture are governed by, and shall be construed in accordance with, the laws of the State of New York, except for the subordination provisions which are governed by Scots law. The terms of the Additional Tier 1 Securities include those stated in the Indenture and any supplements or amendments thereto, and those terms made part of the Indenture by reference to the Trust Indenture Act. The Bank of New York Mellon, acting through its London Branch, will serve as Trustee under the Indenture and will initially act as Paying Agent and Calculation Agent for the Additional Tier 1 Securities.

The Additional Tier 1 Securities will constitute our direct, unsecured and subordinated obligations and will rank pari passu without any preference among themselves.

The Additional Tier 1 Securities will be issued in an aggregate principal amount of up to $1,675,000,000. We will issue the Additional Tier 1 Securities in fully registered form in denominations of $200,000 and in integral multiples of $1,000 thereafter (the denomination of each book-entry interest being the “Tradable Amount” of such book-entry interest). Prior to the Automatic Conversion (as defined below), the aggregate Tradable Amount of the book-entry interests in each Additional Tier 1 Security shall be equal to such Note’s principal amount. Following the Automatic Conversion, the principal amount of each Additional Tier 1 Security shall be zero (as described below under “—Conversion—Conversion Procedures”) but the Tradable Amount of the book-entry interests in each Additional Tier 1 Security shall remain unchanged.

Upon issuance, the Additional Tier 1 Securities will be represented by one or more fully registered global notes (“Global Notes”). Each such Global Note will be deposited with, or on behalf of, The Depository Trust Company (the “DTC”). You will hold a beneficial interest in the Additional Tier 1 Securities through the DTC and its participants.  LBG expects to deliver the Additional Tier 1 Securities through the facilities of the DTC on April 7, 2014.  For a more detailed summary of the form of the Additional Tier 1 Securities and settlement and clearance arrangements, see “—Form of Additional Tier 1 Securities, Clearance and Settlement”.

Indirect holders trading their beneficial interests in the Additional Tier 1 Securities through the DTC must trade in the DTC’s same-day funds settlement system and pay in immediately available funds.  Secondary market trading will occur in the ordinary way following the applicable rules and clearing system operating procedures of the DTC, including those of its indirect participants, Euroclear and Clearstream, Luxembourg. Definitive securities will only be issued in limited circumstances described under “—Form of Additional Tier 1 Securities, Clearance and Settlement”.

Payment of principal of and interest, if any, on the Additional Tier 1 Securities, so long as the Additional Tier 1 Securities are represented by global certificates, will be made in immediately available funds. Beneficial interests in the global certificates will trade in the same-day funds settlement system of DTC, and secondary market trading activity in such interests will therefore settle in same-day funds. LBG currently expects such trading and settlement to continue in the period between the Conversion Date and the Suspension Date (each as defined below).

Payments

Interest Rate

From and including              (the “Issue Date”) to but excluding June 27, 2024, (the “First Call Date”), interest will accrue on the Additional Tier 1 Securities at an initial rate equal to 7.5% per annum. The First Call Date and every 5th anniversary thereafter shall be a “Reset Date”. From and including each Reset Date to but excluding the next succeeding Reset Date, the interest will accrue on the Additional Tier 1 Securities at a rate per annum equal to the sum of then prevailing Mid-Market Swap Rate on the relevant Reset Determination Date and 4.76%, converted to a quarterly rate in accordance with market convention (rounded to three decimal places, with 0.0005 rounded down). Subject to the provisions under “—Interest Cancellation”, “—Conversion—Automatic Conversion” and “—Ranking and Liquidation Distribution”, interest, if any, will be payable quarterly in arrear on March 27, June 27, September 27 and December 27 of each year, commencing on June 27, 2014 (each, an “Interest Payment Date”). The regular record dates for the Additional Tier 1 Securities will be the 15th calendar day preceding each Interest Payment Date, whether or not such day is a Business Day (each, a “Record Date”).

The “Mid-Market Swap Rate” is the mid-market U.S. dollar swap rate Libor basis having a 5-year maturity appearing on Bloomberg page “ISDA 01” (or such other page as may replace such page on Bloomberg, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) at 11:00 a.m. (New York time) on the Reset Determination Date, as determined by the Calculation Agent. If such swap rate does not appear on such page (or such other page or service), the Mid-Market Swap Rate shall instead be determined by the Calculation Agent on the basis of (i) quotations provided by the principal office of each of four major banks in the U.S. dollar swap rate market (which banks shall be selected by the Calculation Agent in consultation with LBG no less than 20 calendar days prior to the Reset Determination Date) (the “Reference Banks”) of the rates at which swaps in U.S. dollars are offered by it at approximately 11.00 a.m. (New York time) (or thereafter on such date, with the Calculation Agent acting on a best efforts basis) on the Reset Determination Date to participants in the U.S. dollar swap rate market for a five-year period and (ii) the arithmetic mean expressed as a percentage and rounded, if necessary, to the nearest 0.001% (0.0005% being rounded upwards) of such quotations. If the Mid-Market Swap Rate is still not determined on the relevant Reset Determination Date in accordance with the foregoing procedures, the Mid-Market Swap Rate shall be the mid-market U.S. dollar swap rate Libor basis having a 5-year maturity that appeared on the most recent Bloomberg page “ISDA 01” (or such other page as may replace such page on Bloomberg, or such other page as may be nominated by the person providing or sponsoring the information appearing on such page for purposes of displaying comparable rates) that was last available prior to 11.00 a.m. (New York time) on each Reset Determination Date, as determined by the Calculation Agent.

The “Reset Determination Date” shall be the second Business Day immediately preceding the Reset Date.

If any scheduled Interest Payment Date is not a Business Day, we will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date. If any scheduled redemption date is not a Business Day, we may pay interest, if any, and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after any scheduled redemption date. If any Reset Date is not a Business Day, the Reset Date shall occur on the next Business Day.

If any interest payment is to be made in respect of the Additional Tier 1 Securities on any other date, including on any scheduled redemption date, it shall be calculated by the Calculation Agent by applying the interest rate as described above and multiplying the product by 30/360 and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). For this purpose “30/360” means, in respect of any period, the number of days in the relevant period, from and including the first day in such period to but excluding the last day in such period, such number of days being calculated on the basis of a 360 day year consisting of 12 months of 30 days each, divided by 360.

The term “Business Day” means any weekday, other than one on which banking institutions are authorized or obligated by law, regulation or executive order to close in London, England, or in New York City.

Interest Cancellation

Subject to the solvency condition described under “—Solvency Condition” below,  the availability of Distributable Items (as defined under “—Availability of Distributable Items” below), Automatic Conversion as described under “—Conversion—Automatic Conversion” and a Winding-up or Administration Event as described under “—Ranking and Liquidation Distribution”, interest on the Additional Tier 1 Securities will be due and payable only at the sole discretion of LBG and LBG shall have absolute discretion at all times and for any reason to cancel any interest payment in whole or in part that would otherwise be payable on any Interest Payment Date. If LBG elects not to make an interest payment on the relevant Interest Payment Date, or if LBG elects to make a payment of a portion, but not all, of such interest payment, such non-payment shall evidence LBG’s exercise of discretion to cancel such interest payment, or the portion of such interest payment not paid, and accordingly such interest payment, or portion thereof, shall not be or become due and payable.

Such canceled interest shall not accumulate or be due and payable at any time thereafter and Securityholders shall not have any right to or claim against LBG with respect to such interest amount. Any such cancellation shall not constitute a default and Securityholders shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation.

Because the Additional Tier 1 Securities are intended to qualify as additional tier 1 capital under CRD IV, LBG may cancel, in whole or in part, any interest payment at its discretion and may pay dividends on its ordinary or preference shares notwithstanding such cancellation. In addition, LBG may use such canceled payments without restriction to meet its other obligations as they become due.

In addition, the Additional Tier 1 Securities will cease to bear interest from, and including, the date of any redemption of the Additional Tier 1 Securities as described under “—Redemption and Purchase” unless payment and performance of all amounts and obligations due by LBG in respect of the Additional Tier 1 Securities is not properly and duly made, in which event interest shall continue to accrue on the Additional Tier 1 Securities until payment and performance of all amounts and obligations has been properly and duly made.

Furthermore, in the event of the Automatic Conversion of the Additional Tier 1 Securities upon the occurrence of a Trigger Event, as described under “—Conversion—Automatic Conversion” below or a Winding-up or Administration Event, any accrued but unpaid interest on the Additional Tier 1 Securities shall be canceled upon the occurrence of such Trigger Event, or Winding-up or Administration Event (as defined under “—Ranking and Liquidation Distribution”), as the case may be, and shall not become due and payable at any time.

See also “—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” below.

Payments Subject to Laws

Payments under the Additional Tier 1 Securities will be subject in all cases to any applicable fiscal or other laws and regulations in the place of payment or other laws and regulations to which LBG or its Paying Agents agree to be subject and LBG will not, save as provided under “—Additional Amounts”, be liable for any taxes or duties of whatever nature imposed or levied by such laws, regulations or agreements. No commission or expenses shall be charged to the Securityholders in respect of such payments.

Solvency Condition

Other than in a Winding-up or Administration Event (as defined below) or in relation to the cash component of any Alternative Consideration in any Settlement Shares Offer, payments in respect of or arising under the Additional Tier 1 Securities (including any damages for breach of any obligations thereunder) are, in addition to the right of LBG to cancel payments of interest as described under “—Interest Cancellation”, conditional upon LBG being solvent at the time when the relevant payment is due to be made and no principal, interest or other amount payable shall be due and payable in respect of or arising from the Additional Tier 1 Securities except to the extent that LBG could make such payment and still be solvent immediately thereafter (such condition is referred to herein as the “Solvency Condition”).

LBG shall be considered to be solvent at a particular point in time if:

(i) we are able to pay our debts owed to our Senior Creditors (as defined under “—Ranking and Liquidation Distribution” below) as they fall due; and

(ii) our Assets are at least equal to our Liabilities.

“Assets” means the unconsolidated gross assets of LBG, as shown in the latest published audited balance sheet of LBG, adjusted for subsequent events in such manner as the directors of LBG may determine.

“Liabilities” means the unconsolidated gross liabilities of LBG, as shown in the latest published audited balance sheet of LBG, adjusted for contingent liabilities and prospective liabilities and for subsequent events in such manner as the directors of LBG may determine.

An officer’s certificate as to our solvency shall, unless there is manifest error, be treated and accepted by us, the Trustee and any Securityholder as correct and sufficient evidence that the Solvency Condition is or is not satisfied. If we fail to make a payment because the Solvency Condition is not satisfied, that payment shall not be or become due and payable.

See also “—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” below.

Availability of Distributable Items

LBG shall cancel any interest on the Additional Tier 1 Securities (or, as appropriate, any part thereof) which is scheduled to be paid on an Interest Payment Date if in respect of such Interest Payment Date to the extent that LBG has an amount of Distributable Items on any scheduled Interest Payment Date that is less than the sum of (i) all payments (other than redemption payments) made or declared by LBG since the end of LBG’s last financial year and prior to such Interest Payment Date on or in respect of any Parity Securities, the Additional Tier 1 Securities and any Junior Securities (as defined below) and (ii) all payments (other than redemption payments) payable by LBG on such Interest Payment Date (x) on the Additional Tier 1 Securities and (y) on or in respect of any Parity Securities or any Junior Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items.

In addition, LBG shall not pay any interest otherwise scheduled to be paid on an Interest Payment Date if and to the extent that the payment of such interest would cause, when aggregated together with other distributions of the kind referred to in Article 141(2) of the Directive (as defined below) (or any provision of applicable law transposing or implementing Article 141(2) of the Directive, as amended or replaced), the Maximum Distributable Amount, if any, then applicable to the Group to be exceeded.

See also “—Agreement to Interest Cancellation” and “—Notice of Interest Cancellation” below.

“Distributable Items” shall have the meaning assigned to such term in CRD IV (as the same may be amended or replaced from time to time), as interpreted and applied in accordance with the Applicable Regulations then applicable to LBG, but amended so that any reference therein to “before distributions to holders of own funds instruments” shall be read as a reference to “before distributions by LBG to holders of Parity Securities, the Additional Tier 1 Securities or any Junior Securities”. Under CRD IV, as at the date hereof, “distributable items” means the amount of the profits at the end of the last financial year plus any profits brought forward and reserves available for that purpose before distributions to holders of own funds instruments, less any losses brought forward, profits which are non-distributable pursuant to provisions in legislation or the institution’s by-laws and sums placed to non-distributable reserves in accordance with applicable national law or the statutes of the institution, those losses and reserves being determined on the basis of the individual accounts of the institution (LBG) and not on the basis of the consolidated accounts.

“Applicable Regulations” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy (including, without limitation, as to leverage) then in effect in the United Kingdom including, without limitation to the generality of the foregoing, any delegated or implementing acts (such as regulatory technical standards) adopted by the European Commission and any regulations, requirements, guidelines and policies relating to capital adequacy adopted by the Relevant Regulator, from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to LBG or to LBG and our subsidiaries).

“CRD IV” means the legislative package consisting of Directive 2013/36/EU on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms (the “Directive”) and Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of 26 June 2013 (the “Regulation”).

“Maximum Distributable Amount” means any applicable maximum distributable amount relating to the Group required to be calculated in accordance with Article 141 of the Directive or as the case may be, any provision of applicable law transposing or implementing the Directive, as amended or replaced.

Agreement to Interest Cancellation

By acquiring the Additional Tier 1 Securities, Securityholders acknowledge and agree that:

(a)
interest is payable solely at the discretion of LBG, and no amount of interest shall become due and payable in respect of the relevant interest period to the extent that it has been canceled by LBG at our sole discretion and/or deemed canceled in whole or in part; and

(b)
a cancellation or deemed cancellation of interest (in each case, in whole or in part) in accordance with the terms of the Indenture shall not constitute a default in payment or otherwise under the terms of the Additional Tier 1 Securities.

Interest will only be due and payable on an Interest Payment Date to the extent it is not canceled or deemed canceled in accordance with the provisions described under “—Interest Cancellation”, “—Solvency Condition”, “—Availability of Distributable Items”, —Conversion—Automatic Conversion”  and “—Ranking and Liquidation Distribution”. Any interest canceled or deemed canceled (in each case, in whole or in part) in the circumstances described above shall not be due and shall not accumulate or be payable at any time thereafter, and Securityholders shall have no rights thereto or to receive any additional interest or compensation as a result of such cancellation or deemed cancellation.

Notice of Interest Cancellation

If practicable, LBG shall provide notice of any cancellation or deemed cancellation of interest (in whole or in part) to the Securityholders through DTC (or, if the Additional Tier 1 Securities are held in definitive form, to the holders directly at their addresses shown on the register for the Additional Tier 1 Securities) and to the Trustee directly on or prior to the relevant Interest Payment Date. Failure to provide such notice will not have any impact on the effectiveness of, or otherwise invalidate, any such cancellation or deemed cancellation of interest, or give Securityholders any rights as a result of such failure.

Ranking and Liquidation Distribution

The Additional Tier 1 Securities will constitute our direct, unsecured and subordinated obligations, ranking equally without any preference among themselves. The rights and claims of the Securityholders in respect of or arising from the Additional Tier 1 Securities will be subordinated to the claims of Senior Creditors (as defined below).

If at any time prior to the date on which a Trigger Event occurs:

(i)      an order is made, or an effective resolution is passed, for the winding-up of LBG (except in each such case, a solvent winding-up solely for the purposes of a reorganization, reconstruction or amalgamation of LBG or the substitution in place of LBG of a successor in business of LBG, the terms of which (i) have previously been approved in writing by Securityholders of not less than 2/3 (two thirds) in aggregate principal amount of the Additional Tier 1 Securities and (ii) do not provide that the Additional Tier 1 Securities shall thereby become redeemable or repayable in accordance with their terms); or

(ii)     an administrator of LBG is appointed and such administrator declares, or gives notice that it intends to declare and distribute a dividend (together, a “Winding-up or Administration Event”),

there shall be payable by LBG in respect of each Additional Tier 1 Security (in lieu of any other payment by LBG) such amount, if any, as would have been payable to the Securityholder if, throughout such Winding-up or

Administration Event, such Securityholder were the holder of one of a class of preference shares in the capital of LBG (“Notional Preference Shares”) having an equal right to a return of assets in the Winding-up or Administration Event to, and so ranking pari passu with, the holders of the most senior class or classes of issued preference shares in the capital of LBG from time to time (if any) and which have a preferential right to a return of assets in the Winding-up or Administration Event over, and so rank ahead of, the holders of all other classes of issued shares for the time being in the capital of LBG but ranking junior to the claims of Senior Creditors and on the assumption that the amount that such holder was entitled to receive in respect of each Notional Preference Share is an amount equal to the principal amount of the Additional Tier 1 Securities together with, to the extent not otherwise included within the foregoing, any other amounts attributable to the Additional Tier 1 Securities, including any Accrued Interest and any damages awarded for breach of any obligations, regardless of whether the Solvency Condition is satisfied on the date upon which the same would otherwise be due and payable.

“Senior Creditors” means creditors of LBG (i) who are unsubordinated creditors, (ii) whose claims are, or are expressed to be, subordinated to the claims of unsubordinated creditors of LBG but not further or otherwise, or (iii) whose claims are, or are expressed to be, junior to the claims of other creditors of LBG (whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of Securityholders) in a Winding-up or Administration Event prior to a Trigger Event.

“Parity Securities” means (i) the most senior ranking class or classes of preference shares in the capital of LBG from time to time and any other securities of LBG ranking, or expressed to rank, pari passu with the Additional Tier 1 Securities and/or such preference shares following a Winding-up or Administration Event and/or (ii) any securities issued by any other member of the Group where the terms of the securities benefit from a guarantee or support agreement entered into by LBG which ranks or is expressed to rank pari passu with the Additional Tier 1 Securities and/or such preference shares following a Winding-up or Administration Event.

If a Winding-up or Administration Event occurs at any time on or following the date on which a Trigger Event occurs but the Settlement Shares to be issued and delivered to the Settlement Share Depository on the Conversion Date have not been so delivered, there shall be payable by LBG in respect of each Additional Tier 1 Security (in lieu of any other payment by LBG) such amount, if any, as would have been payable to the holder of such Note in a Winding up or Administration Event if the Conversion Date in respect of the Automatic Conversion had occurred immediately before the occurrence of a Winding-up or Administration Event (ignoring for this purpose LBG’s right to make an election for a Settlement Shares Offer to be effected), regardless of whether the Solvency Condition is satisfied on such date.

As a consequence of these subordination provisions, if a Winding-up or Administration Event occurs, each Securityholder may recover less ratably than the holders of our unsubordinated liabilities and the holders of certain of our subordinated liabilities. If upon any Winding-up or Administration Event the amount payable on the Additional Tier 1 Securities and any claims ranking equally with them are not paid in full, the Additional Tier 1 Securities and other claims ranking equally will share ratably in any distribution of our assets in proportion to the respective amounts to which they are entitled. If any holder is entitled to any recovery with respect to the Additional Tier 1 Securities, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

In addition, LBG is a holding company and as such the principal sources of our income are from operating subsidiaries which also hold the principal assets of the Group. As a result, we are dependent on the remittance of profits and other funds from our subsidiaries to meet our obligations, including our obligations in respect of the Additional Tier 1 Securities. Our right to participate in the assets of our subsidiaries if such subsidiaries are liquidated will generally be subject to the prior claims of such subsidiary’s creditors.

Subject to applicable law, no Securityholder may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by LBG arising under, or in respect of, or in connection with, the Additional Tier 1 Securities and each Securityholder shall, by virtue of its holding of any Additional Tier 1 Securities, be deemed to have waived all such rights of set-off, compensation or retention.

Additional Amounts

All payments of principal and/or interest to Securityholders by or on behalf of LBG in respect of the Additional Tier 1 Securities shall be made without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge of whatsoever nature imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, LBG shall pay such additional amounts (“Additional Amounts”) as will result (after such withholding or deduction) in receipt by the Securityholders of the sums which would have been receivable (in the absence of such withholding or deduction) by them in respect of their Additional Tier 1 Securities; except that no such Additional Amounts shall be payable with respect to any Additional Tier 1 Security:

(a)
held by or on behalf of any Securityholder who is liable to such tax, duty, assessment or governmental charge in respect of such Additional Tier 1 Security by reason of such Securityholder having some connection with the United Kingdom other than the mere holding of such Additional Tier 1 Security; or

(b)
to, or to a third party on behalf of, a Securityholder if such withholding or deduction may be avoided by complying with any statutory requirement or by making a declaration of non-residence or other similar claim for exemption to any authority of or in the United Kingdom, unless such Securityholder proves that he is not entitled so to comply or to make such declaration or claim; or

(c)
to, or to a third party on behalf of, a Securityholder that is a partnership, or a Securityholder that is not the sole beneficial owner of the Additional Tier 1 Security, or which holds the Additional Tier 1 Security in a fiduciary capacity, to the extent that any of the members of the partnership, the beneficial owner or the settlor or beneficiary with respect to the fiduciary would not have been entitled to the payment of an additional amount had each of the members of the partnership, the beneficial owner, settlor or beneficiary (as the case may be) received directly its beneficial or distributive share of the payment; or

(d)
presented or surrendered for payment more than 30 days after the Relevant Date except to the extent that the Securityholder thereof would have been entitled to such Additional Amounts on presenting or surrendering the same for payment at the expiry of such period of 30 days; or

(e)
where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(f)
in respect of any Additional Tier 1 Security presented or surrendered for payment by or on behalf of a Securityholder who would have been able to avoid such withholding or deduction by presenting or surrendering the relevant Additional Tier 1 Security to another Paying Agent in a member state of the European Union.

Redemption and Purchase

The Additional Tier 1 Securities are perpetual securities in respect of which there is no fixed redemption date or maturity date. Holders may not require any redemption of the Additional Tier 1 Securities at any time.

Optional Redemption

The Additional Tier 1 Securities will, subject to the satisfaction of the conditions described under “—Redemption Conditions” below, be redeemable in whole, but not in part, at the option of LBG on the First Call Date or on any Reset Date thereafter at 100% of their principal amount, together with any accrued and unpaid interest on the Additional Tier 1 Securities, excluding any interest which has been canceled or deemed to be canceled as described under “—Interest Cancellation” above (“Accrued Interest”) to, but excluding, the date fixed for redemption.

Notice of any optional redemption of the Additional Tier 1 Securities will be given to holders not less than 30 nor more than 60 calendar days’ notice in accordance with “—Redemption Conditions” and “—Notice” below, and to the trustee at least five (5) Business Days prior to such date, unless a shorter notice period shall be satisfactory to the trustee. Except as otherwise provided herein, such notice shall be irrevocable.

Tax Redemption

If at any time a Tax Event has occurred and is continuing, LBG may, subject to the satisfaction of the conditions described under “—Redemption Conditions” below, redeem the Additional Tier 1 Securities in whole but not in part at any time at 100% of their principal amount, together with any Accrued Interest to, but excluding, the date fixed for redemption.

A “Tax Event” is deemed to have occurred if:

(1) as a result of a Tax Law Change, in making any payments on the Additional Tier 1 Securities, LBG has paid or will or would on the next payment date be required to pay any Additional Amounts to any holder pursuant to “—Additional Amounts” above and/or

(2) a Tax Law Change would:

•
result in LBG not being entitled to claim a deduction in respect of any payments in respect of the Additional Tier 1 Securities in computing our taxation liabilities or materially reduce the amount of such deduction;

•	prevent the Additional Tier 1 Securities from being treated as loan relationships for United Kingdom tax purposes;

•
as a result of the Additional Tier 1 Securities being in issue, result in LBG not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of issue of the Additional Tier 1 Securities or any similar system or systems having like effect as may from time to time exist);

•
result in a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, in respect of a write-down of the principal amount of the Additional Tier 1 Securities or the conversion of the Additional Tier 1 Securities into Ordinary Shares; or

•	result in an Additional Tier 1 Security or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes,

in each case, provided that, LBG could not avoid the foregoing in connection with the Additional Tier 1 Securities by taking measures reasonably available to it.

“Tax Law Change” means a change in or proposed change in, or amendment or proposed amendment to, the laws or regulations of the United Kingdom, or any political subdivision or authority therein or thereof, having the power to tax, including any treaty to which the United Kingdom is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal, or any change in the generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes, or would become, effective on or after the Issue Date, or (y) in the case of a change or proposed change in law, if such change is enacted (or, in the case of a proposed change, is expected to be enacted) by United Kingdom Act of Parliament or implemented by statutory instrument, on or after the Issue Date;

Notice of any redemption of the Additional Tier 1 Securities due to the occurrence of a Tax Event will be given to holders not less than 30 nor more than 60 calendar days’ notice in accordance with “—Redemption Conditions” and “—Notice” below, and to the trustee at least five (5) Business Days prior to such date, unless a shorter notice period shall be satisfactory to the trustee. Except as otherwise provided herein, such notice shall be irrevocable.

Prior to the giving of any notice of redemption, LBG must deliver to the Trustee an officer’s certificate stating that a Tax Event has occurred and is continuing and setting out the details thereof. The Trustee shall be entitled to accept such officer’s certificate without any further inquiry, in which event such officer’s certificate shall be conclusive and binding on the Trustee and the Securityholders.

Regulatory Event Redemption

If at any time a Regulatory Event has occurred and is continuing, LBG may, subject to the satisfaction of the conditions described under “—Redemption Conditions” below, redeem the Additional Tier 1 Securities in whole but not in part at any time at 100% of their principal amount, together with any Accrued Interest to, but excluding, the date fixed for redemption.

A “Regulatory Event” will occur if at any time LBG determines that as a result of a change (or prospective future change which the Relevant Regulator considers to be sufficiently certain) to the regulatory classification of the Additional Tier 1 Securities under the Applicable Regulations, in any such case becoming effective on or after the Issue Date, all of the outstanding aggregate principal amount of the Additional Tier 1 Securities fully ceases (or would fully cease) to be included in, or count towards, the Tier 1 Capital (howsoever defined in the Applicable Regulations) of the Group.

Notice of any redemption of the Additional Tier 1 Securities due to the occurrence of a Regulatory Event will be given to holders not less than 30 nor more than 60 calendar days’ notice in accordance with “—Redemption Conditions” and “—Notice” below, and to the trustee at least five (5) Business Days prior to such date, unless a shorter notice period shall be satisfactory to the trustee. Except as otherwise provided herein, such notice shall be irrevocable.

Prior to the giving of any notice of redemption, LBG must deliver to the Trustee an officer’s certificate stating that a Regulatory Event has occurred and is continuing and setting out the details thereof. The Trustee shall be entitled to accept such officer’s certificate without any further inquiry, in which event such officer’s certificate shall be conclusive and binding on the Trustee and the Securityholders.

Purchase

Any purchase, other than a purchase in the ordinary course of a business dealing in securities of the Additional Tier 1 Securities by or on behalf of LBG or its subsidiaries, is subject to (i) LBG giving notice to, and the Relevant Regulator granting permission to, LBG to purchase the relevant Additional Tier 1 Securities, and (ii) compliance by LBG with any alternative or additional pre-conditions set out in the relevant Applicable Regulations for the time being. Subject to applicable law in force at the relevant time, including the Applicable Regulations and U.S. federal securities law, LBG may at any time and from time to time, directly or indirectly, purchase the Additional Tier 1 Securities at any price in the open market or by tender (available alike to all Securityholders) or by private agreement. Any Additional Tier 1 Securities we purchase beneficially for our own account (other than in connection with dealing in securities) will be treated as canceled and will no longer be issued and outstanding.

Redemption Conditions

Any redemption of the Additional Tier 1 Securities as described above is subject to:

(i)      LBG giving notice to the Relevant Regulator and the Relevant Regulator granting permission to LBG to redeem the relevant Additional Tier 1 Securities (in each case to the extent, and in the manner, required by the relevant Applicable Regulations);

(ii)     in respect of any redemption proposed to be made prior to the fifth anniversary of the Issue Date, if and to the extent then required under the Applicable Regulations (A) in the case of redemption following the occurrence of a Tax Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change or event is material and was not reasonably foreseeable by LBG as at the Issue Date or (B) in the case of redemption following the occurrence of a Regulatory Event, LBG having demonstrated to the satisfaction of the Relevant Regulator that the relevant change was not reasonably foreseeable by LBG as at the Issue Date;

(iii)    the satisfaction of the Solvency Condition both immediately prior to and immediately following the redemption date;

(iv)    a Conversion Trigger Notice not having been given; and

(v)     compliance by LBG with any alternative or additional pre-conditions set out in the relevant Applicable Regulations for the time being.

Article 78 of the Regulation provides that the Relevant Regulator shall, subject as provided in Article 78 and below, grant permission to a redemption where either:

(1)
on or before the relevant redemption, LBG replaces the Additional Tier 1 Securities with instruments qualifying as Tier 1 Capital of an equal or higher quality on terms that are sustainable for the income capacity of LBG; or

(2)
LBG has demonstrated to the satisfaction of the Relevant Regulator that our Tier 1 Capital and Tier 2 capital would, following such redemption, exceed the capital ratios required under CRD IV by a margin that the Relevant Regulator may consider necessary on the basis set out in CRD IV for it to determine the appropriate level of capital of an institution.

Furthermore, Article 78 provides that the Relevant Regulator may only permit LBG to redeem the Additional Tier 1 Securities before the fifth anniversary of the Issue Date if the conditions listed in paragraphs (1) and (2) above are met and either of the following is also met:

(a)
there is (or is expected to be) a change in the regulatory classification of the instruments that would be likely to result in their exclusion from own funds or reclassification as a lower quality form of own funds, the Relevant Regulator considers such change to be sufficiently certain and LBG demonstrates to the satisfaction of the Relevant Regulator that the regulatory classification was not reasonably foreseeable at the Issue Date; or

(b)
there is (or is expected to be) a change in the applicable tax treatment of the instruments and LBG demonstrates to the satisfaction of the Relevant Regulator that such Tax Event is material and was not reasonably foreseeable at the Issue Date.

The rules under CRD IV may be modified from time to time after the Issue Date.

Notice of any redemption of the Additional Tier 1 Securities will be given in accordance with “—Notice” below. Any redemption notice will state:

•	the redemption date;

•
that on the redemption date the redemption price will, subject to the satisfaction of the conditions set forth in the Indenture as described in this prospectus, become due and payable upon each Additional Tier 1 Security being redeemed and that, subject to certain exceptions, interest will cease to accrue on or after that date;

•	the place or places where the Additional Tier 1 Securities are to be surrendered for payment of the redemption price; and

•	the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the Additional Tier 1 Securities.

If LBG has elected to redeem the Additional Tier 1 Securities in accordance with the provisions described in this prospectus, but in each case such conditions have not been satisfied on the applicable redemption date, the redemption notice shall be automatically rescinded and shall have no force and effect and no payment of any applicable redemption amount will be or become due and payable as of the redemption date.

Conversion

Automatic Conversion

Upon the occurrence of the Trigger Event, each Additional Tier 1 Security shall, on the Conversion Date, be converted in whole and not in part into Ordinary Shares credited as fully paid (the “Settlement Shares”) at the Conversion Price and in accordance with the terms set forth herein. The Settlement Shares shall be issued and delivered to the Settlement Share Depository (as defined below) on the Conversion Date, in consideration for which all of LBG’s obligations under the Additional Tier 1 Securities shall be irrevocably and automatically released (the “Automatic Conversion”), and under no circumstances shall LBG’s released obligations be reinstated.

If LBG has been unable to appoint a Settlement Share Depository, it shall make such other arrangements for the issuance and delivery of the Settlement Shares or of the Alternative Consideration, as applicable, to the Securityholders as it shall consider reasonable in the circumstances, which may include issuing and delivering the

Settlement Shares to another independent nominee or to the Securityholders directly, which issuance and delivery shall irrevocably and automatically release all of LBG’s obligations under the Additional Tier 1 Securities as if the Settlement Shares had been issued and delivered to the Settlement Share Depository, and, in which case, where the context so admits, references in the Additional Tier 1 Securities and the Indenture to the issue and delivery of Settlement Shares to the Settlement Share Depository shall be construed accordingly and apply mutatis mutandis.

The “Conversion Date” shall be the date specified in the Conversion Trigger Notice and shall occur without delay upon the occurrence of a Trigger Event. The Additional Tier 1 Securities are not convertible at the option of the holders at any time. Automatic Conversion shall not constitute a default under the Additional Tier 1 Securities.

A “Trigger Event” means the date on which LBG determines that the CET1 Ratio as at any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, is less than 7.00% on such date.

“CET1 Ratio” means the ratio as published in respect of each Quarterly Financial Period End Date or any Extraordinary Calculation Date, the ratio of Group’s CET1 Capital as of such date to Risk Weighted Assets as of the same such date, expressed as a percentage and on the basis that all measures used in such calculation shall be calculated on a fully loaded basis.

“Extraordinary Calculation Date” means any day (other than a Quarterly Financial Period End Date) on which the CET1 Ratio is calculated upon the instruction of the Relevant Regulator or at LBG’s discretion.

“Quarterly Financial Period End Date” means the last day of each fiscal quarter of LBG.

“CET1 Capital” means, as at any Quarterly Financial Period End Date or Extraordinary Calculation Date, the sum, expressed in sterling, of all amounts that constitute Common Equity Tier 1 Capital of the Group as at such date, less any deductions from Common Equity Tier 1 Capital of the Group required to be made as at such date, in each case as calculated by LBG on a consolidated and fully loaded basis in accordance with the Applicable Regulations applicable to the Group as at such date (which calculation shall be binding on the Trustee and Securityholders).

“Common Equity Tier 1 Capital” shall have the meaning ascribed to such term in CRD IV (as the same may be amended or replaced from time to time) as interpreted and applied in accordance with the Applicable Regulations then applicable to the Group;

“fully loaded” means, in relation to a measure that is presented or described as being on a “fully loaded basis”, that such measure is calculated without applying the transitional provisions set out in Part Ten of the Regulation (as may be amended from time to time).

“Risk Weighted Assets” means, as reported on each Quarterly Financial Period End Date or Extraordinary Calculation Date, the aggregate amount, expressed in sterling, of the risk weighted assets of the Group as at such date, as calculated by LBG on a consolidated and fully loaded basis in accordance with the Applicable Regulations applicable to the Group on such date (which calculation shall be binding on the Trustee and the Securityholders) and where the term “risk weighted assets” means the risk weighted assets or total risk exposure amount, as calculated by LBG in accordance with the Applicable Regulations applicable to the Group on the relevant Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be.

Following the occurrence of the Trigger Event, LBG shall deliver notice thereof to the Trustee and the Securityholders (the “Conversion Trigger Notice”) in accordance with “—Notice” below and (i) in the case of a Trigger Event that has occurred as at any Quarterly Financial Period End Date, on or within five (5) Business Days (or such shorter period as the Relevant Regulator may require) after the date on which the information in respect of the Quarterly Financial Period End Date is published by LBG, or (ii) in the case of a Trigger Event that has occurred as at any Extraordinary Calculation Date, on or as soon as practicable after such Extraordinary Calculation Date (and, in any event, within such period as the Relevant Regulator may require). The date on which the Conversion Trigger Notice shall be deemed to have been given shall be the date on which it is dispatched by LBG to DTC (or if the Additional Tier 1 Securities are held in definitive form, to the Securityholders directly).

Upon its determination that a Trigger Event has occurred, LBG shall immediately inform the Relevant Regulator and shall, prior to giving the Conversion Trigger Notice, deliver to the Trustee a certificate stating that the

Trigger Event has occurred, which the Trustee shall accept without any further enquiry as sufficient evidence of such matters, in which event such certificate will be conclusive and binding on the Trustee and the Securityholders.

The Conversion Trigger Notice shall specify (i) the CET1 Ratio as at the relevant Quarterly Financial Period End Date or Extraordinary Calculation Date, as applicable, (ii) the Conversion Date, (iii) the then-prevailing Conversion Price (which Conversion Price shall remain subject to any subsequent adjustment as set forth under —Anti-dilution Adjustment of the Conversion Price” below up to the Conversion Date), (iv) the contact details of any Settlement Share Depository, or, if LBG has been unable to appoint a Settlement Share Depository, such other arrangements for the issuance and/or delivery of the Settlement Shares, ADSs or any Alternative Consideration to the Securityholders as it shall consider reasonable in the circumstances, and (v) that the Additional Tier 1 Securities shall remain in existence for the sole purpose of evidencing the holder’s right to receive Settlement Shares, ADSs or the Alternative Consideration, as applicable, from the Settlement Share Depository and that the Additional Tier 1 Securities may continue to be transferable until the Suspension Date.

Promptly following its receipt of the Conversion Trigger Notice, pursuant to DTC’s procedures currently in effect, DTC will post the Conversion Trigger Notice to its Reorganization Inquiry for Participants System.

Notwithstanding anything to the contrary, once LBG has delivered a Conversion Trigger Notice following the occurrence of a Trigger Event, (i) subject to the right of Securityholders relating to a breach of Performance Obligation in the event of a failure by the Company to issue and deliver any Settlement Shares to the Settlement Share Depository on the Conversion Date, the Indenture shall impose no duties upon the Trustee whatsoever with regard to an Automatic Conversion upon a Trigger Event and the Securityholders shall have no rights whatsoever under the Indenture or the Additional Tier 1 Securities to instruct the Trustee to take any action whatsoever, and (ii) as of the date of the Conversion Trigger Notice, except for any indemnity and/or security provided by any Securityholder in such direction or related to such direction, any direction previously given to the Trustee by any Securityholder shall cease automatically and shall be null and void and of no further effect; except in each case of (i) and (ii) of this paragraph, with respect to any rights of Securityholders with respect to any payments under the Additional Tier 1 Securities that were unconditionally due and payable prior to the date of the Conversion Trigger Notice or unless the Trustee is instructed in writing by LBG to act otherwise.

Conversion upon the Occurrence of a Relevant Event

If a Qualifying Relevant Event occurs, the Additional Tier 1 Securities shall, where the Conversion Date (if any) falls on or after the New Conversion Condition Effective Date, be converted on such Conversion Date into Relevant Shares of the Approved Entity, mutatis mutandis as provided under “—Automatic Conversion” above at a Conversion Price that shall be the New Conversion Price. Such conversion shall be effected by the delivery by LBG of such number of Settlement Shares as set forth under “—Automatic Conversion” above to, or to the order of, the Approved Entity. Such delivery shall irrevocably discharge and satisfy all of LBG’s obligations under the Additional Tier 1 Securities (but shall be without prejudice to the rights of the Trustee and the Securityholders against the Approved Entity in connection with its undertaking to deliver Relevant Shares as provided in the definition of “New Conversion Condition” below). Such delivery shall be in consideration of the Approved Entity irrevocably undertaking, for the benefit of the Securityholders, to deliver the Relevant Shares to the Settlement Share Depository as aforesaid. For the avoidance of doubt, LBG may elect that a Settlement Shares Offer be made by the Settlement Share Depository in respect of the Relevant Shares.

The New Conversion Price shall be subject to adjustments as described under “—Anti-dilution Adjustment of the Conversion Price” below and in accordance with the Indenture, with such modifications as an Independent Financial Adviser shall determine to be appropriate, and LBG shall give notice to holders of the New Conversion Price and of any such modifications and amendments in accordance with “—Notice” below.

In the case of a Qualifying Relevant Event:

(1)
LBG shall, on or prior to the New Conversion Condition Effective Date, enter into such agreements and arrangements (which may include supplemental indentures to the Indenture and amendments and modifications to the terms and conditions of the Additional Tier 1 Securities and the Indenture) as may be required to ensure that, with effect from the New Conversion Condition Effective Date, the Additional Tier 1 Securities shall (following the occurrence of a Trigger Event) be convertible into, or exchangeable for, Relevant Shares of the Approved Entity mutatis mutandis in accordance with, and subject to, the provisions under “—Automatic Conversion” above and in accordance with the Indenture (as each may be so supplemented or amended) at the New Conversion Price;

(2)
LBG shall, where the Conversion Date falls on or after the New Conversion Condition Effective Date, procure the issue and/or delivery of the relevant number of Relevant Shares mutatis mutandis in the manner provided under “—Automatic Conversion” above and in accordance with the Indenture (as each may be so supplemented or amended).

Within 10 days following the occurrence of a Relevant Event, LBG shall give notice thereof to the Securityholders (a “Relevant Event Notice”), with a copy to the Trustee, in accordance with “—Notice” below.

The Relevant Event Notice shall specify:

(1)	the identity of the Acquirer;

(2)	whether the Relevant Event is a Qualifying Relevant Event or a Non-Qualifying Relevant Event;

(3)	in the case of a Qualifying Relevant Event, the New Conversion Price; and

(4)
in the case of a Non-Qualifying Relevant Event, unless the Conversion Date shall have occurred prior to the date of the Non-Qualifying Relevant Event, outstanding Additional Tier 1 Securities shall not be subject to Automatic Conversion at any time notwithstanding that a Trigger Event may occur subsequently but that, instead, upon any subsequent Trigger Event, the principal amount of each Additional Tier 1 Security will automatically be written down to zero, the Additional Tier 1 Securities will be canceled, the Securityholders will be automatically deemed to have irrevocably waived their right to receive, and no longer have any rights against LBG with respect to, repayment of the aggregate principal amount of the Additional Tier 1 Securities so written down and all Accrued Interest and any other amounts payable on the Additional Tier 1 Securities will be canceled, irrespective of whether such amounts have become due and payable prior to the occurrence of the Trigger Event.

“Acquirer” means the person which, following a Relevant Event, controls LBG.

“Approved Entity” means a body corporate that is incorporated or established under the laws of an OECD member state and which, on the occurrence of the Relevant Event, has in issue Relevant Shares.

“EEA Regulated Market” means a market as defined by Article 4.1(14) of Directive 2004/39/EC of the European Parliament and of the Council on markets on financial instruments.

The “New Conversion Condition” shall be satisfied if by not later than seven calendar days following the occurrence of a Relevant Event where the Acquirer is an Approved Entity, LBG shall have entered into arrangements to our satisfaction with the Approved Entity pursuant to which the Approved Entity irrevocably undertakes to the Trustee, for the benefit of the Securityholders, to deliver the Relevant Shares to the Settlement Share Depository upon Automatic Conversion.

“New Conversion Condition Effective Date” means the date with effect from which the New Conversion Condition shall have been satisfied.

“New Conversion Price” means the amount determined by LBG in accordance with the following formula:

NCP = ECP ×	VWAPRS VWAPOS

where:

NCP	is the New Conversion Price.

ECP	is the Conversion Price in effect on the dealing day immediately prior to the New Conversion Condition Effective Date.

VWAPRS
means the average of the Volume Weighted Average Price of the Relevant Shares (translated, if necessary, into U.S. dollars at the Prevailing Rate on the relevant dealing day) on each of the 10 dealing days ending on the dealing day prior to the date the Relevant Event shall have occurred (and where references in the definition of “Volume Weighted Average Price” to “Ordinary Shares” shall be construed as a reference to the Relevant Shares and in the definition of “dealing day”, references to the “Relevant Stock Exchange” shall be to the primary Regulated Market on which the Relevant Shares are then listed, admitted to trading or accepted for dealing).

VWAPOS
is the average of the Volume Weighted Average Price of the Ordinary Shares (translated, if necessary, into U.S. dollars at the Prevailing Rate on the relevant dealing day) on each of the 10 dealing days ending on the dealing day prior to the date the Relevant Event shall have occurred.

“Non-Qualifying Relevant Event” means a Relevant Event that is not a Qualifying Relevant Event.

“Prevailing Rate” means, in respect of any currencies on any day, the spot rate of exchange between the relevant currencies prevailing as at or about 12 noon (London time) on that date as appearing on or derived from the Relevant Page or, if such a rate cannot be determined at such time, the rate prevailing as at or about 12 noon (London time) on the immediately preceding day on which such rate can be so determined or, if such rate cannot be so determined by reference to the Relevant Page, the rate determined in such other manner as an independent financial adviser of international repute appointed by LBG shall in good faith prescribe.

“Qualifying Relevant Event” means a Relevant Event where:

(i)	the Acquirer is an Approved Entity; and

(ii)	the New Conversion Condition is satisfied.

“Regulated Market” means an EEA Regulated Market or another regulated, regularly operating, recognized stock exchange or securities market in an OECD member state.

A “Relevant Event” shall occur if any person or persons acting in concert (as defined in the Takeover Code of the United Kingdom Panel on Takeovers and Mergers) acquires control of LBG (other than as a result of a Newco Scheme).

For the purposes of the definition of “Relevant Event”, “control” means:

(a)	the acquisition or holding of legal or beneficial ownership of more than 50% of the issued Ordinary Shares of LBG; or

(b)
the right to appoint and/or remove all or the majority of the members of the Board of Directors of LBG, whether obtained directly or indirectly and whether obtained by ownership of share capital, contract or otherwise, and “controlled” shall be construed accordingly.

“Relevant Page” means the relevant page on Bloomberg or such other information service provider that displays the relevant information.

“Relevant Shares” means ordinary share capital of the Approved Entity that constitutes equity share capital or the equivalent (or depositary or other receipts representing the same) which is listed and admitted to trading on a Regulated Market.

Agreement to Write-down in connection with a Non-Qualifying Relevant Event

By acquiring the Additional Tier 1 Securities, Securityholders acknowledge and agree that unless the Conversion Date shall have occurred prior to the date of any Non-Qualifying Relevant Event, the outstanding Additional Tier 1 Securities shall not be subject to Automatic Conversion but that instead, the outstanding principal amount of each Additional Tier 1 Security shall automatically be written down to zero, the Additional Tier 1 Securities shall be canceled, the Securityholders shall be automatically deemed to have irrevocably waived their right to receive, and no longer have any rights against LBG with respect to, repayment of the aggregate principal amount of the Additional Tier 1 Securities so written down and all Accrued Interest and any other amounts payable on the Additional Tier 1 Securities will be canceled, irrespective of whether such amounts have become due and payable prior to the occurrence of the Trigger Event.

Conversion Price

The conversion price per Ordinary Share in respect of the Additional Tier 1 Securities shall be $1.072, subject to the adjustments described under “—Anti-dilution Adjustment of the Conversion Price” below (the “Conversion Price”). As of March 5, 2014, the Conversion Price is equivalent to a price of £0.643, translated into U.S. dollars at an exchange rate of $1.00=£1.6673, and rounded down to 3 decimal places.

In addition to or as an alternative to any Settlement Shares Offer, LBG may (but is not obliged to) procure that a share sale facility is established by the Settlement Share Depository or another third party following a Trigger Event to enable Securityholders (at their option) to sell any Settlement Shares which they are entitled to receive from the Settlement Share Depository. If such a share sale facility is established, LBG would also expect to provide a preferential allocation to existing shareholders of LBG, where in LBG’s sole discretion it considers it practicable to do so and subject to applicable laws and regulations.

Anti-dilution Adjustment of the Conversion Price

References to the Conversion Price and Ordinary Shares below shall be deemed to include any New Conversion Price and any Relevant Shares, such that any New Conversion Price shall be subject to price adjustments upon the occurrence of the events below, subject to any modifications as an Independent Financial Adviser shall determine to be appropriate.

Upon the occurrence of any of the events described below, the Conversion Price shall be adjusted as follows:

(i)
If and whenever there shall be a consolidation, reclassification, redesignation or subdivision in relation to the Ordinary Shares which alters the number of Ordinary Shares in issue, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such consolidation, reclassification, redesignation or subdivision by the following fraction:

A B
where:

A	is the aggregate number of Ordinary Shares in issue immediately before such consolidation, reclassification, redesignation or subdivision, as the case may be; and

B	is the aggregate number of Ordinary Shares in issue immediately after, and as a result of, such consolidation, reclassification, redesignation or subdivision, as the case may be.

Such adjustment shall become effective on the date the consolidation, reclassification or subdivision, as the case may be, takes effect.

(ii)
If and whenever LBG shall issue any Ordinary Shares to shareholders credited as fully paid by way of capitalization of profits or reserves (including any share premium account or capital redemption reserve) other than (1) where any such Ordinary Shares are or are to be issued instead of the whole or part of a Cash Dividend which the shareholders of LBG would or could otherwise have elected to receive, (2) where the shareholders of LBG may elect to receive a Cash Dividend in lieu of such Ordinary Shares or (3) where any such Ordinary Shares are or are expressed to be issued in lieu of a dividend (whether or not a Cash Dividend equivalent or amount is announced or would otherwise be payable to the shareholders of LBG, whether at their election or otherwise), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to such issue by the following fraction:

A B
where:

A	is the aggregate number of Ordinary Shares in issue immediately before such issue; and

B	is the aggregate number of Ordinary Shares in issue immediately after such issue.

Such adjustment shall become effective on the date of issue of such Ordinary Shares.

(iii)
If and whenever LBG shall pay any Extraordinary Dividend to shareholders of LBG, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A – B A
where:

A	is the Current Market Price of one Ordinary Share on the Effective Date; and

B
is the portion of the aggregate Extraordinary Dividend attributable to one Ordinary Share, with such portion being determined by dividing the aggregate Extraordinary Dividend by the number of Ordinary Shares entitled to receive the relevant Extraordinary Dividend. If the Extraordinary Dividend shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the relevant Effective Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (iii), the first date on which the Ordinary Shares are traded ex-the Extraordinary Dividend on the Relevant Stock Exchange.

“Extraordinary Dividend” means any Cash Dividend that is expressly declared by LBG to be a capital distribution, extraordinary dividend, extraordinary distribution, special dividend, special distribution or return of value to its shareholders as a class or any analogous or similar term, in which case the Extraordinary Dividend shall be such Cash Dividend.

“Cash Dividend” means any dividend or distribution in respect of the Ordinary Shares which is to be paid or made to LBG’s shareholders as a class in cash (in whatever currency) and however described and whether payable out of share premium account, profits, retained earnings or any other capital or revenue reserve or account, and including a distribution or payment to LBG’s shareholders upon or in connection with a reduction of capital.

(iv)
If and whenever LBG shall issue Ordinary Shares to its shareholders as a class by way of rights or LBG or any member of the Group or (at the direction or request or pursuant to arrangements with LBG or any member of the Group) any other company, person or entity shall issue or grant to shareholders as a class by way of rights, any options, warrants or other rights to subscribe for or purchase Ordinary Shares, or any Securities which by their terms of issue carry (directly or indirectly) rights of conversion into, or exchange or subscription for, any Ordinary Shares (or shall grant any such rights in respect of existing Securities so issued), in each case at a price per

Ordinary Share which is less than 95% of the Current Market Price per

Ordinary Share on the Effective Date, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately prior to the Effective Date by the following fraction:

A + B A + C
where:

A	is the number of Ordinary Shares in issue on the Effective Date;

B
is the number of Ordinary Shares which the aggregate consideration (if any) receivable for the Ordinary Shares issued by way of rights, or for the Securities issued by way of rights, or for the options or warrants or other rights issued by way of rights and for the total number of Ordinary Shares deliverable on the exercise thereof, would purchase at such Current Market Price per Ordinary Share on the Effective Date; and

C
is the number of Ordinary Shares to be issued or, as the case may be, the maximum number of Ordinary Shares which may be issued upon exercise of such options, warrants or rights calculated as at the date of issue of such options, warrants or rights or upon conversion or exchange or exercise of rights of subscription or purchase in respect thereof at the initial conversion, exchange, subscription or purchase price or rate.

provided that if, on the Effective Date, such number of Ordinary Shares is to be determined by reference to the application of a formula or other variable feature or the occurrence of any event at some subsequent time, then for the purposes of this sub-paragraph (iv), “C” shall be determined by the application of such formula or variable feature or as if the relevant event occurs or had occurred as at the Effective Date and as if such conversion, exchange, subscription, purchase or acquisition had taken place on the Specified Date.

Such adjustment shall become effective on the Effective Date.

“Effective Date” means, in respect of this sub-paragraph (iv), the first date on which the Ordinary Shares are traded ex-rights, ex-options or ex-warrants on the Relevant Stock Exchange.

For the purpose of any calculation of the consideration receivable or price pursuant to sub-paragraph (iv), the following provisions shall apply:

(i)	the aggregate consideration receivable or price for Ordinary Shares issued for cash shall be the amount of such cash;

(ii)
(x) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the conversion or exchange of any Securities shall be deemed to be the consideration or price received or receivable for any such Securities and (y) the aggregate consideration receivable or price for Ordinary Shares to be issued or otherwise made available upon the exercise of rights of subscription attached to any Securities or upon the exercise of any options, warrants or rights shall be deemed to be that part (which may be the whole) of the consideration or price received or receivable for such Securities or, as the case may be, for such options, warrants or rights which are attributed by LBG to such rights of subscription or, as the case may be, such options, warrants or rights or, if no part of such consideration or price is so attributed, the Fair Market Value of such rights of subscription or, as the case may be, such options, warrants or rights as at the relevant Effective Date, plus in the case of each of (x) and (y) above, the additional minimum consideration receivable or price (if any) upon the conversion or exchange of such Securities, or upon the exercise of such rights or subscription attached thereto or, as the case may be, upon exercise of such options, warrants or rights and (z) the consideration receivable or price per Ordinary Share upon the conversion or exchange of, or upon the exercise of such rights of subscription attached to, such Securities or, as the case may be, upon the exercise of such options, warrants or rights shall be the aggregate consideration or price referred to in (x) or (y) above (as the case may be) divided by the number of Ordinary Shares to be issued upon such conversion or exchange or exercise at the initial conversion, exchange or subscription price or rate;

(iii)
if the consideration or price determined pursuant to (i) or (ii) above (or any component thereof) shall be expressed in a currency other than the Relevant Currency, it shall be converted into the Relevant Currency at the Prevailing Rate on the relevant Effective Date (in the case of (i) above) or the relevant date of first public announcement (in the case of (ii) above);

(iv)
in determining the consideration or price pursuant to the above, no deduction shall be made for any commissions or fees (howsoever described) or any expenses paid or incurred for any underwriting, placing or management of the issue of the relevant Ordinary Shares or Securities or options, warrants or rights, or otherwise in connection therewith; and

(v)
the consideration or price shall be determined as provided above on the basis of the consideration or price received, receivable, paid or payable, regardless of whether all or part thereof is received, receivable, paid or payable by or to the Issuer or another entity.

Notwithstanding the foregoing provisions:

A
where the events or circumstances giving rise to any adjustment to the Conversion Price have resulted or will result in an adjustment to the Conversion Price or where more than one event which gives rise to an adjustment to the Conversion Price occurs within such a short period of time that, in the opinion of LBG, a modification to the adjustment provisions is required to give the intended result, such modification shall be made as may be determined in good faith by an Independent Financial Adviser to be in its opinion appropriate, including to ensure that (i) an adjustment to the Conversion Price or the economic effect thereof shall not be taken into account more than once, (ii) the economic effect of an Extraordinary Dividend is not taken into account more than once, and (iii) to reflect a redenomination of the issued Ordinary Shares for the time being into a new currency;

B
if any doubt shall arise as to whether an adjustment falls to be made to the Conversion Price or as to the appropriate adjustment to the Conversion Price, LBG may at its discretion appoint an Independent Financial Adviser and, following consultation between LBG and such Independent Financial Adviser, a written opinion of such Independent Financial Adviser in respect thereof shall be conclusive and binding on LBG and the Securityholders, save in the case of manifest error;

C
no adjustment will be made to the Conversion Price where Ordinary Shares or other Securities (including rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive office or the personal service company of any such person) or their spouses or relatives, in each case, of LBG or any of our Subsidiaries or any associated company or to a trustee or trustees to be held for the benefit of any such person, in any such case pursuant to any share or option scheme;

D
on any adjustment, if the resultant Conversion Price has more decimal places than the initial Conversion Price, it shall be rounded to the same number of decimal places as the initial Conversion Price. No adjustment shall be made to the Conversion Price where such adjustment (rounded down if applicable) would be less than 1% of the Conversion Price then in effect. Any adjustment not required to be made, and/or any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made;

E	Notice of any adjustments to the Conversion Price shall be given by LBG to Securityholders promptly after the determination thereof in accordance with “—Notice” below; and

F
any adjustment to the Conversion Price shall be subject to such Conversion Price not being less than the U.S. dollar equivalent of the nominal amount of an Ordinary Share at such time (currently £0.10). LBG undertakes that it shall not take any action, and shall procure that no action is taken, that would otherwise result in an adjustment to the Conversion Price to below such nominal value then in effect.

References to “ordinary share capital” has the meaning provided in Section 1119 of the Income and Corporation Taxes Act 2010 and “equity share capital” has the meaning provided in Section 548 of the Companies Act.

References to any act or statute or any provision of any act or statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment.

References to any issue or offer or grant to shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all shareholders, as the case may be, other than shareholders, as the case may be, to whom, by reason of the laws of any territory or requirements of any recognized regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

Conversion Procedures

On the Conversion Date, the Settlement Shares shall be issued and delivered by LBG to the Settlement Share Depository (or as otherwise provided by the Indenture and the Additional Tier 1 Securities) on terms permitting a Settlement Shares Offer and, provided the Settlement Shares are so issued and delivered, no Additional Tier 1 Securityholder will have any rights against LBG with respect to the repayment of the principal amount of the Additional Tier 1 Securities or the payment of interest or any other amount on or in respect of such Additional Tier 1 Securities, which liabilities of LBG shall be automatically released. Accordingly, the principal amount of the Additional Tier 1 Securities shall equal zero at all times thereafter (although the Tradable Amount shall remain unchanged). Any interest in respect of an interest period ending on any Interest Payment Date falling between the Trigger Event and the Conversion Date shall be deemed to have been canceled upon the occurrence of such Trigger Event and shall not be due and payable.

Provided that LBG issues and delivers the Settlement Shares to the Settlement Share Depository in accordance with the terms of the Additional Tier 1 Securities as described herein, with effect from and on the Conversion Date, Securityholders shall have recourse only to the Settlement Share Depository for the delivery to them of Settlement Shares, ADSs or, if applicable, the Alternative Consideration. Subject to the occurrence of a Winding-up or Administration Event on or following a Trigger Event, if LBG fails to issue and deliver the Settlement Shares upon Automatic Conversion to the Settlement Share Depository on the Conversion Date, a holder’s only right under the Additional Tier 1 Securities will be to claim to have such Settlement Shares so issued and delivered.

While any Additional Tier 1 Security remains outstanding, LBG will at all times keep available for issue, free from pre-emptive or other preferential rights, sufficient Ordinary Shares to enable the Automatic Conversion of the Additional Tier 1 Securities to be discharged and satisfied in full. Once the Additional Tier 1 Securities have been converted into Settlement Shares, there will be no provision for the reconversion of such Settlement Shares into Additional Tier 1 Securities.

The Settlement Shares to be issued and delivered shall (except where LBG has been unable to appoint a Settlement Share Depository) initially be registered in the name of the Settlement Share Depository, which, subject to a Settlement Shares Offer, shall hold such Settlement Shares on behalf of the Securityholders. By virtue of its holding of any Additional Tier 1 Security, each Securityholder shall be deemed to have irrevocably directed LBG to issue and deliver the Settlement Shares corresponding to the conversion of its holding of Additional Tier 1 Securities to the Settlement Share Depository.

Neither LBG, nor any member of the Group will pay any taxes or capital, stamp, issue and registration or transfer taxes or duties arising upon Automatic Conversion or that may arise or be paid as a consequence of the issue and delivery of Settlement Shares to the Settlement Share Depository. A Securityholder must pay any taxes and capital, stamp, issue and registration and transfer taxes or duties arising upon Automatic Conversion in connection with the issue and delivery of the Settlement Shares to the Settlement Share Depository and such Securityholder must pay all, if any, such taxes or duties arising by reference to any disposal or deemed disposal of such Securityholder’s Additional Tier 1 Security or interest therein. Any taxes and capital, stamp, issue and registration and transfer taxes or duties arising on delivery or transfer of Settlement Shares to a purchaser in any Settlement Shares Offer shall be payable by the relevant purchaser of those Settlement Shares.

Following the issuance and delivery of the Settlement Shares to the Settlement Share Depository on the Conversion Date, the Additional Tier 1 Securities shall remain in existence until the applicable Cancellation Date for the sole purpose of evidencing the holder’s right to receive Settlement Shares, ADSs or the Alternative Consideration, as the case may be, from the Settlement Share Depository. LBG currently expects that beneficial interests in the Additional Tier 1 Securities will be transferrable until the Suspension Date and that any trades in the Additional Tier 1 Securities would clear and settle through DTC until such date. However, there is no guarantee that an active trading market will exist for the Additional Tier 1 Securities following the Automatic Conversion. The Additional Tier 1 Securities may cease to be admitted to trading on the Global Exchange Market of the Irish Stock Exchange or any other stock exchange on which the Additional Tier 1 Securities are then listed or admitted to trading after the Suspension Date.

Subject to the conditions described in this section, the Settlement Shares, ADSs or Alternative Consideration will be delivered to Securityholders on the Settlement Date and the Additional Tier 1 Securities shall be canceled on the Cancellation Date.

The Additional Tier 1 Securities are not convertible into Settlement Shares at the option of the holders at any time. Notwithstanding any other provision herein, by its acquisition of the Additional Tier 1 Securities, each holder shall be deemed to have (i) agreed to all the terms and conditions of the Additional Tier 1 Securities, including, without limitation, those related to (x) Automatic Conversion following a Trigger Event and (y) the appointment of the Settlement Share Depository, the issuance of the Settlement Shares to the Settlement Share Depository (or to the relevant recipient in accordance with the terms of the Additional Tier 1 Securities) and the potential sale of the Settlement Shares pursuant to a Settlement Shares Offer, and acknowledged that such events in (x) and (y) may occur without any further action on the part of the Securityholders or the Trustee, (ii) agree that effective upon, and following, the Automatic Conversion, no amount shall be due and payable to the Securityholders and the liability of LBG to pay any such amounts (including the principal amount of, or any interest in respect of, the Additional Tier 1 Securities) shall be automatically released, and the holders shall not have the right to give a direction to the Trustee with respect to the Trigger Event and any related Automatic Conversion and (iii) waive, to the extent permitted by the Trust Indenture Act, any claim against the Trustee arising out of its acceptance of its trusteeship under, and the performance of its duties, powers and rights in respect of, the indenture and in connection with the Additional Tier 1 Securities, including, without limitation, claims related to or arising out of or in connection with a Trigger Event and/or any Automatic Conversion.

The procedures following the Automatic Conversion set forth in this section are subject to change to reflect changes in clearing system practices.

Settlement Shares

The number of Settlement Shares to be issued to the Settlement Share Depository on the Conversion Date will be determined by dividing the aggregate principal amount of the Additional Tier 1 Securities outstanding immediately prior to the Automatic Conversion on the Conversion Date by the Conversion Price prevailing on the Conversion Date. The number of Settlement Shares to be delivered to each holder shall be rounded down, if necessary, to the nearest whole number of Settlement Shares. Fractions of Settlement Shares will not be delivered to the Settlement Share Depository following the Automatic Conversion and no cash payment will be made in lieu thereof. The number of Settlement Shares to be held by the Settlement Share Depository for the benefit of each holder shall be the number of Settlement Shares thus calculated divided by the Tradable Amount of the book-entry interests in the Additional Tier 1 Securities held by such holder on the Conversion Date rounded down, if necessary, to the nearest whole number of Settlement Shares.

The Settlement Shares issued upon Automatic Conversion will be fully paid and non-assessable and will in all respects rank pari passu with the Ordinary Shares in issue on the Conversion Date, except in any such case for any right excluded by mandatory provisions of applicable law, and provided that any Settlement Shares so issued will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, the Record Date for entitlement to which falls prior to the Conversion Date. For as long as the Settlement Shares are held by the Settlement Share Depository, each Securityholder shall be entitled to direct the Settlement Share Depository to exercise on its behalf all rights of an ordinary shareholder (including voting rights and rights to receive dividends)

except that holders shall not be able to sell or otherwise transfer such Settlement Shares unless and until such time as they have been delivered to holders in accordance with “—Settlement Procedures” below.

Settlement Shares Offer

Within ten (10) Business Days following the Conversion Date, LBG may, in its sole and absolute discretion, elect that the Settlement Share Depository (or an agent on its behalf) make an offer of, in LBG’s sole and absolute discretion, all or some of the Settlement Shares to, at LBG’s sole and absolute discretion, all or some of LBG’s ordinary shareholders upon Automatic Conversion, such offer to be at a cash price per Settlement Share that will be no less than the Conversion Price (translated from U.S. dollars into pounds sterling at the then-prevailing rate as determined by LBG in its sole discretion) (the “Settlement Shares Offer”). Such election shall be made through the delivery of a “Settlement Shares Offer Notice” to the Trustee directly and to the Securityholders in accordance with “—Notice” below.  If so elected, the Settlement Shares Offer Notice shall specify (i) the period of time for which the Settlement Shares Offer shall be made (the “Settlement Shares Offer Period”), which shall end no later than forty (40) Business Days after the delivery of the Settlement Shares Offer Notice, and (ii) the date on which DTC shall suspend all clearance and settlement of transactions in the Additional Tier 1 Securities in accordance with its rules and procedures (the “Suspension Date”), if the Suspension Date has not previously been specified in the Conversion Trigger Notice.

LBG reserves the right, in its sole and absolute discretion, to elect that the Settlement Share Depository terminate the Settlement Shares Offer at any time during the Settlement Shares Offer Period by. If LBG makes such an election, it will provide at least three (3) Business Days’ notice to the trustee directly and to the Securityholders via DTC. The Settlement Share Depository may then, in its sole and absolute discretion, take steps to deliver to Securityholders the Settlement Shares or ADSs at a time that is earlier than the time at which they would have otherwise received the Alternative Consideration had the Settlement Shares Offer been completed.

Upon expiry of the Settlement Shares Offer Period, the Settlement Share Depository will provide notice to the Securityholders in accordance with “—Notice” below of the composition of the Alternative Consideration (and of the deductions to the cash component, if any, of the Alternative Consideration (as set out in the definition of Alternative Consideration)) per $1,000 Tradable Amount of the Additional Tier 1 Securities. The Alternative Consideration will be held by the Settlement Share Depository on behalf of the Securityholders and will be delivered to Securityholders pursuant to the procedures set forth under “—Settlement Procedures” below.

The cash component of any Alternative Consideration shall be payable by the Settlement Share Depository to the Securityholders whether or not the Solvency Condition is satisfied

By its acquisition of the Additional Tier 1 Securities, each Additional Tier 1 Securityholder acknowledges and agrees that if LBG elects, in its sole and absolute discretion, that a Settlement Shares Offer be conducted by the Settlement Share Depository, such holder shall be deemed to have: (i) irrevocably consented to any Settlement Shares Offer and, notwithstanding that such Settlement Shares are held by the Settlement Share Depository on behalf of the Securityholders, to the Settlement Share Depository using the Settlement Shares delivered to it to settle any Settlement Shares Offer, (ii) irrevocably consented to the transfer of the beneficial interest it holds in the Settlement Shares delivered upon Automatic Conversion to the Settlement Share Depository or to one or more purchasers identified by the Settlement Share Depository in connection with the Settlement Shares Offer, (iii) irrevocably agreed that LBG and the Settlement Share Depository may take any and all actions necessary to conduct the Settlement Shares Offer in accordance with the terms of the Additional Tier 1 Securities, and (iv) irrevocably agreed that none of LBG, the Trustee or the Settlement Share Depository shall, to the extent permitted by applicable law, incur any liability to the Securityholders in respect of the Settlement Shares Offer (except for the obligations of the Settlement Share Depository in respect of the Securityholders’ entitlement to, and subsequent delivery of, any Alternative Consideration).

Any Settlement Shares Offer shall be made subject to applicable laws and regulations in effect at the relevant time and shall be conducted, if at all, only to the extent that LBG, in its sole and absolute discretion, determines that the Settlement Shares Offer is appropriate and practicable.

Settlement Procedures

Delivery of the Settlement Shares, ADSs or Alternative Consideration to the Securityholders will be made in accordance with the following procedures. The procedures set forth in this section are subject to change to reflect changes in clearing system practices.

It is expected that the Settlement Shares (or the Settlement Share component, if any, of any Alternative Consideration) will be delivered to Securityholders in uncertificated form through the dematerialized securities trading system operated by Euroclear UK & Ireland Limited, known as CREST, unless the Settlement Shares are not a participating security in CREST at the relevant time, in which case the Settlement Shares (or the Settlement Share component, if any, of any Alternative Consideration) will either be delivered in the form of the relevant clearing system in which the Settlement Shares are a participating security or in certificated form. It is expected that where the Settlement Shares (or the Settlement Share component, if any, of any Alternative Consideration) are to be delivered through CREST or such other clearing system in which such Settlement Shares are a participating security, they will be delivered to the account specified by the holder in the relevant Settlement Notice as described below. It is expected that where the Settlement Shares (or the Settlement Share component, if any, of any Alternative Consideration) are to be delivered in certificated form, the name of the relevant holder (or its nominee) will be entered in LBG’s share register and a certificate in respect thereof will be dispatched by mail free of charge to the holder or as it may direct in the relevant Settlement Notice as described below. It is expected that the cash component, if any, of any Alternative Consideration will be delivered through DTC (or, if the Additional Tier 1 Securities are held in definitive form, to the holders at their address shown on the register for the Additional Tier 1 Securities) on or around the date on which the Conversion Shares Offer Period ends, subject to DTC’s procedures in effect at such time.

The Conversion Trigger Notice shall specify the Suspension Date. On the Suspension Date, DTC shall suspend all clearance and settlement of transactions in the Additional Tier 1 Securities. As a result, Securityholders will not be able to settle the transfer of any Additional Tier 1 Securities following the Suspension Date, and any sale or other transfer of the Additional Tier 1 Securities that an Additional Tier 1 Securityholder may have initiated prior to the Suspension Date that is scheduled to settle after the Suspension Date will be rejected by DTC and will not be settled through DTC. The Additional Tier 1 Securities may cease to be admitted to trading on the Global Exchange Market of the Irish Stock Exchange or any other stock exchange on which the Additional Tier 1 Securities are then listed or admitted to trading after the Suspension Date.

On the Suspension Date, LBG shall deliver a notice in accordance with “—Notice” below to the Trustee and to the Securityholders (a “Settlement Request Notice”) requesting that Securityholders complete a notice to be delivered to the Settlement Share Depository, with a copy to the Trustee (a “Settlement Notice”). The Settlement Request Notice shall specify (i) the date by which the Settlement Notice must be received by the Settlement Share Depository (the “Notice Cut-off Date”) and (ii) the date on which the Additional Tier 1 Securities in relation to which no Settlement Notice has been received by the Settlement Share Depository on or before the Notice Cut-off Date shall be canceled, which date may be up to twelve (12) Business Days following the Notice Cut-off Date (the “Final Cancellation Date”).

In order to obtain delivery of the relevant Settlement Shares, ADSs or Alternative Consideration, a holder must deliver its Settlement Notice to the Settlement Share Depository on or before the Notice Cut-off Date. If such delivery is made after the end of normal business hours at the specified office of the Settlement Share Depository, such delivery shall be deemed for all purposes to have been made or given on the following Business Day. The Settlement Notice shall contain: (i) the name of the holder, (ii) the Tradable Amount of the book-entry interests in the Additional Tier 1 Securities held by such holder on the date of such notice, (iii) the name to be entered in LBG’s share register, (iv) whether Settlement Shares are to be delivered to the holder or ADSs are to be deposited on behalf of the holder into LBG’s ADS facility, (v) the details of the CREST or other clearing system account, details of the registered account in LBG’s ADS facility, or, if the Settlement Shares are not a participating security in CREST or another clearing system, the address to which the Settlement Shares (or the Settlement Share component, if any, of any Alternative Consideration) and/or cash (if not expected to be delivered through DTC) should be delivered, and (vi) such other details as may be required by the Settlement Share Depository.

If the Additional Tier 1 Securities are held through DTC, the Settlement Notice must be given in accordance with the standard procedures of DTC (which may include the notice being given to the Settlement Share Depository by electronic means) and in a form acceptable to DTC and the Settlement Share Depository. If the Additional Tier 1

Securities are in definitive form, the Settlement Notice must be delivered to the specified office of the Settlement Share Depository together with the relevant Additional Tier 1 Security.

Subject as provided herein and provided the Settlement Notice and the relevant Additional Tier 1 Securities, if applicable, are delivered on or before the Notice Cut-off Date, the Settlement Share Depository shall deliver the relevant Alternative Consideration or Settlement Shares (rounded down to the nearest whole number of Settlement Shares) to, or shall deposit such relevant Settlement Shares with the ADS Depositary on behalf of, the holder of the relevant Additional Tier 1 Securities completing the relevant Settlement Notice or its nominee in accordance with the instructions given in such Settlement Notice on the applicable Settlement Date.

Each Settlement Notice shall be irrevocable. Failure to properly complete and deliver a Settlement Notice and the relevant Additional Tier 1 Securities, if applicable, may result in such Settlement Notice being treated by the Settlement Share Depository as null and void. Any determination as to whether any Settlement Notice has been properly completed and delivered shall be made by the Settlement Share Depository in its sole and absolute discretion and shall be conclusive and binding on the relevant holder.

The Settlement Shares (and the Settlement Share component, if any, of any Alternative Consideration) and ADSs will not be available for delivery (i) to, or to a nominee for, Euroclear or Clearstream, Luxembourg or any other person providing a clearance service within the meaning of Section 96 of the Finance Act 1986 of the United Kingdom or (ii) to a person, or nominee or agent for a person, whose business is or includes issuing depository receipts within the meaning of Section 93 of the Finance Act 1986 of the United Kingdom, in each case at any time prior to the “abolition day” as defined in Section 111(1) of the Finance Act 1990 of the United Kingdom, or (iii) to the CREST account of such a person described in (i) or (ii).

Failure to Deliver a Settlement Notice

If a Settlement Notice and the relevant Additional Tier 1 Securities, if applicable, are not delivered to the Settlement Share Depository on or before the Notice Cut-off Date, the Settlement Share Depository shall continue to hold the relevant Settlement Shares or Alternative Consideration until a Settlement Notice (and the relevant Additional Tier 1 Securities, if applicable) is so delivered. However, the relevant Additional Tier 1 Securities shall be canceled on the Final Cancellation Date and any Securityholder delivering a Settlement Notice after the Notice Cut-off Date will have to provide evidence of its entitlement to the relevant Settlement Shares, ADSs or Alternative Consideration satisfactory to the Settlement Share Depository in its sole and absolute discretion in order to receive delivery of such Alternative Consideration, Settlement Shares or ADSs (to be deposited with the ADS Depositary on its behalf). LBG shall have no liability to any Additional Tier 1 Securityholder for any loss resulting from such holder not receiving any Alternative Consideration, Settlement Shares or ADSs or from any delay in the receipt thereof, in each case as a result of such holder failing to duly submit a Settlement Notice and the relevant Additional Tier 1 Securities, if applicable, on a timely basis or at all.

Delivery of ADSs

In respect of Settlement Shares for which holders elect to be converted into ADSs as specified in the Settlement Notice, the Settlement Share Depository shall deposit with the ADS Depository, the number of Settlement Shares to be issued upon Automatic Conversion of the Additional Tier 1 Securities, and the ADS Depository shall issue the corresponding number of ADSs to such holder (per the ADS-to-Ordinary Share ratio in effect on the Conversion Date). Once deposited, the ADS Depository shall be entitled to the economic rights of a holder of the Settlement Shares for the purposes of any dividend entitlement and otherwise on behalf of the ADS holders, and the holder will become the record holder of the related ADSs for all purposes under the ADS deposit agreement. However, the issuance of the ADSs by the ADS Depository may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Settlement Shares have been duly transferred to the custodian and that all applicable depositary fees and payments have been paid to the ADS Depository. For further information on the ADSs or the ADS deposit agreement, see “Description of American Depositary Shares”.

For the purposes of these provisions:

“ADS Depository” means The Bank of New York Mellon, as the depositary under LBG’s Ordinary Share American Depository Facility.

“Alternative Consideration” means, in respect of each Additional Tier 1 Security and as determined by LBG (i) if all of the Settlement Shares to be issued and delivered following Automatic Conversion are sold in the Settlement Shares Offer, the pro rata share of the cash proceeds from the sale of such Settlement Shares attributable to such Additional Tier 1 Security translated from sterling into U.S. dollar at a then-prevailing exchange rate as determined by the Settlement Share Depository (less the pro rata share of any foreign exchange transaction costs and an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid in connection with the issue and delivery of Settlement Shares to the Settlement Share Depository pursuant to the Settlement Shares Offer), (ii) if some but not all of such Settlement Shares to be issued and delivered upon Automatic Conversion are sold in the Settlement Shares Offer, (x) the pro rata share of the cash proceeds from the sale of such Settlement Shares attributable to such Additional Tier 1 Security translated from sterling into U.S. dollar at a then-prevailing exchange rate as determined by the Settlement Share Depository (less the pro rata share of any foreign exchange transaction costs and an amount equal to the pro rata share of any stamp duty, stamp duty reserve tax, or any other capital, issue, transfer, registration, financial transaction or documentary tax that may arise or be paid in connection with the delivery of Settlement Shares to the Settlement Share Depository pursuant to the Settlement Shares Offer) and (y) the pro rata share of such Settlement Shares not sold pursuant to the Settlement Shares Offer attributable to such Additional Tier 1 Security rounded down to the nearest whole number of Settlement Shares and (iii) if no Settlement Shares are sold in the Settlement Shares Offer, the relevant number of Settlement Shares that would have been received had LBG not elected that the Settlement Share Depository should carry out a Conversion Shares Offer;

“Cancellation Date” means (i) with respect to any Additional Tier 1 Security for which a Settlement Notice is received by the Settlement Share Depository on or before the Notice Cut-off Date, the applicable Settlement Date and (ii) with respect to any Additional Tier 1 Security for which a Settlement Notice is not received by the Settlement Share Depository on or before the Notice Cut-off Date, the Final Cancellation Date.

“Settlement Date” means:

(i)      with respect to any Additional Tier 1 Security in relation to which a Settlement Notice is received by the Settlement Share Depository on or before the Notice Cut-off Date where LBG has not elected that the Settlement Share Depository will carry out a Settlement Shares Offer, the date that is two (2) Business Days after the latest of (i) the Conversion Date, (ii) the date on which LBG announces that it will not elect for the Settlement Share Depository to carry out a Settlement Shares Offer (or, if no such announcement is made, the last date on which LBG is entitled to give a Settlement Shares Offer Notice), and (iii) the date on which the relevant Settlement Notice has been received by the Settlement Share Depository;

(ii)     with respect to any Additional Tier 1 Security in relation to which a Settlement Notice is received by the Settlement Share Depository on or before the Notice Cut-off Date where LBG has elected that the Settlement Share Depository will carry out a Settlement Shares Offer, the date that is the later of (a) two (2) Business Days after the day on which the Settlement Shares Offer Period expires or is terminated and (b) two (2) Business Days after the date on which such Settlement Notice has been so received by the Settlement Share Depository; and

(iii)    with respect to any Additional Tier 1 Security in relation to which a Settlement Notice is not so received by the Settlement Share Depository on or before the Notice Cut-off Date, the date on which the Settlement Share Depository delivers the relevant Settlement Shares, ADSs or Alternative Consideration, as applicable, to Securityholders.

Agreement with Respect to the Exercise of the UK Bail-in Power

The PRA has requested us to include the following provision as a term of the Additional Tier 1 Securities in accordance with the requirements envisaged in Article 50 of the legislative proposal of the European Commission for a directive providing for the establishment of a European-wide framework for the recovery and resolution of credit institutions and investment firms (the “Recovery and Resolution Directive” or “RRD”).

By its acquisition of the Additional Tier 1 Securities, each Additional Tier 1 Securityholder acknowledges, agrees to be bound by and consents to the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority that may result in the cancellation of all, or a portion, of the principal amount of, or interest on, the Additional Tier 1 Securities and/or the conversion of all, or a portion, of the principal amount of, or interest on, the Additional Tier 1 Securities into (a) Ordinary Shares or (b) other securities or obligations of LBG or another person, including by means of a variation to the terms of the Additional Tier 1 Securities, in each case to give effect to the exercise by the Relevant UK Resolution Authority of such UK Bail-in Power. References to principal and interest shall include payments of principal and interest that have become due and payable, but which have not been paid, prior to the exercise of any UK Bail-in Power. The rights of the Securityholders are subject to, and will be varied, if necessary, solely to give effect to the provisions of any UK Bail-in Power which are expressed to implement such a cancellation or conversion.

“Relevant UK Resolution Authority” means any authority with the ability to exercise a UK Bail-in Power within the United Kingdom.

“UK Bail-in Power” means any statutory write-down and/or conversion power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of credit institutions and investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to LBG or other members of the Group, including but not limited to any such laws, regulations, rules or requirements that are implemented, adopted or enacted within the context of a EU directive or regulation of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms and/or within the context of a UK resolution regime by way of amendment to the Banking Act through the Banking Reform Act or otherwise pursuant to which obligations of a credit institution or investment firm or any of its affiliates can be canceled and/or converted into shares or other securities or obligations of the obligor or any other person.

For the avoidance of doubt, the potential Automatic Conversion of the Additional Tier 1 Securities into Settlement Shares, other securities or other obligations in connection with the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority is separate and distinct from the Automatic Conversion pursuant to the terms and conditions of the Additional Tier 1 Securities following a Trigger Event.

According to the principles proposed in the RRD, we expect that the Relevant UK Resolution Authority would exercise its UK Bail-in Powers in respect of the Additional Tier 1 Securities having regard to the hierarchy of creditor claims and that the Securityholders would be treated pari passu with all claims under Parity Securities at that time being subjected to the exercise by the Relevant UK Resolution Authority of the UK Bail-in Powers (or, with claims in respect of ordinary shares, in the event the exercise of such UK Bail-in Power occurs in the intervening period between a Trigger Event and the Conversion Date).

No payment of principal following any proposed redemption of the Additional Tier 1 Securities or payment of interest on the Additional Tier 1 Securities shall become due and payable after the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by LBG under the laws and regulations of the UK and the EU applicable to LBG and the Group.

See also “Risk Factors—Under the terms of the Additional Tier 1 Securities, you have agreed to be bound by the exercise of any UK Bail-in Power imposed by the Relevant UK Resolution Authority”.

LBG’s obligations to indemnify the Trustee in accordance with the Section 6.07 of the Capital Securities Indenture shall survive the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Additional Tier 1 Securities.

By its acquisition of the Additional Tier 1 Securities, each Additional Tier 1 Securityholder, to the extent permitted by the U.S. Trust Indenture Act of 1939, as amended (the “TIA”), waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Additional Tier 1 Securities.

By its acquisition of the Additional Tier 1 Securities, each Additional Tier 1 Securityholder acknowledges and agrees that:

(i) the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Additional Tier 1 Securities shall not give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the TIA, as amended;

(ii) upon the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority, the Trustee shall not be required to take any further directions from holders of the Additional Tier 1 Securities under Section 5.12 (Control by Holders) of the Original Indenture, which section authorizes holders of a majority in aggregate outstanding principal amount of the Additional Tier 1 Securities to direct certain actions relating to the Additional Tier 1 Securities. The Indenture shall impose no duties upon the Trustee whatsoever with respect to the exercise of any UK Bail-in Power by the Relevant UK Resolution Authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority, the Additional Tier 1 Securities remain outstanding (for example, if the exercise of the UK Bail-in Power results in only a partial write-down of the principal of the Additional Tier 1 Securities), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Additional Tier 1 Securities following such completion to the extent that LBG and the Trustee agree pursuant to a supplemental indenture, unless LBG and the Trustee agree that a supplemental indenture is not necessary; and

(iii) it shall be deemed to have (i) consented to the exercise of any UK Bail-In Power as it may be imposed without any prior notice by the Relevant UK Resolution Authority of its decision to exercise such power with respect to the Additional Tier 1 Securities and (ii) authorized, directed and requested DTC and any Direct Participant in DTC or other intermediary through which it holds such Additional Tier 1 Securities to take any and all necessary action, if required, to implement the exercise of any UK Bail-In Power with respect to the Additional Tier 1 Securities as it may be imposed, without any further action or direction on the part of such Securityholder or the Trustee.

Upon the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Additional Tier 1 Securities, LBG shall provide a written notice to DTC as soon as practicable regarding such exercise of the UK Bail-in Power for purposes of notifying holders of such occurrence. LBG shall also deliver a copy of such notice to the trustee for information purposes.

Enforcement Events and Remedies

There are no events of default under the Additional Tier 1 Securities. In addition, under the terms of the Indenture, neither the Automatic Conversion nor the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the Additional Tier 1 Securities will be an Enforcement Event.

Enforcement Events

Each of the following events described in clauses (i), (ii) and (iii) is an “Enforcement Event”:

(i) The occurrence of a Winding-up or Administration Event;

(ii) Non-payment of principal when due as further described in clause (ii) of “—Remedies” below; or

(iii) Breaches of a Performance Obligation.

Remedies

(i) The occurrence of a Winding-up or Administration Event prior to the occurrence of a Trigger Event.  If a Winding-up or Administration Event occurs prior to the occurrence of a Trigger Event, subject to the subordination provisions described under “—Ranking and Liquidation Distribution” above, the principal amount of the Additional Tier 1 Securities will become immediately due and payable. For the avoidance of doubt, as the principal amount of the Additional Tier 1 Securities will become immediately due and payable upon such a Winding-up or Administration Event, neither the Trustee nor the Securityholders are required to declare such principal amount to be due and payable.

(ii) Non-payment of principal when due. Subject to the satisfaction of any redemption conditions described under “—Redemption and Purchase—Redemption Conditions” above, if LBG does not make payment of principal in respect of the Additional Tier 1 Securities for a period of seven (7) calendar days or more after the date on which such payment is due, then the Trustee, on behalf of the Securityholders, may, at its discretion, or shall at the direction of holders of 25% of the aggregate principal amount of outstanding Additional Tier 1 Securities, subject to any applicable laws, institute proceedings for the winding up of LBG. In the event of a winding-up or liquidation of LBG, whether or not instituted by the Trustee, the Trustee may prove the claims of the Securityholders and the

Trustee in the winding up proceeding of LBG and/or claim in the liquidation of LBG, such claims as set out under “—Ranking and Liquidation Distribution”. For the avoidance of doubt, the Trustee may not declare the principal amount of any outstanding Additional Tier 1 Securities to be due and payable and may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid on the Additional Tier 1 Securities.

(iii) Breach of a Performance Obligation. In the event of a breach of any term, obligation or condition binding on us under the Additional Tier 1 Securities or the Indenture (other than any payment obligation of LBG under or arising from the Additional Tier 1 Securities or the Indenture, including payment of any principal or interest, including any damages awarded for breach of any obligations) (a “Performance Obligation”), the Trustee may without further notice institute such proceedings against us as it may think fit to enforce the Performance Obligation, provided that we shall not by virtue of the institution of any such proceedings be obliged to pay any sum or sums, in cash or otherwise (including any damages) earlier than the same would otherwise have been payable under the Additional Tier 1 Securities or the Indenture.

For the avoidance of doubt, the breach by us of any Performance Obligation shall not give the Trustee and/or the Securityholders a claim for damages and, in such circumstances, the sole and exclusive remedy that the Trustee and the Securityholders may seek under the Additional Tier 1 Securities and the Indenture is specific performance under New York law. By its acquisition of the Additional Tier 1 Securities, each Additional Tier 1 Securityholder acknowledges and agrees that such holder will not seek, and will not direct the Trustee to seek, a claim for damages against LBG in respect of a breach by us of a Performance Obligation and that the sole and exclusive remedy that such holder and the Trustee may seek under the Additional Tier 1 Securities and the Indenture for a breach by us of a Performance Obligation is specific performance under New York law. See “Risk Factors—The Additional Tier 1 Securities do not contain events of default and the remedies available to Securityholders are limited”.

Other than the limited remedies specified above, no remedy against us shall be available to the Trustee or the Securityholders, provided that (1) Trustee and the Securityholders shall have such rights and powers as they are required to have under the Trust Indenture Act, including the right of any Securityholder to institute proceedings for the enforcement of any payments of principal and interest when due, subject to the subordination provisions set forth in the Indenture and (2) such limitations shall not apply to our obligations to pay the fees and expenses of, and to indemnify, the Trustee and the Trustee’s rights to apply money collected to first pay its fees and expenses shall not be subject to the subordination provisions set forth in the Indenture.

The Additional Tier 1 Securities are perpetual securities in respect of which there is no fixed redemption date or maturity date. Holders may not require any redemption of the Additional Tier 1 Securities at any time.

Trustee’s Duties

If an Enforcement Event has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Holders of not less than a majority in aggregate principal amount of the outstanding Additional Tier 1 Securities may on behalf of all Securityholders waive any past Enforcement Event that results from a breach by the Company of a Performance Obligation. Holders of a majority of the aggregate principal amount of the outstanding Additional Tier 1 Securities may not waive any past default that results from a Winding-up or Administration Event or non-payment of principal when due.

If an Enforcement Event has occurred and is continuing, the Trustee will have no obligation to take any action at the direction of any Securityholders, unless they have offered the Trustee security or indemnity satisfactory to the Trustee in its sole discretion. The holders of a majority in aggregate principal amount of the outstanding Additional Tier 1 Securities shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the Trustee for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Additional Tier 1 Securities. However, this direction (a) must not be in conflict with any rule of law or the Indenture and (b) must not be unjustly prejudicial to the Securityholder(s) not taking part in the direction, in the case of either (a) or (b) as determined by the Trustee in its sole discretion. The Trustee may also take any other action, consistent with the direction, that it deems proper.

Limitation on Suits

Before an Additional Tier 1 Securityholder may bypass the Trustee and bring its own suit or other formal legal action or take other steps to enforce its rights or protect its interests relating to the Additional Tier 1 Securities, the following must occur:

•	the holder must give the Trustee written notice that an Enforcement Event has occurred;

•
the holders of 25% in outstanding principal amount of the Additional Tier 1 Securities must make a written request that the Trustee take action and the holder must offer indemnity satisfactory to the Trustee in its sole discretion against the cost and other liabilities of taking that action; and

•
the Trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity, and the Trustee must not have received an inconsistent direction from the majority in principal amount of the Additional Tier 1 Securities during that period.

Notwithstanding any contrary provisions, nothing shall impair the right of a Securityholder under the Trust Indenture Act, absent such holder’s consent, to sue for any payments due but unpaid with respect to the Additional Tier 1 Securities.

Undertakings

While any Additional Tier 1 Security remains outstanding, LBG shall (if and to the extent permitted by the Applicable Regulations from time to time and only to the extent that such undertaking would not cause a Regulatory Event to occur)  save with the approval of an extraordinary shareholder resolution:

(i)
not make any issue, grant or distribution or take or omit to take any other action if the effect thereof would be that, upon Automatic Conversion of the Additional Tier 1 Securities, Ordinary Shares could not, under any applicable law then in effect, be legally issued as fully paid;

(ii)
in the event of a Newco Scheme, take (or shall procure that there is taken) all necessary action to ensure that the Newco Scheme is an Exempt Newco Scheme and that immediately after completion of the Scheme of Arrangement, any amendments to the Indenture in accordance with “—Modification and Amendments” below as may be necessary to ensure that the Additional Tier 1 Securities may be converted into or exchanged for ordinary shares or units or the equivalent in Newco as described in this prospectus and in accordance with the Indenture.

(iii)
use all reasonable endeavors to ensure that the Settlement Shares issued upon Automatic Conversion of the Additional Tier 1 Securities following a Trigger Event shall be admitted to listing and trading on the Relevant Stock Exchange;

(iv)
following the Automatic Conversion of the Additional Tier 1 Securities, take all reasonable actions as may be necessary to (a) register any additional ADSs, (b) deposit a sufficient number of ADSs with the ADS Depository, and (c) ensure that such ADSs shall continue to be listed on the New York Stock Exchange or, if the ADSs cease to be listed on such exchange, to be admitted to trading on a national securities exchange in the United States;

(v)
notwithstanding any Settlement Shares Offer, at all times keep available for issue, free from pre-emptive or other preferential rights, sufficient Ordinary Shares to enable Automatic Conversion of the Additional Tier 1 Securities to be satisfied in full;

(vi)
in circumstances where the Additional Tier 1 Securities contemplate the appointment of a Settlement Share Depository, LBG shall use all reasonable endeavors to promptly appoint such Settlement Share Depository; and

(vii)
where the provisions of the Indenture require or provide for a determination by an Independent Financial Adviser, LBG shall use all reasonable endeavors promptly to appoint an Independent Financial Adviser for such purpose.

Further Issues

LBG may, without the consent of the Securityholders, issue additional Additional Tier 1 Securities having the same ranking and same interest rate, redemption terms and other terms as the Additional Tier 1 Securities described in this prospectus other than the price to the public and issue date as the Additional Tier 1 Securities offered hereby. There is no limitation on the amount of Additional Tier 1 Securities or other debt securities that we may issue under the Indenture and there is no restriction on us issuing securities that may have preferential rights to the Additional Tier 1 Securities or securities with similar, different or no Trigger Event provisions.

Notice

All notices regarding the Additional Tier 1 Securities will be deemed to be validly given if sent by first class mail to the Securityholders at their addresses recorded in the register.

Until such time as any definitive securities are issued, there may, so long as any Global Notes representing the Additional Tier 1 Securities are held in their entirety on behalf of DTC, be substituted for such publication the delivery of the relevant notice to DTC for communication by them to the Securityholders, in accordance with the DTC’s applicable procedures. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Notices to be given by any Securityholder to the Trustee shall be in writing to the Trustee at is corporate trust office. Whilst any of the Additional Tier 1 Securities are represented by a Global Note, such notice may be given by any holder to the Trustee through the DTC in such manner as the DTC may approve for this purpose.

If and for so long as the Additional Tier 1 Securities are admitted to trading on the Global Exchange Market of the Irish Stock Exchange, notices will also be given in accordance with any applicable requirements of such stock exchange. Any such notices delivered to the Global Exchange Market of the Irish Stock Exchange will also be published on the Daily Official List of the Irish Stock Exchange for so long as its rules so require.

Modification and Amendments

We and the Trustee may make certain modifications and amendments to the Indenture with respect to the Additional Tier 1 Securities without the consent of the Securityholders, including, but not limited to, reflect changes to procedures relating to Automatic Conversion, delivery of the Settlement Shares, ADSs or Alternative Consideration, as applicable, procuring that Newco is substituted as issuer under the Additional Tier 1 Securities and to give affect to any variation to the terms of the Additional Tier 1 Securities as a result of any exercise of any UK Bail-in Power.  Other modifications and amendments may be made to the Indenture with the consent of Securityholders of not less than two-thirds in aggregate outstanding principal amount of the Additional Tier 1 Securities that are affected by the modification or amendment, voting as one class.  However, no modifications or amendments may be made without the consent of the holder of each Additional Tier 1 Security affected that would:

•	reduce the principal amount of, the interest rates of, or the payments with respect to the Additional Tier 1 Securities other than as permitted under the Indenture;

•	change any obligation to pay any Additional Amounts;

•	change the currency of payment;

•
reduce the percentage in aggregate principal amount of outstanding the Additional Tier 1 Securities necessary to modify or amend the Indenture or to waive compliance with certain provisions of the Indenture;

•
the subordination provisions or the terms of our obligations in respect of the payment of amounts due and payable on the Additional Tier 1 Securities in a manner adverse to the holders, in each case other than as permitted under the Indenture; or

•	modify the above requirements.

No supplemental indenture may, without the consent of each holder of an outstanding the Additional Tier 1 Security affected by such supplemental indenture, make any change that adversely affects the Automatic Conversion of any of the Additional Tier 1 Securities. Notwithstanding the foregoing, in the event of a Newco Scheme, LBG may, without the consent of Securityholders, at its option, procure that Newco is substituted as issuer under the Additional Tier 1 Securities in the place of LBG.

In addition to the permitted amendments described in the preceding paragraph, LBG and the Trustee may amend or supplement the Indenture or the Additional Tier 1 Securities without the consent of any Securityholder to conform the provisions of the Indenture to this “Description of the Additional Tier 1 Securities” section in this prospectus.

Notwithstanding the above, no modifications and amendments to the Indenture shall become effective unless LBG shall have given such notice as is required by, and received such permission from, the Relevant Regulator as is required by the Relevant Regulator under the Applicable Regulations. The Trustee is entitled to request and rely on an officer’s certificate from LBG as to the satisfaction of this condition precedent to any modification without further enquiry.

Governing Law

The Additional Tier 1 Securities and the Indenture will be governed by and construed in accordance with the laws of the State of New York and the TIA, except that, as the Indenture specifies, the subordination provisions relating to the Additional Tier 1 Securities will be governed and construed in accordance with the laws of Scotland.

Trustee and Agents

The Trustee for Additional Tier 1 Securities will be The Bank of New York Mellon, acting through its London Branch. The trustee makes no representations, and shall not be liable with respect to, the information set forth in this prospectus.

The Bank of New York Mellon acting through its London Branch will initially act as Paying Agent and Calculation Agent for the Additional Tier 1 Securities, and LBG may appoint additional or successor agents (together, the “Agents”).

LBG will procure that there will at all times be a Paying Agent and a Calculation Agent. LBG is entitled to appoint other banks of international standing as Agents, or, in the case of the Calculation Agent only, LBG may appoint a financial advisor with appropriate expertise.  Furthermore, LBG is entitled to terminate the appointment of any Agent.  In the event of such termination or such Agent being unable or unwilling to continue to act as Agent in the relevant capacity, LBG will appoint another bank of international standing, or, in the case of the Calculation Agent only, another financial advisor with appropriate expertise as Agent in the relevant capacity.  Such appointment or termination will be published without undue delay in accordance with the Indenture, or, should this not be possible, be published in another appropriate manner.

Subsequent Holders’ Agreement

Securityholders that acquire the Additional Tier 1 Securities in the secondary market shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the Securityholders that acquire the Additional Tier 1 Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Additional Tier 1 Securities, including in relation to interest cancellation, the Automatic Conversion, the UK Bail-in Power, the Settlement Shares Offer, the write-down in the event of a Non-Qualifying Relevant Event and the limitations on remedies specified in “—Enforcement Events and Remedies” above.

Form of Additional Tier 1 Securities, Clearance and Settlement

General

The Additional Tier 1 Securities shall initially be represented by one or more global securities in registered form, without coupons attached, will be deposited with the DTC and will be registered in the name of such depositary or its nominee.  Unless and until the Additional Tier 1 Securities are exchanged in whole or in part for other securities under the terms of the Indenture or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by DTC to a nominee or a successor of DTC.

So long as DTC, or its nominee, is the holder of the global security, DTC or its nominee will be considered the sole holder of such global security for all purposes under the Indenture.  Except as described below under “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have Additional Tier 1 Securities registered in its name, receive or be entitled to receive physical delivery of Additional Tier 1 Securities in definitive form or be considered the owner or Additional Tier 1 Securityholder under the Indenture.  Each person having an ownership or other interest in the Additional Tier 1 Securities must rely on the procedures of the DTC, and, if a person is not a participant in DTC, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the Indentures.

Payments on the Global Debt Security

Payments of any amounts in respect of the Additional Tier 1 Securities will be made by the Trustee to beneficial owners of the Additional Tier 1 Securities in accordance with the rules and procedures of the DTC.  Neither we nor the Trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the DTC and any beneficial owner of an interest in Additional Tier 1 Securities, or the failure of the DTC or any intermediary to pass through to any beneficial owner any payments that are made to the DTC.

The Clearing Systems

DTC has advised us as follows: DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC.  DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts.  This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.  DTC has a Standard & Poor’s rating of AA+. The DTC rules applicable to its participants are on file with the SEC.  More information about DTC can be found at www.dtcc.com.

Issuance of Definitive Securities

So long as DTC holds global securities in respect of the Additional Tier 1 Securities, such global securities will not be exchangeable for definitive securities unless:

•	DTC notifies the Trustee that it is unwilling or unable to continue to act as depositary for the Additional Tier 1 Securities or DTC ceases to be a clearing agency registered under the Exchange Act;

•	A Winding-up or Administration Event occurs; or

•	at any time we determine at our option and in our sole discretion, that the global securities of the Additional Tier 1 Securities should be exchanged for definitive securities in registered form.

Each person having an ownership or other interest in the Additional Tier 1 Securities must rely exclusively on the rules or procedures of the DTC and any agreement with any direct or indirect participant of the DTC or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security.  The Indenture permit us to determine at any time and in our sole discretion that the Additional Tier 1 Securities shall no longer be represented by global securities.  DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant.  We would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Definitive Additional Tier 1 Securities will be issued in registered form only.  To the extent permitted by law, we, the Trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register.  Payments will be made in respect of the Additional Tier 1 Securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York.  Definitive securities should be presented to the paying agent for redemption.

If we issue definitive Additional Tier 1 Securities in exchange for a global security, the DTC, as holder of that global security, will surrender it against receipt of the definitive securities, cancel the book-entry securities, and distribute the definitive securities to the persons and in the amounts that the DTC specifies pursuant to its internal procedures.

If definitive securities are issued in the limited circumstances described above, those securities (i) will be transferable only on the register for the Additional Tier 1 Securities, and (ii) may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent.  If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three Business Days after the paying agent receives the certificate.  The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent.  The new certificate representing the securities that were transferred will be sent to the transferee within three Business Days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

Certain Defined Terms

In this “Description of the Additional Tier 1 Securities” the following terms have the following meanings:

“Current Market Price” means, in respect of an Ordinary Share at a particular date, the average of the daily Volume Weighted Average Price of an Ordinary Share on each of the five (5) consecutive dealing days (or, for the purposes of sub-paragraph (iv) under “—Conversion—Anti-dilution Adjustment of the Conversion Price” above, ten (10) consecutive dealing days) ending on the dealing day immediately preceding such date; provided that, if at any time during the said five (5) (or ten (10)) dealing-day period the Volume Weighted Average Price shall have been based on a price ex-dividend (or ex-any other entitlement) and during some other part of that period the Volume Weighted Average Price shall have been based on a price cum-dividend (or cum- any other entitlement), then:

(i)
if the Ordinary Shares to be issued and delivered do not rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price cum-dividend (or cum- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such dividend or entitlement per Ordinary Share as at the date of first public announcement relating to such dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit; or

(ii)
if the Ordinary Shares to be issued and delivered do rank for the Dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Ordinary Shares shall have been based on a price ex-dividend (or ex- any other entitlement) shall, for the purposes of this definition, be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such dividend or entitlement per Ordinary Share as at the date of first public announcement relating to such dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit, and provided further that, if on each of the said five (5) dealing days (or, for the purposes of sub-paragraph (iv) under “—Conversion—Anti-dilution Adjustment of the Conversion Price” above, the said ten (10) dealing days) the Volume Weighted Average Price shall have been based on a price cum-dividend (or cum-any other entitlement) in respect of a dividend (or other entitlement) which has been declared or announced but the Ordinary Shares to be issued and delivered do not rank for that dividend (or other entitlement), the Volume Weighted Average Price on each of such dates shall, for the purposes of this definition, be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such dividend or entitlement per Ordinary Share as at the date of first public announcement relating to such dividend or entitlement, in any such case, determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit, and provided further that, if the Volume Weighted Average Price of an Ordinary Share is not available on one or more of the said five (5) dealing days (or, for the purposes of sub-paragraph (iv) under “—Conversion— Anti-dilution Adjustment of the Conversion Price” above, the said ten (10) consecutive dealing days) (disregarding for this purpose the proviso to the definition of Volume Weighted Average Price), then the average of such Volume Weighted Average Prices which are available in that five (5) (or ten (10)) dealing-day period shall be used (subject to a minimum of two such prices) and if only one, or no, such Volume Weighted Average Price is available in the relevant period, the Current Market Price shall be determined in good faith by an Independent Financial Adviser.

“dealing day” means a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is open for business and on which Ordinary Shares, Securities, options, warrants or other rights (as the case may be) may be dealt in (other than a day on which the Relevant Stock Exchange or relevant stock exchange or securities market is scheduled to or does close prior to its regular weekday closing time).

“Exempt Newco Scheme” means a Newco Scheme where, immediately after completion of the relevant Scheme of Arrangement, the ordinary shares or units or equivalent of Newco (or depositary or other receipts or certificates representing ordinary shares or units or equivalent of Newco) are (i) admitted to trading on the Relevant Stock Exchange or (ii) admitted to listing on such other Regulated Market as LBG or Newco may determine.

“Fair Market Value” means, with respect to any property on any date, the fair market value of that property as determined by an Independent Financial Adviser in good faith, provided that (i) the Fair Market Value of a Cash Dividend shall be the amount of such Cash Dividend; (ii) the Fair Market Value of any other cash amount shall be the amount of such cash; (iii) where Securities, options, warrants or other rights are publicly traded on a stock exchange or securities market of adequate liquidity (as determined in good faith by an Independent Financial Adviser), the Fair Market Value (a) of such Securities shall equal the arithmetic mean of the daily Volume Weighted Average Prices of such Securities and (b) of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights, in the case of (a) and (b), during the period of five (5) dealing days on the relevant stock exchange or securities market commencing on such date (or, if later, the first such dealing day such Securities, options, warrants or other rights are publicly traded) or such shorter period as such Securities, options, warrants or other rights are publicly traded; (iv) where Securities, options, warrants or other rights are not publicly traded on a stock exchange or securities market of adequate liquidity (as aforesaid), the Fair Market Value of such Securities, options, warrants or other rights shall be determined in good faith by an Independent Financial Adviser, on the basis of a commonly accepted market valuation method and taking account of such factors as it considers appropriate, including the market price per Ordinary Share, the dividend yield of an Ordinary Share, the volatility of such market price, prevailing interest rates and the terms of such Securities, options, warrants or other rights, including as to the expiry date and exercise price (if any) thereof. Such amounts shall, in the case of (i) above, be translated into the Relevant Currency (if declared, announced, made, paid or payable in a currency other than the Relevant Currency, and if the relevant dividend is payable at the option of LBG or a shareholder in any currency additional to the Relevant Currency, the relevant dividend shall be treated as payable in the Relevant Currency) at the rate of exchange used to determine the amount payable to shareholders who were paid or are to be paid or are entitled to be paid the Cash Dividend in the Relevant Currency; and, in any other case, shall be translated into the Relevant Currency (if expressed in a currency other than the Relevant Currency) at the Prevailing Rate on that date. In addition, in the case of (i) and (ii) above, the Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit.

“Independent Financial Adviser” means an independent financial institution of international repute appointed by LBG at its own expense.

“Junior Securities” means (i) any Ordinary Share or other securities of LBG ranking, or expressed to rank, junior to the Additional Tier 1 Securities in a Winding-up or Administration Event and/or (ii) any securities issued by any other member of the Group where the terms of such securities benefit from a guarantee or support agreement entered into by LBG which ranks, or is expressed to rank, junior to the Additional Tier 1 Securities in a Winding-up or Administration Event.

“Newco Scheme” means a scheme of arrangement or analogous proceeding (“Scheme of Arrangement”) which effects the interposition of a limited liability company (“Newco”) between the shareholders of LBG immediately prior to the Scheme of Arrangement (the “Existing Shareholders”) and LBG; provided that (i) only ordinary shares or units or equivalent of Newco or depositary or other receipts or certificates representing ordinary shares or units or equivalent of Newco are issued to Existing Shareholders; (ii) immediately after completion of the Scheme of Arrangement the only holders of ordinary shares, units or equivalent of Newco or, as the case may be, the only holders of depositary or other receipts or certificates representing ordinary shares or units or equivalent of Newco, are Existing Shareholders holding in the same proportions as immediately prior to completion of the Scheme of Arrangement; (iii) immediately after completion of the Scheme of Arrangement, Newco is (or one or more wholly-owned Subsidiaries of Newco are) the only shareholder of LBG; (iv) all Subsidiaries of LBG immediately prior to the Scheme of Arrangement (other than Newco, if Newco is then a Subsidiary of LBG) are Subsidiaries of LBG (or of Newco) immediately after completion of the Scheme of Arrangement; and (v) immediately after completion of the Scheme of Arrangement LBG (or Newco) holds, directly or indirectly, the same percentage of the ordinary share capital and equity share capital of those Subsidiaries as was held by LBG immediately prior to the Scheme of Arrangement.

“Relevant Currency” means sterling or, if at the relevant time or for the purposes of the relevant calculation or determination the London Stock Exchange is not the Relevant Stock Exchange, the currency in which the Ordinary Shares or the Relevant Shares (as applicable) are quoted or dealt in on the Relevant Stock Exchange at such time.

“Relevant Date” in respect of any payment on any Additional Tier 1 Security, means the date on which such payment first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount required to be paid is made or, in the case where presentation is required pursuant to the terms of the Additional Tier 1 Securities, (if earlier) the date seven days after that on which notice is duly given to the Additional Tier 1 Security that, upon further presentation of the Additional Tier 1 Security (or the global note) being made in accordance with the terms of the Additional Tier 1 Securities, such payment will be made, provided that payment is in fact made upon such presentation;

“Relevant Stock Exchange” means the London Stock Exchange or, if at the relevant time the Ordinary Shares are not at that time listed and admitted to trading on the London Stock Exchange, the principal stock exchange or securities market on which the Ordinary Shares are then listed, admitted to trading or quoted or accepted for dealing.

“Settlement Share Depository” means a reputable financial institution, depository entity, trust company or similar entity (which in each such case is wholly independent of LBG) to be appointed by LBG on or prior to any date when a function ascribed to the Settlement Share Depository in the Indenture is required to be performed, to perform such functions and which will be required to undertake, for the benefit of the Securityholders, to hold the Settlement Shares (and the Alternative Consideration, if any) on behalf of such Securityholders in one or more segregated accounts, unless otherwise required to be transferred out of such accounts for the purposes of the Settlement Shares Offer on terms consistent with the Indenture.

“Securities” means any securities including, without limitation, shares in the capital of LBG, or options, warrants or other rights to subscribe for or purchase or acquire shares in the capital of LBG (and each a “Security”);

“Subsidiary” has the meaning provided in Section 1159 of the Companies Act 2006.

“Tier 1 Capital” has the meaning given to it by the Relevant Regulator from time to time.

“Tier 2 Capital” has the meaning given to it by the Relevant Regulator from time to time.

“Volume Weighted Average Price” means, in respect of an Ordinary Share or Security on any dealing day, the order book volume-weighted average price of an Ordinary Share or Security published by or derived (in the case of an Ordinary Share) from the relevant Bloomberg page or (in the case of a Security (other than Ordinary Shares), options, warrants or other rights) from the principal stock exchange or securities market on which such Securities, options, warrants or other rights are then listed or quoted or dealt in, if any or, in any such case, such other source as shall be determined in good faith to be appropriate by an Independent Adviser on such dealing day, provided that if on any such dealing day such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of an Ordinary Share, Security, option, warrant or other right, as the case may be, in respect of such dealing day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding dealing day on which the same can be so determined or determined as an Independent Adviser might otherwise determine in good faith to be appropriate.

COMPARISON OF CERTAIN MATERIAL TERMS OF THE ENHANCED CAPITAL NOTES AND
THE ADDITIONAL TIER 1 SECURITIES

	Fixed Rate Reset Additional Tier 1 Securities (the “Additional Tier 1 Securities”)	Enhanced Capital Notes (the “ECNs”)

Issuer	Lloyds Banking Group plc
LBG Capital No. 1 plc in respect of the 7.875% Dated Enhanced Capital Notes due 2020 (the “Series 1 ECNs”);

LBG Capital No. 1 plc  in respect of the 8.00% Fixed-to-Floating Rate Undated Enhanced Capital Notes (the “Series 2 ECNs”);

LBG Capital No. 1 plc  in respect of the 8.50% Fixed-to-Floating Rate Undated Enhanced Capital Notes, (the “Series 3 ECNs”); and

LBG Capital No. 2 plc  in respect of the 7.875% Dated Enhanced Capital Notes due 2020 (the “Series 4 ECNs”);

Guarantor(s)	Not applicable.	Series 1 ECNs: LBG Series 2 ECNs: LBG Series 3 ECNs: LBG Series 4 ECNs: Lloyds Bank plc
Maturity Date	Not applicable. The Additional Tier 1 Securities are perpetual securities in respect of which there is no fixed maturity date.
Series 1 ECNs: November 1, 2020

Series 2 ECNs: Not applicable. The Series 2 ECNs are perpetual securities in respect of which there is no fixed maturity date.

Series 3 ECNs: Not applicable. The Series 3 ECNs are perpetual securities in respect of which there is no fixed maturity date.

Series 4 ECNs: March 19, 2020

Interest Payment Dates and Interest Rate
Interest Payment Dates shall be March 27, June 27, September 27 and December 27 of each year, commencing on June 27, 2014 (short first interest period).

From and including                 (the “Issue Date”) to but excluding June 27, 2024, (the “First Call Date”), interest will accrue on the Additional Tier 1 Securities at an initial rate equal to 7.5% per annum. The First Call Date and every 5th anniversary thereafter shall be a “Reset Date”. From and

Series 1 ECNs: 7.875% per annum payable semi-annually in arrear on May 1 and November 1 in each year, commencing May 1, 2010.

Series 2 ECNs: 8.00% in respect of the period from (and including) December 15, 2009 to (but excluding) June 15, 2020. In respect of the period from (and including) June 15, 2020, 3-month U.S. LIBOR plus 6.405%. Interest is payable semi-annually in arrear on June 15 and December 15 of each year from (and including) June 15, 2010 to (and including) June 15, 2020.

including each Reset Date to but excluding the next succeeding Reset Date, the interest will accrue on the Additional Tier 1 Securities at a rate per annum equal to the sum of then prevailing Mid-Market Swap Rate on the relevant Reset Determination Date and 4.76%, converted to a quarterly rate in accordance with market convention (rounded to three decimal places, with 0.0005 rounded down).
Interest is payable on each March, June, September and December 15 from (and including) September 15, 2020

Series 3 ECNs: 8.50% in respect of the period from (and including) December 17, 2009 to (but excluding) December 17, 2021. In respect of the period from (and including) December 17, 2021, 3-month U.S. LIBOR plus 6.921%. Interest is payable semi-annually in arrear on June 17 and December 17 of each year from (and including) June 17, 2010 to (and including) June 17, 2021.  Interest is payable on each March, June, September and December 17 from (and including) March 17, 2022.

Series 4 ECNs: 7.875% per annum payable semi-annually in arrear on March 19 and September 19 in each year, commencing September 19, 2010.

Interest Cancellation or Deferral
Subject to the satisfaction of the Solvency Condition, the availability of Distributable Items, Automatic Conversion and a Winding-up or Administration Event, interest on the Additional Tier 1 Securities will be due and payable only at the sole discretion of LBG and LBG shall have absolute discretion at all times and for any reason to cancel any interest payment in whole or in part that would otherwise be payable on any Interest Payment Date. If LBG elects not to make an interest payment on the relevant Interest Payment Date, or if LBG elects to make a payment of a portion, but not all, of such interest payment, such non-payment shall evidence LBG’s exercise of discretion to cancel such interest payment, or the portion of such interest payment not paid, and accordingly such interest payment, or portion thereof, shall not be or become due and payable.

Additional Tier 1 Securities will cease to bear interest from, and including, the date of any redemption unless payment and performance of all amounts and obligations due by LBG in respect of the Additional Tier 1 Securities is not properly and duly made, in which event interest shall continue to accrue on the Additional Tier 1 Securities until payment and performance of all amounts and obligations has been properly and duly made.

Series 1 ECNs and Series 4 ECNs: not applicable.

Series 2 ECNs and Series 3 ECNs: the relevant guarantor(s) may procure the relevant issuer to elect to defer any payment of interest which is otherwise scheduled to be paid on an interest payment date or any Accrued Conversion Interest which is otherwise due to be paid on the conversion date, except in certain limited circumstances.

The relevant issuer shall satisfy in full any outstanding and unpaid deferred interest payment: (i) in cash upon any redemption of the relevant ECNs pursuant to the Conditions (other than redemption upon conversion where the redemption price shall equal the principal amount of the relevant ECNs); (ii) (except where the solvency condition is not satisfied) in cash at any time at its option upon the expiry of not less than 14 days’ notice to such effect given by the relevant issuer; (iii) in cash on a winding up of the relevant issuer or the relevant guarantor, but without prejudice to the subordination provisions of the relevant ECNs; or (iv) in any event, in relation to any deferred interest payment relating to any particular interest payment date, as soon as reasonably practicable and in any event within three months following such interest payment date, but in any such case pursuant to this sub-paragraph (iv) only by operation of the alternative coupon satisfaction mechanism (the “ACSM”).

The relevant issuer shall satisfy in full any deferred Accrued Conversion Interest: (i) as soon as practicable by operation of the procedures of the ACSM or (ii) to the extent not satisfied in accordance with (i), in cash on a winding up of the relevant issuer or the relevant guarantor, but without prejudice to the subordination provisions of the relevant ECNs.

The ACSM is a procedure for effecting the sale of Ordinary Shares having a market value at least equivalent to the relevant deferred interest payment or deferred Accrued Conversion Interest. The proceeds of such sale are applied to pay such deferred interest payment or deferred Accrued Conversion Interest, as the case may be.

“Accrued Conversion Interest” means, in the case of the conversion of the relevant ECNs, interest accrued on the relevant ECNs from (and including) the interest payment date immediately preceding the conversion date (or, if none, from the interest commencement date) to (but excluding) the conversion date.

Availability of Distributable Items
LBG shall cancel any interest on the Additional Tier 1 Securities (or, as appropriate, any part thereof) which is scheduled to be paid on an Interest Payment Date if in respect of such Interest Payment Date to the extent that LBG has an amount of Distributable Items on any scheduled Interest Payment Date that is less than the sum of (i) all payments (other than redemption payments) made or declared by LBG since the end of LBG’s last financial year and prior to such Interest Payment Date on or in respect of any Parity Securities, the Additional Tier 1 Securities and any Junior Securities and (ii) all payments (other than redemption payments) payable by LBG on such Interest Payment Date (x) on the Additional Tier 1 Securities and (y) on or in respect of any Parity Securities or any Junior Securities, in the case of each of (i) and (ii), excluding any payments already accounted for in determining the Distributable Items.

“Distributable Items” shall have the meaning assigned to such term in CRD IV (as the same may be amended or replaced from time to time), as interpreted and applied in accordance with the Applicable Regulations then applicable to LBG, but amended so that any reference therein to “before distributions to holders of own funds instruments” shall be read as a reference to “before distributions by LBG to holders of Parity Securities, the Additional Tier 1 Securities or any Junior Securities”. Under CRD IV, as at the date
Not applicable.

hereof, “distributable items” means the amount of the profits at the end of the last financial year plus any profits brought forward and reserves available for that purpose before distributions to holders of own funds instruments, less any losses brought forward, profits which are non-distributable pursuant to provisions in legislation or the institution’s by-laws and sums placed to non-distributable reserves in accordance with applicable national law or the statutes of the institution, those losses and reserves being determined on the basis of the individual accounts of the institution (LBG) and not on the basis of the consolidated accounts.

“Junior Securities” means (i) any Ordinary Share or other securities of LBG ranking, or expressed to rank, junior to the Additional Tier 1 Securities in a Winding-up or Administration Event and/or (ii) any securities issued by any other member of the Group where the terms of such securities benefit from a guarantee or support agreement entered into by LBG which ranks, or is expressed to rank, junior to the Additional Tier 1 Securities in a Winding-up or Administration Event.

“Parity Securities” means (i) the most senior ranking class or classes of preference shares in the capital of LBG from time to time and any other securities of LBG ranking, or expressed to rank, pari passu with the Additional Tier 1 Securities and/or such preference shares following a Winding-up or Administration Event and/or (ii) any securities issued by any other member of the Group where the terms of the securities benefit from a guarantee or support agreement entered into by LBG which ranks or is expressed to rank pari passu with the Additional Tier 1 Securities and/or such preference shares following a Winding-up or Administration Event.

Ranking and Liquidation Proceeds
The Additional Tier 1 Securities will constitute LBG’s direct, unsecured and subordinated obligations, ranking equally without any preference among themselves.

If at any time prior to the date on which a Trigger Event occurs:

(i) an order is made, or an effective resolution is passed, for the winding-up of LBG (except in each such case, a solvent winding-up solely for the purposes of a reorganization, reconstruction or amalgamation of LBG or the substitution in place of LBG of a successor in

The ECNs will constitute the direct, unsecured and subordinated obligations of the relevant issuer.

In the event of:

(i)    an order being made, or an effective resolution being passed, for the winding-up of the relevant issuer (except a solvent winding-up solely for the purposes of a reorganization, reconstruction or amalgamation of the relevant issuer or the substitution in place of the relevant issuer of a successor in business of the relevant issuer, the terms of which reorganization, business of LBG, the terms of which (i) have previously been approved in writing by Securityholders of not less than 2/3 (two thirds) in aggregate principal amount of the Additional Tier 1 Securities and do not provide that the Additional Tier 1 Securities shall thereby become redeemable or repayable in accordance with their terms); or

(ii) an administrator of LBG is appointed and such administrator declares, or gives notice that it intends to declare and distribute a dividend (together, a “Winding-up or Administration Event”),

there shall be payable by LBG in respect of each Additional Tier 1 Security (in lieu of any other payment by LBG) such amount, if any, as would have been payable to the Securityholder if, throughout such Winding-up or Administration Event, such Securityholder were the holder of one of a class of preference shares in the capital of LBG (“Notional Preference Shares”) having an equal right to a return of assets in the Winding-up or Administration Event to, and so ranking pari passu with, the holders of the most senior class or classes of issued preference shares in the capital of LBG from time to time (if any) and which have a preferential right to a return of assets in the Winding-up or Administration Event over, and so rank ahead of, the holders of all other classes of issued shares for the time being in the capital of LBG but ranking junior to the claims of Senior Creditors and on the assumption that the amount that such holder was entitled to receive in respect of each Notional Preference Share is an amount equal to the principal amount of the Additional Tier 1 Securities together with, to the extent not otherwise included within the foregoing, any other amounts attributable to the Additional Tier 1 Securities, including any Accrued Interest and any damages awarded for breach of any obligations, regardless of whether the Solvency Condition is satisfied on the date upon which the same would otherwise be due and payable and ignoring for these purposes LBG’s right to elect for the Settlement Share Depository to conduct a Settlement Share Offer.

“Senior Creditors” means creditors of LBG (i) who are unsubordinated creditors, (ii) whose claims are, or are expressed to be, subordinated to the claims of unsubordinated creditors of LBG but not further or otherwise, reconstruction, amalgamation or substitution (x) have previously been approved in writing by the trustee or by an extraordinary resolution and (y) do not provide that the ECNs shall thereby become redeemable or repayable); or

(ii)   an administrator of the relevant issuer being appointed and such administrator declaring, or giving notice that it intends to declare and distribute, a dividend,

the rights and claims of the ECN holders against the relevant issuer in respect of or arising under (including any damages awarded for breach of any obligations under) the ECNs relating to them will be subordinated to the claims of all Issuer Senior Creditors but shall rank (A) at least pari passu with the claims of holders of all other subordinated obligations of the relevant issuer and (B) in priority to the claims of holders of all undated or perpetual subordinated obligations of the relevant issuer and to the claims of holders of all classes of share capital of the relevant issuer.

“Issuer Senior Creditors” means

means creditors of the relevant issuer whose claims are admitted to proof in the winding-up or administration of the relevant issuer and who are unsubordinated creditors of the relevant issuer.

In addition, the rights and claims of the holders of the Series 2 ECNs and Series 3 ECNs are subject to the solvency condition described below.

or (iii) whose claims are, or are expressed to be, junior to the claims of other creditors of LBG (whether subordinated or unsubordinated, other than those whose claims rank, or are expressed to rank, pari passu with, or junior to, the claims of Securityholders) in a Winding-up or Administration Event prior to a Trigger Event.

Ranking of the Guarantees	Not applicable.
The relevant guarantees are irrevocable and unconditional guarantees of due and punctual payment of all sums from time to time payable by the relevant issuer.
The obligations of the relevant guarantor(s) under the guarantees constitute direct, unsecured and subordinated obligations of the relevant guarantor(s).

In the event of:

(i)    an order being made, or an effective resolution being passed, for the winding-up of the relevant guarantor(s) (except a solvent winding-up solely for the purposes of a reorganization, reconstruction or amalgamation of the relevant guarantor, the terms of which reorganization, reconstruction, amalgamation or substitution (x) have previously been approved in writing by the trustee or by an extraordinary resolution and (y) do not provide that the ECNs shall thereby become redeemable or repayable); or

(ii)   an administrator of the relevant guarantor being appointed and such administrator declaring, or giving notice that it intends to declare and distribute, a dividend,

the rights and claims of the ECN holders against the relevant guarantor in respect of or arising under (including any damages awarded for breach of any obligations under) the ECNs relating to them will be subordinated to the claims of all Guarantor Senior Creditors but shall rank (A) at least pari passu with the claims of holders of all other subordinated obligations of the relevant guarantor which constitute, or would but for any applicable limitation on the amount of such capital constitute, lower Tier 2 capital of the guarantor on a solo and/or consolidated basis, and (B) in priority to the claims of holders of (x) holders of all obligations of the relevant guarantor which constitute, or would but for any applicable limitation on the amount of such capital constitute, upper Tier 2 capital or Tier 1 capital of the guarantor on a solo and/or consolidated basis, (y) the claims of holders of all other undated or perpetual subordinated obligations of the relevant guarantor, and (z) the claims of holders of all classes of share capital of the relevant guarantor.

“Guarantor Senior Creditors” means (a) creditors of the relevant guarantor whose claims are admitted to proof in the winding-up or administration of the relevant guarantor and who are unsubordinated creditors of the relevant guarantor and (b) creditors of the relevant guarantor whose claims are subordinated to the claims of other creditors of the relevant guarantor other than those whose claims constitute, or would but for any applicable limitation on the amount of such capital, constitute Tier 1 capital or upper Tier 2 capital or lower Tier 2 capital of the relevant guarantor on a solo and/or consolidated basis, or whose claims rank pari passu with, or junior to, the claims of the ECN holders.

In addition, the obligations of the relevant guarantor under the Series 2 ECNs and Series 3 ECNs are subject to the solvency condition described below.

Solvency Condition
Other than in a Winding-up or Administration Event or in relation to the cash component of any Alternative Consideration in any Settlement Shares Offer, payments in respect of or arising under the Additional Tier 1 Securities (including any damages for breach of any obligations thereunder) are, in addition to the right of LBG to cancel payments of interest as described under “Description of the Additional Tier 1 Securities—Interest Cancellation”, conditional upon LBG being solvent at the time when the relevant payment is due to be made and no principal, interest or other amount payable shall be due and payable in respect of or arising from the Additional Tier 1 Securities except to the extent that LBG could make such payment and still be solvent immediately thereafter (such condition is referred to herein as the “Solvency Condition”).

LBG shall be considered to be solvent at a particular point in time if:

(i) it is able to pay its debts owed to its Senior Creditors as they fall due; and

(ii) its Assets are at least equal to its Liabilities.

“Assets” means the unconsolidated gross

Except in a winding up or administration (or similar process), payments in respect of the Series 2 ECNs and Series 3 ECNs and the relevant guarantee are conditional upon the relevant guarantor being solvent at the time when the relevant payment is due to be made.

The relevant guarantor shall be considered to be solvent if (x) it is able to pay its debts owed to Guarantor Senior Creditors as they fall due and (y) its Assets exceed its Liabilities (other than its Liabilities to persons who are not Guarantor Senior Creditors).

“Guarantor Senior Creditors” means (a) creditors of the relevant guarantor whose claims are admitted to proof in the winding-up or administration of the relevant guarantor and who are unsubordinated creditors of the relevant guarantor, and (b) creditors of the relevant guarantor whose claims relate to obligations which constitute, or would but for any applicable limitation on the amount of such capital constitute, Lower Tier 1 capital of the relevant guarantor on a solo and/or consolidated basis and other creditors of such the relevant guarantor whose claims are or are expressed to be subordinated to the claims of other creditors of the relevant guarantor (other than those whose claims relate to obligations which constitute, or would, but for any applicable limitation on the assets of LBG, as shown in the latest published audited balance sheet of LBG, adjusted for subsequent events in such manner as the directors of LBG may determine.

“Liabilities” means the unconsolidated gross liabilities of LBG, as shown in the latest published audited balance sheet of LBG, adjusted for contingent liabilities and prospective liabilities and for subsequent events in such manner as the directors of LBG may determine.
amount of such capital, constitute, Tier 2 Capital or Upper Tier 2 Capital of the relevant guarantor on a solo and/or consolidated basis, or whose claims rank or are expressed to rank pari passu with, or junior to, the claims of ECN holders.

“Assets” means the unconsolidated gross assets of the relevant guarantor, as shown in the latest published audited balance sheet of relevant guarantor but adjusted for subsequent events in such manner as the directors of the relevant guarantor or, if the relevant guarantor is in a winding-up or administration, its liquidator or administrator may determine.

“Liabilities” means the unconsolidated gross liabilities of the relevant guarantor, as shown in the latest published audited balance sheet of the relevant guarantor but adjusted for contingent liabilities and prospective liabilities and for subsequent events in such manner as the directors of the relevant guarantor or, if the relevant guarantor is in a winding-up or administration, its liquidator or administrator may determine.

Mandatory or Automatic Conversion
Upon the occurrence of the Trigger Event, each Additional Tier 1 Security shall, on the Conversion Date, be converted in whole and not in part into Ordinary Shares credited as fully paid (the “Settlement Shares”) at the Conversion Price.

The Additional Tier 1 Securities are not convertible at the option of holders of the relevant Additional Tier 1 Securities at any time.

The conversion price per Ordinary Share in respect of the Additional Tier 1 Securities shall be $1.072, subject to the adjustments described under “Description of the Additional Tier 1 Securities—Anti-dilution Adjustment of the Conversion Price”.

A “Trigger Event” means the date on which LBG determines that the CET1 Ratio as at any Quarterly Financial Period End Date or Extraordinary Calculation Date, as the case may be, is less than 7.00% on such date.

“CET1 Ratio” means the ratio as published in respect of each Quarterly Financial Period End Date or any Extraordinary Calculation Date, the ratio of Group’s CET1 Capital as of such date to Risk Weighted Assets as of the same such date, expressed as a percentage and on the basis that all measures used in such calculation shall be calculated on a fully loaded basis.

If the Conversion Trigger occurs (prior to the occurrence of a Relevant Event), each ECN will be converted on the conversion date into Ordinary Shares at the prevailing Conversion Price.

The ECNs are not convertible at the option of holders of the relevant ECNs at any time.

The “Conversion Trigger” shall occur if at any time, as disclosed in the latest published annual or semi-annual consolidated financial statements of LBG or as otherwise publicly disclosed by LBG at any time, LBG’s Consolidated Core Tier 1 Ratio is less than 5 per cent.

The “Consolidated Core Tier 1 Ratio “ means the ratio of the Core Tier 1 Capital (as defined by the FSA and then its successor for these purposes, the PRA, as in effect and applied (as supplemented by any published statement or guidance given by the PRA) as at May 1, 2009) of LBG to the risk weighted assets of LBG

The “Conversion Price” means GBP 0.592093, subject to certain anti-dilution adjustments.

“Extraordinary Calculation Date” means any day (other than a Quarterly Financial Period End Date) on which the CET1 Ratio is calculated upon the instruction of the Relevant Regulator or at LBG’s discretion.

“Quarterly Financial Period End Date” means the last day of each fiscal quarter of LBG.

“CET1 Capital” means, as at any Quarterly Financial Period End Date or Extraordinary Calculation Date, the sum, expressed in sterling, of all amounts that constitute Common Equity Tier 1 Capital of the Group as at such date, less any deductions from Common Equity Tier 1 Capital of the Group required to be made as at such date, in each case as calculated by LBG on a consolidated and fully loaded basis in accordance with the Applicable Regulations applicable to the Group as at such date (which calculation shall be binding on the Trustee and Securityholders).

“Common Equity Tier 1 Capital” shall have the meaning ascribed to such term in CRD IV (as the same may be amended or replaced from time to time) as interpreted and applied in accordance with the Applicable Regulations then applicable to the Group;

“fully loaded” means, in relation to a measure that is presented or described as being on a “fully loaded basis”, that such measure is calculated without applying the transitional provisions set out in Part Ten of the Regulation (as may be amended from time to time).

Relevant Event
If a Qualifying Relevant Event occurs, the Additional Tier 1 Securities shall, where the Conversion Date (if any) falls on or after the New Conversion Condition Effective Date, be converted on such Conversion Date into Relevant Shares of the Approved Entity.

In the case of a Non-Qualifying Relevant Event, unless the Conversion Date shall have occurred prior to the date of the Non-Qualifying Relevant Event, outstanding Additional Tier 1 Securities shall not be subject to Automatic Conversion at any time notwithstanding that a Trigger Event may occur subsequently but that, instead, upon any subsequent Trigger Event, the principal amount of each Additional Tier 1 Security will automatically be written down to zero, the

If the Conversion Trigger occurs at any time after the occurrence of a Qualifying Relevant Event, the ECNs will be convertible into Relevant Shares of the Approved Entity at the prevailing Conversion Price.

Following the occurrence of a Relevant Event that is not a Qualifying Relevant Event (unless the Conversion Trigger has already occurred), outstanding ECNs will not be subject to conversion at any time, notwithstanding that a Conversion Trigger may occur subsequently.

A “Relevant Event” shall occur if any person or persons acting in concert (as defined in the Takeover Code of the United Kingdom Panel on Takeovers and Mergers), acquires control of LBG (other than as a result of an Exempt Newco

Additional Tier 1 Securities will be canceled, the Securityholders will be automatically deemed to have irrevocably waived their right to receive, and no longer have any rights against LBG with respect to, repayment of the aggregate principal amount of the Additional Tier 1 Securities so written down and all Accrued Interest and any other amounts payable on the Additional Tier 1 Securities will be canceled, irrespective of whether such amounts have become due and payable prior to the occurrence of the Trigger Event.

A “Relevant Event” shall occur if any person or persons acting in concert (as defined in the Takeover Code of the United Kingdom Panel on Takeovers and Mergers) acquires control of LBG (other than as a result of a Newco Scheme).

“Qualifying Relevant Event” means a Relevant Event where:

(i)    the Acquirer is an Approved Entity; and

(ii)   the New Conversion Condition is satisfied.

“Approved Entity” means a body corporate that is incorporated or established under the laws of an OECD member state and which, on the occurrence of the Relevant Event, has in issue Relevant Shares.

The “New Conversion Condition” shall be satisfied if by not later than seven calendar days following the occurrence of a Relevant Event where the Acquirer is an Approved Entity, LBG shall have entered into arrangements to our satisfaction with the Approved Entity pursuant to which the Approved Entity irrevocably undertakes to the Trustee, for the benefit of the Securityholders, to deliver the Relevant Shares to the Settlement Share Depository upon Automatic Conversion.
Scheme).

A “Qualifying Relevant Event” means a Relevant Event where:

(i)    the acquirer is an Approved Entity; and

(ii)   the New Conversion Condition is satisfied.

“Approved Entity” means a body corporate that is incorporated or established under the laws of an OECD member state (other than an Excepted Person) and which, on the occurrence of a Relevant Event, has in issue Relevant Shares.

An “Excepted Person” means

(i)    the United Kingdom Government;

(ii)   any agency of the United Kingdom Government;

(iii)  any person or entity (other than a body corporate) controlled by the United Kingdom Government or any such agency referred to in (ii) above; and

(iv) a body corporate in which the United Kingdom Government and/or any agency of the United Kingdom Government and/or any person or entity referred to in (iii) is (directly or indirectly) the legal or beneficial owner of more than 75% of the issued Ordinary Shares of LBG (or equivalent) or of the votes that may ordinarily be cast at a general meeting of shareholders (or the like) of such body corporate.

The “New Conversion Condition” shall be satisfied if by not later than seven days following the occurrence of a Relevant Event where the acquirer is an Approved Entity, LBG shall have entered into arrangements to its satisfaction with the Approved Entity for delivery of Relevant Shares upon a conversion of the ECNs.

Redemption
The Additional Tier 1 Securities are redeemable in whole, but not in part, at the option of LBG on the First Call Date or on any Reset Date thereafter at 100% of their principal amount, together with any Accrued Interest.

If at any time a Tax Event has occurred and is continuing, LBG may redeem the Additional Tier 1 Securities in whole but not in part at any time at 100% of their principal amount,

Series 1 ECNs and Series 4 ECNs: cannot be redeemed prior to their stated maturity other than in the case of a Tax Event or a Capital Disqualification Event.

Series 2 ECNs: redeemable at 100% of the aggregate principal amount outstanding (i) at the option of the relevant issuer on June 15, 2020 and each interest payment date thereafter, and (ii) upon a Tax Event or a Capital together with any Accrued Interest to, but excluding, the date fixed for redemption.
A “Tax Event” is deemed to have occurred if:

(1) as a result of a Tax Law Change, in making any payments on the Additional Tier 1 Securities, LBG has paid or will or would on the next payment date be required to pay any Additional Amounts to any holder and/or

(2) a Tax Law Change would:

(i) result in LBG not being entitled to claim a deduction in respect of any payments in respect of the Additional Tier 1 Securities in computing our taxation liabilities or materially reduce the amount of such deduction;

(ii) prevent the Additional Tier 1 Securities from being treated as loan relationships for United Kingdom tax purposes;

(iii) as a result of the Additional Tier 1 Securities being in issue, result in LBG not being able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which it is or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of issue of the Additional Tier 1 Securities or any similar system or systems having like effect as may from time to time exist);

(iv) result in a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, in respect of a write-down of the principal amount of the Additional Tier 1 Securities or the conversion of the Additional Tier 1 Securities into Ordinary Shares; or

(v) result in an Additional Tier 1 Security or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes,

in each case, provided that, LBG could not avoid the foregoing in connection with the Additional Tier 1 Securities by taking measures reasonably available to it.

“Tax Law Change” means a change in or proposed change in, or amendment or proposed amendment to, the laws or regulations of the United Kingdom, or any political subdivision or authority therein or
Disqualification Event.

Series 3 ECNs: redeemable at 100% of the aggregate principal amount outstanding (i) at the option of the relevant issuer on December 17, 2021 and each interest payment date thereafter,  and (ii) upon a Tax Event or a Capital Disqualification Event.

A “Tax Event” is deemed to have occurred if:

(i)    as a result of a tax law change, in making any payments on the relevant ECNs, the relevant issuer (or, if the relevant guarantee were called, the relevant guarantor) has paid or will or would on the next payment date be required to pay additional amounts and the relevant issuer (or the relevant guarantor, as the case may be) cannot avoid the foregoing by taking measures reasonably available to it; or

(ii)   as a result of a tax law change (x) the relevant issuer (or, if the relevant guarantee were called, the relevant guarantor, as the case may be) would not or there is more than an insubstantial risk that the relevant issuer or, as the case may be, the relevant guarantor would not be entitled to a deduction in computing its taxation liabilities in the United Kingdom in respect of all or any part of its financing expense as recognized for accounting purposes in relation to the relevant ECNs or the relevant guarantee, as the case may be, or (y) the relevant issuer (or the relevant guarantor, as the case may be) would not be entitled to have all or any part of any loss resulting from such deduction being taken into account in computing its taxation liabilities set against the profits of companies with which it is grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the relevant issue date or any similar system or systems having like effect as may from time to time exist), and in each such case the relevant  issuer (or the relevant guarantor, as the case may be) could not avoid the foregoing in connection with the relevant ECNs by taking measures reasonably available to it;

“Capital Disqualification Event” is deemed to have occurred:

(i)    if, at any time the relevant guarantor is required under applicable requirements in relation to minimum margin of solvency or minimum capital resources or capital (the “Regulatory Capital Requirements”) to have regulatory capital, the relevant ECNs would no thereof, having the power to tax, including any treaty to which the United Kingdom is a party, or any change in any generally published application or interpretation of such laws, including a decision of any court or tribunal, or any change in the generally published application or interpretation of such laws by any relevant tax authority or any generally published pronouncement by any tax authority, which change, amendment or pronouncement (x) (subject to (y)) becomes, or would become, effective on or after the Issue Date, or (y) in the case of a change or proposed change in law, if such change is enacted (or, in the case of a proposed change, is expected to be enacted) by United Kingdom Act of Parliament or implemented by statutory instrument, on or after the Issue Date;

If at any time Regulatory Event has occurred and is continuing, LBG may redeem the Additional Tier 1 Securities in whole but not in part at any time at 100% of their principal amount, together with any Accrued Interest to, but excluding, the date fixed for redemption.

A “Regulatory Event” will occur if at any time LBG determines that as a result of a change (or prospective future change which the Relevant Regulator considers to be sufficiently certain) to the regulatory classification of the Additional Tier 1 Securities under the Applicable Regulations, in any such case becoming effective on or after the Issue Date, all of the outstanding aggregate principal amount of the Additional Tier 1 Securities fully ceases (or would fully cease) to be included in, or count towards, the Tier 1 Capital (howsoever defined in the Applicable Regulations) of the Group.

longer be eligible to qualify in whole or in part (save where such non-qualification is only as a result of any applicable limitation on the amount of such capital) for inclusion in the upper Tier 2 capital of the relevant guarantor on a consolidated basis; or

(ii)   if as a result of any changes to the Regulatory Capital Requirements or any change in the interpretation or application thereof by the PRA, the relevant ECNs shall cease to be taken into account in whole or in part (save where this is only as a result of any applicable limitation on the amount that may be so taken into account) for the purposes of any “stress test” applied by the PRA  in respect of the Consolidated Core Tier 1 Ratio.

Events of Default or Enforcement Events
Each of the following events described in clauses (i), (ii) and (iii) is an “Enforcement Event”:

(i) The occurrence of a Winding-up or Administration Event. If a Winding-up or Administration Event prior to the occurrence of a Trigger Event, the principal amount of the Additional Tier 1 Securities will become immediately due and payable.

(ii) If LBG does not make payment of principal in respect of the Additional Tier 1 Securities for a period of seven (7) calendar days or more after the date on which such payment is due, then the Trustee, on behalf of the Securityholders, may, at its discretion, or

If any of the following events occurs, the trustee at its discretion may, and if so requested by holders of at least one-quarter in principal amount of the relevant series of ECNs then outstanding or if so directed by an extraordinary resolution shall, give notice to the relevant issuer that the relevant ECNs are, and they shall immediately become, due and payable at their principal amount together with any accrued and unpaid interest and (in the case of the Series 2 ECNs and Series 3 ECNs only) outstanding and unsatisfied deferred interest payments:

(i)   default is made for a period of seven days or more in the payment of any principal or premium (if any) or 14 days or more in the payment of any interest due in respect of the shall at the direction of holders of 25% of the aggregate principal amount of outstanding Additional Tier 1 Securities, subject to any applicable laws, institute proceedings for the winding up of LBG. In the event of a winding-up or liquidation of LBG, whether or not instituted by the Trustee, the Trustee may prove the claims of the Securityholders and the Trustee in the winding up proceeding of LBG and/or claim in the liquidation of LBG, such claims as set out under Description of the Additional Tier 1 Securities—Ranking and Liquidation Distribution”. For the avoidance of doubt, the Trustee may not declare the principal amount of any outstanding Additional Tier 1 Securities to be due and payable and may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums due and unpaid on the Additional Tier 1 Securities.

(iii) A breach of any term, obligation or condition binding on LBG under the Additional Tier 1 Securities or the Indenture (other than any payment obligation of LBG under or arising from the Additional Tier 1 Securities or the Indenture, including payment of any principal or interest, including any damages awarded for breach of any obligations). The Trustee may without further notice institute such proceedings against LBG as it may think fit to enforce the Performance Obligation, provided that we shall not by virtue of the institution of any such proceedings be obliged to pay any sum or sums, in cash or otherwise (including any damages) earlier than the same would otherwise have been payable under the Additional Tier 1 Securities or the Indenture.
relevant ECNs or any of them; or

(ii)  an order is made or a resolution is passed for the winding-up of the relevant issuer or the relevant (or either) guarantor (other than a winding-up which has been approved previously in writing by the trustee or by an extraordinary resolution of the relevant ECN holders).

The only remedies available to the trustee or any ECN holder for recovery of amounts owing in respect of the relevant ECNs following the occurrence of any of the events listed above will be the institution of proceedings for the winding-up of the relevant issuer and/or the relevant guarantor(s) and/or proving in the winding-up of the relevant issuer and/or the relevant guarantor(s) and/or claiming in the liquidation of the relevant issuer and/or the relevant guarantor(s) for such payment.

No ECN holder shall be entitled to proceed directly against the relevant issuer and/or the relevant guarantor(s) or to institute proceedings for the winding-up or claim in the liquidation of the relevant issuer and/or the relevant guarantor(s) or to prove in such winding-up unless the trustee, having become bound so to do, fails to do so within a reasonable period and such failure shall be continuing, in which case the ECN holder shall have only such rights against the relevant issuer and/or the relevant guarantor(s) as those which the trustee is entitled to exercise as set out in the terms of the relevant ECNs.

Additional Amounts
All payments of principal and/or interest to Securityholders by or on behalf of LBG in respect of the Additional Tier 1 Securities shall be made without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge of whatsoever nature imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law, in which event there shall be a gross up subject to customary exceptions.

Payments in respect of the ECNs will be made without withholding or deduction for or on account of United Kingdom taxes, unless the withholding or deduction is required by law, in which event there shall be a gross up subject to customary exceptions.

Denomination	Minimum denomination of $200,000 plus integral multiples of $1,000 in excess thereof	Series 1 ECNs: minimum denomination of $100,000 plus integral multiples of $1,000 in excess thereof

Series 2 ECNs: minimum denomination of $100,000 plus integral multiples of $1,000 in excess thereof up to (and including) $ 199,000.

Series 3 ECNs: minimum denomination of $100,000 plus integral multiples of $1,000 in excess thereof up to (and including) $199,000.

Series 4 ECNs: minimum denomination of $100,000 plus integral multiples of $1,000 in excess thereof up to (and including) $ 199,000.

Governing Law
The Capital Securities Indenture, the First Supplemental Indenture and the Additional Tier 1 Securities are governed by, and construed in accordance with, the laws of the State of New York, except for the subordination provisions, which are governed by Scots law.

The ECNs and their ancillary agreements, including, but not limited to, the Trust Deed and the Deed Poll and any non- contractual obligations arising out of or in connection with them are governed by, and construed in accordance with, English law, save that where LBG is the (or a) Guarantor, the subordination provisions relating to the status and subordination of the guarantee, as they apply to LBG will be governed by, and shall be construed in accordance with, Scots law.

Listing and Trading
LBG expects to apply to the Irish Stock Exchange  to admit the Additional Tier 1 Securities to the Official List and to trading on the Global Exchange Market, the exchange regulated market of the Irish Stock Exchange for listing of the Additional Tier 1 Securities within two months of the Settlement Date.

The ECNs are admitted to the Official List of the UK Listing Authority and are traded on the London Stock Exchange’s Regulated Market.
Clearing
Investors will hold beneficial interests in the Additional Tier 1 Securities through DTC and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg, and DTC and its direct and indirect participants will record investors’ beneficial interest on their books.
The ECNs were accepted for clearing by Euroclear and Clearstream, Luxembourg. The ECNs did not settle through the facilities of the DTC.

DESCRIPTION OF ORDINARY SHARES

Share Capital

As at December 31, 2013, the number of shares outstanding was as follows:

Class of Share	Number

Ordinary shares, nominal value of 10 pence each	71,368,453,941
Limited voting shares, nominal value of 10 pence each	80,921,051
Preference shares, nominal value 25 pence each	412,215,065
Preference shares, nominal value 25 cents each	1,420,175
Preference shares, nominal value 25 euro cents each	Nil

Memorandum and Articles of Association

A summary of the material provisions of LBG’s Articles of Association is set out below. As resolved at the 2009 Annual General Meeting and in accordance with changes in UK company law with effect from October 1, 2009, LBG deleted all provisions of its Memorandum of Association which, by virtue of Section 28 of the Companies Act, are to be treated as part of the Articles of Association, including those provisions dealing with LBG’s objects. The full text of our Articles of Association is available on www.lloydsbankinggroup.com under “About Us—Corporate Governance—Memorandum and Articles of Association—Lloyds Banking Group plc”.

Objects of Lloyds LBG

As permitted under recent changes in UK company law, the objects of LBG are unrestricted.

Voting Rights

For the purposes of determining which persons are entitled to attend or vote at a meeting and how many votes such persons may cast, LBG may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Every holder of ordinary shares who is entitled to be and is present in person (including any corporation by its duly authorized representative) at a general meeting of LBG and is entitled to vote will have one vote on a show of hands and, on a poll, if present in person or by proxy, will have one vote for every such share held by him, save that a member will not be entitled to exercise the right to vote carried by such shares if he or any person appearing to be interested in the shares held by him has been duly served with a notice under section 793 of the Companies Act (requiring disclosure of interests in shares) and is in default in supplying LBG with information required by such notice. The limited voting shares confer the right to receive notice of and to attend and speak at all general meetings of LBG, but do not confer a right to vote unless the business of the meeting includes the consideration of a resolution:

•
to approve an acquisition or disposal by LBG or any of its subsidiaries in circumstances in which the approval of shareholders in general meeting is either required by virtue of securities of LBG being listed on a recognized exchange, or is sought by the directors, due to the significance of the transaction; or

•	for the winding-up of LBG; or

•	to vary the rights of the limited voting shares.

In any such case, the holder may vote the limited voting shares only in respect of such resolution and will have the same rights with regard to the number and exercise of votes as a holder of ordinary shares but, in the case of a variation in the rights of limited voting shares, shall also have the protection of a requirement for approval of the variation by way of a special resolution at a separate class meeting of the holders of limited voting shares.

Preference shares confer such rights as may be determined by the directors on allotment, but unless the directors otherwise determine, fully paid preference shares confer identical rights as to voting, capital dividends and otherwise, notwithstanding that they are denominated in different currencies and shall be treated as if they are one single class of shares. There are no limitations imposed by UK law or the Articles of Association of LBG restricting the rights of non-residents of the UK or non-citizens of the UK to hold or vote shares of LBG.

General Meetings

LBG must give at least 21 days’ notice in writing of an annual general meeting. All other general meetings may be called by at least 14 days’ notice in writing. The directors may make arrangements to regulate the level of attendance at any place specified for the holding of a general meeting and, in any such case, shall direct that the meeting be held at a specified place, where the chairman of the meeting shall preside, and make arrangements for simultaneous attendance and participation by members and proxies at other locations. The chairman of a general meeting has express authority to adjourn the meeting if, in his opinion, it appears impracticable to hold or continue the meeting because of crowding or unruly conduct or because an adjournment is otherwise necessary for the proper conduct of the meeting. Annual general meetings of LBG are to be held in Edinburgh or such other place in Scotland as the directors shall appoint.

Dividends and other Distributions and Return of Capital

The shareholders in general meeting may by ordinary resolution declare dividends to be paid to members of LBG, but no dividends shall be declared in excess of the amount recommended by the directors. The directors may pay fixed dividends on any class of shares carrying a fixed dividend and may also from time to time pay dividends, interim or otherwise, on shares of any class. Except in so far as the rights attaching to any shares otherwise provide, all dividends shall be apportioned and paid pro rata according to the amounts paid up thereon. Subject to the rights attaching to any shares, any dividend or other monies payable in respect of a share may be paid in such currency or currencies as the directors may determine using such exchange rates as the directors may select.

The opportunity to elect to receive new shares instead of any cash dividend recommended by the directors, may be offered to shareholders provided that the directors shall have obtained in advance the shareholders’ approval to do so as required by the Articles of Association.

The limited voting shares do not confer a right to participate in any distribution of profits by way of dividend. For any other distributions, the limited voting shares shall be deemed to confer rights and interests in the profits equally with the holders of ordinary shares according to the amounts paid up on such limited voting shares and ordinary shares respectively otherwise than in advance of calls.

On any distribution by way of capitalization, the amount to be distributed will be appropriated amongst the holders of ordinary shares and limited voting shares in proportion to their holdings of ordinary shares and limited voting shares (pro rata to the amount paid up thereon). If the amount to be distributed is applied in paying up in full unissued ordinary shares and limited voting shares of LBG, a shareholder will be entitled to receive bonus shares of the same class as the shares giving rise to his entitlement to participate in the capitalization.

Any dividend unclaimed after a period of 12 years from the date of declaration of such dividend will be forfeited and revert to LBG. No dividends or other monies payable on or in respect of a share shall bear interest against LBG.

On a return of capital, whether in a winding-up or otherwise, the ordinary shares and the limited voting shares will rank equally in all respects and the preference shares will be entitled to the rights attaching to them on issue.

Conversion of Limited Voting Shares

Each limited voting share will be converted into an ordinary share:

•
on the day following the last date on which an amount could become due and payable to a holder of limited voting shares under a deed of covenant in favor of the Lloyds TSB Foundations. A deed of covenant is a legal document which records the obligation of one person to pay a specified sum to another for a specified number of years; or

•
if an offer is made to shareholders (or to all such shareholders other than the offeror and/or anybody corporate controlled by the offeror and/or any persons acting in concert with the offeror) to acquire the whole or any part of the issued ordinary share capital of LBG and the right to cast more than 50 per cent of the votes which may ordinarily be cast on a poll at a general meeting of LBG becomes or is certain to become vested in the offeror and/or any bodies corporate controlled by the offeror and/or any persons acting in concert with the offeror. The publication of a scheme of arrangement under the statutes providing for the acquisition by any person of the whole or part of the ordinary share capital of LBG shall be deemed to be the making of an offer for this purpose.

The ordinary shares resulting from conversion will carry the right to receive all dividends and other distributions declared, made or paid on the ordinary share capital of LBG by reference to a record date on or after the date of conversion and will rank equally in all other respects and form one class with the ordinary share capital of LBG then in issue and fully paid.

Holders of limited voting shares will be entitled to participate in any offer made by way of rights to holders of ordinary shares as if the limited voting shares had been converted at the relevant record date.

Variation of Rights and Alteration of Capital

Subject to the provisions of the Companies Act, the CREST Regulations and every other statute for the time being in force or any judgment or order of any court of competent jurisdiction concerning companies and affecting LBG (the statutes), the rights attached to any class of shares for the time being in issue may (subject to their terms of issue) be varied, modified or abrogated with the consent in writing of the holders of not less than three-quarters in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of shares of that class. At any such separate meeting, the provisions of the Articles of Association relating to general meetings will apply, but the necessary quorum at any such meeting will be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of that class (except at an adjourned meeting, at which the quorum shall be any holder of shares of the class, present in person or by proxy) and any such person may demand a poll.

However, for so long as the limited voting shares have not been converted (as described above):

•	LBG is prohibited from consolidating or subdividing any of the ordinary shares without consolidating or subdividing the limited voting shares in a like manner and to a like extent; and

•
LBG will not create any new class of equity share capital, other than in connection with or pursuant to an employees’ share scheme approved by LBG in general meeting, provided that the creation of equity share capital which carries (as compared with the Existing Ordinary Shares) only restricted voting or no voting rights and no greater rights as regards dividends or capital shall not be deemed to be the creation of a new class of equity share capital.

As a matter of UK law, LBG may, by ordinary resolution, increase its share capital, consolidate and divide all or any of its shares into shares of larger amount, sub-divide all or any of its shares into shares of smaller amount and cancel any shares not taken or agreed to be taken by any person.

Subject to the provisions of the statutes, LBG may, by special resolution, reduce its share capital, any capital redemption reserve, share premium account or other undistributable reserve in any way.

Transfer of Shares

All transfers of shares which are in certificated form may be effected by transfer in writing in any usual or common form or in any other form acceptable to the directors and must be executed by or on behalf of the transferor and, if the shares thereby transferred are not fully paid, by or on behalf of the transferee. The transferor will be deemed to remain the holder of the shares transferred until the name of the transferee is entered in the register of members of LBG in respect thereof. All transfers of shares which are in uncertificated form may be effected by means of a relevant system.

The directors may, in the case of shares in certificated form, in their absolute discretion and without assigning any reason therefor, refuse to register any transfer of shares (not being fully paid shares) provided that, where any such shares are admitted to the Official List of the UK Financial Conduct Authority, such discretion may not be exercised in such a way as to prevent dealings in the shares of that class from taking place on an open and proper basis. The directors may also decline to register a transfer unless either:

•	the instrument of transfer complies with the requirements of the Articles of Association and the transfer is in respect of only one class of shares; or

•	the transfer is in favor of not more than four persons as the transferee.

The directors shall refuse to register the transfer of any share on which LBG has a lien and shall refuse to register the transfer of any limited voting share unless the same is:

•	between existing holders of limited voting shares; or

•	under a scheme established or order made by the Charity Commissioners or by the Court to a transferee having charitable objects; or

•
in the course of a winding-up to an institution having charitable objects which prohibit distributions of income and property to members to at least the same extent as is imposed on the transferor by its Memorandum of Association; or

•	at the direction of the Crown to another charity having similar objects.

The Articles of Association otherwise contain no restrictions on the free transferability of fully paid shares.
LBG’s shares are in registered form and the Articles of Association do not provide for bearer shares. The registration of share transfers may be suspended and the register may be closed at such times and for such periods as the directors may determine (not exceeding 30 days in any year), provided that if the shares are traded through an electronic trading system, the register may not be closed without the consent of the operator.

Subject to the statutes and the rules (as defined in the CREST Regulations), the directors may determine that any class of shares may be held in uncertificated form and that title to such shares may be transferred by means of an electronic trading system or that shares of any class should cease to be so held and so transferred.

Disclosure of Holdings Exceeding Certain Percentages

The Disclosure and Transparency Rules of the UK Financial Conduct Authority require LBG shareholders to notify LBG if the voting rights held by such LBG shareholders (including by way of a certain financial instrument) reach, exceed or fall below 3 per cent and each 1 per cent threshold thereafter up to 100 per cent. Under the Disclosure and Transparency Rules, certain voting rights in LBG may be disregarded.

Pursuant to the Companies Act, LBG may also send a notice to any person whom LBG knows or believes to be interested in LBG’s shares, requiring that person to confirm whether he has such an interest and if so details of that interest.

Under the Articles of Association and UK law, if a person fails to comply with such a notice or provides information that is false in a material particular in respect of any shares (the default shares), the LBG directors may serve a restriction notice on such a person. Such a restriction notice will state that the default shares and, if the LBG directors determine, any other shares held by that person, shall not confer any right to attend or vote at any general meeting of LBG.

In respect of a person with a 0.25 per cent or more interest in the issued shares of the class in question, the LBG directors may direct by notice to such member that, subject to certain exceptions, no transfers of shares held by such person shall be registered and that any dividends or other payments on the shares shall be retained by LBG pending receipt by LBG of the information requested by the LBG directors. Certain consequences of the issue of a restriction notice are outlined above.

Mandatory Takeover-Bids, Squeeze-Out and Sell-Out Rules

Other than as provided by the Companies Act and the UK Takeover Code, there are no rules or provisions relating to mandatory bids and/or squeeze-out and sell-out rules in relation to the ordinary shares.

Untraced Members

LBG is empowered to sell, as the agent of a member, at the best price reasonably obtainable, any share registered in the name of a member remaining untraced for 12 years who fails to communicate with LBG within three months following the publication of an advertisement of an intention to make such a disposal; provided that during the 12-year period at least three dividends have become payable and no dividend has been claimed.

LBG shall be obliged to account to the member for the proceeds of the disposal. However, any net proceeds of sale unclaimed after 12 years from the date of sale shall be forfeited and shall revert to LBG.

Forfeiture and Lien

If a member fails to pay in full any call or installment of a call on or before the due date for payment, then, following notice by the directors requiring payment of the unpaid amount with any accrued interest and any expenses incurred, such share may be forfeited by a resolution of the directors to that effect (including all dividends declared in respect of the forfeited share and not actually paid before forfeiture). A member whose shares have been forfeited will cease to be a member in respect of the shares, but will, notwithstanding the forfeiture, remain liable to pay to LBG all monies which at the date of forfeiture were presently payable together with interest. The directors may at their absolute discretion enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal or waive payment in whole or part.

LBG has a first and paramount lien on every share (not being a fully paid share) for all monies (whether presently payable or not) called or payable at a fixed time in respect of such share, and the directors may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt from such a lien, either wholly or partially.

A forfeited share becomes the property of LBG, and it may be sold, re-allotted, otherwise disposed of or canceled as the directors see fit. Any share on which LBG has a lien may be sold on the terms set out in the Articles of Association. The proceeds of sale shall first be applied towards payment of the amount in respect of the lien insofar as it is still payable and then on surrender of the share certificate for cancellation (in the case of shares in certificated form), to the person entitled to the shares at the time of sale.

Winding-Up

If LBG is wound up, the liquidator may, with the authority of an ordinary resolution, divide amongst the members in specie or kind the whole or any part of the assets of LBG. The liquidator may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator thinks fit, and the liquidation may be closed and LBG dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The following is a summary of the general terms and provisions of the deposit agreement under which The Bank of New York Mellon, as Depositary, will deliver the American Depositary Shares in respect of our Ordinary Shares (“ADSs”). The deposit agreement is among us, The Bank of New York Mellon and all registered holders and beneficial owners from time to time of ADSs issued under it (the “Deposit Agreement”). This summary does not purport to be complete. You should read the Deposit Agreement, which we have filed with the SEC on a Registration Statement on Form F-6 (Registration Statement No. 333-164429). You may also read the Deposit Agreement at the corporate trust offices of The Bank of New York Mellon in The City of New York and the offices of The Bank of New York Mellon as Custodian in London.  The principal executive office of the Depositary is currently located at One Wall Street, New York, NY 10286 and its corporate trust office is currently located at 101 Barclay Street, New York, NY 10286. The Depositary was incorporated pursuant to a special act of the New York State legislature passed on April 19, 1871. The Depositary now operates as a banking corporation under the New York State Banking Law.

Ordinary Share American Depositary Shares

The Bank of New York Mellon, as Depositary, will register and deliver ADSs pursuant to the Deposit Agreement. Each ADS will represent four Ordinary Shares, or evidence of the right to receive four Ordinary Shares, deposited with the London office of The Bank of New York Mellon as Custodian and registered in the name of the Depositary or its nominee (such Ordinary Shares, together with any additional Ordinary Shares at any time deposited or deemed deposited under the Deposit Agreement and any other securities, cash or other property received by the Depositary or the Custodian in respect of such Ordinary Shares, the “Deposited Securities”).

ADSs can be held either (A) directly (i) by having an American Depositary Receipt (“ADR”), which is a certificate evidencing a specific number of ADSs, registered in the holder’s name, or (ii) by having ADSs registered in the owner’s name in the Direct Registration System (“DRS”), or (B) indirectly by holding a security entitlement in ADSs through a broker or other financial institution.  A direct holder of an ADS is an ADS registered holder. This description assumes that each holder is an ADS registered holder.  Indirect holders of ADSs must rely on the procedures of a broker or other financial institution to assert the rights of ADS registered holders described in this section, and such holders should consult with their broker or financial institution to find out what those procedures are.

The DRS is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.  See “—Direct Registration System” below.

We will not treat holders of ADSs as our shareholders and holders of ADSs will not have shareholder rights. Scots and UK law governs shareholder rights. The Depositary will be the holder of the Ordinary Shares represented by each investor’s ADSs. As a registered holder of ADSs, each investor will have ADS registered holder rights as set forth in the Deposit Agreement. The Deposit Agreement also sets forth the rights and obligations of us and of the Depositary. New York law governs the Deposit Agreement and the ADSs.

In this section, the term “deliver”, or its noun form, when used with respect to ADSs, shall mean (A) book-entry transfer of ADSs to an account at The Depository Trust Company, or its successor, designated by the person entitled to such delivery, (B) registration of ADSs not evidenced by an ADR on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the corporate trust office of the Depositary to the person entitled to such delivery of one or more ADRs evidencing ADSs registered in the name requested by that person.  The term “surrender”, when used with respect to ADSs, shall mean (A) one or more book-entry transfers of ADSs to the DTC account of the Depositary, (B) delivery to the Depositary at its corporate trust office of an instruction to surrender ADSs not evidenced by an ADR or (C) surrender to the Depositary at its corporate trust office of one or more ADRs evidencing ADSs.

Deposit and Withdrawal

The Depositary has agreed, subject to the terms and conditions of the Deposit Agreement, that upon delivery to the Custodian of Ordinary Shares (or evidence of rights to receive Ordinary Shares) in a form satisfactory to the Custodian, the Depositary will, upon payment of the fees, charges and taxes provided in the Deposit Agreement, deliver to, or upon the written order of, the person or persons named in the notice of the Custodian delivered to the Depositary or requested by the person depositing such shares with the Depositary, the number of ADSs issuable in respect of such deposit.

Subject to the terms and conditions of the Deposit Agreement, the Depositary may issue to broker/dealers ADSs before receiving a deposit of Ordinary Shares. These transactions are commonly referred to as “pre-release transactions” and are entered into between the Depositary and the applicable broker/dealer. The Deposit Agreement limits the aggregate size of pre-release transactions (not to exceed 30% of the Ordinary Shares on deposit in the aggregate) and imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The Depositary may retain the compensation received from the pre-release transactions.

Upon surrender at the corporate trust office of the Depositary of ADSs for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fees, governmental charges and taxes provided in the Deposit Agreement, and subject to the terms and conditions of the Deposit Agreement, our Articles of Association and the Deposited Securities, the holder of such ADSs will be entitled to delivery, to him or upon his order, as permitted by applicable law, of the amount of Deposited Securities at the time represented by such ADSs. The forwarding of share certificates, other securities, property, cash and other documents of title for such delivery will be at the risk and expense of the holder.

An ADR holder may surrender its ADR to the Depositary for the purpose of exchanging its ADR for uncertificated ADSs.  The Depositary will cancel that ADR and will send the ADS registered holder a statement confirming that the ADS registered holder is the registered holder of uncertificated ADSs.  Alternatively, upon receipt of the Depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the Depositary will execute and deliver to the ADS registered holder an ADR evidencing those ADSs.

Dividends and Other Distributions

The Depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited Ordinary Shares to the holders of the ADSs, after payment of any fees provided for in the Deposit Agreement in proportion to their holdings of ADSs. The cash amount distributed will be reduced by any amounts that the Depositary must withhold on account of taxes.

If we make a non-cash distribution in respect of any deposited Ordinary Shares, the Depositary will distribute the property it receives to holders of the ADSs in proportion to their holdings of ADSs. If a distribution that we make in respect of deposited Ordinary Shares consists of a dividend in, or free distribution of, Ordinary Shares, the Depositary may, and will, if we request, distribute to holders of the ADSs, in proportion to their holdings of ADSs, additional ADSs representing the amount of Ordinary Shares received as such dividend or free distribution. If the Depositary does not distribute additional ADSs, each ADS will from then forward also represent its proportional share of the additional Ordinary Shares distributed in respect of the deposited Ordinary Shares before the dividend or free distribution.

If the Depositary determines that any distribution of property, other than cash or Ordinary Shares, cannot be made proportionately among ADS holders or if for any other reason, including any requirement that we or the Depositary withhold an amount on account of taxes or other governmental charges, the Depositary deems that such a distribution is not lawful or feasible, the Depositary may dispose of all or part of the property in any manner, including by public or private sale, that it deems equitable and practicable. The Depositary will then distribute the net proceeds of any such sale (net of any fees of the Depositary provided for in the Deposit Agreement) to ADS holders as in the case of a distribution received in cash.

Record Date

Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the deposited Ordinary Shares, or whenever the Depositary causes a change in the number of Ordinary Shares represented by each ADS or receives notice of any meeting of holders of Ordinary Shares, the Depositary will fix a record date, which to the extent practicable shall be the same as any corresponding record date set by us, for the determination of the ADS holders who are entitled to receive the dividend distribution, distribution of rights or the net proceeds of the sale of Ordinary Shares as the case may be, or to give instructions for the exercise of voting rights at the meeting, subject to the provisions of the Deposit Agreement.

Voting of the Underlying Deposited Securities

When the Depositary receives notice of any meeting of holders of Ordinary Shares, it will, if we request, as soon as practicable thereafter, mail to the record holders of ADSs a notice including:

•	the information contained in the notice of meeting;

•
a statement that the record holders of ADSs at the close of business on a specified record date will be entitled, subject to any applicable provision of Scots law and the Articles of Association or any similar document of ours, to instruct the Depositary as to the exercise of any voting rights pertaining to the Ordinary Shares represented by their ADSs; and

•
a brief explanation of how they may give instructions, including an express indication that they may be deemed to have instructed the Depositary to give a discretionary proxy to designated member or members of our board of directors if no such instruction is received.

The Depositary will not vote the Ordinary Shares except in accordance with such instructions or deemed instructions. However, the holders of ADRs may not receive notice or otherwise learn of a meeting of holders of Ordinary Shares in time to instruct the Depositary prior to a cut off date the Depositary will set.

If the Depositary does not receive instructions from an ADS holder on or before the date the Depositary establishes for this purpose, the Depositary may deem such holder to have directed the Depositary to give a discretionary proxy to a designated member or members of our board of directors. However, the Depositary will not give a discretionary proxy to a designated member or the Directors with respect to any matter as to which we inform the Depositary that:

•	we do not wish the proxy to be given;

•	substantial opposition exists; or

•	the rights of holders of the Ordinary Shares may be materially affected.

Holders of ADSs will not be entitled to vote Ordinary Shares directly.

Exercising Rights

If we offer holders any rights to subscribe for additional Ordinary Shares or rights of any other nature, the Depositary, after consultation with us, shall have discretion as to the procedure for making such rights available or in disposing of such rights on behalf of owners and making the net proceeds available to owners. If the Depositary determines that it is not lawful or feasible to make rights available to all or certain owners, it may sell the rights in proportion to the number of ADSs held by such owners, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided for in the Deposit Agreement and all taxes and governmental charges payable in connection with such rights) for the owners’ account.

In circumstances in which rights would otherwise not be distributed, if an owner of ADRs requests the distribution of warrants or other instruments in order to exercise rights allocable to the ADSs under the Deposit Agreement, the Depositary will make such rights available to the owner upon written notice from us to the Depositary that (a) we have elected in our sole discretion to permit such rights to be exercised and (b) such owner has executed such documents as LBG has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain owners, then upon instruction from such owner to the Depositary to exercise such rights and payment to the Depositary of the purchase price of the Ordinary Shares to be received upon the exercise of the rights, the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall exercise the rights on behalf of such owner and purchase the Ordinary Shares.

Inspection of Transfer Books

The Depositary will, at its office in New York City, keep books for the registration and transfer of ADSs. These books will be open for inspection by ADS holders at all reasonable times. However, this inspection may not be for the purpose of communicating with ADS holders in the interest of a business or object other than our business or a matter related to the Deposit Agreement or the ADSs.

Reports and Notices

On or before the first date on which we give notice, by publication or otherwise, of:

•	any meeting of holders of the Ordinary Shares;

•	any adjourned meeting of holders of the Ordinary Shares; or

•	the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of the Ordinary Shares,

we have agreed to transmit to the Depositary and the custodian a copy of the notice in the form given or to be given to holders of the Ordinary Shares. If requested in writing by us, the Depositary will, at our expense, arrange for the prompt transmittal or mailing of such notices, and any other reports or communications made generally available to holders of the Ordinary Shares, to all holders of ADSs.

Amendment and Termination of the Deposit Agreement

The form of the ADRs and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between us and the Depositary in any respect which we and the Depositary may deem necessary or advisable. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, registration fees, transmission costs, delivery costs or other such expenses, or that otherwise prejudices any substantial existing right of holders of outstanding ADSs, will not take effect as to outstanding ADSs until thirty (30) days after notice by the Depositary of the amendment has been given to the record holders of those ADRs. Every holder of ADSs at the time an amendment becomes effective will be deemed by continuing to hold the ADSs to consent and agree to the amendment and to be bound by the Deposit Agreement or the ADR as amended. No amendment may impair the right of any holder of ADSs to surrender ADSs and receive in return the Ordinary Shares represented by those ADSs.

Whenever we direct, the Depositary has agreed to terminate the Deposit Agreement by mailing a termination notice to the record holders of all ADSs then outstanding at least ninety (90) days before the date fixed in the notice of termination. The Depositary may likewise terminate the Deposit Agreement by mailing a termination notice to us and the record holders of all ADSs then outstanding if at any time ninety (90) days shall have expired since the Depositary delivered a written notice to us of its election to resign and a successor depositary shall not have been appointed and accepted its appointment.

If any ADSs remain outstanding after the date of any termination, the Depositary will then:

•	discontinue the registration of transfers of ADSs;

•	suspend the distribution of dividends to holders of ADSs; and

•	not give any further notices or perform any further acts under the Deposit Agreement, except those listed below, with respect to those ADSs.

The Depositary will, however, continue to collect dividends and other distributions pertaining to the Ordinary Shares. It will also continue to sell rights as provided in the Deposit Agreement and deliver Ordinary Shares, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to it.

At any time after the expiration of one year from the date of termination of the Deposit Agreement, the Depositary may sell the Ordinary Shares then held. The Depositary will then hold uninvested the net proceeds of any such sales, together with any other cash then held by it under the Deposit Agreement, unsegregated and without liability for interest, for the pro rata benefit of the holders of ADSs that have not previously been surrendered.

Charges of the Depositary

The following charges shall be incurred by any party depositing or withdrawing Ordinary Shares, or by any party surrendering ADSs or to whom ADSs are issued:

•	any applicable taxes or other governmental charges;

•	any applicable share transfer or other registration fees on deposits or withdrawals of Ordinary Shares;

•	cable, telex, facsimile transmission and delivery charges which the Deposit Agreement provides are at the expense of the holders of ADSs or persons depositing or withdrawing Ordinary Shares;

•	expenses incurred or paid by the Depositary in any conversion of foreign currency into U.S. dollars

$5.00 (or less per 100 ADSs (or portion of 100 ADSs))	•	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

	•	Cancellation of ADSs for the purpose of withdrawal, including if the Deposit Agreement terminates

$.02 (or less) per ADS	•	Any cash distribution to ADS holders

•
a fee for the distribution to ADS holders of any securities in an amount equal to the fee for the delivery of ADRs referred to above which would have been charged if the securities distributed to ADS holders had been Ordinary Shares which were deposited with the custodian; and

•	any charges incurred by the Depositary or its agents for the servicing of Ordinary Shares.

Under the Deposit Agreement, the Depositary may charge an annual fee of $0.02 or less per ADS for depositary services, provided that no annual fee will be charged if during the same calendar year a fee was charged in connection with cash distributions to ADS holders.

The Depositary collects its fees for delivery and surrender of ADSs directly from investors depositing Ordinary Shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The Depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants for them. The Depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

The holders of ADSs will be responsible for any taxes or other governmental charges payable on their ADRs or on the Ordinary Shares. The Depositary may refuse to transfer ADSs or allow withdrawal of the Ordinary Shares until such taxes or other charges are paid. The Depositary may apply payments owed to holders of ADSs or sell deposited Ordinary Shares underlying such ADSs to pay any taxes owed and holders of ADSs will remain liable for any deficiency. If the Depositary sells deposited Ordinary Shares, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to holders of ADSs any proceeds, or send to holders of ADSs any property, remaining after it has paid the taxes.

Direct Registration System

ADSs not evidenced by ADRs shall be transferable as uncertificated registered securities under the laws of the State of New York.

The Direct Registration System (“DRS”) and Profile Modification System (“Profile”) will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the Depositary to the owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the Depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the ADS registered holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the Deposit Agreement understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS registered holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS registered holder (notwithstanding any requirements under the Uniform Commercial Code).  In the Deposit Agreement, the parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the Deposit Agreement, shall not constitute negligence or bad faith on the part of the Depositary.

General

Neither the Depositary nor we will be liable to ADS holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental or regulatory authority or stock exchange, any present or future provision of the Articles of Association, or any act of God or war or other circumstances beyond our or its control in performing our or its obligations under the Deposit Agreement. The obligations of each of us and the Depositary under the Deposit Agreement are expressly limited to performing our and its specified duties without negligence or bad faith.

The ADSs are transferable on the books of the Depositary or its agent. However, the Depositary may close the transfer books as to ADSs at any time when it deems it expedient to do so in connection with the performance of its duties or at our request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADSs or withdrawal of any Ordinary Shares, the Depositary or the Custodian may require the person presenting the ADSs or depositing the Ordinary Shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and any applicable fees payable as provided in the Deposit Agreement. The Depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the Ordinary Shares represented by the ADSs, and may apply those dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge. The ADS holder will remain liable for any deficiency.

Any ADS holder may be required from time to time to furnish the Depositary or the Custodian with proof satisfactory to the Depositary of citizenship or residence, exchange control approval, information relating to the registration on our books or those that the registrar maintains for us for the Ordinary Shares in registered form, or other information, to execute certificates and to make representations and warranties that the Depositary deems necessary or proper. Until those requirements have been satisfied, the Depositary may withhold the delivery or registration of transfer of any ADSs or the distribution or sale of any dividend or other distribution or proceeds of any sale or distribution or the delivery of any deposited Ordinary Shares or other property related to the ADSs. The delivery or registration of transfer of ADSs may be suspended during any period when the transfer books of the Depositary are closed or if we or the Depositary deems it necessary or advisable. The surrender of outstanding ADSs and the withdrawal of Ordinary Shares may only be suspended as a result of:

•	temporary delays caused by closing the transfer books or those of the Depositary or the deposit of Ordinary Shares in connection with voting at shareholder meetings, or the payment of dividends;

•	the non-payment of fees, taxes and similar charges; and

•	non-compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of Ordinary Shares.

TAXATION CONSIDERATIONS

UK Tax Consequences

           In the opinion of Linklaters LLP, the following is a description of material United Kingdom tax consequences of the Exchange Offer and ownership and disposal of Additional Tier 1 Securities, Settlement Shares and ADSs for holders who are resident in the U.S. for U.S. federal income tax purposes, are not resident in the UK for UK tax purposes, and do not at any relevant time (i) carry on a trade, profession or vocation in the UK through a branch or agency to which their ECNs, Additional Tier 1 Securities, Settlement Shares or ADSs are attributable, or (ii) in the case of a corporate US Holder, carry on a trade in the UK through a permanent establishment in the UK to which their ECNs, Additional Tier 1 Securities, Settlement Shares or ADSs are attributable (a “US Holder”).

The comments below are of a general nature based on current UK tax law as applied in England and Wales and HM Revenue & Customs (“HMRC”) practice (which may not be binding on HMRC) and are not intended to be exhaustive. They do not necessarily apply where the income is deemed for tax purposes to be the income of any other person. They relate only to the position of U.S. Holders who are the absolute beneficial owners of their Additional Tier 1 Securities and may not apply to certain classes of persons (such as dealers) to whom special rules may apply. Any holders of Additional Tier 1 Securities who are in doubt as to their tax position or may be subject to tax in a jurisdiction other than the UK should consult their professional advisers.

The Exchange Offer

A U.S. Holder will not, upon disposal of ECNs or acquisition of Additional Tier 1 Securities  pursuant to the Exchange Offers, be liable for UK taxation on gains realized, unless at the time of the disposal the U.S. Holder is resident for tax purposes in the UK, carries on a trade, profession or vocation in the UK through a branch or agency in the UK to which their ECNs are attributable or, in the case of a corporate U.S. Holder, if the U.S. Holder carries on a trade in the UK through a permanent establishment in the UK to which their ECNs are attributable.

A U.S. Holder who is an individual or other non-corporation taxpayer will not, upon disposal of ECNs pursuant to the Exchange, be subject to any UK income tax charge on accrued but unpaid payments of interest, unless the U.S. Holder at any time in the relevant year of assessment or accounting period is resident in the UK or carried on a trade, profession or vocation in the United Kingdom through a branch or agency to which the ECN is attributable.

The Additional Tier 1 Securities

Payments

Interest that we pay on the Additional Tier 1 Securities will be made without withholding for or deduction of UK income tax under Section 874 of the Income Tax Act 2007, provided that:

1. the Additional Tier 1 Securities are “regulatory capital securities” for the purposes of the Taxation of Regulatory Capital Securities Regulations 2013 (the “Regulations”). The Additional Tier 1 Securities will be “regulatory capital securities” for these purposes provided that such securities qualify as tier 1 instruments under Article 52 of the CRR and such Additional Tier 1 Securities form, or formed, a component of tier 1 capital for the purposes of the CRR and provided further that there are not arrangements the main purpose, or one of the main purposes, of which is to obtain a tax advantage for any person as a result of the application of the Regulations, or

2. the Additional Tier 1 Securities are and remain listed on a “recognized stock exchange” within the meaning of Section 1005 of the Act. The Global Exchange Market of the Irish Stock Exchange is currently a recognized stock exchange for these purposes. The Additional Tier 1 Securities will satisfy this requirement if they are officially listed in Ireland in accordance with provisions corresponding to those generally applicable to countries in the EEA and are admitted to trading on the Global Exchange Market of the Irish Stock Exchange.

In all other cases, an amount on account of UK income tax must generally be withheld at the basic rate (currently 20 per cent.), unless HMRC has issued a direction to us to the contrary, granting relief to the U.S. Holder pursuant to the provisions of the UK/US Double Tax Treaty (the “Treaty”), or unless certain other exceptions relating to the status of the U.S. Holder apply. Certain U.S. holders will be entitled to receive payments free of withholding of UK income tax under the Treaty and will under current HMRC administrative procedures be able to make a claim for the issuance of such a direction by HMRC. However, such directions will be issued only on prior application to the relevant tax authorities by the U.S. Holder in question. If the Additional Tier 1 Securities do not fall within the Regulations and are not listed on a recognized stock exchange, as described above and such a direction is not given, we will be required to withhold tax, although a U.S. Holder who is entitled to relief under the Treaty may subsequently claim the amount withheld from HMRC.

Interest on the Additional Tier 1 Securities constitutes UK source income for UK tax purposes and, as such, may be subject to UK income tax by direct assessment even where paid without withholding or deduction. However, where such payments are made without withholding or deduction, a US holder will not be assessed to UK income tax (other than in the hands of certain trustees) on such payments provided that such US Holder is not resident in the UK, and does not carry on a trade, profession or vocation in the UK through a UK branch or agency in connection with which interest is received or to which the Additional Tier 1 Securities are attributable (or in the case of a corporate U.S. Holder, such US Holder does not carry on a trade in the UK through a permanent establishment in the UK in connection with which the payments are received or to which the Additional Tier 1 Securities are attributable), in which case (subject to exemptions for payments received by certain categories of agent) tax may be levied on the UK branch or agency or permanent establishment.

HMRC has powers to obtain information relating to securities in certain circumstances. This may include details of the beneficial owners of the Additional Tier 1 Securities (or the persons for whom the Additional Tier 1 Securities are held), details of the persons to whom payments derived from the Additional Tier 1 Securities are or may be paid and information and documents in connection with transactions relating to the Additional Tier 1 Securities. Information may be required to be provided by, amongst others, the holders of the Additional Tier 1 Securities, persons by (or via) whom payments derived from the Additional Tier 1 Securities are made or who receive (or would be entitled to receive) such payments, persons who effect or are a party to transactions relating to the Additional Tier 1 Securities on behalf of others and certain registrars or administrators. In certain circumstances, the information obtained by HMRC may be exchanged with tax authorities in other countries.

Disposal (including Redemption)

A U.S. Holder will not, upon disposal (including redemption) of an Additional Tier 1 Securities, be liable for UK taxation on gains realized, unless at the time of the disposal the U.S. Holder is resident for tax purposes in the UK, carries on a trade, profession or vocation in the UK through a branch or agency in the UK to which the Additional Tier 1 Securities are attributable or, in the case of a corporate U.S. Holder, if the U.S. Holder carries on a trade in the UK through a permanent establishment in the UK to which the Additional Tier 1 Securities are attributable.

A U.S. Holder who is an individual or other non-corporation taxpayer will not, upon transfer or redemption of an Additional Tier 1 Security, be subject to any UK income tax charge on accrued but unpaid payments of interest, unless the U.S. Holder at any time in the relevant year of assessment or accounting period is resident for tax purposes in the UK or carried on a trade, profession or vocation in the United Kingdom through a branch or agency to which the Additional Tier 1 Security is attributable.

Annual Tax Charges

Corporate U.S. Holders who are not resident for tax purposes in the UK do not carry on a trade, profession or vocation in the United Kingdom through a permanent establishment in the UK to which the Additional Tier 1 Securities are attributable will not be liable to UK tax charges or relief by reference to fluctuations in exchange rates or in respect of profits, gains and losses arising from the Additional Tier 1 Securities.

Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)

No UK stamp duty or  SDRT will be payable on the issue or redemption of the Additional Tier 1 Securities. Provided the Additional Tier 1 Securities are “regulatory capital securities” under the Regulations (see above), no UK stamp duty or SDRT will be payable on the transfer of the Additional Tier 1 Securities.

EU Directive on Taxation of Savings Income (Directive 2003/48/EC)

The Council of the EU has adopted a directive regarding the taxation of savings income. The Directive requires Member States of the EU to provide to the tax authorities of other Member States details of payments of interest or other similar income paid by a person within its jurisdiction to (or for the benefit of) an individual resident, or certain other persons established, in another Member State, except that Luxembourg and Austria will instead operate a withholding system for a transitional period (subject to a procedure whereby, on meeting certain conditions, the beneficial owner of the interest or other income may request that no tax be withheld) in relation to such payments unless during such period they elect otherwise. The Luxembourg government has announced its intention to elect out of the withholding system in favour of an automatic exchange of information with effect from 1 January 2015. The European Commission has proposed certain amendments to the Directive, which may, if implemented, amend or broaden the scope of the requirements described above.

The Settlement Shares and ADSs

Payments

Any dividends which that we may pay on the Settlement Shares and ADSs will be made without withholding for or deduction of UK income tax.

Dividends on the Settlement Shares and ADSs would constitute UK source income for UK tax purposes and, as such, may be subject to UK income tax by direct assessment even where paid without withholding or deduction. However, a US Holder will not be assessed to UK income tax (other than in the hands of certain trustees) on such payments provided that such US Holder is not resident in the UK, and does not carry on a trade, profession or vocation in the UK through a UK branch or agency in connection with which dividends are received or to which the Settlement Shares or ADSs are attributable (or in the case of a corporate U.S. Holder, such Holder does not carry on a trade in the UK through a permanent establishment in the UK in connection with which the dividends are received or to which the Settlement Shares or ADSs are attributable), in which case (subject to exemptions for payments received by certain categories of agent) tax may be levied on the UK branch or agency or permanent establishment.

Disposal (including Redemption)

A U.S. Holder will not, upon disposal (including redemption) of any Settlement Shares or ADSs, be liable for UK taxation on gains realized, unless at the time of the disposal the U.S. Holder is resident for tax purposes in the UK, carries on a trade, profession or vocation in the UK through a branch or agency in the UK to which the Settlement Shares or ADSs are attributable or, in the case of a corporate U.S. Holder, if the U.S. Holder carries on a trade in the UK through a permanent establishment in the UK to which the Settlement Shares or ADSs are attributable.

Annual Tax Charges

Corporate U.S. Holders who are not resident for tax purposes in the UK and do not carry on a trade, profession or vocation in the United Kingdom through a permanent establishment in the UK to which the Settlement Shares or ADSs are attributable will not be liable to UK tax charges or relief by reference to fluctuations in exchange rates or in respect of profits, gains and losses arising from the Settlement Shares or ADSs.

Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)

The statements in this section are intended as a general guide to the current United Kingdom stamp duty and SDRT position. U.S. Holders should note that certain categories of person are not liable to stamp duty or SDRT and others may be liable at a higher rate or may, although not primarily liable for tax, be required to notify and account for SDRT under the Stamp Duty Reserve Tax Regulations 1986.

Settlement Shares

Except in relation to depositary receipt systems and clearance services (to which the special rules outlined below apply), no stamp duty or SDRT will arise on the issue of Settlement Shares by LBG in registered form.

An agreement to transfer Settlement Shares will normally give rise to a charge to SDRT at the rate of 0.5% of the amount or value of the consideration payable for the transfer. SDRT is, in general, payable by the purchaser in any such agreement to transfer.

Transfers of Settlement Shares will generally be subject to stamp duty at the rate of 0.5% of the consideration given for the transfer (rounded up to the next £5). The purchaser in any such transfer normally pays the stamp duty.

If a duly stamped transfer completing an agreement to transfer is produced within six years of the date on which the agreement is made (or, if the agreement is conditional, the date on which the agreement becomes unconditional) any SDRT already paid is generally repayable, normally with interest, and any SDRT charge yet to be paid is cancelled.

CREST

Paperless transfers of Settlement Shares within the CREST system are generally liable to SDRT, rather than stamp duty, at the rate of 0.5% of the amount or value of the consideration payable. CREST is obliged to collect SDRT on relevant transactions settled within the CREST system. Deposits of shares into CREST will not generally be subject to SDRT or stamp duty, unless the transfer into CREST is itself for consideration.

ADSs

Depositary Receipt Systems (and Clearance Services)

Following the ECJ decision in C-569/07 HSBC Holdings Plc, Vidacos Nominees Limited v The Commissioners of Her Majesty’s Revenue & Customs and the First-tier Tax Tribunal decision in HSBC Holdings Plc and The Bank of New York Mellon Corporation v The Commissioners of Her Majesty’s Revenue & Customs, HM Revenue & Customs has confirmed that 1.5% SDRT is no longer payable if and when the Settlement  Shares are issued to a depositary receipt system (or a clearance service).

Where Settlement Shares are subsequently transferred to, or to a nominee or an agent for, a person whose business is or includes issuing depositary receipts (or to a nominee or an agent for, a person whose business is or includes the provision of clearance services), stamp duty or SDRT will generally be payable at the higher rate of 1.5% of the amount or value of the consideration given or, in certain circumstances, the value of the shares.

Any liability for stamp duty or SDRT in respect of such a transfer which does arise will strictly be accountable by the depositary receipt system (or clearance service) operator or their nominee, as the case may be, but will, in practice, be payable by the participants in the depositary receipt system (or clearance service).

Certain UK Income Tax Consequences

The following paragraphs relate only to Holders of ECNs who are individuals who hold their ECNs as beneficial owners and as an investment, and who are resident in the UK for UK taxation purposes.

The comments below are of a general nature based on current UK tax law and are not intended to be exhaustive. These comments deal only with certain specific aspects of UK tax law. Holders who are in any doubt as to their own tax position, or who are subject to tax in any jurisdiction other than the UK, should consult their professional tax adviser immediately and prior to taking any action pursuant to the Exchange Offer.

Deeply Discounted Securities - Income Tax

Certain series of ECNs were issued pursuant to the 2009 Exchange Offer. The “issue price” of certain of those ECNs was less than the amount payable on their redemption. Depending on the amount by which the “issue price” was lower than the amount payable on their redemption, those ECNs may constitute “Deeply Discounted Securities” (”DDS”) within the meaning of Chapter 8 of Part 4 of the Income Tax (Trading And Other Income) Act 2005.

Holders of ECNs must take their own tax advice on the consequences of a disposal of the ECNs pursuant to the Exchange Offer. However, by way of general guidance only, we have been advised that in determining whether any of the ECNs issued pursuant to the 2009 Exchange Offer are DDS, the “issue price” should be an amount equal to the “Exchange Consideration Amount” for the relevant series of ECNs as prescribed in the Exchange Offer Memorandum for the 2009 Exchange Offer. The “Exchange Consideration Amount” appears in the appendix to the RNS Announcement dated 3 November 2009 in respect of the 2009 Exchange Offer and is available on the Lloyds Banking Group plc website. We should, however, highlight that, based on the advice that we have received, the position regarding the “issue price” of the ECNs is not entirely free from doubt and that Holders should consult their professional tax adviser immediately and prior to taking any action pursuant to the Exchange Offer.

Any profit made by a Holder who is within the charge to UK income tax on disposal of ECNs which are DDS (“DDS ECNs”), whether pursuant to the Exchange Offer or otherwise (including on any redemption), will be taxed as income. Generally, such a Holder’s profit on a disposal of DDS ECNs for these purposes will be the amount by which the amount payable on their disposal exceeds the amount paid by that Holder to acquire those DDS ECNs. In calculating any profit on disposal of a DDS Existing Note made by such a Holder, sterling values will be compared at acquisition and disposal. Accordingly a taxable profit attributable to foreign currency fluctuations may arise even where a foreign currency amount received on a disposal is less than, or the same as, the foreign currency amount paid for the DDS Existing Note. Holders who acquired their DDS ECNs pursuant to the 2009 Exchange Offer are referred to the Additional Information below regarding the amount paid by Holders to acquire DDS ECNs pursuant to the 2009 Exchange Offer.

Holders of DDS ECNs who are within the charge to UK income tax will not be entitled to any relief for any loss made on disposal of their DDS ECNs.

IMPORTANT ADDITIONAL INFORMATION FOR HOLDERS WHO ACQUIRED DDS ECNS UNDER THE 2009 EXCHANGE OFFER AND WHO ARE WITHIN THE CHARGE TO UNITED KINGDOM INCOME TAX. Holders of ECNs must take their own tax advice on the consequences of a disposal of the ECNs pursuant to the Exchange Offer. However, by way of general guidance only, we have been advised that Holders who acquired their DDS ECNs on issue under the 2009 Exchange Offer should be treated as having acquired those DDS ECNs for an amount equal to their “issue price”, which should be an amount equal to the “Exchange Consideration Amount” for the relevant series of ECNs as prescribed in the Exchange Offer Memorandum for the 2009 Exchange Offer (see above). This “issue price” will be lower than the par value of those DDS ECNs. As a result, when such a Holder who is within the charge to UK income tax makes a disposal of DDS ECNs, whether pursuant to the Exchange Offer or otherwise (including on any redemption), a profit, taxable as income, could arise to that Holder on disposal of their DDS ECNs, even in circumstances where the proceeds of disposal are equal to or lower than the par value of those DDS ECNs, and even where that Holder may have made no overall economic profit taking into account the amount that Holder may have paid to acquire the securities which were exchanged for ECNs pursuant to the 2009 Exchange Offer. We should, however, highlight that, based on the advice that we have received, the position regarding the amount paid to acquire the DDS ECNs under the 2009 Exchange Offer is not entirely free from doubt and that Holders should consult their professional tax adviser immediately and prior to taking any action pursuant to the Exchange Offer.

The comments made above are not exhaustive and are intended as a general guide to certain specific aspects of UK tax only, and do not constitute tax advice to Holders from LBG or from any other person. A Holder’s actual tax treatment will depend on that Holder’s individual circumstances and it is up to each Holder to conclude whether any ECNs are DDS ECNs and what is the “issue price” and “acquisition price” for that Holder’s ECNs. We recommend that Holders who are in any doubt about the tax treatment of disposing of their ECNs pursuant to the Exchange Offer should consult their professional tax adviser immediately and prior to taking any further action in relation to the Exchange Offer.

Material U.S. Federal Income Tax Considerations

In the opinion of Davis Polk & Wardwell London LLP, the following is a description of material U.S. federal income tax consequences of the Exchange Offer and the ownership and disposition of the Additional Tier 1 Securities, Settlement Shares and ADSs to the U.S. Holders described below (and solely to the extent discussed below in “Potential FATCA withholding after December 31, 2016,” Securityholders that are not U.S. persons), but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to participate in the Exchange Offer or hold such Additional Tier 1 Securities, Settlement Shares and ADSs. This discussion applies only to U.S. Holders that hold ECNs, and will hold Additional Tier 1 Securities, Settlement Shares and ADSs, as capital assets. This discussion does not describe all of the tax consequences that may be relevant to a U.S. Holder in light of the holder’s particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, as well as differing tax consequences applicable to special classes of holders, such as:

•	certain financial institutions;

•	certain insurance companies;

•	regulated investment companies;

•	dealers or traders in securities who use a market-to-market method of accounting;

•	persons holding ECNs or that will hold Additional Tier 1 Securities, Settlement Shares or ADSs as part of a hedge, straddle, conversion or other integrated transaction;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	tax-exempt entities, including “individual retirement accounts” or “Roth IRAs”;

•	persons holding ECNs or that will hold Additional Tier 1 Securities, Settlement Shares or ADSs in connection with a trade or business conducted outside of the United States;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes; or

•	persons that own or are deemed to own 10 per cent. or more of the voting shares of LBG.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds ECNs, Additional Tier 1 Securities, Settlement Shares or ADSs, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding ECNs and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of holding and disposing of the ECNs, Additional Tier 1 Securities, Settlement Shares or ADSs.

This discussion is based upon tax laws of the United States including the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which may affect the tax consequences described herein, possibly with retroactive effect.

As used herein, a “U.S. Holder” is a beneficial owner of ECNs that participates in the Exchange Offer and that is, for U.S. federal income tax purposes:

•	a citizen or an individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or of any political subdivision thereof; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

As described below under “Passive Foreign Investment Company Rules”, LBG does not believe that it was a passive foreign investment company (“PFIC”) for its most recent taxable year and does not expect to become a PFIC in the foreseeable future and the remainder of this discussion so assumes.

U.S. Holders should consult their tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of participating in the Exchange Offer and of owning and disposing of  ECNs, Additional Tier 1 Securities, Settlement Shares or ADSs in their particular circumstances.

U.S. Federal Income Tax Characterization of the ECNs and the Additional Tier 1 Securities

The U.S. federal income tax consequences to a U.S. Holder who exchanges ECNs for Additional Tier 1 Securities will depend in part on the U.S. federal income tax characterization of both the ECNs and the Additional Tier 1 Securities, including in the case of the ECNs, whether they should be treated as securities of LBG or the relevant issuer. In particular, as described below the exchange of ECNs for Additional Tier 1 Securities would be taxable for U.S. federal income tax purposes if the ECNs are treated as issued by the relevant Issuers. However, the exchange of ECNs for Additional Tier 1 Securities would generally not be taxable for U.S. federal income tax purposes if the ECNs are properly treated as securities of LBG for U.S. federal income tax purposes. The characterization of the ECNs and the Additional Tier 1 Securities for U.S. federal income tax purposes is uncertain because there are no regulations, published rulings or judicial decisions addressing the proper characterization of securities with terms substantially the same as the ECNs or the Additional Tier 1 Securities and no rulings have or will be sought from the Internal Revenue Service (“IRS”) regarding the characterization of the ECNs or the Additional Tier 1 Securities. Due to the lack of authorities on point, Counsel is unable to opine as to the likelihood that the ECNs would be treated as issued by LBG.

If the exchange of ECNs for Additional Tier 1 Securities is taxable for U.S. federal income tax purposes because the ECNs are not treated as securities of LBG, the particular consequences will depend on whether the ECNs are treated as equity of the relevant issuer and whether the relevant issuer is or has been a PFIC.  Because the Additional Tier 1 Securities and the undated ECNs are perpetual and have many other equity-like features including the mandatory conversion provisions, it is likely that the Additional Tier 1 Securities and the undated ECNs will be treated as equity for U.S. federal income tax purposes.  While the U.S. federal income tax characterization of the dated ECNs is less clear, it is also possible that they will be treated as equity, but the IRS could seek to characterize the dated ECNs as debt for U.S. federal income tax purposes. U.S. Holders should consult their tax advisers concerning the possible alternative characterizations of the ECNs, including who should be treated as the issuer of the ECNs and the resulting tax consequences.

U.S. Federal Income Tax Consequences of the Exchange Offer

The following is a discussion of the tax consequences of the Exchange Offer under alternative characterizations of the ECNs.

Tax-free exchange if the ECNs are treated as securities of LBG

If the ECNs are treated as securities of LBG, an exchange by a U.S. Holder of ECNs for Additional Tier 1 Securities will not be a taxable event, except that the receipt of cash in lieu of a fractional Additional Tier 1 Security will result in recognition of capital gain or loss (measured by the difference between the cash received in lieu of the fractional Additional Tier 1 Security and the U.S. Holder’s tax basis in the fractional Additional Tier 1 Security), and any cash received in lieu of accrued and unpaid interest should generally be taxable in the same fashion as other interest received on the ECNs.

A U.S. Holder’s tax basis in the Additional Tier 1 Securities received upon the exchange of ECNs for Additional Tier 1 Securities (including any basis allocable to a fractional Additional Tier 1 Security) will equal the tax basis that the U.S. Holder had in the ECNs surrendered in the exchange. A U.S. Holder’s tax basis in a fractional Additional Tier 1 Security will be determined by allocating the holder’s tax basis in the ECNs between the Additional Tier 1 Securities received upon exchange and the fractional Additional Tier 1 Security, in accordance with their respective fair market values.

The U.S. Holder’s holding period for the Additional Tier 1 Securities received will include the holder’s holding period for the ECNs exchanged.

Taxable exchange if the ECNs are treated as securities of the relevant issuer

If the ECNs are treated as securities of the relevant issuer, an exchange by a U.S. Holder of ECNs for Additional Tier 1 Securities will be a taxable exchange, the particular tax consequences of which will depend on (1) whether the ECNs are treated as equity or debt of the relevant issuer and, (2) if treated as equity of the relevant issuer, whether the relevant issuer is, or has been, a PFIC. When the ECNs were issued, the offering materials stated that, based on the expected passive nature of the relevant issuers’ income from other subsidiaries of the Group, the relevant issuers were likely to be PFICs. However, the relevant issuers have not determined whether or not they have been PFICs for any year.  U.S. Holders should consult their own tax advisers with respect to the relevant issuers’ PFIC status.

If the ECNs are treated as equity of the relevant issuer, and the relevant issuer is (or was for any year during which a U.S. Holder owned the ECNs) a PFIC, the U.S. Holder will recognize gain or loss in an amount equal to the difference between the U.S. Holder’s adjusted tax basis in the ECNs and the fair market value of the Additional Tier 1 Securities and the amount of cash received (other than cash attributable to accrued interest, which generally should be taxed in the same manner as other interest received on the ECNs). Any gain recognized by the U.S. Holder upon the exchange would be allocated ratably over the U.S. Holder’s holding period for the ECNs. The amounts allocated to the current taxable year and any taxable year before the relevant issuer became a PFIC would be taxed as ordinary income. Amounts allocated to any other year would be subject to tax at the highest marginal tax rate in effect for individuals or corporations, as applicable, for that taxable year, and an interest charge would be imposed on the amount of such tax. Any loss will generally be long-term capital loss if the ECNs were held for more than one year and short-term capital loss if held for one year or less. The deductibility of capital losses is subject to limitations. Any gain or loss will generally be treated as U.S. source for foreign tax credit purposes.  A U.S. Holder’s tax basis in the Additional Tier 1 Securities would equal their fair market value on the date of the exchange. The U.S. Holder’s holding period for the Additional Tier 1 Securities received will commence on the day after the date of the exchange.

If the ECNs are treated as equity of the relevant issuer, but the relevant issuer is not, and has not been since the U.S. Holder acquired the ECNs, a PFIC, the U.S. Holder will recognize capital gain or loss in an amount equal to the difference between the holder’s adjusted tax basis in the ECNs and the fair market value of the Additional Tier 1 Securities and the amount of cash received (other than cash attributable to accrued interest, which generally should be taxed in the same manner as other interest received on the ECNs). Generally, capital gains or losses will be long-term if the ECNs were held for more than one year and short-term if held for one year or less. The deductibility of capital losses is subject to limitations. Any gain or loss will generally be treated as U.S. source for foreign tax credit purposes.  A U.S. Holder’s tax basis in the Additional Tier 1 Securities would equal their fair market value on the date of the exchange. The U.S. Holder’s holding period for the Additional Tier 1 Securities received will commence on the day after the date of the exchange.

If the dated ECNs are treated as debt of the relevant issuer, the U.S. Holder will recognize capital gain or loss in an amount equal to the difference between the holder’s adjusted tax basis in the dated ECNs and the fair market value of the Additional Tier 1 Securities and the amount of cash received (other than cash attributable to accrued interest, which will be taxed as such), and except to the extent of accrued market discount which will be taxed as ordinary income. Generally, capital gains or losses will be long-term if the dated ECNs were held for more than one year and short-term if held for one year or less. The deductibility of capital losses is subject to limitations. Any gain or loss will generally be treated as U.S. source for foreign tax credit purposes. A U.S. Holder’s tax basis in the Additional Tier 1 Securities would equal their fair market value on the date of the exchange. The U.S. Holder’s holding period for the Additional Tier 1 Securities received will commence on the day after the date of the exchange.

The U.S. federal income tax consequences of the exchange of ECNs for Additional Tier 1 Securities are uncertain and U.S. Holders are urged to consult their tax advisers regarding the treatment of the exchange for U.S. federal income tax purposes.

Taxation of the Additional Tier 1 Securities

Taxation of Distributions

Because the Additional Tier 1 Securities are likely to be treated as equity for U.S. federal income tax purposes, payments of interest will generally be treated as distributions of dividends to the extent of LBG’s current or accumulated earnings and profits (as determined in accordance with U.S. federal income tax principles). Because LBG does not maintain calculations of its earnings and profits in accordance with U.S. federal income tax principles, it is expected that payments of interest generally will be reported to U.S. Holders as dividends. The dividends will generally be foreign source dividend income to U.S. Holders and will not be eligible for the dividends-received deduction generally allowed to U.S. corporations under the Code. Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividends.

Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be taxable at favorable tax rates. U.S. Holders should consult their tax advisers regarding the availability of these favorable tax rates on distributions paid on the Additional Tier 1 Securities.

Sale or Other Taxable Disposition of the Additional Tier 1 Securities

Gain or loss realized by a U.S. Holder on a sale or other taxable exchange of the Additional Tier 1 Securities will be subject to U.S. federal income tax as capital gain or loss in an amount equal to the difference between the U.S. Holder’s tax basis in the Additional Tier 1 Securities and the amount realized on the disposition, in each case as determined in U.S. dollars. Generally, gains or losses, if any, will be U.S. source and will be long-term if the holding period of the Additional Tier 1 Securities is more than one year.

Adjustments to the Conversion Price

The Conversion Price of the Additional Tier 1 Securities may be adjusted in certain circumstances pursuant to the anti-dilution provisions of the Indenture.  Under the Code and applicable Treasury regulations, adjustments that have the effect of increasing a U.S. Holder’s interest in LBG’s assets or earnings and profits may, in some circumstances, result in a deemed distribution to the U.S. Holder.  Any deemed distribution will generally be taxed in the same manner as an actual distribution.  See “—Taxation of Distributions” above. U.S. Holders should consult their tax advisers as to the tax consequences of any adjustments to the Conversion Price.

Conversion to Settlement Shares or ADSs

A conversion of Additional Tier 1 Securities into Settlement Shares or ADSs (subject to the assumptions below) generally will not be a taxable event for U.S. federal income tax purposes. A U.S. Holder's tax basis in and holding period for the Settlement Shares or ADSs received upon conversion will generally be the same as the U.S. Holder's tax basis in and holding period of the Additional Tier 1 Securities converted.

Taxation of the Settlement Shares and ADSs

This discussion, to the extent it relates to ADSs, is based in part on representations by the Depositary and assumes that each obligation under the Deposit Agreement and any related agreement will be performed in accordance with its terms.

In general, a U.S. Holder who owns ADSs will be treated as the owner of the underlying Ordinary Shares represented by those ADSs for U.S. federal income tax purposes.  Accordingly, no gain or loss will be recognized if a U.S. Holder elects to receive ADSs instead of Settlement Shares upon conversion, exchanges ADSs for the underlying Ordinary Shares represented by those ADSs, or exchanges Settlement Shares for ADSs.

The U.S. Treasury has expressed concern that parties to whom American depositary shares are released before shares are delivered to the depositary (“pre-release”), or intermediaries in the chain of ownership between owners and the issuer of the security underlying American depositary shares, may be taking actions that are inconsistent with the claiming of foreign tax credits by owners of American depositary shares.  These actions would also be inconsistent with the claiming of the favorable rate of tax, described above, applicable to dividends received by certain non-corporate owners.  Accordingly, the creditability of U.K. taxes, if any, and the availability of the favorable tax rate for dividends received by certain non-corporate U.S. Holders described above, could be affected by actions taken by such parties or intermediaries.

Taxation of Distributions

Dividend paid on our Settlement Shares and ADSs will generally be treated in the manner described above under “—Taxation of the Additional Tier 1 Securities–Taxation of Distributions,” with the following modifications. In the case of the ADSs, a dividend will be included in a U.S. Holder’s income on the date of the Depositary’s receipt of the dividend. The amount of any dividend paid in pounds sterling will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

Sale or Other Taxable Disposition of the Settlement Shares or the ADSs

A U.S. Holder’s sale or other taxable disposition of the Settlement Shares or the ADSs will generally be treated in the manner described above under “—Taxation of the Additional Tier 1 Securities–Sale or Other Taxable Disposition of the Additional Tier 1 Securities”.

Passive Foreign Investment Company Rules

Based upon certain proposed Treasury regulations that are not yet in effect but are generally proposed to become effective for taxable years beginning after December 31, 1994 (the “Proposed Regulations”), LBG believes that it was not a PFIC for U.S. federal income tax purposes for its most recent taxable year and it does not expect to become a PFIC in the current taxable year or in the foreseeable future. However, since there can be no assurance that the Proposed Regulations will be finalized in their current form and since PFIC status depends on the composition of LBG’s income and assets and the market value of its assets from time to time, there can be no assurance that LBG will not be a PFIC for any taxable year. If LBG were a PFIC for any taxable year during which a U.S. Holder held the Additional Tier 1 Securities, Settlement Shares or ADSs, respectively, gain recognized by a U.S. Holder on a sale or other disposition (including certain pledges) of the Additional Tier 1 Securities, Settlement Shares or ADSs would be allocated ratably over the U.S. Holder’s holding period for the Additional Tier 1 Securities, Settlement Shares or ADSs. The amounts allocated to the taxable year of the sale or other disposition and to any year before LBG became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest marginal tax rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the amount of such tax. Further, to the extent that any payment on the Additional Tier 1 Securities or distribution on our Settlement Shares or ADSs received by a U.S. Holder exceeds 125% of the average of the annual distributions on the Additional Tier 1 Securities, Settlement Shares or ADSs, respectively, received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution would be subject to taxation in the same manner as gain, described immediately above. Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment). In addition, U.S. Holders of equity interests in a PFIC are generally subject to certain annual reporting obligations.

Information Reporting and Backup Withholding

Payments made on Additional Tier 1 Securities, distributions paid on Settlement Shares or ADSs, and proceeds from the sale, exchange or other disposition of Additional Tier 1 Securities, Settlement Shares or ADSs, that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting requirements, and may be subject to backup withholding, unless the U.S. Holder is an exempt recipient, or, in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

Potential FATCA Withholding After December 31, 2016

Under certain provisions of the Code and Treasury regulations promulgated thereunder (commonly referred to as “FATCA”), as well as certain intergovernmental agreements between the United States and certain other countries (including the United Kingdom) together with expected local country implementing legislation, certain payments made in respect of the Additional Tier 1 Securities, Settlement Shares and ADSs after December 31, 2016 may be subject to withholding (“FATCA withholding”).  LBG (or a relevant intermediary) may be required to impose FATCA withholding on payments in respect of the Additional Tier 1 Securities, Settlement Shares and ADSs to the extent that such payments are “foreign passthru payments,” made after December 31, 2016 to non-U.S. financial institutions (including intermediaries) that have not entered into agreements with the IRS pursuant to FATCA or otherwise established an exemption from FATCA, and other holders that fail to provide sufficient identifying information to LBG or any relevant intermediary.  Under current guidance it is not clear whether and to what extent payments on the Additional Tier 1 Securities, Settlement Shares and ADSs will be considered foreign passthru payments subject to FATCA withholding or how intergovernmental agreements will address foreign passthru payments (including whether withholding on foreign passthru payments will be required under such agreements). Securityholders should consult their tax advisers as to how these rules may apply to payments they receive under the Additional Tier 1 Securities, Settlement Shares and ADSs.

TRADING IN ORDINARY SHARES AND ADSS BY THE ISSUER AND ITS AFFILIATES

We have applied to the SEC, and the SEC has granted our request, for exemptive relief from the provisions of Rule 102 of Regulation M. Rule 102 of Regulation M provides that, subject to certain exceptions, in connection with a distribution of securities effected by an issuer or selling security holder, it is unlawful for such person, or any affiliated purchaser of such person, directly or indirectly, to bid for, purchase, or attempt to induce any person to bid for or purchase, a covered security during the applicable restricted period. We believe that the issuance of the Additional Tier 1 Securities in the Exchange Offer may constitute a distribution and that our affiliates may be deemed “affiliated purchasers”, and that if the offering of the Additional Tier 1 Securities constitutes a distribution, the restricted period would commence one Business Day prior to the determination of the offering price and/or exchange ratio of the Additional Tier 1 Securities and end upon the completion of the Exchange Offer. The relief that we have received allows us to bid for, purchase and induce others, in certain circumstances, to purchase our Ordinary Shares and ADSs in connection with specified activities.

Our affiliates will continue to engage, including during the Exchange Offer, in one or more market activities involving our ordinary shares and ADSs including derivatives transactions (including hedging), trading by asset managers, trading by insurance companies, trading by trustees and personal representatives of estates, collateral taking, retail and commercial banking related activities, trading pursuant to employee incentive plans and unsolicited brokerage activities. These market activities have occurred and are expected to continue to occur both outside and inside the United States, solely in the ordinary course of business and not in contemplation of the Exchange Offer.

CERTAIN BENEFIT PLAN INVESTOR CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) imposes fiduciary standards and certain other requirements on employee benefit plans subject thereto, including collective investment funds, separate accounts, and other entities or accounts whose underlying assets are treated as assets of such plans pursuant to the U.S. Department of Labor “plan assets” regulation, 29 CFR Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”) (collectively, “ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the plan. The prudence of a particular investment will be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan’s particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed in “Risk Factors” and the fact that in the future there may be no market in which the fiduciary will be able to sell or otherwise dispose of the ECNs.

In addition, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption applies to the transaction. In particular, a sale or exchange of property or an extension of credit between a Plan and a “party in interest” or “disqualified person” may constitute a prohibited transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes or other liabilities under ERISA and the Code.

While it cannot be free from doubt, for the reasons discussed in “Tax Considerations—U.S. Federal Income Tax Consequences”, the Additional Tier 1 Securities will likely be considered to have substantial equity features under the Plan Assets Regulation and, as a result, could be treated as equity interests in the Group for purposes of ERISA.

LBG, directly or through its affiliates, may be considered a party in interest or disqualified person with respect to many Plans. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code may arise if the Additional Tier 1 Securities are acquired by a Plan with respect to which the Group or an affiliate is a party in interest or a disqualified person, unless the Additional Tier 1 Securities are acquired pursuant to and in accordance with an applicable exemption. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply depending in part on the type of Plan fiduciary making the decision to acquire Additional Tier 1 Securities and the circumstances under which that decision is made. Included among these exemptions are Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 95-60 (relating to investments by insurance company general accounts) and PTCE 96-23 (relating to transactions determined by an in-house asset manager). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more than “adequate consideration” (within the meaning of ERISA Section 408(b)(17) and Section 4975(f)(10) of the Code) in connection with the transaction (the “service provider exemption”).There can be no assurance that any of these exemptions or any other exemption will be available with respect to the issue of the Additional Tier 1 Securities or any other transaction involving the Additional Tier 1 Securities.

BY ITS ACQUISITION AND HOLDING OF ADDITIONAL TIER 1 SECURITIES, EACH HOLDER AND EACH TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (A) EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN AS DESCRIBED IN SECTION 3(3) OF ERISA AND SUBJECT TO TITLE I OF ERISA, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A GOVERNMENTAL PLAN, CHURCH PLAN OR NON-U.S. PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR AN ENTITY WHOSE ASSETS ARE TREATED AS ASSETS OF ANY SUCH PLAN OR (ii) ITS ACQUISITION, HOLDING AND DISPOSITION OF ECNs WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR ANY SUBSTANTIALLY SIMILAR PROVISIONS OF ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW AND (B) NEITHER THE GROUP NOR ANY OF ITS AFFILIATES IS A “FIDUCIARY” (WITHIN THE MEANING OF ERISA SECTION 3(21) OR, WITH RESPECT TO A GOVERNMENTAL PLAN, CHURCH PLAN OR NON-U.S. PLAN WHICH IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-U.S. LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, ANY SIMILAR LAWS) WITH RESPECT TO THE PURCHASER OR HOLDER IN CONNECTION WITH SUCH PERSON’S ACQUISITION OR HOLDING OF THE ADDITIONAL TIER 1 SECURITIES, OR AS A RESULT OF ANY EXERCISE BY THE GROUP OR ANY OF ITS AFFILIATES OF ANY RIGHTS IN CONNECTION WITH THE ADDITIONAL TIER 1 SECURITIES, AND NO ADVICE PROVIDED BY THE GROUP OR ANY OF ITS AFFILIATES HAS FORMED A BASIS FOR ANY INVESTMENT DECISION BY OR ON BEHALF OF SUCH HOLDER IN CONNECTION WITH THE ADDITIONAL TIER 1 SECURITIES AND THE TRANSACTIONS CONTEMPLATED WITH RESPECT TO THE ADDITIONAL TIER 1 SECURITIES.

Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to federal, state, local or non-U.S. laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before acquiring Additional Tier 1 Securities.

Any Plan fiduciary that proposes to cause a Plan to acquire Additional Tier 1 Securities should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment and to confirm that such investment will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or the Code.

The transfer of Additional Tier 1 Securities to a Plan is in no respect a representation by the Group or any of its affiliates that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

VALIDITY OF THE ADDITIONAL TIER 1 SECURITIES

Our U.S. counsel, Davis Polk & Wardwell London LLP, will pass upon certain United States legal matters relating to the validity of the Additional Tier 1 Securities.  Our Scottish solicitors, Dundas & Wilson C.S. LLP, will pass upon certain matters of Scots law relating to the validity of the Additional Tier 1 Securities.

The validity of the Additional Tier 1 Securities offered and exchanged in this offering will be passed upon by our Scottish solicitors, Dundas & Wilson C.S. LLP, and by our U.S. counsel, Davis Polk & Wardwell London LLP.  Allen & Overy LLP will pass upon certain matters of U.S. law on behalf of the Dealer Managers.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Lloyds Banking Group plc Annual Report on Form 20-F for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INDEX TO FINANCIAL STATEMENTS

Please refer to page F-1 of our Annual Report on Form 20-F for the fiscal year ended December 31, 2013.

ISSUER

Lloyds Banking Group plc
25 Gresham Street
London EC2V 7HN

EXCHANGE AGENT

Lucid Issuer Services Limited
436 Essex Road
London N1 3QP
United Kingdom

Tel: +44 20 7704 0880
Fax: +44 20 7067 9098
email: lbg@lucid-is.com

Any questions or requests for assistance or additional copies of this prospectus may be directed to the Exchange Agent and any questions regarding the terms of the Exchange Offer may be directed to the Dealer Managers listed below.

GLOBAL COORDINATORS AND JOINT LEAD DEALER MANAGERS

BofA Merrill Lynch

Merrill Lynch, Pierce Fenner & Smith Incorporated
214 North Tryon Street, 21st Floor
Charlotte, NC 28255
United States

In the United States:
U.S. Toll-Free: +1 (888) 292-0070
Collect: +1 (980) 683-3215
Attention: Debt Advisory

In Europe:
Tel: +44 (0)20 7995 3715 / +44 (0)20 7996 0867
Email: john.m.cavanagh@baml.com / karl.bystedtwikblom@baml.com
Attention: John Cavanagh/Karl Bystedt Wikblom

Goldman, Sachs & Co.

Goldman, Sachs & Co.
200 West Street
New York, NY 10282
United States

In the United States:
U.S. Toll-Free: +1 (800) 828-3182
Collect: +1 (212) 902-5183
Attention: Liability Management Group

In Europe:
Tel: +44 (0)20 7774 9682
Email: liabilitymanagement.eu@gs.com
Attention: Liability Management Group

JOINT LEAD DEALER MANAGERS

Barclays

Barclays Capital Inc.
Address: 745 Seventh Avenue,
New York, New York 10019
United States

In the United States:
U.S. Toll-Free:  +1 (800) 438-3242
Collect: +1 (212) 528-7581
Fax: +1 (646) 834-0584
Email:liability.management@barclays.com
Attention: Liability Management Group

In Europe:
Tel: +44(0) 20 3134 8515
Fax: +44(0) 20 7516 7379
Email: eu.lm@barclays.com
Attention: Liability Management Group

Lloyds Securities

Lloyds Securities Inc.
1095 Avenue of the Americas
New York, NY 10036
United States

In the United States:
U.S. Toll-Free: +1 (855) 400-6511
Collect: +1 (212) 827-3105
Email: Liability.Management@lbusa.com
Attention: Liability Management Group

Morgan Stanley

Morgan Stanley & Co. LLC
1585 Broadway, Floor 04
New York, NY 10036
United States

In the United States:
U.S. Toll-Free: +1 (800) 624-1808
Collect: +1 (212) 761-1057
Attention: Liability Management

In Europe:
Tel: +44 (0)20 7677 5040
Email: liabilitymanagementeurope@morganstanley.com
Attention: Liability Management Group

JOINT DEALER MANAGERS

BNP PARIBAS BNP Paribas Securities Corp. 787 Seventh Avenue New York, NY 10019 United States	Citigroup Citigroup Global Markets Inc. 388 Greenwich Street New York, NY 10013 United States	Deutsche Bank Securities Deutsche Bank Securities Inc. 60 Wall Street New York, NY 10005 United States

In the United States: U.S. Toll-Free: +1 (888) 210-4358 Collect: +1 (212) 841-3059 Email: liability.management@bnpparibas.com Attention: Liability Management Group	In the United States: U.S. Toll-Free: +1 (800) 558-3745 Collect: +1 (212) 723-6106 Attention: Liability Management Group	In the United States: U.S. Toll-Free: +1 (855) 287-1922 Collect +1 (212) 250-7527 Attention: Liability Management Group Email: US_Liability_Strategies_Team @list.db.com

In Europe: Tel: +44 (0)20 7595 8668 Email: liability.management@bnpparibas.com Attention: Liability Management Group	In Europe: Tel: +44 (0)20 7986 8969 Email: liabilitymanagement.europe@citi.com Attention: Liability Management Group	In Europe: Tel: +44 (0)20 7545 8011 Email: liability.management@db.com

HSBC

HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, New York 10018
Attention: Liability Management Group

In the United States:
U.S. Toll-Free: +1 (888) HSBC-4LM
Collect: +1 (212) 525-5552
Email: liability.management@hsbcib.com

In Europe:
Tel: +44 (0)20 7992 6237
Email: liability.management@hsbcib.com

J.P. Morgan Securities LLC

J.P. Morgan Securities LLC
383 Madison Avenue
New York, NY 10179
United States

In the United States:
US Toll-Free: +1 (866) 834-4666
Collect: +1 (212) 834-2494
Attention: Liability Management Group

In Europe:
Tel: +44 (0)20 7134 2468
Email: EMEA_LM@jpmorgan.com

UBS Investment Bank

UBS Limited
1 Finsbury Avenue
London EC2M 2PP
United Kingdom

In the United States:
U.S. Toll-Free: +1 (888) 719-4210
Collect: +1 (203) 719-4210
Attention: Liability Management Group

In Europe:
Tel: +44 (0)20 7567 0525
Email: mark-t.watkins@ubs.com; mahmoud.abdelaal@ubs.com
Attention: Liability Management Group

LEGAL ADVISERS

To Lloyds Banking Group plc

As to English law Linklaters LLP One Silk Street London EC2Y 8HQ United Kingdom	As to U.S. law Davis Polk & Wardwell London LLP 99 Gresham Street London EC2V 7NG United Kingdom	As to Scots law Dundas & Wilson C.S. LLP Saltire Court 20 Castle Terrace Edinburgh EH1 2EN Scotland

To the Dealer Managers

As to English and U.S. law
Allen & Overy LLP
One Bishops Square
London E1 6AD
United Kingdom

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

Except as hereinafter set forth, there is no provision of the Memorandum and Articles of Association of LBG, or any contract, arrangement, agreement or statute under which any director or officer of LBG is insured or indemnified in any manner against any liability that he may incur in his capacity as such.

Deeds of Indemnity

LBG has entered into Deeds of Indemnity with the directors and certain officers of LBG that, subject to certain conditions precedent and limitations, in consideration for such director or officer continuing in or accepting office as a director or officer of (i) LBG, (ii) a subsidiary undertaking or holding company of LBG, or a subsidiary undertaking of LBG’s holding company or (iii) any undertaking in which such director or officer is acting as officer, employee, trustee or agent at LBG’s request, LBG will indemnify the director or officer against any liability, including (without limitation) any costs and expenses, incurred by, or attaching to, the director or officer in connection with any negligence, default, breach of duty or breach of trust by the director in relation to LBG or any associated company (as described in clauses (ii) and (iii) above) or in the actual or purported execution and/or discharge of his duties and/or the actual or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office as an employee, officer, trustee or agent of LBG or any associated company (as described in clauses (ii) and (iii) above).

Articles 140, 141 and 142 of LBG’s Articles of Association provide:

Article 140 Indemnity

140.1 Subject to the provisions of, and so far as may be permitted by and consistent with, the statutes, any person who is or was at any time a director, officer, employee or trustee of LBG or of any associated company or organization may be indemnified by LBG out of its own funds against (a) any liability incurred by or attaching to him in connection with any negligence, default, breach of duty or breach of trust by him in relation to LBG or any associated company or organization; and (b) any other liability incurred by or attaching to him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or offices.

140.2 Where any such person is indemnified against any liability in accordance with article 140.1, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.

Article 141 Insurance

141.1 Without prejudice to article 140 above, the directors shall have power to purchase and maintain insurance for or for the benefit of any person who is or was at any time a director, officer, employee or trustee of LBG or of any associated company or organization, including insurance against any liability incurred by or attaching to him in respect of any act or omission in the actual or purported execution and/or discharge of his duties and/or in the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or offices in relation to LBG or any associated company or organization (and all costs, charges, losses, expenses and liabilities incurred by him in relation thereto).

Article 142 Defense Expenditure

142.1 Subject to the provisions of, and so far as may be permitted by and consistent with, the statutes, LBG (i) may provide any person who is or was at any time a director, officer, employee or trustee of LBG or of any associated company or organization with funds to meet expenditure incurred or to be incurred by him in defending any criminal or civil proceedings in connection with any negligence, default, breach of duty or breach of trust by him in relation to LBG or any associated company or organization or in connection with any application for relief from liability under the statutes, and (ii) may do anything to enable any such a person to avoid incurring such expenditure.

142.2 Subject to the provisions of, and so far as may be permitted by and consistent with, the statutes, LBG (i) may provide any person who is or was at any time a director, officer, employee or trustee of LBG or of any associated company or organization with funds to meet expenditure incurred or to be incurred by him in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to LBG or any associated company or organization, and (ii) may do anything to enable any such a person to avoid incurring such expenditure.

142.3 For the purpose of articles 140 to 142 an “associated company or organization” is any company or other body, whether or not incorporated, (i) which is LBG’s holding company or (ii) in which LBG or its holding company or any of the predecessors of LBG or of such holding company has any interest, whether direct or indirect, or (iii) which is in any way allied to or associated with LBG or its holding company or any of the predecessors of LBG or of such holding company (including any pension fund or employees’ share scheme in which any employees of LBG or of any associated company or organization are interested and any company acting as trustee for such pension fund or share scheme) or (iv) which is a subsidiary undertaking of any person mentioned in (iii) or (v) to which directors, officers, employees or trustees of LBG or of any subsidiary undertaking or any holding company of LBG are permitted by LBG or any subsidiary undertaking or any holding company of LBG to lend their services; and “person” shall include any natural person, partnership, other unincorporated association or body corporate.

Section 232 of the Companies Act 2006 provides:

(1) Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2) Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by–

(a) section 233 (provision of insurance),

(b) section 234 (qualifying third party indemnity provision), or

(c) section 235 (qualifying pension scheme indemnity provision).

(3) This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4) Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.

Section 233 of the Companies Act 2006 provides:

Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

Section 234 of the Companies Act 2006 provides:

(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2) Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company.

Such provision is qualifying third party indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against:

(a) any liability of the director to pay:

(i) a fine imposed in criminal proceedings, or

(ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b) any liability incurred by the director:

(i) in defending criminal proceedings in which he is convicted, or

(ii) in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

(iii) in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4) The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.

(5) For this purpose:

(a) a conviction, judgment or refusal of relief becomes final:

(i) if not appealed against, at the end of the period for bringing an appeal, or

(ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b) an appeal is disposed of:

(i) if it is determined and the period for bringing any further appeal has ended, or

(ii) if it is abandoned or otherwise ceases to have effect.

(6) The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).

Section 1157 of the Companies Act 2006 provides:

(1) If in proceedings for negligence, default, breach of duty or breach of trust against:

(a) an officer of a company, or

(b) a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2) If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust–

(a) he may apply to the court for relief, and

(b) the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.

In addition, LBG has obtained directors’ and officers’ insurance coverage, which, subject to policy terms and limitations, includes coverage to reimburse LBG for amounts that it may be required or permitted by law to pay directors or officers of LBG and its consolidated subsidiaries.

LBG will agree to indemnify our authorized representative in the United States from and against certain directors’ and officers’ liabilities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors, officers or persons controlling LBG pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Undertakings.

(a)      The undersigned registrant hereby undertakes:

(1)    To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total U.S. dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)      The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)      The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Lloyds Banking Group plc has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom, on the 6th day of March, 2014.

LLOYDS BANKING GROUP plc
By:	/s/ António Horta-Osório
Name: António Horta-Osório
Title: Group Chief Executive

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A. Magasiner, V. Savadia, E.F.G. Short, R.D. Shrimpton, S. Sofat, R. Warren and each of them (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act, as amended, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ António Horta-Osório
António Horta-Osório	(Group Chief Executive)	6th day of March, 2014

/s/ George Culmer
George Culmer	(Group Finance Director)	6th day of March, 2014

/s/ Sir Winfried Bischoff
Sir Winfried Bischoff	(Chairman) (1)	6th day of March, 2014

/s/ Juan Colombás
Juan Colombás	(Executive Director and Chief Risk Officer)	6th day of March, 2014

/s/ David Roberts
David Roberts	(Deputy Chairman)	6th day of March, 2014

/s/ Lord Blackwell
Lord Blackwell	(Independent Director Chairman elect) (1)	6th day of March, 2014

/s/ Carolyn Fairbairn
Carolyn Fairbairn	(Non-Executive Director)	6th day of March, 2014

/s/ Anita Frew
Anita Frew	(Non-Executive Director)	6th day of March, 2014

/s/ Nicholas Luff
Nicholas Luff	(Non-Executive Director)	6th day of March, 2014

/s/ Anthony Watson CBE
Anthony Watson CBE	(Non-Executive Director)	6th day of March, 2014

/s/ Sara Weller
Sara Weller	(Non-Executive Director)	6th day of March, 2014

/s/ Dyfrig John CBE
Dyfrig John CBE	(Non-Executive Director)	6th day of March, 2014

/s/ Kevin P. McKendry
Kevin P. McKendry	(Authorized U.S. Representative)	6th day of March, 2014

(1)	Lord Blackwell will succeed Sir Winfried Bischoff as Chairman with effect from April 3, 2014 when Sir Winfried will retire from the Group.

EXHIBIT INDEX

Number	Description

3.1*	Memorandum and articles of association of Lloyds Banking Group plc (previously filed with the SEC on Form 20-F for the year ended December 31, 2009, dated May 13, 2010)

4.1	Capital Securities Indenture between Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon acting through its London Branch, dated as of March 6, 2014

4.2	Form of First Supplemental Indenture to the Capital Securities Indenture between Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon acting through its London Branch

4.3
Amended and Restated Deposit Agreement among Lloyds Banking Group plc, The Bank of New York Mellon and all holders from time to time of American Depositary Receipts issued thereunder, including the Form of the American Depositary Receipt (previously filed in preliminary form as an Exhibit to the Registration Statement on Form F-6 filed on January 20, 2010, Registration No. 333-164429)

5.1	Opinion of Dundas & Wilson C.S. LLP, Scottish solicitors to Lloyds Banking Group plc regarding the validity of the Additional Tier 1 Securities and the Ordinary Shares being registered

5.2	Opinion of Davis Polk & Wardwell London LLP, U.S. counsel to Lloyds Banking Group plc regarding the validity of the Additional Tier 1 Securities

10.1
Trust Deed dated December 1, 2009 among LBG Capital No. 1 plc, LBG Capital No. 2, Lloyds Bank plc, Lloyds Banking Group plc and BNY Corporate Trustee Services Limited related to, among others, the Series 1 ECNs

10.2
Supplemental Trust Deed dated December 10, 2009 among LBG Capital No. 1 plc, Lloyds Bank plc, Lloyds Banking Group plc and BNY Corporate Trustee Services Limited related to the Series 1 ECNs, including the Pricing Schedule relating to the Series 1 ECNs

10.3	Deed Poll dated December 1, 2009, entered into by LBG related to, among others, the Series 1 ECNs

10.4
Trust Deed dated December 1, 2009 among LBG Capital No. 1 plc, LBG Capital No. 2, Lloyds Bank plc, Lloyds Banking Group plc and BNY Corporate Trustee Services Limited related to, among others, the Series 2 ECNs, Series 3 ECNs and Series 4 ECNs under the £5,000,000,000 Enhanced Capital Note Programme

10.5	Deed Poll dated December 1, 2009, entered into by LBG related to, among others, Series 2 ECNs, Series 3 ECNs and Series 4 ECNs under the £5,000,000,000 Enhanced Capital Note Programme

10.6	Final Terms dated December 14, 2009 in respect of the Series 2 ECNs

10.7	Final Terms dated December 16, 2009 in respect of the Series 3 ECNs

10.8	Final Terms dated March 17, 2010 in respect of the Series 4 ECNs

12	Statement of Computation of Ratio of Earnings to Fixed Charges (previously filed on Form 6-K on March 5, 2014 and incorporated herein by reference).

21	List of subsidiaries of Lloyds Banking Group plc

23.1	Consent of Dundas & Wilson C.S. LLP (contained in their opinion filed as Exhibit 5.1)

23.2	Consent of Davis Polk & Wardwell London LLP (contained in their opinion filed as Exhibit 5.2)

23.3	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney regarding Lloyds Banking Group plc (included on signature page to the registration statement)

25.1
Statement of Eligibility for the Capital Securities Indenture between Lloyds Banking Group plc, as Issuer, and The Bank of New York Mellon acting through its London Branch, as Indenture Trustee and referenced above as Exhibit 4.1